                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                             IBASIS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /        No fee required.
/X/        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                COMMON STOCK, PAR VALUE $0.001 PER SHARE
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                UP TO 8,564,999 SHARES OF COMMON STOCK
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                $4.25 ESTIMATED BASED ON THE AVERAGE HIGH AND LOW SALE
                PRICE OF THE REGISTRANT'S COMMON STOCK REPORTED BY THE
                NASDAQ NATIONAL MARKET ON JANUARY 11, 2001
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                $74,901,245
                ----------------------------------------------------------
           (5)  TOTAL FEE PAID:
                $16,480
                ----------------------------------------------------------
/ /        FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.
/ /        CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY
           EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH
           THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS
           FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR
           SCHEDULE AND THE DATE OF ITS FILING.
           (1)  AMOUNT PREVIOUSLY PAID:
                ----------------------------------------------------------
           (2)  FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:
                ----------------------------------------------------------
           (3)  FILING PARTY:
                ----------------------------------------------------------
           (4)  DATE FILED:
                ----------------------------------------------------------

                                     [LOGO]

Fellow Stockholders:

    iBasis, Inc. and PriceInteractive, Inc. have entered into a merger agreement pursuant to which PriceInteractive, Inc. will be merged with and into a wholly-owned subsidiary of iBasis. The board of directors of iBasis is seeking your approval of the issuance of shares of iBasis common stock in connection with this important transaction. The board of directors and stockholders of PriceInteractive have already approved the merger and the merger agreement, and certain shareholders of iBasis who held, in the aggregate, approximately 29.6% of the outstanding shares of iBasis common stock on the record date referred to below, have agreed with PriceInteractive to vote their shares in favor of the issuance of the shares in the merger. We are sending you this proxy statement to describe the proposed merger.

    As more fully described in this proxy statement, as a result of the merger, iBasis expects to issue an aggregate of approximately 10,232,974 shares of iBasis common stock, and approximately $46.0 million in cash, to the holders of the issued and outstanding capital stock of PriceInteractive and "vested" options to acquire PriceInteractive common stock. The actual number of shares of iBasis common stock issued upon the closing of the merger will be subject to increase on a proportional basis if the number of outstanding iBasis shares on a fully-diluted basis, as provided in the merger agreement, increases prior to the effective time of the merger, and may also be increased in the sole discretion of the board of directors of iBasis, if it determines it is necessary to do so to obtain "reorganization" tax treatment for the transaction. iBasis will also assume all outstanding unvested options to purchase PriceInteractive common stock up to a maximum number, which will become options to purchase iBasis common stock and cash in the same ratio as the outstanding shares of PriceInteractive stock convert into iBasis common stock and cash. In the event that the maximum number of such options become exercisable and are exercised, iBasis would issue an additional 978,041 shares of iBasis common stock, based on the $4.56 per share closing price on January 5, 2001, and approximately $4.2 million in cash upon exercise thereof. The number of shares issuable upon exercise of options to be assumed will also increase if the number of shares to be issued at the closing of the merger increases, or if the market price of the iBasis common stock changes. In the event that the board of directors elects to increase the number of shares to be issued at the closing of the merger, you will not have an opportunity to vote again on this transaction.

    iBasis' common stock is traded on the Nasdaq Stock Market under the trading symbol "IBAS". On January 11, 2001, our common stock closed at approximately $4.25 per share. Based on the $6.69 closing price per share of iBasis common stock on December 12, 2000, the last full day of trading prior to the public announcement of the proposed merger, the total value of the consideration, in cash and stock, to be received at closing would be $114.0 million. Based on the number of shares of iBasis' common stock outstanding as of December 31, 2000, following the merger, assuming no exercise of presently outstanding iBasis stock options or options to purchase PriceInteractive stock, including options that will be assumed by iBasis in the merger, and no increase in the number of shares issued at closing, the shares of iBasis common stock owned by PriceInteractive stockholders will represent approximately 23% of the outstanding common stock of iBasis.

    In connection with the proposed merger, and for other reasons discussed in this proxy statement, the iBasis board of directors is also asking you to approve an amendment to our 1997 Stock Incentive Plan in order to increase the number of shares of common stock that may be issued under the plan.

    The board of directors of iBasis has unanimously approved the merger and recommends that you vote "FOR" the issuance of shares of iBasis common stock pursuant to the merger agreement and "FOR" the amendment to the 1997 Stock Incentive Plan. We cannot complete the merger or ratify the amendment to the 1997 Stock Incentive Plan unless a majority of the iBasis stockholders present at the meeting and entitled to vote, approve the issuance of shares of iBasis common stock pursuant to the merger agreement and the amendment. This proxy statement provides you with detailed information about the merger and the amendment to the 1997 Stock Incentive Plan. We encourage you to read this proxy statement carefully.

    The date and time of the special meeting is as follows:

DATE:             , 2001
TIME:             9 A.M.
PLACE:            20 SECOND AVE.
                  BURLINGTON, MA 01803

    Your vote is very important, regardless of the number of shares you own. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE TAKE THE TIME TO VOTE BY COMPLETING AND MAILING THE ENCLOSED PROXY CARD.

[LOGO]

Ofer Gneezy

  PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                  IBASIS, INC.
                            ------------------------

                    NOTICE OF SPECIAL STOCKHOLDERS' MEETING

DATE:             , 2001
TIME:             9 A.M.
PLACE:            20 SECOND AVE.
                  BURLINGTON, MA
                  01803

                            ------------------------

To the Stockholders of iBasis, Inc.:

    Notice is hereby given that a special meeting of stockholders of iBasis,
Inc. will be held on             , 2001 at 9 a.m. at the offices of iBasis, Inc.
located at 20 Second Ave, Burlington, Massachusetts. At the meeting you will be asked to consider and vote on:

1. The approval of the issuance of shares of iBasis common stock pursuant to an Agreement and Plan of Merger and Reorganization among iBasis, Inc., PriceInteractive, Inc., a majority of PriceInteractive's stockholders and Penguin Acquisition Corp., a wholly owned subsidiary of iBasis, whereby (i) PriceInteractive will be merged with and into Penguin Acquisition Corp.,
    (ii) iBasis will issue an aggregate of approximately 10,232,974 shares of iBasis common stock, such number subject to increase on a proportional basis if the number of outstanding shares of iBasis common stock on a fully-diluted basis, as provided in the merger agreement, increases between the date of this proxy statement and the effective time of the merger, or in the sole discretion of iBasis' board of directors, if it determines that it is necessary to do so to obtain "reorganization" tax treatment for the transaction, and approximately $46.0 million in cash to the holders of the issued and outstanding capital stock of PriceInteractive and "vested" options to acquire PriceInteractive Stock, with such cash and stock issued in respect of options being distributed upon the exercise of these options,
    (iii) iBasis will assume up to a maximum number of outstanding unvested options to purchase PriceInteractive stock, which will become options to purchase iBasis common stock and cash in the same ratio as the outstanding shares of PriceInteractive convert into iBasis common stock and cash, and
    (iv) Daniel J. Price will be appointed to the Board of Directors of iBasis to fill a vacancy;

2. The approval of an increase in the aggregate number of shares of iBasis common stock that may be issued or transferred pursuant to options or restricted stock awards under iBasis' 1997 Stock Incentive Plan from 5,700,000 shares to 9,000,000 shares; and

3. Such other business as may properly come before the iBasis special meeting or any adjournments or postponements, including potential postponements or adjournments for the purpose of soliciting additional proxies in order to approve the above proposals.

    The iBasis board of directors has carefully considered the terms of the proposed merger and has determined that the terms of the merger agreement are fair and in the best interests of iBasis and its stockholders. The iBasis board of directors has unanimously approved the merger agreement and recommends that you vote "FOR" the approval of the issuance of shares of iBasis common stock pursuant to the merger agreement. In additional, the iBasis board of directors has unanimously approved the amendment to the 1997 Stock Incentive Plan and recommends that you vote "FOR" the ratification of such approval.

    Only holders of record of voting shares of iBasis common stock at the close of business on December 29, 2000, the record date for the iBasis special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting. All costs associated with the solicitation of your vote will be borne by iBasis. Each of the approval of the issuance of shares of iBasis common stock pursuant to the merger agreement and the ratification of the amendment to the 1997 Stock Incentive Plan will require the affirmative vote of a majority of the shares of iBasis common stock entitled to vote and present at the special meeting.

    WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY VOTE IN PERSON AT THE SPECIAL MEETING, EVEN IF YOU HAVE RETURNED A PROXY.

                                                       By order of the board of directors of iBasis,
                                                       Inc.

                                                            [LOGO]
                                                            JONATHAN DRALUCK, SECRETARY

Burlington, Massachusetts
         , 2001

                               TABLE OF CONTENTS

THE SPECIAL MEETING.........................................    1
  Time & Place..............................................    1
  Purpose...................................................    1
  Record Date...............................................    1
  Quorum....................................................    1
  Proxies...................................................    2
  Solicitation of Proxies...................................    2
QUESTIONS AND ANSWERS ABOUT THE MERGER......................    3
PROPOSAL NO. 1--ISSUANCE OF SHARES IN THE MERGER............    5
Summary of the Transaction..................................    5
Selected Financial Data of iBasis...........................   10
Selected Financial Data of PriceInteractive.................   11
Selected Unaudited Pro Forma Condensed Combined Financial      13
  Information...............................................
Comparative Per Share Data iBasis and PriceInteractive......   14
Market Price and Dividend Data of iBasis and                   15
  PriceInteractive..........................................
The Merger..................................................   16
  Background of the Merger..................................   16
  Reasons for the Merger....................................   18
  Recommendation of the Boards of Directors.................   18
  Interests of Directors and Management of iBasis in the       22
    Merger..................................................
  Effective Time of the Merger..............................   22
  Material United States Federal Income Tax Consequences....   22
  Accounting Treatment......................................   23
  Regulatory Approvals......................................   24
  Listing of Shares of iBasis Common Stock on the Nasdaq       24
    Stock Market............................................
  Appraisal Rights..........................................   24
Opinion of Robertson Stephens, Inc..........................   24
The Merger Agreement........................................   31
  General; Conversion of Shares.............................   31
  Board of Directors and Certificate of Incorporation.......   32
  Exchange Of Shares........................................   32
    Surrender of Shares of PriceInteractive Stock...........   32
    Dissenting Shares.......................................   32
    Distributions with Respect to Unexchanged Shares........   32
    No Further Ownership Rights in PriceInteractive stock...   32
    Fractional Shares.......................................   33
  Treatment of PriceInteractive Options.....................   33
  Representations and Warranties............................   33
  Covenants.................................................   34
  Additional Agreements.....................................   37
    Non-Negotiable Convertible Subordinated Promissory         37
     Note...................................................
    Amended and Restated Registration Rights Agreement......   37
    Amended and Restated Stockholders Agreement.............   37
    iBasis Registration Rights Agreement....................   37
    Escrow Agreement........................................   38
    iBasis Voting Agreement.................................   38
    Lock-up Agreement.......................................   38
    Non-competition and Non-solicitation Agreement..........   38

  Conditions................................................   38
  Stockholder Representatives...............................   40
  Indemnification...........................................   40
  Termination...............................................   41
The Escrow Agreement........................................   42
The Voting Agreement........................................   43
The Registration Rights Agreement...........................   43
Management's Discussion and Analysis of Financial Condition    44
  and Results of Operations of PriceInteractive.............
PriceInteractive Disclosure on Market Risk..................   49
Information Concerning PriceInteractive.....................   50
Principal Stockholders of iBasis............................   53
Principal Stockholders of PriceInteractive..................   55

PROPOSAL NO. 2--RATIFICATION OF ADOPTION AND APPROVAL OF       57
  AMENDMENT TO 1997 STOCK INCENTIVE PLAN....................
Financial Statements........................................  F-1

ATTACHMENTS
Appendix A-- Merger Agreement
Appendix B--Escrow Agreement
Appendix C--Voting Agreement
Appendix D--Opinion of Robertson Stephens, Inc.
Appendix E--1997 Stock Incentive Plan
Form of iBasis Proxy Card

                                     [LOGO]

    This Proxy Statement is being furnished to the stockholders of iBasis, Inc.,
in connection with a special meeting of stockholders to be held on             ,
2001, at 9 a.m. at the corporate offices of iBasis which are located at 20 Second Avenue, Burlington, Massachusetts, and at any adjournments or postponements of that special meeting. At the special meeting, the stockholders of iBasis will consider and vote upon the following proposals:

1. The approval of the issuance of shares of iBasis common stock pursuant to an Agreement and Plan of Merger and Reorganization among iBasis, Inc., PriceInteractive, Inc., a majority of PriceInteractive's stockholders and Penguin Acquisition Corp., a wholly owned subsidiary of iBasis, whereby (i) PriceInteractive will be merged with and into Penguin Acquisition Corp.,
    (ii) iBasis will issue an aggregate of approximately 10,232,974 shares of iBasis common stock, such number subject to increase on a proportioal basis if the number of outstanding shares of iBasis common stock on a fully-diluted basis, as provided in the merger agreement, increases between the date of this proxy statement and the effective time of the merger, or in the sole discretion of iBasis' board of directors, if it determines that it is necessary to do so to obtain "reorganization" tax treatment for the transaction, and approximately $46.0 million in cash to the holders of the issued and outstanding capital stock of PriceInteractive and "vested" options to acquire PriceInteractive Stock, with such cash and stock issued in respect of options being distributed upon the exercise of these options,
    (iii) iBasis will assume up to a maximum number of outstanding unvested options to purchase PriceInteractive stock, which will become options to purchase iBasis common stock and cash in the same ratio as the outstanding shares of PriceInteractive convert into iBasis common stock and cash, and
    (iv) Daniel J. Price will be appointed to the Board of Directors of iBasis to fill a vacancy;

2. The approval of an increase in the aggregate number of shares of iBasis common stock that may be issued or transferred pursuant to options or restricted stock awards under iBasis' 1997 Stock Incentive Plan from 5,700,000 shares to 9,000,000 shares; and

3. Such other business as may properly come before the iBasis special meeting or any adjournments or postponements, including potential postponements or adjournments for the purpose of soliciting additional proxies in order to approve the above proposals.

    RECORD DATE. iBasis has established the close of business on December 29, 2000, as the record date to determine iBasis stockholders entitled to vote at the special meeting. At the close of business on the record date, 34,201,833 shares of iBasis common stock were outstanding and entitled to vote at the special meeting, and were held by approximately 332 record holders. These iBasis shares constitute the only outstanding class of iBasis voting securities. Each holder of a share of iBasis common stock is entitled to one vote on the merger agreement. Votes may be cast at the meeting in person or by proxy.

    QUORUM. The presence at the special meeting, either in person or by proxy, of a majority of the iBasis common shares outstanding on the record date is necessary to constitute a quorum to transact business at that meeting. If a quorum is not present, it is expected that the special meeting will be adjourned or postponed in order to solicit additional proxies.

    Abstentions will be counted solely for the purpose of determining whether a quorum is present.

    VOTE REQUIRED. Each of the approval of the issuance of shares of iBasis common stock pursuant to the merger agreement and the ratification of the amendment to the 1997 Stock Incentive Plan will require the affirmative vote of a majority of the shares of iBasis common stock present at the special meeting and entitled to vote. Failure to vote or broker "non-votes" will not be deemed to be cast either "FOR" or "AGAINST" the proposals. Because approval of the issuance of shares pursuant to the merger agreement requires the affirmative vote of a majority of the shares present at the special meeting and entitled to vote, abstentions will have the effect of a vote cast "AGAINST" a proposal.

    iBasis' directors and executive officers owned, as of the record date, approximately 10.6 million shares of iBasis common stock, which represented approximately 30.9% of the outstanding shares of iBasis common stock. As a condition to PriceInteractive's willingness to enter into the merger agreement, certain iBasis stockholders holding, in the aggregate, approximately 29.6% of the outstanding shares of iBasis common stock on the record date have agreed to vote their shares "FOR" the merger agreement. This voting agreement is described more fully in the section entitled "The Voting Agreement."

    PROXIES. iBasis shares represented by properly executed proxies, if such proxies are received in time and are not revoked, will be voted in accordance with instructions indicated on the proxies. If no instructions are indicated, those proxies will be voted "FOR" approval of each of the proposals, and as determined by iBasis' board of directors as to any other matter that may properly come before the special meeting. In the event that a quorum is not present at the time the special meeting is convened, iBasis may postpone the meeting or may adjourn the meeting with or without a vote of stockholders. If iBasis proposes to postpone or adjourn the special meeting by a vote of stockholders, the persons named in the enclosed form of proxy will vote all iBasis shares for which they have voting authority in favor of a postponement or adjournment. However, those persons will not vote any iBasis shares for which they have been instructed to vote against the approval of the issuance of shares of iBasis common stock pursuant to the merger agreement or the amendment to the 1997 Stock Incentive Plan in favor of that postponement or adjournment.

    Any iBasis stockholder that executes and returns a proxy may revoke it at any time prior to the voting of the proxies by giving written notice to the secretary of iBasis, by executing a later dated proxy, or by attending the iBasis special meeting and voting in person.

    All written notices of revocation and other communications with respect to revocation of proxies should be addressed to iBasis, 20 Second Ave., Burlington, MA, 01803, Attention: Investor Relations. A proxy appointment will not be revoked by death or incapacity of the iBasis stockholder executing the proxy unless, before the shares are voted, notice of such death or incapacity is filed with iBasis' secretary or other person responsible for tabulating votes on iBasis' behalf.

    Your attendance at the special meeting will not by itself constitute revocation of your proxy--you must also vote in person at the special meeting.

    SOLICITATION OF PROXIES. iBasis will pay all expenses incurred in connection with the printing and mailing of this proxy statement to iBasis' stockholders and the fees related to the filing of this proxy statement with the
SEC. It is expected that approximately $     will be spent in connection with
the solicitation of iBasis' stockholders.

    All information concerning iBasis contained in this Proxy Statement has been furnished by iBasis and all information concerning PriceInteractive, Inc. has been furnished by PriceInteractive. iBasis has warranted to PriceInteractive, and PriceInteractive has warranted to iBasis, that the particular information furnished by them does not contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading

    This proxy statement is dated             , 2001, and was first mailed to
stockholders of iBasis on or about             , 2001.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHAT IS THE PROPOSED MERGER?

A PriceInteractive, Inc. will merge with and into a wholly owned subsidiary of iBasis. As a result, the separate corporate existence of PriceInteractive will cease, and PriceInteractive stockholders and holders of vested options to purchase PriceInteractive common stock will exchange their shares of PriceInteractive capital stock or options for their proportional share of approximately 10,232,974 shares of iBasis common stock and approximately $46.0 million in cash, with the cash and stock issued in respect of options being distributed upon the exercise of these options. The actual number of shares of iBasis common stock issued upon the closing of the merger will be subject to increase on a proportional basis if the number of outstanding iBasis shares on a fully-diluted basis, as provided in the merger agreement, increases prior to the effective time of the merger. In addition, iBasis will assume up to a maximum number of outstanding unvested options to purchase PriceInteractive stock, the exercise of all of which after the closing of the merger would require iBasis to issue an additional 978,041 shares of iBasis common stock, based upon the $4.56 per share closing price on January 5, 2001, and approximately $4.2 million in cash. Further, iBasis has the right, exercisable in the sole discretion of its board of directors, to increase the number of shares of iBasis common stock to be issued to the PriceInteractive stockholders at the closing of the merger. iBasis does not currently intend to exercise this right, although it may choose to do so if it determines that it is necessary to do so to obtain "reorganization" tax treatment for the transaction. Any increase in the number of shares issued at the closing of the merger, or a change in the market price of iBasis common stock, would also result in an increase in the number of shares issuable upon the exercise of options assumed by iBasis. In the event that the iBasis board of directors elects to increase the number of shares of stock issued in the transaction, you will not have an opportunity to vote again on the transaction.

Q: WHY IS IBASIS PROPOSING TO ACQUIRE PRICEINTERACTIVE?

A: The acquisition of PriceInteractive is an important step in iBasis' strategy to enhance the capabilities of its global voice Internet telephony infrastructure with new, speech-enabled services that combine the power of the Internet with the convenience, simplicity and ubiquity of the phone.

Q: WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this proxy statement, please complete and sign your proxy and return it in the enclosed return envelope as soon as possible, so that your shares may be represented and voted at the iBasis special meeting of stockholders. If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote FOR the issuance of shares of iBasis common stock pursuant to the merger agreement and the proposed amendment to iBasis' 1997 Stock Incentive Plan. If you do not attend the special meeting and you do not return your proxy card, it will have no effect on the adoption of the merger agreement or the ratification of the amendment to our stock incentive plan.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to the secretary of iBasis at the address set forth in the answer to the last question below. Third, you can attend the special meeting and vote in person.

Q: HOW DOES THE IBASIS BOARD OF DIRECTORS RECOMMEND I VOTE MY SHARES?

A: After considering all of the factors and risks associated with the merger, the iBasis board of directors concluded that the terms of the merger and the amendment of the stock incentive plan, are fair to, and in the best interests of, the stockholders, and the board recommends that you vote your shares in favor of the issuance of shares of iBasis common stock pursuant to the merger agreement and the amendment of the stock incentive plan.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We expect to complete the merger in the first quarter of 2001. However, because the merger is subject to governmental approvals, we cannot predict the exact timing.

Q: IS THE MERGER TAXABLE?

A: iBasis expects that, for U.S. federal income tax purposes, the merger will not cause iBasis, PriceInteractive, or Penguin Acquisition Corp., the wholly-owned subsidiary of iBasis into which PriceInteractive will merge, to recognize any gain or loss. We describe the material U.S. federal income tax consequences of the merger in more detail elsewhere in this proxy statement. For a discussion of the federal income tax consequences of the merger, please see the section entitled "The Merger--Material United States Federal Income Tax Consequences" elsewhere in this proxy statement.

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the merger or the related amendment to the stock incentive plan or if you need additional copies of this proxy statement, you should contact:

                             iBasis, Inc.
                             Attn.: Jonathan Draluck, General Counsel
                             20 Second Ave.
                             Burlington, MA 01803
                             Tel.: (781) 505-7500

               PROPOSAL NO. 1:  ISSUANCE OF SHARES IN THE MERGER

                           SUMMARY OF THE TRANSACTION

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO BETTER UNDERSTAND THE PROPOSED MERGER AND ISSUANCE OF SHARES OF IBASIS COMMON STOCK, YOU SHOULD READ CAREFULLY THIS ENTIRE PROXY STATEMENT AND THE DOCUMENTS TO WHICH WE HAVE REFERRED YOU. WE HAVE SOMETIMES INCLUDED PAGE REFERENCES OR SECTION REFERENCES TO DIRECT YOU TO MORE COMPLETE DESCRIPTIONS OF THE TOPICS PRESENTED IN THIS SUMMARY.

THE COMPANIES

    IBASIS, INC.

    We are a leading provider of high quality Internet telephony services that enable telecommunications carriers and other communications service providers to offer international voice, fax and other value-added applications over the Internet. By outsourcing international communications services to us, our customers are able to lower costs, generate new revenue and extend their business into Internet-based services quickly, while maintaining service quality comparable to that of traditional voice networks. Substantially all of our revenue to date has come from fees we charge our customers to carry voice and fax traffic over the iBasis Network, our international telecommunications network. We have not been profitable since inception, and there can be no assurance that we will ever be profitable.

    We provide telecommunications carriers and other communications service providers with access to the iBasis Network through "Internet branch offices" strategically located in major cities in Asia, Latin America, Europe and Africa. Internet branch offices are composed of gateways, which digitize, compress and packetize voice and fax transmissions at both the originating and terminating points and enable calls to be routed via the Internet.

    iBasis, Inc. is a Delaware corporation organized in 1996. We changed our name to iBasis, Inc. from VIP Calling, Inc. in July 1999. Our principal executive offices are located at 20 Second Avenue in Burlington, Massachusetts and our telephone number is (781) 505-7500. Our Website is located at WWW.IBASIS.NET. Information contained on our Website should not be considered a part of this proxy statement.

    PRICEINTERACTIVE, INC.

    Founded in 1997, PriceInteractive is a recognized speech application service provider to Fortune 500 enterprises, telecommunications carriers and operators of e-commerce sites and portals. PriceInteractive's mission is to voice-enable the Internet economy by rapidly extending Web-based applications to telephones and wireless devices.

    PriceInteractive recently announced its high capacity flagship service, SpeechPort, which makes available "Web-bound" content, customer relationship management applications and e-commerce opportunities to wireless and fixed telephones through an advanced speech recognition interface. PriceInteractive believes that SpeechPort is one of the first application service provider services specifically focused on bringing Web content to telephones and wireless devices. Initial customers include AT&T, Worldcom and MicroStrategy. PriceInteractive believes that SpeechPort enables ubiquitous access for a business' information in support of its e-business, e-commerce, e-customer relationship management, or ERP initiatives. Although the service is designed primarily to extend Web-based applications, it also provides the ability to extend legacy applications to the telephone. PriceInteractive also provides a line of interactive voice response services under the name IPort. IPort services accounted for approximately 87% of PriceInteractive's total revenue during the nine months ended September 30, 2000.

    PriceInteractive, Inc. is a Delaware corporation organized in 1997. PriceInteractive's principal executive offices are located at 11800 Sunrise Valley Drive, Suite 820 in Reston, Virginia and their telephone number is (703) 620-4700. The PriceInteractive Website is located at WWW.PRICEINTERACTIVE.COM.

Information contained on the PriceInteractive Website should not be considered a part of this proxy statement.

REASONS FOR THE MERGER (SEE PAGE 18)

    The iBasis board of directors considered a number of factors in determining to approve the merger.

    - The potential for iBasis to establish an immediate presence in the global market for value added telecom services;

    - The opportunity to diversify iBasis' revenue stream into high growth markets for value added services;

    - The products and services offered by the combined company are anticipated to increase demand for additional minutes of use across the global iBasis network; and

    - The potential to accelerate iBasis' profitability.

    To review these and other considerations in more detail, see "Reasons for the Merger" on page 18.

THE MERGER (SEE PAGE 16)

    iBasis and PriceInteractive have entered into a definitive agreement that provides for the merger of PriceInteractive with and into a wholly owned subsidiary of iBasis. As a result of the merger, the separate corporate existence of PriceInteractive will cease, but its business will be carried on by the wholly-owned subsidiary of iBasis. We encourage you to read the merger agreement, which is attached to this proxy statement as APPENDIX A, as it is the principal legal document that governs the merger.

    If the issuance of shares of iBasis common stock pursuant to the merger agreement is approved, as a result of the merger, PriceInteractive stockholders and holders of vested options to purchase PriceInteractive common stock will exchange their shares of PriceInteractive capital stock or options for their proportional share of approximately 10,232,974 shares of iBasis common stock, subject to increase on a proportional basis if the number of outstanding shares of iBasis common stock on a fully-diluted basis, as provided in the merger agreement, increases between the date of this proxy statement and the effective time of the merger, or in the sole discretion of iBasis' board of directors, if it determines that it is necessary to do so to obtain "reorganization" tax treatment for the transaction, and approximately $46.0 million in cash, with the cash and stock issued in respect of options being distributed upon the exercise of these options. In addition, iBasis will assume up to a maximum number of outstanding unvested options to purchase PriceInteractive stock, the exercise of all of which after the closing of the merger would require iBasis to issue an additional 978,041 shares of iBasis common stock, based on the $4.56 per share closing price on January 5, 2001, and approximately $4.2 million in cash. Any increase in the number of shares issued at the closing of the merger, or a change in the market price of the iBasis common stock, would also result in an increase in the number of shares issuable upon the exercise of options assumed by iBasis.

VOTE REQUIRED OF IBASIS STOCKHOLDERS (SEE PAGE 1)

    Under the rules and regulations of the Nasdaq Stock Market, the issuance of shares of iBasis common stock pursuant to the merger agreement must be approved by a majority of the shares of iBasis stock present and entitled to vote at the special meeting. iBasis stockholders holding in excess of 29.6% of the shares of iBasis common stock currently outstanding and entitled to vote have entered into a voting agreement with PriceInteractive. Under the terms of this voting agreement, these iBasis stockholders have agreed to vote their shares for the approval of the issuance of shares of iBasis common stock pursuant to the merger agreement. For more information, please see "The Voting Agreement" on page 43 of this proxy statement.

OWNERSHIP OF IBASIS FOLLOWING THE MERGER (SEE PAGE 31)

    PriceInteractive stockholders and holders of vested options to purchase PriceInteractive common stock will exchange their shares of PriceInteractive capital stock or options for their proportional share of approximately 10,232,974 shares of iBasis common stock, subject to increase on a proportional basis if the number of outstanding shares of iBasis common stock on a fully-diluted basis increases between the date of this proxy statement and the effective time of the merger, or in the sole discretion of iBasis' board of directors, if it determines that it is necessary to do so to obtain "reorganization" tax treatment for the transaction, and approximately $46.0 million in cash, with the cash and stock issued in respect of options being distributed upon the exercise of these options. In addition, iBasis will assume up to a maximum number of outstanding unvested options to purchase PriceInteractive stock, the exercise of all of which after the closing of the merger would require iBasis to issue an additional 978,041 shares of iBasis common stock, based on the $4.56 closing price per share on January 5, 2001, and approximately $4.2 million in cash. Based on the number of shares of iBasis common stock outstanding as of December 31, 2000, following the merger, assuming no exercise of presently outstanding iBasis stock options or options to purchase PriceInteractive stock, including options that will be assumed by iBasis in the merger, and assuming no increase in the number of shares issued by iBasis at the closing, the shares of iBasis common stock owned by PriceInteractive stockholders will represent approximately 23% of the outstanding common stock of iBasis.

CONDITIONS TO THE MERGER (SEE PAGE 38)

    iBasis and PriceInteractive are not obligated to complete the merger unless a number of conditions and events are satisfied and have occurred. As the conditions to complete the merger, in many cases, may be waived by the parties, stockholders should not unduly rely on the satisfaction of these conditions prior to, or even after, the completion of the merger. These conditions and events include the following:

    - the affirmative vote of the iBasis stockholders on the issuance of shares of iBasis common stock pursuant to the merger agreement has been obtained;

    - no more than 5% of the issued and outstanding PriceInteractive stock will have exercised dissenters' rights;

    - any applicable waiting periods under antitrust laws must expire or be terminated, and any other required government approvals must have been obtained;

    - a registration statement on Form S-3 registering the shares of iBasis common stock received in the merger for resale by the holders of such stock must have become effective under the Securities Act and must not be the subject of any stop order or proceedings seeking a stop order;

    - certain named employees of PriceInteractive must have entered into non-competition and non-solicitation agreements;

    - each PriceInteractive stockholder required to do so will have executed a lock-up agreement relating to sales of the iBasis common stock received in the merger;

    - the holders of certain options to purchase PriceInteractive stock that would not have become vested if not for the merger will have agreed to modify the terms of such options so that their vesting is not accelerated by the merger;

    - the existing employment agreements between PriceInteractive and certain of its employees will have been terminated and replaced by new employment agreements with iBasis;

    - no governmental orders or statutes, rules or regulations may have been enacted that would have the effect of making the merger illegal or otherwise prohibiting consummation of the merger;

    - the iBasis common stock to be issued in the merger must have been approved for listing on the Nasdaq Stock Market;

    - the representations and warranties of PriceInteractive and iBasis contained in the merger agreement must be true and correct at the time made and at the time of closing, except where the failures to be so would not have a material adverse effect;

    - no material adverse effect has occurred in either company, however, a decline in the market price of iBasis common stock alone is not considered to be a material adverse effect; and

    - both PriceInteractive and iBasis must have performed their obligations under the merger agreement in all material respects.

    As a further condition to closing, both PriceInteractive and iBasis must have received opinions of their respective tax counsel to the effect that the merger will be treated for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. The ability of tax counsel to issue these opinions will be based in large part on the merger meeting a "continuity of shareholder interest" test, which will in turn depend upon the value of the iBasis stock issuable to the PriceInteractive stockholders on the closing date. For more detail regarding the condition that iBasis receive this tax opinion and related tax issues, please see the section entitled "The Merger--Material United States Federal Income Tax Consequences" elsewhere in this proxy statement.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 41)

    Notwithstanding the approval of the merger agreement and/or of the merger by the board of directors and/or stockholders of PriceInteractive and/or iBasis, the merger agreement may be terminated at any time before the effective date by written agreement of iBasis and PriceInteractive.

    In addition, either iBasis or PriceInteractive may terminate the merger agreement by written notice to the other, if:

    - any restraining order, injunction, or other order issued by any court of competent jurisdiction, or other binding legal restraint or prohibition permanently preventing the consummation of the merger is at any time in effect for more than 20 consecutive days;

    - the effective time of the merger has not occurred on or before January 31, 2001, but only if the terminating party is not in material breach of the merger agreement; PROVIDED, that iBasis may extend the date beyond January 31, 2001, but not beyond March 31, 2001, if specified conditions are met; or

    - the other party has materially or willfully, in the case of PriceInteractive, breached any of its representations, warranties, covenants, promises and other agreements set forth in the merger agreement and has not cured such breach within fifteen days after written notice thereof from the terminating party.

REGULATORY APPROVALS (SEE PAGE 24)

    United States antitrust laws prohibit iBasis and PriceInteractive from completing the merger until after they have furnished information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and a required waiting period has ended or been terminated early. iBasis and PriceInteractive each filed the required notification and report forms with the Antitrust Division and the Federal Trade Commission on December 22, 2000, and iBasis supplemented its filing with additional supporting materials on December 27, 2000.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION (SEE PAGE 14)

    iBasis common stock has been traded on the Nasdaq Stock Market under the symbol "IBAS" since November 19, 1999. From November 19, 1999 until the date of this proxy statement, the high and low closing prices on such market for the
iBasis common stock were $90.50 and $      . As of December 12, 2000, the day
immediately prior to the public announcement of the proposed merger, the closing price of iBasis common stock was approximately $6.69 per share.

    There is no public market for the common stock of PriceInteractive. As of September 30, 2000, PriceInteractive common stock had a book value per share of $0.14.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE 22)

    iBasis expects that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and, as a result, that the merger will not cause iBasis, PriceInteractive, or Penguin Acquisition Corp., the wholly-owned subsidiary of iBasis into which PriceInteractive will merge, to recognize any gain or loss for federal income tax purposes. The merger is conditioned upon each of iBasis and PriceInteractive receiving an opinion of its tax counsel that the merger will qualify as a "reorganization." For more information about this condition and the material federal income tax consequences of the merger, please see the section entitled "The Merger--Material United States Federal Income Tax Consequences" elsewhere in this proxy statement.

ACCOUNTING TREATMENT (SEE PAGE 23)

    We expect the merger to be accounted for under the purchase method of accounting in accordance with United States generally accepted accounting principles, with iBasis being deemed to have acquired PriceInteractive as of the closing date of the merger.

APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS (SEE PAGE 24)

    Under Delaware law, holders of iBasis voting stock are not entitled to dissenters' rights of appraisal in connection with the merger.

THE ESCROW AGREEMENT (SEE PAGE 42)

    In connection with the merger, the parties have agreed that a number of shares of iBasis common stock equaling 12.5% of the total value of the consideration which the PriceInteractive stockholders, and certain vested optionholders, would otherwise receive at the closing of the merger, will be placed into an escrow account at the closing to compensate iBasis in the event it is entitled to indemnification under the merger agreement as more fully described in the section entitled "The Escrow Agreement." The final number of shares subject to the escrow will be determined at the consummation of the merger and will in part be based on the 20 day weighted average of the closing price of iBasis common stock including and ending on the day that is two trading days prior to the effective time of the merger.

THE VOTING AGREEMENT (SEE PAGE 43)

    iBasis' directors and executive officers owned, as of the record date, approximately 10.6 million shares of iBasis common stock, which represented 30.9% of the outstanding shares of iBasis common stock on such date. As a condition to PriceInteractive's willingness to enter into the merger agreement, certain iBasis stockholders holding, in the aggregate, approximately 29.6% of the outstanding shares of iBasis common stock on the record date for the special meeting have agreed to vote their shares "FOR" the issuance of shares of iBasis common stock pursuant to the merger agreement.

REGISTRATION RIGHTS AGREEMENT (SEE PAGE 43)

    In connection with the execution of the merger agreement, iBasis entered into a registration rights agreement with PriceInteractive. Under the terms of the registration rights agreement, iBasis has agreed to register for resale the unregistered shares of iBasis common stock received by the PriceInteractive stockholders in the merger.

NON-NEGOTIABLE CONVERTIBLE SUBORDINATED PROMISSORY NOTE (SEE PAGE 37)

    In connection with the execution of the merger agreement, iBasis loaned the principal amount of $10.0 million to PriceInteractive, and PriceInteractive executed and delivered a non-negotiable convertible subordinated promissory note to iBasis. In the event the merger is not consummated, the note will convert into a specified amount of shares of common stock of PriceInteractive, iBasis will receive specified rights as a stockholder of PriceInteractive equivalent to those of other common stockholders and Ofer Gneezy, the Chairman of the Board and Chief Executive Officer of iBasis will be elected to the PriceInteractive board of directors. In the event that the merger does not close before February 28, 2001 and the merger agreement has not been terminated, at the request of PriceInteractive iBasis will be required to make an additional loan of $5.0 million to PriceInteractive.

              SELECTED CONSOLIDATED FINANCIAL DATA OF IBASIS, INC.

    The following historical selected financial information of iBasis, Inc. is qualified by reference to, and should be read in conjunction with, the consolidated financial statements of iBasis, Inc. and related notes.

                                             PERIOD FROM INCEPTION
                                               (AUGUST 2, 1996)                                        NINE MONTHS ENDED
                                                TO DECEMBER 31,         YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                             ---------------------   ------------------------------   -------------------
                                                     1996              1997       1998       1999       1999       2000
                                             ---------------------   --------   --------   --------   --------   --------
                                                                                                          (UNAUDITED)
                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Net revenue................................         $   --            $  127    $ 1,978    $ 19,417   $ 11,817   $ 40,546
Operating expenses:
Data communications and
  telecommunications.......................             --               187      2,730      21,007     12,819     40,917
Research and development...................             76               317      1,674       6,183      4,020     10,231
Selling and marketing......................             --                97      1,160       5,568      3,582     13,278
General and administrative.................             --               454      1,365       5,309      2,962     13,505
Depreciation and amortization..............             --                19        364       2,997      1,890     10,011
Loss (gain) on disposal of property and
  equipment................................             --                --        531         (15)       (15)        --
                                                    ------            ------    -------    --------   --------   --------
  Total operating expenses.................             76             1,074      7,824      41,049     25,258     87,942
  Loss from operations.....................            (76)             (947)    (5,846)    (21,632)   (13,441)   (47,396)
                                                    ------            ------    -------    --------   --------   --------
Interest income............................             --                17        179       1,329        305     14,440
Interest expense...........................             --                (4)       (53)       (836)      (446)    (8,505)
Other income (expense), net................             --                 8         (7)          3         (3)        --
Minority interest in loss of joint
  venture..................................             --                --         --          49         49         --
                                                    ------            ------    -------    --------   --------   --------
  Net loss.................................            (76)             (926)    (5,727)    (21,087)   (13,536)   (41,461)
Accretion of dividends on redeemable
  convertible preferred stock..............             --                --       (219)     (1,020)      (786)        --
                                                    ------            ------    -------    --------   --------   --------
  Net loss applicable to common
    stockholders...........................         $  (76)           $ (926)   $(5,946)   $(22,107)  $(14,322)  $(41,461)
                                                    ======            ======    =======    ========   ========   ========
Pro forma net loss applicable to common
  stockholders.............................                                     $(5,727)   $(21,087)  $(13,536)  $(41,461)
                                                                                =======    ========   ========   ========
Basic and diluted net loss per share
  applicable to common stockholders........         $(0.01)           $(0.15)   $ (0.99)   $  (2.29)  $  (1.89)  $  (1.24)
                                                    ======            ======    =======    ========   ========   ========
Basic and diluted weighted average common
  shares outstanding (1)...................          6,000             6,006      6,023       9,655      7,557     33,416
Pro forma basic and diluted net loss per
  share (1)................................                                     $ (0.44)   $  (0.89)  $  (0.69)  $  (1.24)
                                                                                =======    ========   ========   ========
Pro forma basic and diluted weighted
  average common shares outstanding (1)....                                      13,068      23,678     19,553     33,416

                                                                 DECEMBER 31,       SEPTEMBER 30,
                                                              -------------------   -------------
                                                                1998       1999         2000
                                                              --------   --------   -------------
                                                                                     (UNAUDITED)
                                                                        (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Cash, cash equivalents and marketable securities............  $ 7,399    $123,666     $340,495
Working capital.............................................    4,241     115,154      317,590
Total assets................................................   12,772     153,473      455,097
Long-term debt, net of current portion......................      213      11,689      187,659
Redeemable convertible preferred stock......................   10,719          --           --
Total stockholders' (deficit) equity........................   (2,697)    126,904      227,172

--------------------------

(1) Adjusted to give effect to the conversion of all shares of preferred stock, Class A and Class B Common Stock into common stock from the date of original issuance. Does not include the pro forma effects of the acquisition of PriceInteractive.

         SELECTED CONSOLIDATED FINANCIAL DATA OF PRICEINTERACTIVE, INC.

    The following historical selected financial information of PriceInteractive, Inc. is qualified by reference to, and should be read in conjunction with, the consolidated financial statements of PriceInteractive, Inc. and related notes included elsewhere in this proxy statement.

                            PERIOD FROM INCEPTION
                            (NOVEMBER 18, 1996) TO                                        NINE MONTHS ENDED
                                 DECEMBER 31,           YEAR ENDED DECEMBER 31,             SEPTEMBER 30,
                            ----------------------   ------------------------------   -------------------------
                                     1996              1997       1998       1999        1999          2000
                            ----------------------   --------   --------   --------   -----------   -----------
                                 (UNAUDITED)                                          (UNAUDITED)   (UNAUDITED)
                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENTS OF
  OPERATIONS DATA:
Revenues..................          $   --            $4,244     $9,972    $11,838       $8,531       $12,033
Cost of revenues..........              --             1,517      4,212      5,610        4,282         6,001
Selling, general and
  administrative
  expenses................              --             1,513      3,490      5,182        3,814         5,458
                                    ------            ------     ------    -------       ------       -------
  Income from operations..              --             1,214      2,270      1,045          435           574
Interest expense..........              --              (101)       (47)       (47)         (28)         (101)
Interest and other
  income..................              --                 5        121        109           72           124
                                    ------            ------     ------    -------       ------       -------
  Income before provision
    for income taxes......              --             1,119      2,345      1,107          479           597
Provision for income
  taxes...................              --                --         39        455          196           245
                                    ------            ------     ------    -------       ------       -------
  Income before cumulative
    effect of change in
    accounting
    principle.............              --             1,119      2,306        652          283           352
Cumulative effect of
  change in accounting
  principle, net of tax
  effect..................              --                --         --         56           55            --
                                    ------            ------     ------    -------       ------       -------
  Net income..............          $   --            $1,119     $2,306    $   707       $  338       $   352
Accretion and dividends on
  preferred stock.........              --                 0       (506)      (907)        (680)         (723)
                                    ------            ------     ------    -------       ------       -------
  Net income (loss)
    applicable to common
    stockholders..........              --             1,119      1,800       (199)        (342)         (371)
                                    ======            ======     ======    =======       ======       =======

                                                                   DECEMBER 31,            SEPTEMBER 30,
                                                          ------------------------------   -------------
                                                            1997       1998       1999         2000
                                                          --------   --------   --------   -------------
                                                                                            (UNAUDITED)
CONSOLIDATED BALANCE SHEET DATA:
Cash, cash equivalents and short-term investments.......       26     $2,148     $3,355         3,862
Working capital.........................................      624      2,903      3,544         5,222
Total assets............................................    2,522      7,071      9,103        18,143
Notes payable, net of current portion...................      372        318        620         1,287
Redeemable convertible preferred stock..................       --      6,430      7,044         7,531
Total stockholders' equity (deficit)....................    1,119     (1,395)    (1,302)        3,592

     SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

    The following Unaudited Pro Forma Condensed Combined Balance Sheet data has been prepared based upon the historical condensed consolidated balance sheets of iBasis, Inc. and PriceInteractive, Inc. as of September 30, 2000. The Pro Forma Balance Sheet data gives effect to the acquisition of PriceInteractive, Inc. as if the acquisition had occurred as of September 30, 2000.

    The following Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2000 is based upon the historical condensed consolidated statements of operations of iBasis, Inc. and PriceInteractive, Inc. for the nine months ended September 30, 2000. The 2000 Pro Forma Statement of Operations gives effect to (a) the acquisition of PriceInteractive, Inc., (b) the sale of 2,026,637 shares of iBasis, Inc.'s common stock in an underwritten public offering which was completed in March 2000 and the use of the net proceeds from such offering, and (c) the use of the net proceeds from the sale of 150.0 million 5 3/4% convertible subordinated notes also completed in March 2000 as if each had occurred as of January 1, 2000.

    The following Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1999 is based upon the historical condensed consolidated statements of operations of iBasis, Inc. and PriceInteractive, Inc. for the year ended December 31, 1999. The 1999 Pro Forma Statement of Operations gives effect to (a) the acquisition of PriceInteractive, Inc., (b) the sale of 2,026,637 shares of iBasis, Inc.'s common stock in an underwritten public offering which was completed in March 2000 and the use of the net proceeds from such offering, (c) the use of the net proceeds from the sale of 150.0 million
5 3/4% convertible subordinated notes also completed in March 2000, and
(d) iBasis, Inc.'s initial public offering of 7,820,000 shares completed in November 1999 as if each had occurred as of January 1, 1999.

    Pro forma adjustments are described in the pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement and are calculated using iBasis, Inc.'s January 5, 2001 closing stock price of $4.56 per share. In addition to the purchase price reflected in these pro forma financial statements, iBasis will pay a maximum of approximately
$4.2 million in cash upon the conversion, vesting and exercise of PriceInteractive options that will vest from time to time after the closing of the merger. Any amounts paid to these option holders in the future will be recorded by iBasis as compensation expense. The Unaudited Pro Forma Statements of Operations presented elsewhere in this proxy statement do not include any adjustment for compensation expense related to the amounts up to $4.2 million that may be paid for the future, or the amortization of approximately
$2.4 million of deferred compensation related to iBasis options issued in exchange for PriceInteractive options that have vested as of the closing.

    The 1999 and 2000 Pro Forma Statements of Operations do not necessarily indicate the actual results of operations that iBasis, Inc. would have reported if the events described above had occurred as of January 1, 1999 and 2000, respectively nor do they necessarily indicate the results of iBasis, Inc.'s future operations. Furthermore, the pro forma results do not give effect to cost savings or incremental costs that may occur as a result of the integration and consolidation of iBasis, Inc. and PriceInteractive, Inc. In the opinion of management, all adjustments necessary to fairly present these pro forma financial statements have been made.

    The acquisition of PriceInteractive, Inc. has been accounted for using the purchase method of accounting.

    The selected pro forma condensed combined financial information should also be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with the financial statements and footnotes thereto of PriceInteractive, Inc. included elsewhere in this proxy statement.

    Certain reclassifications have been made to the PriceInteractive, Inc. Statement of Operations in order to conform to the iBasis presentation.

     SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

    The following selected unaudited pro forma condensed combined financial information of iBasis, Inc. and PriceInteractive, Inc. is qualified by reference to, and should be read in conjunction with, the consolidated financial statements of PriceInteractive, Inc. and the related notes included elsewhere in this proxy statement.

                                                                YEAR ENDED       NINE MONTHS ENDED
                                                             DECEMBER 31, 1999   SEPTEMBER 30, 2000
                                                             -----------------   ------------------
                                                                (UNAUDITED)         (UNAUDITED)
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Net revenue................................................      $ 31,255              $ 52,579
Operating expenses:
Data communications and telecommunications.................        23,859                43,499
Research and development...................................         9,537                14,715
Selling and marketing......................................         7,125                15,103
General and administrative.................................         7,541                14,982
Depreciation and amortization..............................        16,958                20,975
Loss (gain) on disposal of property and equipment..........           (15)                   --
Acquired in-process research and development...............        19,658                19,658
                                                                 --------              --------
  Total operating expenses.................................        84,663               128,932
  Loss from operations.....................................       (53,408)              (76,353)
                                                                 --------              --------
Interest income............................................        24,708                16,749
Interest expense...........................................       (10,542)              (10,458)
Other income (expense), net................................             3                    --
Minority interest in loss of joint venture.................            49                    --
                                                                 --------              --------
Loss before provision for income taxes.....................       (39,190)              (70,062)
Provision for income taxes.................................          (455)                 (245)
Loss before cumulative effect of change in accounting
  principle................................................       (39,645)                   --
Cumulative effect of change in accounting principle........            55                    --
  Net loss.................................................       (39,590)              (70,307)
Accretion of dividends on redeemable convertible preferred
  stock....................................................        (1,927)                   --
                                                                 --------              --------
  Net loss applicable to common stockholders...............      $(41,517)             $(70,307)
Net loss per share:
  Basic and diluted net loss per share.....................      $  (1.45)             $  (1.59)
                                                                 ========              ========
  Basic and diluted weighted average common shares
    outstanding............................................        28,698                44,175
                                                                 ========              ========

                                                              SEPTEMBER 30, 2000
                                                              ------------------
                                                                 (UNAUDITED)
CONSOLIDATED BALANCE SHEET DATA:
Cash, cash equivalents and short term investments...........       $296,234
Working capital.............................................        274,689
Total assets................................................        490,931
Long term debt, net of current portion......................        188,946
Total stockholders' equity..................................        255,986

------------------------

(1) Adjusted to give effect to (i) the conversion of all shares of preferred stock, Class A and Class B Common Stock into common stock from the date of original issuance, and (ii) the acquisition of PriceInteractive.

                           COMPARATIVE PER SHARE DATA

    Set forth below are net loss and book value per share data for iBasis and PriceInteractive on both historical and pro forma combined bases and on a per-share equivalent pro forma basis for PriceInteractive. The presentation is made on the following bases:

    - Pro forma combined net loss per share and book value per share are derived from the Unaudited Pro Forma Condensed Combined Financial Information presented elsewhere in this proxy statement.

    - The information set forth below should be read in conjunction with the historical financial statements of PriceInteractive included elsewhere in this proxy statement and the "Unaudited Pro Forma Condensed Combined Summary Financial Information" and the notes to each of them presented elsewhere herein.

    - The pro forma combined summary financial information is not necessarily indicative of the operating results or financial position that would have been achieved if the merger had been consummated as of the beginning of the period presented nor is it necessarily indicative of the future operating results or financial position of iBasis or PriceInteractive.

                                                                                      NINE MONTHS
                                                                                         ENDED
                                                                                     SEPTEMBER 30,
                                                                 YEAR ENDED       -------------------
                                                              DECEMBER 31, 1999     1999       2000
                                                              -----------------   --------   --------
IBASIS HISTORICAL PER SHARE DATA:
  Basic and diluted net loss per share......................       $(2.29)         $(1.89)    $(1.24)
  Book value per share......................................         4.01                       6.65

PRICEINTERACTIVE HISTORICAL PER SHARE DATA:
  Basic and diluted net loss per share......................       $(0.02)         $(0.04)    $(0.04)
  Basic and diluted net loss per share before cumulative
    effect of change in accounting principle................        (0.03)          (0.04)     (0.04)
  Book value per share......................................        (0.14)                      0.37

                                                                                     NINE MONTHS
                                                                 YEAR ENDED             ENDED
                                                              DECEMBER 31, 1999   SEPTEMBER 30, 2000
                                                              -----------------   ------------------
UNAUDITED PRO FORMA COMBINED PER SHARE DATA:
  Basic and diluted net loss per iBasis share...............       $(0.93)              $(1.22)
  Basic and diluted net loss per equivalent PriceInteractive
    share...................................................        (0.52)               (0.37)

  Book value per iBasis share...............................                            $ 4.44
  Book value per equivalent PriceInteractive share..........                              1.33

                         MARKET PRICE AND DIVIDEND DATA

IBASIS MARKET PRICE DATA

    The following table reflects the range of the reported high and low sale prices of shares of iBasis' common stock on the Nasdaq National Market tier of the Nasdaq Stock Market.

                                                                HIGH       LOW
                                                              --------   --------
Year ended December 31, 1999:
Fourth quarter(1)...........................................   $45.00     $24.13

Year ended December 31, 2000:
First quarter...............................................   $94.25     $28.00
Second quarter..............................................   $51.63     $13.00
Third quarter...............................................   $42.63     $14.13
Fourth quarter..............................................   $15.88     $ 4.00

Year ended December 31, 2001:
First quarter (through January 11)..........................   $ 5.38     $ 3.78

------------------------

(1) iBasis' common stock began trading on the Nasdaq Stock Market on November 10, 1999.

    iBasis' common stock is listed on the Nasdaq Stock Market under the symbol "IBAS". The common stock of iBasis has been listed on the Nasdaq Stock Market since November 10, 1999. Prior to November 10, 1999, the iBasis common stock was not publicly traded. The information set forth above reflects inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

    On December 12, 2000, the last full trading day prior to the announcement of the merger, the closing price per share of iBasis common stock was approximately $6.69, as reported on the Nasdaq Stock Market. Based on the number of shares of iBasis common stock to be issued at the closing of the merger, the pro forma equivalent value of a share of PriceInteractive common stock at the close of trading on December 12, 2000 was approximately $2.39.

    The following table presents information regarding the sales of iBasis common stock on December 12, 2000, which was the last full trading day prior to the public announcement of the proposed merger.

                                                           HIGH       LOW       CLOSE
                                                         --------   --------   --------
December 12, 2000......................................   $7.06      $5.75      $6.69

    Because the market price of iBasis common stock is subject to fluctuation, the market value of the shares of iBasis common stock that the PriceInteractive stockholders will receive in the merger may increase or decrease prior to and following the merger. We cannot predict what the future price for iBasis common stock will be, or if iBasis common stock will continue to be listed on the Nasdaq Stock Market.

PRICEINTERACTIVE MARKET PRICE DATA

    PriceInteractive common stock is not traded on any public securities market.

DIVIDEND DATA

    iBasis has never paid any cash dividends on its common stock and iBasis does not anticipate paying any cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of iBasis' board of directors.

                                   THE MERGER

BACKGROUND OF THE MERGER

    Both iBasis and PriceInteractive have in the past considered potential strategic combinations, including strategic investments, joint ventures and business combinations with various parties that they have believed would be in their respective best interests and those of their stockholders. Recently, iBasis has focused on strategic relationships and transactions that would enable iBasis to increase the number of enhanced services it would be able to offer over the iBasis Network, or increase or diversify its sources of revenue, including by adding new customers. During the same time period, PriceInteractive has focused on the strategic relationships and transactions that would provide PriceInteractive with additional capital to fund PriceInteractive's expansion, as well as to provide other avenues for PriceInteractive to offer and provide its services.

    It was in furtherance of these aims that, on October 5, 2000, Mr. Ofer Gneezy, CEO and President of iBasis, Inc., along with Mr. Gordon VanderBrug, Executive Vice President of iBasis, Mr. D.J. Long, Vice President of Corporate Development of iBasis, and Roger Matus, Vice President of New Products and Technologies of iBasis, met at iBasis headquarters in Burlington, Massachusetts with Mr. Daniel Price, CEO and President of PriceInteractive, Mr. Timothy Price, Executive Vice President and Chief Architect of PriceInteractive, Mr. Kenneth Rokoff, Vice President of Strategic Marketing of PriceInteractive, and Mr. Vishal Dhawan, Chief Technology Officer of PriceInteractive, to discuss ways in which the two companies could work together. At this meeting, the representatives of PriceInteractive informed the iBasis representatives that their company was about to begin the process of raising a new round of investment capital, and invited iBasis to consider participation as a strategic investor. At the conclusion of the meeting, it was agreed that this option would be evaluated by iBasis. PriceInteractive considered iBasis to be an attractive strategic investor in the round of capital raising that PriceInteractive was beginning to undertake because of the complementary vision the companies share on the long-term potential of the "global speech web" and because of iBasis' international telephony network and capabilities.

    On or about October 10, 2000, Mr. Gneezy called Daniel Price and suggested that rather than invest in PriceInteractive, the companies consider a transaction in which iBasis would acquire PriceInteractive for a combination of cash and iBasis stock. Mr. Gneezy and Mr. Price discussed potential approaches to the valuation of PriceInteractive, and issues surrounding such a transaction.

    On October 18, 2000, Mr. Daniel Moore, Chief Financial Officer and Chief Operating Officer of PriceInteractive, met with Mr. Gneezy, Mr. VanderBrug and Mr. Long at iBasis headquarters in Burlington, Massachusetts to continue to discussions relative to valuation and acquisition-related issues.

    As of October 18, 2000, PriceInteractive engaged Broadview International LLC, an investment banking firm specialized in advising technology-related companies on merger and acquisition activities, to represent it in connection with capital raising and related matters, including a possible combination with iBasis.

    On October 24, 2000, Mr. Long commenced acquisition discussions directly with representatives of Broadview International. These discussions focused principally on an exchange ratio for the shares of iBasis stock to be issued in the merger and which PriceInteractive constituencies would participate in the merger consideration and to what extent.

    On November 8, 2000, the iBasis board of directors met by teleconference with members of management to review, discuss and evaluate the status of the acquisition discussions between iBasis and PriceInteractive. iBasis management in attendance at this meeting included Mr. Gneezy, Mr. VanderBrug, Mr. Michael Hughes, CFO of iBasis, Mr. Long, and Mr. Jonathan Draluck, Vice President of Business Affairs and General Counsel of iBasis. After its discussions, the board authorized iBasis management to continue negotiations with PriceInteractive.

    Between November 8 and November 14, 2000, representatives of iBasis and Bingham Dana LLP, iBasis' outside corporate counsel on the one hand, and representatives of PriceInteractive, including its legal counsel, and Broadview International, on the other hand, continued to discuss and negotiate the principal terms of the merger by teleconference.

    On November 13, 2000, Mr. Gneezy, Mr. VanderBrug, Mr. Long and Mr. Johan V. Brigham, a partner of Bingham Dana, LLP, met with Daniel Price, Timothy Price, Mr. Moore, Mr. Rokoff and Mr. James Maiwurm, a legal consultant for PriceInteractive, at PriceInteractive's headquarters in Reston, Virginia to discuss various acquisition-related issues. At this meeting, the parties agreed upon general parameters of a possible combination, including in particular, which PriceInteractive constituencies would share in the cash portion of the merger consideration.

    On November 15, 2000, the iBasis board of directors met at iBasis headquarters in Burlington, Massachusetts, to review, discuss and evaluate the status of the acquisition discussions between iBasis and PriceInteractive. iBasis management in attendance at this meeting included Mr. Gneezy, Mr. VanderBrug, Mr. Hughes, Mr. Long, and Mr. Draluck. Mr. Dan Price, Mr. Tim Price, Mr. Dhawan and Mr. Rokoff attended a portion of the meeting, and made a presentation to the iBasis board of directors. After its discussions, the board approved a resolution to authorize iBasis management to continue negotiations with PriceInteractive in accordance with the terms of the proposed combination as described in the oral presentation made to the board at that time.

    Also on November 15, 2000, the Board of Directors of iBasis engaged Robertson Stephens, Inc. to render an opinion as to the fairness to iBasis of the purchase price to be paid in a possible combination, from a financial point of view.

    On November 15, 2000, Mr. Long provided a draft of a proposed merger agreement to Mr. Moore of PriceInteractive. Between November 15, 2000 and December 12, 2000, the management of iBasis and PriceInteractive and their respective legal advisors and Broadview held a number of teleconference calls to review, discuss and negotiate the terms and conditions of the merger agreement.

    On November 16 and 17, 2000, several iBasis employees and representatives of Bingham Dana, Robertson Stephens, Arthur Andersen LLP, iBasis' outside auditors, and an outside industry consultant engaged by iBasis visited PriceInteractive headquarters in Reston, Virginia to conduct a due diligence investigation of PriceInteractive business records, customer relationships and technology.

    On November 20 and 21, 2000, representatives of Arthur Andersen visited PriceInteractive headquarters in Reston, Virginia to meet with PriceInteractive representatives and KPMG LLP, their outside auditors, to review the accounting records of PriceInteractive.

    On November 20, 2000 several members of the PriceInteractive management team and consultants retained by PriceInteractive visited iBasis corporate headquarters in Burlington, Massachusetts for a series of meetings with iBasis representatives to review and discuss iBasis' business model, network and technology.

    On November 22, 2000, the terms of the proposed combination were considered at a telephonic meeting of PriceInteractive board of directors that was attended by all members of the Board (including Messrs. Daniel and Timothy Price), Mr. Daniel Moore, representatives of Broadview, and Mr. Maiwurm. After being updated on the status of negotiations, the Board of Directors directed management and PriceInteractive's advisors to continue negotiations with iBasis in an effort to reach a favorable conclusion.

    On December 1, 2000, the iBasis board of directors met by telephone. Also attending the meeting were representatives of Bingham Dana and Robertson Stephens. The board deliberated on various aspects of the terms proposed acquisition as presented by management, and Robertson Stephens indicated that it currently expected to be in a position to deliver an opinion on the date of a definitive agreement regarding the proposed acquisition that, as of such date and based on the matters considered and the limitations on the review undertaken described therein, the purchase price in the proposed acquisition is fair, from a financial point of view, to iBasis. The board authorized the executive officers of iBasis to negotiate the final terms of the agreements associated with the acquisition.

    Between December 1 and December 12, 2000, various members of the iBasis board of directors continued informal discussions about the ongoing negotiations of iBasis, PriceInteractive and their respective legal counsel and Broadview continued to negotiate the final terms of the acquisition agreements.

    On December 12, 2000, Robertson Stephens delivered its opinion that, as of such date and based on the matters considered and the limitations on the review undertaken described therein, the purchase price in the proposed acquisition is fair, from a financial point of view, to iBasis and the Board of Directors of iBasis gave its final approval of the transaction.

    The Board of Directors of PriceInteractive also held a telephonic meeting on December 12, 2000, to formally consider the terms of the proposed merger and the agreement and plan of merger. After consideration of these terms, and the various factors relating to PriceInteractive described under the heading "Reasons for the Merger; Recommendation of the Board of Directors" below, the PriceInteractive Board of Directors unanimously approved the terms of the merger and entrance by PriceInteractive into the merger agreement. By written consent dated as of December 12, 2000, the stockholders of PriceInteractive approved the merger agreement and the transactions contemplated thereby, including the merger.

    After receipt of these respective approvals, on December 12, 2000, iBasis, Penguin Acquisition Corp., iBasis' wholly-owned subsidiary formed for purposes of consummating the merger, PriceInteractive, certain stockholders of PriceInteractive named therein and the stockholder representatives named therein, executed and delivered the Agreement and Plan of Merger and Reorganization. In addition, holders of iBasis common stock entered into the Voting Agreement with PriceInteractive, iBasis entered into the Registration Rights Agreement with certain stockholders of PriceInteractive, iBasis entered into a letter regarding certain notification matters with PriceInteractive, and iBasis made a loan of $10.0 million to PriceInteractive pursuant to a convertible subordinated promissory note.

REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARDS OF DIRECTORS

    IBASIS' REASONS FOR THE MERGER

    The board of directors of iBasis has determined that, compared to continuing to operate iBasis and PriceInteractive on a stand-alone basis, a combined company would have better potential to improve long-term operating and financial results, and has therefore approved the merger agreement and the issuance of shares of iBasis common stock pursuant to the merger agreement.

    Headquartered in Reston, Virginia, PriceInteractive is a Speech Application Service Provider whose products and services give enterprises and service providers the ability to speech-enable business-critical, customer-facing solutions, such as e-commerce, call-center, employee self-service, product and sales information, customer care and other interactive applications.

    By leveraging the iBasis Network and its global footprint with these hosted speech-enabled services, iBasis expects to accelerate its generation of revenue from enhanced services. This expanding portfolio of comprehensive, outsourced solutions will enable the combined companies' enterprise and service provider customers to affordably extend global access to customer service solutions--from mobile and fixed phones anywhere in the world. The acquisition of PriceInteractive is an important step in iBasis' strategy to enhance the capabilities of its global voice-over Internet infrastructure with new, speech-enabled services that combine the power of the Internet with the convenience, simplicity and ubiquity of the phone.

    During the course of its deliberations, the iBasis board of directors considered a number of factors, with the assistance of management and its financial and other advisors. The following discussion of the factors considered by the iBasis board is not intended to be exhaustive.

    The iBasis board of directors believes that the proposed merger will accelerate the pace of iBasis global expansion and enhance its position as a leader in the provision of voice over Internet services, or VoIP, and enhanced internet based communications services. The board considered the following factors to be reasons that the merger might be beneficial to iBasis and its stockholders:

    - the potential to enable iBasis to establish an immediate presence in the global market for value added telecom services;

    - the merger is expected to enable iBasis to diversify its revenue stream into high growth markets for value added services;

    - the products and services offered by the combined companies are anticipated to increase demand for additional minutes of use across the global iBasis network;

    - the merger is expected to accelerate iBasis' profitability;

    - the merger will enable iBasis to diversify and expand its customer base;

    - the merger will enable iBasis to recognize potential cost savings through a reduction in telecom and equipment costs incurred by PriceInteractive;

    - the merger will enable iBasis to recognize revenue synergies from an increase in VoIP minutes from the use of value-added applications, an increase in VoIP minutes from users of the iBasis international network, and an expansion of the PriceInteractive line of business to international markets; and

    - the merger will enable iBasis to add many new customers to its user base.

    In the course of its deliberations, the iBasis board of directors also considered a number of other factors relevant to the merger, including:

    - the financial condition, results of operations, business and prospects of PriceInteractive before and giving effect to the merger;

    - current financial market conditions and historical market prices, market volatility and trading information with respect to iBasis common stock;

    - reports from management, iBasis' legal and accounting advisors and an outside industry consultant as to the results of their due diligence investigation of PriceInteractive;

    - the opinion dated December 12, 2000, delivered by Robertson Stephens as to the fairness of the purchase price for PriceInteractive, from a financial point of view, to iBasis;

    - the terms of the merger agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations;

    - historical information regarding iBasis and PriceInteractive's businesses, prospects, financial performance and condition, operations, technology, management and competitive position;

    - a comparison of comparable merger transactions;

    - the technical expertise and experience of PriceInteractive employees;

    - the depth of experience of the combined management; and

    - the impact of the merger on iBasis' customers and employees.

    The iBasis board of directors also identified and considered a number of potentially negative factors in its deliberations concerning the merger, including but not limited to:

    - the risk that potential benefits sought in the merger might not be fully realized, if at all;

    - the risk of disruption of sales or existing customer relationships as a result of uncertainties created by the announcement of the merger and the integration of the companies operations;

    - the challenge of integrating the management teams, strategies, cultures, and organizations of the companies;

    - the risk that despite the efforts of iBasis, key management and other personnel of PriceInteractive might not remain employed by iBasis after the merger;

    - the effect of the public announcement of the merger, and the possibility that the merger might not be completed, on (a) the demand for iBasis' services, its relationships with strategic partners, operating results and stock price, and (b) iBasis' ability to attract and retain key management and marketing, sales, and other personnel;

    - the increased cash needs of the combined company, which will be more difficult for iBasis to meet than its current capital needs without the combination;

    - the adverse impact on the financial results of iBasis after the merger due to the amortization of goodwill and other intangibles as a result of purchase accounting for the merger; and

    - the substantial costs and related charges to be incurred in connection with the merger, including costs of integrating the businesses, and transaction expenses arising from the merger.

    On balance, considering all of the foregoing factors and risks, the iBasis board of directors concluded that the terms of the merger are fair to, and in the best interests of iBasis stockholders, and the iBasis board of directors unanimously approved the merger agreement and the issuance of shares of iBasis common stock pursuant to the merger agreement.

    This discussion of information and factors considered by the iBasis board of directors is not intended to be exhaustive but is believed to include material factors considered by the iBasis board of directors. The iBasis board of directors did not assign relative weight to, or quantify the importance of, the factors considered. Accordingly, individual members of the iBasis board of directors may have given different weights to different factors and may have viewed different factors as affecting the determination of fairness differently.

    PRICEINTERACTIVE'S REASONS FOR THE MERGER

    After careful consideration of the terms of the merger agreement and the merger as well as the other transaction agreements referred to in this proxy statement, the PriceInteractive board of directors unanimously adopted resolutions approving the merger agreement and recommending that the merger agreement be approved by PriceInteractive shareholders. The PriceInteractive board of directors believes that the merger is fair to, and in the best interests of PriceInteractive and its shareholders. In reaching its decision, the PriceInteractive board of directors considered a number of factors, including, among others:

    - the current and anticipated market value of the consideration to be received by PriceInteractive shareholders in the merger;

    - the opportunity that will be afforded by the merger to PriceInteractive shareholders to participate in the growth of the combined companies;

    - Connecting PriceInteractive's speech-enabled services to the iBasis Network, with its extensive global reach and significantly reduced network costs, is expected to increase the value and scope of the solutions PriceInteractive provides to its large enterprise and carrier customers;

    - the difficulty of maximizing the potential for PriceInteractive within a relatively small, privately-owned business in an increasingly competitive marketplace;

    - iBasis' existing and forecast customer base was viewed as a potential market to which PriceInteractive could market its services;

    - the shares of iBasis common stock that PriceInteractive shareholders will receive in the merger are publicly traded and therefore provide substantially more liquidity for PriceInteractive's shareholders than PriceInteractive common and preferred stock which is not publicly-traded;

    - the combination with iBasis will create a larger company with greater financial and marketing resources, enabling the combined company to more effectively compete with those of its competitors who have substantially greater financial and other resources;

    - because PriceInteractive's and iBasis' technologies are complementary, significant synergies could result from the combination of the two companies;

    - the likelihood that the merger will be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code;

    - capital markets were at the time becoming increasingly difficult for technology-oriented companies, and although PriceInteractive remained confident it would be able to raise $25.0 million to $50.0 million necessary to fund its business plan and related expansion, PriceInteractive recognized there was a risk that its planned financing could take longer, and might be on less favorable terms, than originally anticipated;

    - iBasis not only provided a complementary business model, but also had sufficient cash resources to fund both its business plan and PriceInteractive's planned business opportunities; and

    - PriceInteractive believed that the management teams and functional organizations would be complementary and capable of leveraging the strengths of one another.

    In the course of its deliberations concerning the plan of merger and the merger, the PriceInteractive board of directors reviewed with its management and outside advisors a number of other factors that the PriceInteractive board of directors deemed relevant, including:

    - the PriceInteractive board of directors' familiarity with the business and prospects of PriceInteractive if it were to continue operations as a private independent company; and

    - the strategic and financial alternatives available to PriceInteractive, including the risks and uncertainties of potential future financings, including an initial public offering;

    The PriceInteractive board of directors also identified and considered a number of potentially negative factors that could result from the merger, including, among others:

    - the potential negative effect that the public announcement of the merger could have on the market price of iBasis common stock;

    - the fixed nature of the exchange ratio and the resulting risk that, should there be a significant decrease in the market value of iBasis common stock, the value of the consideration to be received in the merger would decrease;

    - the possibility that the merger might not be completed;

    - the possibility that all or a substantial portion of the merger consideration which is to be held in escrow will not be released to the former PriceInteractive shareholders if the relevant escrow release conditions are not achieved;

    - the risk that the public announcement of the merger might have an adverse effect on PriceInteractive's relationship with current and potential customers;

    - the risk that key technical, marketing and management personnel of PriceInteractive might choose not to remain employed by the combined companies following the merger; and

    - the effects of the diversion of management resources to negotiate and complete the merger and the integration of the two companies.

    The PriceInteractive board of directors determined that these risks were outweighed by the potential benefits resulting from the merger.

    The preceding discussion of PriceInteractive's reasons for the merger and the other information and factors considered by the PriceInteractive board of directors highlights only the most material reasons, information and factors, and is not intended to be exhaustive. In view of the wide variety of information and factors considered by the PriceInteractive board of directors, the PriceInteractive board of directors did not find it practicable and did not quantify or otherwise assign relative weight or value to the specific information and factors set forth above in making its determination concerning the merger. In addition, different directors likely assigned different weight or value to different factors.

INTERESTS OF DIRECTORS AND MANAGEMENT OF IBASIS IN THE MERGER

    During the merger negotiations and at the time of signing none of the officers or directors of iBasis has interests in the merger that are different from, or that are in addition to, their interests as stockholders of iBasis.

EFFECTIVE TIME OF THE MERGER

    The merger will occur as soon as reasonably practicable after iBasis stockholder approval is obtained and the conditions set forth in the merger agreement are either waived or satisfied. The merger will become effective upon filing of the articles of merger with the Secretary of State of the State of Delaware or on such later date and time as may be specified in the articles of merger. The time at which the merger becomes effective is referred to in this proxy statement as the "effective time of the merger."

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizes the principal United States federal income tax consequences of the merger that are generally relevant to current holders of iBasis common stock. The discussion does not deal with all income tax considerations that may be relevant to current iBasis stockholders. In addition, this discussion does not address the tax consequences of transactions effectuated prior to or after the merger, whether or not those transactions are in connection with the merger, including any transactions in which shares of iBasis common stock were or are acquired or sold, and does not address tax considerations that may be relevant to PriceInteractive stockholders. No foreign, state, local, or other tax considerations are addressed in this discussion.

    The discussion below is based on currently existing provisions of the Internal Revenue Code of 1986, as amended, Treasury Department regulations thereunder, published positions of the Internal Revenue Service and court decisions. All of the foregoing are subject to change, and any such change could adversely affect the continuing validity of this discussion. Any future legislation or regulations could apply retroactively. iBasis does not intend to request a ruling from the IRS with regard to any of the federal income tax consequences of the merger. Moreover, the opinions of counsel described below represent only counsel's best judgment, and are not binding on the IRS or on any court considering the matter. Accordingly, there can be no assurance that the IRS will not challenge the conclusions reflected in the opinions of counsel described below or that a court will not sustain such a challenge.

    iBasis and PriceInteractive intend the merger to be treated as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. In order to be treated as a "reorganization," the merger must satisfy, in addition to other requirements, a "continuity of shareholder interest" test. Under this test, for the merger to qualify as a reorganization under Section 368(a) of the Internal Revenue Code, the PriceInteractive stockholders, as a group, must preserve a substantial part of the value of the proprietary interest in PriceInteractive in the reorganization through continued stock ownership in iBasis. There is no definitive statement regarding what percentage of shareholder continuity is required in order to satisfy this test; however, it is generally believed that the continuity of shareholder interest requirement will be satisfied if the percentage of the value of the consideration received by PriceInteractive stockholders in the merger in the form of iBasis common stock is no less than between 40 and 45 percent of the total consideration received by the PriceInteractive stockholders in the merger, based upon the closing date value of iBasis common stock.

    Completion of the merger is conditioned upon receipt by iBasis of an opinion of Bingham Dana LLP, counsel to iBasis, and receipt by PriceInteractive of an opinion of Crowell & Moring LLP, counsel to PriceInteractive, each dated the closing date of the merger. Those opinions must be substantially to the effect that, on the basis of certain representations obtained from iBasis, PriceInteractive, and Penguin Acquisition Corp. reflecting the parameters of the merger and certain factual assumptions intended to reflect the state of facts existing at the effective time of the merger, and assuming the merger is implemented in the manner described herein and in the merger agreement, the merger will constitute a "reorganization" for federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code. In this context, the merger agreement provides that it would be reasonable for counsel to iBasis and PriceInteractive not to render these opinions if the percentage of the consideration received by PriceInteractive stockholders in the merger in the form of iBasis common stock is less than 45 percent of the total consideration received by the PriceInteractive stockholders in the merger.

    Assuming the transaction qualifies as a "reorganization" for this purpose, no gain or loss will be recognized by iBasis, by Penguin Acquisition Corp., the wholly-owned subsidiary of iBasis into which PriceInteractive will merge, or by PriceInteractive solely by reason of the merger.

    If the merger is not a "reorganization" for this purpose, PriceInteractive will recognize taxable gain or loss with respect to the deemed sale of all of its assets to Penguin Acquisition Corp. in an aggregate amount equal to the difference between (a) the total fair market value of the cash paid in the merger, the fair market value of the iBasis common stock issued in the merger, and the liabilities of PriceInteractive assumed by Penguin Acquisition Corp. in the merger, and (b) PriceInteractive's aggregate tax basis in its assets. By reason of the merger, Penguin Acquisition Corp. would assume any resulting tax liability.

    THE FOREGOING SUMMARY IS NOT INTENDED, AND SHOULD NOT BE CONSIDERED, AS TAX ADVICE. IBASIS STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE MERGER UNDER APPLICABLE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

    The merger will be accounted for under the purchase method of accounting in accordance with United States generally accepted accounting principles, with iBasis acquiring PriceInteractive. After the completion of the merger, the results of operations of PriceInteractive will be included in the consolidated financial statements of iBasis. Under the purchase method of accounting, the purchase price will be allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase price, including estimated fees and expenses related to the merger, over the fair value of net assets acquired is classified as goodwill and will be amortized by charges to operations. The amount of goodwill and other intangible assets, the amount of the in-process research and development charge and amortization of goodwill will be material and will therefore have a significant negative impact on iBasis' operating results.

REGULATORY APPROVALS

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and related rules, the merger cannot be completed until notifications have been given and information has been furnished to the Federal Trade Commission and the Antitrust Division of the Department of Justice and specified waiting period requirements have been satisfied. iBasis and PriceInteractive filed notification and report forms with the Federal Trade Commission and the Antitrust Division on December 22, 2000. On December 27, 2000, iBasis filed additional supporting documentation with the Federal Trade Commission which supplemented its initial filing. At any time before or after consummation of the merger, the Antitrust Division or the Federal Trade Commission, or any state, could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking divestiture of particular assets of iBasis or PriceInteractive. Private parties also may seek to take legal action under the antitrust laws. In addition, non-United States governmental and regulatory authorities may seek to take action under applicable antitrust laws. We cannot assure you that a challenge to the merger will not be made or, if such challenge is made, that iBasis and PriceInteractive will prevail.

LISTING OF SHARES OF IBASIS COMMON STOCK ON THE NASDAQ STOCK MARKET

    When required to do so, iBasis will file a listing application with the Nasdaq Stock Market to try to cause the shares of iBasis common stock that are to be issued in the merger, and upon exercise of options granted to employees of PriceInteractive, to be listed for trading on the Nasdaq Stock Market.

APPRAISAL RIGHTS

    Under the Delaware General Corporation Law, holders of iBasis common stock are not entitled to appraisal rights in connection with the merger.

                      OPINION OF ROBERTSON STEPHENS, INC.

    Under a letter agreement dated November 15, 2000, iBasis engaged Robertson Stephens to render an opinion as to the fairness of the purchase price, from a financial point of view, to iBasis.

    In connection with the evaluation and approval by the iBasis board of the proposed merger, Robertson Stephens delivered a written opinion, dated December 12, 2000, that as of such date and based on the matters considered and the limitations on the review undertaken described in the opinion, the purchase price was fair from a financial point of view to iBasis. Robertson Stephens has consented to the use of its opinion in this proxy statement, and the full text of this opinion is reprinted as APPENDIX D to this proxy statement. No limitations were imposed by iBasis' board on Robertson Stephens with respect to the investigations made or procedures followed by it in furnishing its opinion. The purchase price was determined through negotiations between the management of iBasis and PriceInteractive. Robertson Stephens was not asked by iBasis to propose or recommend, and did not propose or recommend, any specific purchase price for the merger.

    You should consider the following when reading the discussion of the opinion of Robertson Stephens in this document:

    - We urge you to read carefully the entire opinion of Robertson Stephens, which is set forth in APPENDIX D to this proxy statement and is incorporated by reference.

    - The following description of the Robertson Stephens opinion is qualified by reference to the full opinion located in APPENDIX D to this proxy statement. The full opinion sets forth, among other things, the assumptions by Robertson Stephens, the matters it considered and the limitations on the review undertaken.

    - The Robertson Stephens opinion was prepared for the benefit and use of the iBasis board in its consideration of the merger and does not constitute a recommendation to stockholders of iBasis as to how they should vote at the special meeting, or take any other action, in connection with the merger.

    - The Robertson Stephens opinion does not address the relative merits of the merger and any other transactions or business strategies discussed by the iBasis board as alternatives to the merger agreement or the underlying business decision of the iBasis board to proceed with or effect the merger.

    Although developments following the date of the Robertson Stephens opinion may affect the opinion, Robertson Stephens assumed no obligation to update, revise or reaffirm its opinion. The Robertson Stephens opinion is necessarily based upon market, economic and other conditions that were in effect on, and information made available to Robertson Stephens as of, the date of the opinion. It should be understood that subsequent developments may affect the conclusion expressed in the Robertson Stephens opinion, and that Robertson Stephens disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion. The Robertson Stephens opinion is limited to the fairness, from a financial point of view and as of the date thereof, of the purchase price to iBasis.

    In connection with the preparation of this opinion, Robertson Stephens has, among other things:

    - reviewed certain publicly available financial statements and other business and financial information of iBasis;

    - reviewed certain internal financial statements and other financial and operating data concerning iBasis and PriceInteractive prepared by the managements of iBasis and PriceInteractive, respectively;

    - reviewed certain financial forecasts and other forward looking financial information relating to iBasis and PriceInteractive prepared by the managements of iBasis and PriceInteractive, respectively;

    - held discussions with the respective managements of iBasis and PriceInteractive concerning the businesses, past and current operations, financial condition and future prospects of both iBasis and PriceInteractive, independently and combined, including discussions with the management of iBasis regarding the strategic rationale for the merger;

    - reviewed the financial terms and conditions set forth in the draft agreement;

    - reviewed the stock price and trading history of iBasis common stock;

    - compared the financial performance of PriceInteractive with that of certain publicly traded companies comparable with PriceInteractive;

    - compared the financial terms of the merger with the financial terms, to the extent publicly available, of other transactions that Robertson Stephens deemed relevant;

    - reviewed the pro forma impact of the merger; and

    - made such other studies and inquiries, and reviewed such other data, as it deemed relevant.

    In its review and analysis, and in arriving at its opinion, Robertson Stephens assumed and relied upon the accuracy and completeness of all the financial and other information provided to it, including information furnished to it orally or otherwise discussed with Robertson Stephens by the managements of iBasis and PriceInteractive, or publicly available and neither attempted independently to verify, nor assumed responsibility for verifying, any of such information. Robertson Stephens relied upon the assurances of the managements of iBasis and PriceInteractive that they were not aware of any facts that would make such information inaccurate or misleading. Furthermore, Robertson Stephens did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties or assets and liabilities, contingent or otherwise, of iBasis or PriceInteractive, nor was it furnished with any such evaluation or appraisal.

    With respect to the financial forecasts and projections, and the assumptions and bases therefor, for each of iBasis and PriceInteractive that Robertson Stephens reviewed, upon the advice of the managements of iBasis and PriceInteractive, Robertson Stephens assumed that:

    - these forecasts and projections were reasonably prepared in good faith on the basis of reasonable assumptions;

    - these forecasts and projections reflected the best currently available estimates and judgments as to the future financial condition and performance of iBasis and PriceInteractive, respectively; and

    - these projections and forecasts would be realized in the amounts and in the time periods currently estimated.

    In addition, Robertson Stephens assumed that:

    - the merger will be consummated upon the terms set forth in the draft agreement made available to it without material alteration, including, among other things, that the merger will be accounted for as a "purchase" business combination in accordance with U.S. generally accepted accounting principles;

    - the merger will be treated as a tax-free "reorganization" as defined in the Internal Revenue Code of 1986, as amended; and

    - the historical financial statements of each of iBasis and PriceInteractive reviewed by it were prepared and fairly presented in accordance with U.S. generally accepted accounting principles consistently applied.

    Robertson Stephens relied as to all legal matters relevant to rendering its opinion on the advice of its legal counsel.

    Robertson Stephens expressed no opinion as to:

    - the value of any employee agreements or other arrangements entered into in connection with the merger;

    - any tax or other consequences that may result from the merger; or

    - the value of the iBasis common stock when issued to PriceInteractive's stockholders in connection with the merger or the price at which the shares of iBasis common stock that are issued in connection with the merger will be traded in the future. The Robertson Stephens opinion did not address the relative merits of the merger and the other business strategies that iBasis' board of directors had considered or may have been considering, nor did it address the decision of iBasis' board of directors to proceed with the merger.

    The following is a summary of the material financial analyses performed by Robertson Stephens in connection with rendering its opinion. The summary of the financial analyses is not a complete description of all of the analyses performed by Robertson Stephens. Certain of the information in this section is presented in tabular form. IN ORDER TO UNDERSTAND BETTER THE FINANCIAL ANALYSES PERFORMED BY ROBERTSON STEPHENS, THESE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE ROBERTSON STEPHENS OPINION IS BASED ON THE TOTALITY OF THE VARIOUS ANALYSES THAT IT PERFORMED, AND NO PARTICULAR PORTION OF THE ANALYSIS HAS ANY MERIT STANDING ALONE.

    COMPARABLE COMPANY ANALYSIS. Using publicly available information, Robertson Stephens analyzed, among other things, the trading multiples of selected publicly traded companies in the interactive voice response, or IVR, and Web-based voice recognition industries, as well as the trading multiples of a company that combines both IVR and Web-based voice recognition, including:

    INTERACTIVE VOICE RESPONSE

    -  Interactive Telesis

    -  West Teleservices

    WEB-BASED VOICE RECOGNITION

    -  General Magic

    -  NetSpeak Corporation

    -  Nuance Communications

    -  Speechworks International

    IVR/WEB-BASED VOICE RECOGNITION

    -  TALX Corporation

    As set forth in the following table, applying a range of multiples for these companies for calendar year 2001 to 2001 revenue data for PriceInteractive estimated by iBasis Management resulted in the following range of implied equity values.

    Interactive Voice Response and Web-Based Voice Recognition Combined:

    ($'s in MM)

                    IMPLIED
CALENDAR YEAR   PRICEINTERACTIVE
                EQUITY VALUE(A)
 2001            $50.1 - $151.2
 Revenues

    IVR/Web-Based Voice Recognition:

                    IMPLIED
CALENDAR YEAR   PRICEINTERACTIVE
                EQUITY VALUE(A)
 2001           $103.2 - $143.9
 Revenues...

------------------------

    (a) Adjusted for $3.86 million of cash and $2.14 million of debt.

    SELECTED PRIVATE PRECEDENT TRANSACTION ANALYSIS. Robertson Stephens analyzed the adjusted aggregate value paid or proposed to be paid in selected private precedent transactions in the IVR, Web-based speech recognition platform and related voice-enabled portal, software and eCommerce services segments, including:

Locus Dialogue / Infospace

Resource Information Management Systems / TriZetto Group

Metacode Technologies / Interwoven

Ajuba Solutions / Interwoven

Phobos Corp / SonicWALL

Digital Archaeology / Delano Technology

Renaissance Software / Vertex Interactive

Servicesoft Technologies / Broadbase Software

Quack.com / AOL

Decisionism / Broadbase Software

C2Net Software / Red Hat

PeerLogic / Critical Path

OnLink Technologies / Siebel Systems

Extensibility / Tibco Software

eFusion Inc / ITXC Corp

SupplierMarket / Ariba

OpenSite / Siebel Systems

AudioTalk Networks / Hearme

Supplybase.com / i2 Technologies

Tradeum / Vertical Net

Onebox.com / Phone.com

Mergent Systems / Commerce One

@Motion / Phone.com

Tradex / Ariba

TradingDynamics / Ariba

CommerceBid.com / CommerceOne

    Robertson Stephens compared, among other things, the aggregate value in these transactions as a multiple of last post money valuation. The multiples used were adjusted to reflect the most recent closing acquiror stock prices at the time of the opinion, as contrasted with the prevailing acquiror prices at the time of transaction announcement. Applying these multiples to PriceInteractive's post money valuation from its latest round of financing resulted in the following range of implied equity values.

    ($'s in MM)

POST $ VALUATION    PREMIUM TO    IMPLIED PRICEINTERACTIVE
     VALUE         POST $ VALUE       EQUITY VALUE(A)

  $100.0           0.5X TO 3.0X        $51.7 - $301.7

------------------------

    (a) Adjusted for $3.86 million of cash and $2.14 million of debt.

    Robertson Stephens also analyzed such adjusted market consideration paid as a multiple of employees in the selected private precedent transactions listed above. As set forth in the following table, Robertson Stephens applied a range of these per employee values (in dollar terms) to the number of PriceInteractive employees, breaking out SpeechPort, the company's Web-based voice recognition platform.

    ($'s in MM)

 NUMBER OF     PRICE PER    IMPLIED PRICEINTERACTIVE
 EMPLOYEES     EMPLOYEE         EQUITY VALUE(A)

Speech Port
    65        $0.5 - $2.4    $34.2 - $157.7

   All
   133        $0.5 - $2.4    $68.2 - $320.9

------------------------

    (a) Adjusted for $3.86 million of cash and $2.14 million of debt.

    No company, transaction or business used in the Comparable Company Analysis or the Selected Private Precedent Transaction Analysis as a comparison is identical to iBasis, PriceInteractive or the merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors and trends that could affect the acquisition, public trading and other values of the comparable companies or the business segment, company or transactions to which they are compared.

    PRO FORMA MERGER ANALYSIS. Robertson Stephens analyzed the impact of the merger on the revenues and earnings before interest, tax, depreciation and amortization of the combined company for fiscal year 2001 based on the iBasis guidance made public upon announcement of the merger for iBasis and on iBasis management estimates for PriceInteractive. Without taking into account certain synergies that the combined company may realize in its operations, the results of this analysis suggested that the merger is dilutive to iBasis' revenue per share and accretive to iBasis' EBITDA per share in fiscal year 2001, excluding the opportunity cost of cash used in the transaction. The following table summarizes the results of this analysis:

Fiscal year 2001 estimated revenue per share dilution.......   5.8%
Fiscal year 2001 estimated EBITDA per share accretion.......  29.1%

    The actual results achieved by the combined company may vary from projected results and such variations may be material.

    OTHER FACTORS. While the foregoing summary describes the analysis and factors that Robertson Stephens deemed material in its presentation to the iBasis board, it is not a comprehensive description of all analysis and factors considered by Robertson Stephens. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Robertson Stephens did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Robertson Stephens believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading or incomplete view of the evaluation process underlying its opinion. Several analytical methodologies were employed and no one method of analysis should be regarded as critical to the overall conclusion reached by Robertson Stephens. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusion reached by Robertson Stephens is based on all analyses and factors taken as a whole and also on application of Robertson Stephens' own experience and judgment. This conclusion may involve significant elements of subjective judgment and qualitative analysis. Robertson Stephens therefore gives no opinion as to the value or merit standing alone of any one or more parts of the analysis it performed. In performing its analyses, Robertson Stephens made numerous assumptions with respect to industry performance, general business and other conditions and matters, and industry and transaction trends, many of which are beyond the control of iBasis or Robertson Stephens. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Accordingly, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which these businesses actually may be sold in the future, and these estimates are inherently subject to uncertainty. Furthermore, no opinion is being expressed as to the prices at which shares of iBasis common stock may be traded at any future time.

    iBasis engaged Robertson Stephens under a letter agreement dated November 15, 2000. The agreement provides that, for its services, Robertson Stephens is entitled to receive a fee which was payable upon the delivery of its opinion. In addition, iBasis has agreed to indemnify Robertson Stephens for certain liabilities that may arise out of the engagement. The terms of the fee arrangement with Robertson Stephens were negotiated at arm's length between iBasis and Robertson Stephens, and the iBasis board was aware of these fee arrangements. Robertson Stephens was retained based on Robertson Stephens' experience in connection with mergers and acquisitions and in securities valuations generally, as well as Robertson Stephens' investment banking relationship and familiarity with iBasis.

    Robertson Stephens is an internationally recognized investment banking firm. As part of its investment banking business, Robertson Stephens is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes.

                              THE MERGER AGREEMENT

    IN THIS SECTION OF THE PROXY STATEMENT, WE DESCRIBE THE MATERIAL PROVISIONS OF THE MERGER AGREEMENT. WE HAVE ATTACHED A COPY OF THE MERGER AGREEMENT AS APPENDIX A TO THIS PROXY STATEMENT AND INCORPORATE THE MERGER AGREEMENT IN ITS ENTIRETY INTO THIS PROXY STATEMENT BY REFERENCE. THE SUMMARY OF THE MERGER AGREEMENT WE PROVIDE BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT FOR A COMPLETE UNDERSTANDING OF ITS TERMS.

GENERAL; CONVERSION OF SHARES

    Following the approval of the issuance of shares of iBasis common stock pursuant to the merger agreement by the stockholders of iBasis and the satisfaction or waiver of the other conditions to the merger, PriceInteractive will be merged with and into Penguin Acquisition Corp., a wholly owned subsidiary of iBasis. Penguin Acquisition Corp., the surviving corporation, will continue as a wholly owned subsidiary of iBasis.

    As a result of the merger, iBasis expects to issue an aggregate of approximately 10,232,974 shares of iBasis common stock and approximately $46.0 million in cash to the holders of the issued and outstanding capital stock of PriceInteractive and "vested" options to acquire PriceInteractive stock, including options the vesting of which is accelerated by the consummation of the merger, with such consideration to be issued to the holders of such options upon the exercise of those options in accordance with the terms thereof. The actual number of shares of iBasis common stock issued upon the closing of the merger will be subject to increase on a proportional basis if the number of outstanding iBasis shares on a fully-diluted basis, as provided in the merger agreement, increases prior to the effective time of the merger, or if the iBasis board of directors determines that it is necessary to do so to obtain "reorganization" tax treatment for the transaction as discussed below. Under the terms of the merger agreement, iBasis will also assume up to a maximum number of outstanding unvested options to purchase PriceInteractive stock. In the event that iBasis assumes the maximum number of unvested options and all such options become exercisable and are exercised, iBasis would issue an additional 978,041 shares of iBasis common stock, based on the $4.56 per share closing price on January 5, 2001, and approximately $4.2 million in cash upon exercise thereof. Based on the closing price of $6.69 share of iBasis common stock on December 12, 2000, the day immediately preceding the public announcement of the proposed merger, the total value of the consideration to be received at closing would be $114.0 million.

    Under the merger agreement, iBasis has the right, exercisable at its sole discretion, to increase the number of shares of iBasis common stock to be issued to the PriceInteractive stockholders at the closing of the merger. iBasis does not currently intend to increase the number of shares. iBasis may, however, choose to do so if it is advised that the number of shares issuable to the PriceInteractive stockholders in the merger must be increased in order to meet a "continuity of shareholder interest" test required for the merger to qualify as a "reorganization" for federal income tax purposes. For more information regarding this test, please see the section of this proxy statement entitled "The Merger--Material United States Federal Income Tax Consequences." Under those circumstances, iBasis may, in its sole discretion, increase the number of shares issued to the PriceInteractive stockholders to the extent it determines to be necessary for the merger to so qualify as a "reorganization." iBasis has not, however, made any commitment to increase the number of shares issuable to PriceInteractive stockholders by any amount under any circumstances.

    In connection with the merger, iBasis made a bridge loan to PriceInteractive in the initial principal amount of $10.0 million immediately after the merger agreement was executed. If the closing has not occurred prior to February 28, 2001 and the merger agreement has not been terminated, iBasis has agreed to loan PriceInteractive an additional $5.0 million upon request. For more information regarding the bridge loans, see "The Merger Agreement--Additional Agreements" elsewhere in this proxy statement.

    After the effective time, holders of PriceInteractive stock will cease to be, and have no continuing rights as, stockholders of PriceInteractive, and will have only the rights to receive shares of iBasis common stock, and all stock certificates representing shares of PriceInteractive common stock, redeemable preferred stock, convertible preferred stock and restricted stock will thereafter represent only the shares of iBasis common stock, or rights to receive cash, into which they have been converted. For a discussion of the treatment of option shares, please see the section entitled "Treatment of PriceInteractive Options" below.

    In connection with the merger, the parties have agreed that a number of shares of iBasis common stock that would otherwise be issued to the stockholders of PriceInteractive and certain named holders of PriceInteractive options and restricted stock at the closing of the merger, equal in value to 12.5% of the total value of consideration that would otherwise be received by the PriceInteractive stockholders and vested option holders at the closing, will be placed into an escrow account. For more details concerning the escrow agreement, see the section entitled "The Escrow Agreement" below.

    If all conditions to the merger are either satisfied or waived, the merger will become effective at the time of the filing of the Certificate of Merger with the Delaware Secretary of State. It is expected that the effective time of the merger will take place shortly after the satisfaction or waiver of all of the conditions to the merger, which is expected to be no later than the first quarter of 2001.

BOARD OF DIRECTORS AND CERTIFICATE OF INCORPORATION

    In connection with the merger, the directors of Penguin Acquisition Corp. will continue to be the board of directors of the surviving corporation. The Certificate of Incorporation and by-laws of Penguin Acquisition Corp. will continue to be those of the surviving corporation.

EXCHANGE OF SHARES

    SURRENDER OF SHARES OF PRICEINTERACTIVE STOCK

    iBasis will retain the services of EquiServe Trust Company, N.A. to act as exchange agent to facilitate the exchange of shares. When a PriceInteractive stockholder surrenders share certificates to the exchange agent, the stockholder will be entitled to receive a certificate for the number of whole shares of iBasis common stock into which the stockholder's PriceInteractive stock had been converted, as described above.

    DISSENTING SHARES

    As an iBasis stockholder, you are not entitled to dissenter's rights in connection with the merger.

    DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES

    No dividends or distributions declared or made after the effective time of the merger with respect to shares of iBasis common stock will be paid to the holder of any unsurrendered certificate with respect to shares of PriceInteractive stock and no cash payment in lieu of fractional shares will be paid to any such holder until the holder surrenders the PriceInteractive stock certificate as provided above.

    NO FURTHER OWNERSHIP RIGHTS IN PRICEINTERACTIVE STOCK

    Shares of iBasis common stock issued upon the surrender of certificates for PriceInteractive stock will be in full satisfaction of all rights to such stock. The stock transfer books of PriceInteractive will close upon the consummation of the merger and no further transfers of PriceInteractive stock will take

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place. After the merger, PriceInteractive certificates surrendered in accordance with the merger agreement will be canceled and exchanged for shares of iBasis common stock.

    FRACTIONAL SHARES.

    iBasis will not issue any fractional shares. Instead of fractional shares, PriceInteractive stockholders will receive cash equal to the product of the same fraction multiplied by the 20 day weighted average closing price of iBasis common stock including and ending on the day that is two trading days prior to the closing.

TREATMENT OF PRICEINTERACTIVE OPTIONS

    Immediately following the consummation of the merger, the option and restricted stock plans of PriceInteractive will be assumed by iBasis. Each right to receive PriceInteractive stock prior to the merger will be converted into the right to receive shares of iBasis and cash, on the same terms as the common stock of PriceInteractive as described above. iBasis has agreed to use its reasonable best efforts to register the shares of iBasis common stock issuable upon the exercise of all converted options with the SEC no later than the closing date of the merger.

REPRESENTATIONS AND WARRANTIES

    In the merger agreement, PriceInteractive, each of its principal stockholders, and iBasis have each made a number of representations and warranties about their businesses, financial condition, corporate structure and other facts pertinent to the merger.

Each of iBasis and PriceInteractive has made representations regarding the following matters:

    - its corporate organization and authority to own its assets and conduct its business;

    - its authorized and outstanding capital stock;

    - its authority to enter into the merger agreement, the enforceability of the merger agreement against it, the absence of required consents, licenses, permits, orders and authorizations from governmental authorities relating to the merger agreement and the absence of conflict between the requirements of the merger agreement and its obligations under its organizational documents, law or contracts;

    - the absence of undisclosed material liabilities;

    - the absence of specified changes in its business;

    - its intellectual property matters;

    - the absence of litigation that could materially harm it;

    - regulatory matters relating to it;

    - its employee benefit plans;

    - the absence of registration rights in any third parties;

    - the truth and accuracy of the information supplied by it in connection with the merger agreement and the filing of any SEC documents; and

    - its relationships with brokers in connection with the merger agreement.

PriceInteractive has made additional representations and warranties relating to the following:

    - its qualification and good standing;

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
    - its subsidiaries and the absence of any undisclosed subsidiaries;

    - the sound preparation and reflective character of its financial statements;

    - its assets and properties are in all respects sufficient to conduct its business, and it has good and marketable title to all such assets and properties;

    - its leased real property;

    - the lack of undisclosed material indebtedness;

    - the filing of tax returns and payment of taxes;

    - safety and environmental matters;

    - its compliance with labor and employment regulation;

    - its accounts receivable and payable;

    - its material contracts;

    - its potential conflicts of interest;

    - its insurance coverage;

    - its bank accounts;

    - its relationships with its suppliers and customers;

    - matters regarding its employees;

    - the accuracy of its minute books; and

    - its compliance with applicable laws, regulations and other contracts or agreements.

    The principal stockholders of PriceInteractive have each made additional representations and warranties relating to the following:

    - their good title to the shares offered and sold in the merger; and

    - their investment intent with respect to the shares of iBasis which they receive in the merger.

iBasis has made additional representations and warranties relating to the following:

    - the organization of Penguin Acquisition Corp.;

    - the accuracy of its SEC filings; and

    - its intent to continue at least one of PriceInteractive's significant historical lines of business in connection with the tax-free status of the reorganization.

COVENANTS

IBASIS' COVENANTS

    - the certificate of incorporation and by-laws of Penguin Acquisition Corp. will contain provisions with respect to indemnification and elimination of liability for monetary damages for directors, officers, employees, and agents of PriceInteractive for a period of six years from the effective time;

    - after the effective time of the merger, iBasis will indemnify and hold harmless each present or former director or officer of PriceInteractive or any of its subsidiaries against any costs or expenses in connection with any claim, action, suit, proceeding or investigation to the extent arising out of any action or omission in his or her capacity as a director, officer, employee or agent of PriceInteractive occurring prior to the effective time of the merger;

    - for a period of six years after the effective time of the merger, iBasis will use all commercially reasonable efforts to maintain in effect directors' and officers' liability insurance covering those persons who are currently covered by PriceInteractive's directors and officers liability insurance policies;

    - iBasis will honor PriceInteractive's employee benefit plans or offer substantially comparable benefit plans for a period of one year following the effective time of the merger;

    - iBasis shall call a special meeting of its stockholders, to consider and vote upon the approval of the Merger and the other transactions contemplated thereby; and

    - iBasis will provide funds for the Merger Sub necessary to fulfill its obligations.

PRICEINTERACTIVE'S COVENANTS

    - PriceInteractive will grant iBasis full access to its property, records, and documents as a reasonable investigation may require, and any information obtained by way of such investigation will remain confidential;

    - PriceInteractive will carry on its business in the ordinary course;

    - PriceInteractive will not incur any material additional indebtedness;

    - PriceInteractive will not declare or pay dividends on or make any other distributions in respect of any of its capital stock, or issue, redeem or otherwise acquire for value any of its capital stock, except in connection with the exercise of PriceInteractive options in accordance with their terms;

    - PriceInteractive will not issue any options, warrants or other convertible securities, subject to certain exceptions relating to the issuance of restricted shares under its restricted stock plan and to a limited number of options granted to new hires;

    - PriceInteractive may not increase compensation payable to its officers or employees, or increase any bonus, compensation, pension or other plan for the benefit of any directors, officers or employees outside of the ordinary course of business;

    - PriceInteractive will not enter into any material contract, commitment, or transaction, with any of its affiliates, other than in the usual and ordinary course of business and consistent with its normal past business practices;

    - PriceInteractive will not purchase, lease, license, acquire any interest, or dispose of any interest in, any capital asset(s) (1) other than in the ordinary course of business, or (2) having a market value in excess of $10,000 in any instance, or in excess of $50,000 in the aggregate;

    - PriceInteractive will not establish any subsidiaries nor will it make an investment in any subsidiary;

    - PriceInteractive will maintain all its insurance policies currently in place;

    - PriceInteractive will use its reasonable best efforts to preserve its business organizations intact, to keep available its present officers and key employees and consultants, and to preserve its present business relationships with its material suppliers and customers and others having business relationships with it;

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
    - PriceInteractive will not take or omit to take any action, or permit any action or omission to act, that would cause a material default under or a material breach of any of its contracts, commitments, or obligations;

    - PriceInteractive will comply in all material respects with all applicable laws, regulations, and orders;

    - PriceInteractive will not directly or indirectly negotiate for, solicit, initiate, or enter into any agreement or understanding with respect to any, merger, consolidation, business combination, purchase, asset sale, stock issuance or similar transaction, or discuss or negotiate any such transaction, with any third party;

    - PriceInteractive will not make any election with respect to taxes or adopt any change in any method of accounting for federal income tax purposes without the written consent of iBasis;

    - PriceInteractive will cooperate in the orderly modification or, if necessary, termination of PriceInteractive's 401(k) Retirement Plan; and

    - PriceInteractive shall adopt its 2000 Restricted Stock Plan.

COVENANTS OF THE PRINCIPAL STOCKHOLDERS OF PRICEINTERACTIVE

    The principal stockholders of PriceInteractive have agreed to maintain the confidentiality of iBasis' confidential information.

MUTUAL COVENANTS

    PriceInteractive and iBasis have each agreed that from and after the date of the merger agreement and until the consummation of the merger:

    - they will use their reasonable best efforts to cause the satisfaction of all conditions precedent;

    - they will use their reasonable best efforts to effect the merger;

    - they will cooperate in the preparation of a proxy statement to be delivered to iBasis' stockholders;

    - they will make all filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and cooperate in connection with resolving any governmental inquiry or investigation relating thereto;

    - they will make all necessary filings with respect to the merger under the federal securities laws;

    - they will make all reasonable efforts to cause the merger to be treated as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and will report the transaction as such on their tax returns;

    - they will supplement and correct as necessary their respective disclosure schedules to the merger agreement;

    - they will promptly advise each other in writing of any material adverse change with respect to themselves;

    - they will obtain all required consents and approvals of third parties; and

    - they will treat the loans made under the Non-Negotiable Convertible Subordinated Promissory Note, described below, as indebtedness of PriceInteractive for all purposes.

    In the merger agreement, the parties have also agreed that they will consult with each other before issuing any press releases or making public statements with respect to the merger.

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
ADDITIONAL AGREEMENTS

NON-NEGOTIABLE CONVERTIBLE SUBORDINATED PROMISSORY NOTE

    In connection with the bridge financing provided to PriceInteractive by iBasis, PriceInteractive has executed a Non-Negotiable Convertible Subordinated Promissory Note in the principal amount of up to $15.0 million in favor of iBasis. In addition to repayment terms, the promissory note also includes provisions for accelerated maturity or conversion in the event that the merger agreement is terminated. In the event of terminations other than as a result of uncured willful breaches by PriceInteractive of the merger agreement, the amount owed will convert into an amount of PriceInteractive Class A common stock, such amount to be determined by the nature of the termination.

    In connection with the making of the bridge loan, iBasis entered into a Subordination Agreement with SunTrust Bank pursuant to which iBasis agreed to subordinate its rights under the promissory note to PriceInteractive's obligations to SunTrust under PriceInteractive's existing credit facility with SunTrust.

AMENDED AND RESTATED PRICEINTERACTIVE REGISTRATION RIGHTS AGREEMENT

    In contemplation of a possible conversion of the promissory note representing the bridge loan, PriceInteractive, iBasis, and certain holders of PriceInteractive capital stock, have entered into an Amended and Restated Registration Rights Agreement, dated as of December 12, 2000, pursuant to which the shares of PriceInteractive stock iBasis could acquire upon a possible conversion of the promissory note would be included among the securities entitled to be registered under that agreement. PriceInteractive has generally agreed to use its best efforts to cause such securities to be registered for sale upon certain demands by such stockholders and under certain registration statements that PriceInteractive proposes to file from time to time, whether on its behalf or on behalf of other of its stockholders. The amended and restated registration rights agreement also provides customary indemnification rights to the stockholders in connection with registered sales of their stock.

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

    In contemplation of a possible conversion of the promissory note, PriceInteractive, iBasis and certain holders of PriceInteractive stock, have also entered into an Amended and Restated Stockholders Agreement, dated as of December 12, 2000, which contains, among other things, provisions for the policies and constitution of PriceInteractive's board of directors, limitations on the sale of the parties' PriceInteractive stock and an agreement to enter into a lock-up agreement in the event of an initial public offering of PriceInteractive common stock. The Amended and Restated Stockholders Agreement provides that, in the event the amount owed under the promissory note is converted into PriceInteractive common stock, Mr. Gneezy, President and Chief Executive Officer of iBasis, will become a member of the PriceInteractive board of directors.

IBASIS REGISTRATION RIGHTS AGREEMENT

    iBasis has entered into a Registration Rights Agreement, dated as of December 12, 2000, with the holders of PriceInteractive's Class A and Class B common stock, its 1998 Redeemable Preferred Stock and its Series A Convertible Preferred Stock. In this registration rights agreement, subject to specified limitations, iBasis agreed to file a registration statement on Form S-3 to register the shares of iBasis common stock issued in connection with the merger for resale by the holders thereof within a specified time, and generally agreed to use its reasonable best efforts to cause any remaining shares of iBasis common stock held by these stockholders to be registered for sale on any registration statement that iBasis proposes to file in the future whether on its own behalf or on behalf of other of its stockholders. The registration rights agreement also provides customary indemnification rights to the stockholders in connection with registered sales of their stock.

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
ESCROW AGREEMENT

    In connection with the merger, the parties have agreed that a number of shares of iBasis common stock equaling 12.5% of the total value of the consideration which the PriceInteractive stockholders and vested option holders would otherwise receive at the closing of the merger, will be placed into an escrow account. Twenty percent of the shares of iBasis common stock held in escrow will be available to indemnify iBasis against specific, scheduled costs and will be released from escrow 18 months after the closing, if no successful claims have been made against these escrowed shares by iBasis. The remaining 80% of the escrowed shares will be available to indemnify iBasis against any costs or damages related to or arising out of any breach by PriceInteractive of any representation, warranty, covenant, agreement, obligation or undertaking, including the specific, scheduled costs referred to above, and will be released from escrow 12 months after the closing, if no successful claims have been made against these escrowed shares of iBasis common stock. Depending on the amounts of any successful indemnification claims that iBasis may make under the merger agreement, the PriceInteractive stockholders may never receive some or all of these escrowed shares of iBasis common stock. For more information, please see the section entitled "The Escrow Agreement" elsewhere in this proxy statement.

IBASIS VOTING AGREEMENT

    iBasis, PriceInteractive and stockholders of iBasis holding, in the aggregate, approximately 29.6% of the outstanding shares of iBasis common stock on the record date, have agreed with PriceInteractive to vote their shares in favor of the merger. For more information, please see the section entitled "The Voting Agreement" elsewhere in this proxy statement.

LOCK-UP AGREEMENT

    As a condition precedent to the merger, each principal PriceInteractive stockholder is, and certain other PriceInteractive stockholders are, required under the merger agreement to execute and deliver to iBasis a lock-up agreement, wherein these PriceInteractive stockholders agree not to sell or otherwise transfer their interest, other than in certain private transactions with affiliated parties, in the iBasis shares received in the merger for a period of 180 days following the effective time of the merger without the prior written consent of iBasis unless the iBasis' share price increases beyond certain thresholds for defined periods of time, after each of which a portion of the shares covered by the lock-up agreement will be released from the transfer restrictions.

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

    In connection with the merger, various employees of PriceInteractive will enter into non-competition and non-solicitation agreements with iBasis. In such agreements, the employee agrees that upon termination of their employment with iBasis they will not engage in activity that is competitive with iBasis' business activities, for a certain period of time and within certain geographical areas.

CONDITIONS

    Neither iBasis nor PriceInteractive will be obligated to complete the merger unless specified conditions are satisfied or waived, including the following:

    - no temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction, or other legal restraint or prohibition preventing the consummation of the merger, will be in effect, and no petition or request by any governmental authority for any such injunction or other order will be pending;

    - all proceedings in connection with the transaction and all documents delivered in connection with the closing must be satisfactory to the respective parties;

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
    - all required parties must have entered into the escrow agreement;

    - the waiting period under applicable federal antitrust laws must have expired or been terminated;

    - all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental entity must have been filed, been obtained or occurred; and

    - the shares of iBasis common stock issuable to PriceInteractive stockholders in the merger will have been approved for quotation on the Nasdaq Stock Market.

ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PRICEINTERACTIVE

    The obligation of PriceInteractive to effect the merger is also subject to the satisfaction or waiver of the following additional conditions:

    - the representations and warranties of iBasis and Penguin Acquisition Corp. contained in the merger agreement must be true and correct in all material respects when made and on the closing date;

    - iBasis and Penguin Acquisition Corp. must have performed in all material respects all of their obligations under the merger agreement;

    - Bingham Dana LLP, counsel to iBasis, will have delivered a legal opinion in a certain form to PriceInteractive;

    - there must have been no material adverse effect on iBasis, but such material adverse affect will not result simply from a decrease in the price of iBasis' common stock;

    - the registration statement on Form S-3 that iBasis agreed to file under the registration rights agreement it entered into with the PriceInteractive stockholders must have become effective under the Securities Act and must not be the subject of a stop order or proceeding seeking a stop order;

    - Daniel J. Price must have been appointed as a Class I director of iBasis, subject to the consummation of the merger;

    - MicroStrategy and iBasis must have entered into an assurance letter agreement relating to a contract between MicroStrategy and PriceInteractive;

    - PriceInteractive shall have received information on all of iBasis' "employee benefit plans" within the meaning of Section 3(3) of ERISA;

    - PriceInteractive shall have terminated its 401(k) plan, provided satisfactory arrangements have been made to avoid acceleration of outstanding plan loans; and

    - iBasis shall have entered into employment agreements with certain employees of PriceInteractive.

    In addition, as a condition to closing, PriceInteractive must have received a written opinion of its special outside legal counsel, Crowell & Moring LLP, dated as of the closing date to the effect that in such counsel's opinion, the merger will constitute a "reorganization" under Section 368(a) of the Internal Revenue Code. Counsel's ability to render this opinion will be based in large part on the merger meeting a "continuity of shareholder interest" test, which will in turn depend upon the value of the iBasis stock issuable to the PriceInteractive stockholders on the closing date. For more information about this condition and related tax issues, please see the section of this proxy statement entitled "The Merger--Material United States Federal Income Tax Consequences".

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
ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF IBASIS

    The obligations of iBasis and its wholly owned subsidiary to effect the merger are also subject to the satisfaction or waiver of the following additional conditions:

    - PriceInteractive's representations and warranties contained in the merger agreement must be true and correct in all material respects when made and on the closing date;

    - PriceInteractive must have performed in all material respects all of its obligations under the merger agreement;

    - there must have been no material adverse effect on PriceInteractive;

    - counsel to PriceInteractive will have delivered a legal opinion in a specified form to iBasis;

    - certain named employees of PriceInteractive must have entered into non-competition and non-solicitation agreements;

    - each PriceInteractive stockholder required to do so will have executed a lock-up agreement relating to sales of the shares of iBasis common stock received in the merger;

    - holders of no more than 5% of the issued and outstanding common stock of PriceInteractive will have elected to, or have contingent rights to, exercise dissenters rights under the Delaware General Corporation Law;

    - the stockholders of iBasis will have approved the issuance of shares of iBasis common stock pursuant to the merger agreement and related transactions;

    - iBasis will have received from PriceInteractive a written statement certifying that PriceInteractive has not been a United States real property holding corporation for federal income tax purposes;

    - the holders of certain options to purchase PriceInteractive stock that would not have become vested if not for the merger will have agreed to modify the terms of such options so that their vesting is not accelerated by the merger; and

    - the existing employment agreements between PriceInteractive and certain of its employees will have been terminated and replaced by new employment agreements with iBasis.

    In addition, as a condition to closing, iBasis must have received a written opinion from Bingham Dana LLP, counsel to iBasis, dated as of the closing date to the effect that, in such counsel's opinion, the merger will constitute a "reorganization" under Section 368(a) of the Internal Revenue Code. Counsel's ability to render this opinion will be based in large part on the merger meeting a "continuity of shareholder interest" test, which will in turn depend upon the value of the iBasis stock issuable to the PriceInteractive stockholders on the closing date. For more information about this condition and related tax issues, please see the section of this proxy statement entitled "The Merger--Material United States Federal Income Tax Consequences."

STOCKHOLDER REPRESENTATIVES

    By approving the merger agreement, PriceInteractive and PriceInteractive's stockholders, other than a group of stockholders associated with Summit Ventures IV, L.P., who we refer to as the Summit stockholders, have appointed Daniel J. Price as their stockholder representative, and the Summit stockholders have appointed Summit Ventures IV, L.P. as their representative, granting them powers as the respective agents and attorneys-in-fact of such stockholders, for particular purposes, including for purposes of administering their rights under the escrow agreement.

INDEMNIFICATION

    After the effective time of the merger, iBasis and Penguin Acquisition Corp. will indemnify and hold harmless the former PriceInteractive stockholders and certain related parties, from all damages

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
related to any breach by iBasis or Penguin Acquisition Corp. of any representation, warranty, covenant, agreement, obligation or undertaking made by iBasis or Penguin Acquisition Corp. in the merger agreement or any other agreement, instrument, certificate, or other document delivered by iBasis or Penguin Acquisition Corp. in connection with the merger agreement, or any other transactions contemplated therein.

    After the effective time of the merger, subject to limitations set forth in the merger agreement each of certain named former PriceInteractive stockholders will indemnify, severally and not jointly, iBasis, the surviving corporation of the merger of PriceInteractive and Penguin Acquisition Corp. and certain related parties from all damages related to a breach by PriceInteractive or such named stockholder of any representation, warranty, covenant, agreement, obligation or undertaking made by PriceInteractive or such named stockholder in the merger agreement or any other agreement, instrument, certificate or other document delivered by PriceInteractive or such named stockholder in connection with the merger agreement, or any other transactions contemplated therein.

    Any successful claim for indemnification by iBasis, other than in certain limited circumstances, will be paid solely out of the escrow account, however, no indemnification will be required until the aggregate amount of damages suffered by a party or related group of parties exceeds $1.0 million, and then only to the extent that the damages exceed $1.0 million, except that in the event that a single claim is made for an amount over $200,000, the indemnified party may pursue the claim to the extent that the amount exceeds $200,000. Such limitations do not apply to specified types of claims for which there is no maximum liability, and to certain other costs.

    The liability for indemnification described above expires one year after the effective time of the merger, except when the claim involves a breach of representations made by the parties with respect to taxes, in which case liability expires when the applicable statute of limitations has run, or in the case of misrepresentations relating to a party's capitalization or to the engagement of brokers, in which case liability continues indefinitely. If the merger is consummated, indemnification claims are the parties' exclusive remedy available in connection with the merger, other than in connection with specified types of claims for which there is no maximum liability, and certain other costs.

    You are encouraged to read the merger agreement for a more detailed discussion of the indemnification provisions.

TERMINATION

    Notwithstanding the approval of the merger agreement and/or of the merger by the board of directors and/or stockholders of PriceInteractive and/or iBasis, the merger agreement may be terminated at any time before the effective date:

    - by written agreement of iBasis and PriceInteractive;

    - any restraining order, injunction, or other order issued by any court of competent jurisdiction, or other binding legal restraint or prohibition permanently preventing the consummation of the merger is in effect for a period of more than 20 consecutive days;

    - the other party has materially or willfully, in the case of PriceInteractive, breached any of its representations, warranties, covenants, promises and other agreements set forth in the merger agreement and has not cured such breach within fifteen (15) days after written notice thereof from the terminating party;

    - the effective time of the merger has not occurred on or before January 31, 2001, but only if the terminating party is not in material breach of the merger agreement; PROVIDED, that iBasis may extend that date beyond January 31, 2001, in the event that the merger has not been consummated because:

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
           (i) all necessary regulatory approvals have not been obtained or all waiting periods have not elapsed;

           (ii) the registration statement relating to the resale of iBasis shares received in the merger by PriceInteractive stockholders has not been declared effective by the SEC; or

          (iii) iBasis has not received approval of the issuance of shares of iBasis common stock pursuant to the merger agreement from its stockholders;

    PROVIDED, in any such case that the Buyer is continuing to use diligent efforts to obtain such approvals during any such extension.

    In addition, iBasis may not extend the date past February 28, 2001 unless iBasis has complied with its obligations to make a second bridge loan in an amount of $5.0 million to PriceInteractive upon request. Notwithstanding anything else to the contrary, the merger agreement will terminate on March 31, 2001, unless otherwise extended by mutual agreement of iBasis and PriceInteractive.

                              THE ESCROW AGREEMENT

    The following description summarizes the material provisions of the Escrow Agreement to be entered into by iBasis, Daniel J. Price, as a representative of the stockholders of PriceInteractive, other than entities affiliated with Summit Ventures IV, L.P., and Summit Ventures IV, L.P., as representative of certain stockholders related to it and an independent escrow agent. You should read carefully the escrow agreement, which is attached as APPENDIX B to this proxy statement.

    Under the escrow agreement, on the closing date iBasis will deposit stock certificates into escrow representing shares of iBasis common stock that the principal stockholders of PriceInteractive, and certain named holders of PriceInteractive options and restricted stock, would otherwise be entitled to receive at the closing of the merger having a value equal to 12.5% of the aggregate consideration that would otherwise be received by the PriceInteractive stockholders, and vested optionholders, at the closing of the merger, as determined using the weighted average closing price of iBasis stock on the twenty days, including and ending on the day that is two trading days before the effective time of the merger.

    Twenty percent of the shares of iBasis common stock held in escrow will be available to indemnify iBasis against specific, scheduled costs and will be released from escrow 18 months after the closing, if no successful claims have been made against these escrowed shares by iBasis. The remaining 80% of the escrowed shares will be available to indemnify iBasis against any costs or damages related to or arising out of any breach by PriceInteractive or certain PriceInteractive stockholders of any representation, warranty, covenant, agreement, obligation or undertaking made by such parties, including the specific, scheduled costs referred to above, and will be released from escrow 12 months following the closing, if no successful claims have been made against these escrowed shares of iBasis common stock.

    Indemnification claims by iBasis against the escrowed shares are subject to a deductible, or basket, of $1.0 million, other than for single claims in excess of $200,000. This means that if any claims by iBasis are less than $1.0 million in the aggregate, or $200,000 for any one claim, there will be no release of escrowed shares to iBasis with respect to such claims. If however, there are claims totaling more than $1.0 million, or any one claim which is in excess of $200,000, then iBasis may make a claim against the escrowed shares for the amount in excess of the $1.0 million or $200,000, as the case may be. The escrow agreement represents the maximum claim for which iBasis may seek indemnification, with limited exceptions.

    Until the proceeds of the escrow account are distributed, all cash dividends and other cash distributions on the shares of iBasis common stock held in the escrow account will be paid to the former PriceInteractive stockholders to whom the underlying shares are attributable, and all non-cash

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dividends and other non-cash distributions will become part of the escrow fund.
A stockholder that has an interest in some of the escrowed shares will be entitled to vote those shares during the period that they are held in escrow.

                              THE VOTING AGREEMENT

    The following description summarizes the material provisions of a voting agreement by and among iBasis and the iBasis stockholders named therein, which is attached as APPENDIX C to this proxy statement. In connection with the execution of the merger agreement, stockholders holding, in the aggregate, approximately 29.6% of the outstanding shares of iBasis common stock on the record date, entered into the Voting Agreement, dated as of December 12, 2000, with PriceInteractive, pursuant to which such stockholders have agreed to vote their shares in favor of the issuance of shares of iBasis common stock pursuant to the merger agreement and against any action that would result in a breach of any obligation or agreement of iBasis under the merger agreement or prevent or materially delay consummation of the merger. The voting agreement also contains restrictions on the transfer of shares of iBasis common stock by the parties thereto.

                       THE REGISTRATION RIGHTS AGREEMENT

    In connection with the execution of the merger agreement, iBasis entered into a Registration Rights Agreement, dated as of December 12, 2000, with substantially all of the stockholders of PriceInteractive pursuant to which iBasis has generally agreed, subject to specified limitations, to use its reasonable best efforts to cause the shares of iBasis common stock held by these stockholders of the PriceInteractive registrable stock to be registered for sale on any registration statement that iBasis proposes to file from time to time whether on its behalf or on behalf of other of its stockholders.

    Under the terms of the registration rights agreement and the merger agreement, iBasis has agreed to file a registration statement on Form S-3 with the SEC to register the resale of the shares of iBasis common stock which will be issued to former stockholders of PriceInteractive in connection with the exchange of PriceInteractive stock for iBasis common stock. The former PriceInteractive stockholders listed as selling stockholders in the registration statement will be permitted to offer the registered securities on either a continuous or delayed basis.

    The registration rights agreement grants, subject to limitations contained in the agreement, the former PriceInteractive stockholders additional rights to cause the inclusion of their unregistered shares in any registration iBasis proposes. These so called "piggy-back" registration rights may be exercised upon written notice by the former PriceInteractive stockholders whenever iBasis proposes to register shares of iBasis for its own account, or for the account of any other stockholder, subject to the same terms and conditions as the proposed offering.

    In addition, if 20% of the former PriceInteractive stockholders request that their shares be registered, iBasis has agreed to register their shares on an additional short form registration statement on Form S-3, provided that the aggregate proposed offering price of these shares is at least $1.0 million and that iBasis is S-3 eligible at the time of the request.

    All expenses associated with the registration of iBasis stock under the registration rights agreement, excluding underwriters commissions and discounts and specified state securities filing requirements, will be borne by iBasis.

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                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
       FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PRICEINTERACTIVE

OVERVIEW

    Founded in 1997, PriceInteractive is a recognized Speech Application Service Provider to Fortune 500 enterprises, telecom carriers and operators of e-commerce sites and portals. PriceInteractive's mission is to voice enable the Internet economy by rapidly extending Web-based applications to telephones and wireless devices.

    PriceInteractive's annual revenues have grown from $4 million for the year ended December 31, 1997 to $12 million for the nine months ended September 30, 2000, primarily through a line of interactive voice response, or IVR, services it calls IPort. IPort services are expected to account for approximately 90% of 2000 revenues.

    PriceInteractive recently announced its high capacity flagship service, SpeechPort, which makes available "Web-bound" content, customer relationship management applications and e-commerce opportunities to wireless and fixed telephones through an advanced speech recognition interface. SpeechPort enables ubiquitous access for a business' information--whether content, commerce or customer support--in support of its e-business, e-commerce, e-customer relationship management, or ERP initiatives. While the service is designed to primarily extend Web-based applications, it also provides the ability to extend legacy applications to the telephone.

    During 1999 and 2000, PriceInteractive's results have been affected by a variety of trends related to its growth, including an increase in the number of employees, a shift towards increased professional services revenue, the decision to invest heavily in the development of the SpeechPort platform and an increased emphasis on sales and marketing. PriceInteractive expects revenues from the SpeechPort platform to grow more rapidly than revenues from IVR services utilizing the IPort platform.

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999

REVENUES

    REVENUES. PriceInteractive's revenues are generated from two principal sources: fees received from customers for hosting application services on our SpeechPort and IPort platforms, and fees received from customers for providing professional services to design, develop and test speech applications. Hosting services revenue is dependent on the volume of traffic carried over the platform, which is measured in minutes. Customers are charged fees based on minutes of traffic across the platform. The volume of such traffic is dependent on the length of the call. PriceInteractive recognizes this revenue in the period in which the call is completed. Professional service revenue is billed on an hourly basis and is dependent upon the number of employees engaged in the process of designing, developing, and testing speech and other IVR applications. PriceInteractive recognizes this revenue when services are performed. During 2000 approximately $0.7 million of professional service revenue related to the connection of developed applications to our IPort and SpeechPort platforms was deferred and recognized over the life of the hosting period. During 1999, comparable revenues were recognized as the services were rendered. PriceInteractive also derives a limited amount of revenue from the sale of equipment to its customers.

    Revenue increased by $3.5 million to $12.0 million for the nine months ended September 30, 2000, from $8.5 million for the nine months ended September 30, 1999. This increase was primarily driven by a $2.1 million increase in revenue derived from PriceInteractive's professional services group to $3.3 million for the nine months ended September 30, 2000, from $1.2 million for the nine months ended September 30, 1999. The increase in professional service revenue was primarily the result of the

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expansion of PriceInteractive's professional services division to 53 employees as of September 30, 2000 from 29 as of September 30, 1999. The remaining increase in revenue of $1.4 million resulted primarily from an increase in the amount of traffic carried over the IPort platform to 49.1 million minutes for the nine months ended September 30, 2000, from 47.8 million minutes for the nine months ended September 30, 1999.

COST OF REVENUES

    Cost of revenues includes data communications and telecommunication expenses and R&D expenses. Cost of revenues increased by $1.7 million to $6.0 million for the nine months ended September 30, 2000 from $4.3 million for the nine months ended September 30, 1999. This increase was the result of a $0.5 million increase in data communication and telecommunications expenses and a $1.2 million increase in research and development expenses as discussed below.

    DATA COMMUNICATIONS AND TELECOMMUNICATIONS EXPENSES. Data communications and telecommunications expenses are composed primarily of purchased minutes, equipment depreciation expense, and other expenses associated with data communications and telecommunications.

    Purchased minutes are fees paid to telecommunications carriers for completing calls over the public circuit-switched network to our platforms. The amount of these fees depends on the volume of voice and data traffic carried over the public circuit-switched network, which is measured in minutes of traffic. The per minute rate charge for purchased minutes is negotiated with public circuit-switched network carriers based on the origination point of the call.

    Equipment depreciation costs result from the amortization of all equipment and software purchased to build PriceInteractive's platforms.

    Other data communication and telecommunications expenses include charges paid to local service providers for access to the public circuit-switched network from our platforms located at PriceInteractive's Reston, VA, St Louis, MO and Ashburn, VA facilities, direct equipment expenses and data processing expenses. The local access charges consist of set monthy fees for direct lines into our platforms. Direct equipment expenses consist of component parts of equipment purchased from a variety of vendors. These expenses are recorded when the equipment is installed and operational. Data processing expenses consist of labor costs to transcribe customer data and voice recording costs for customer applications.

    Data communications and telecommunications expenses increased by $0.5 million to $3.3 million for the nine months ended September 30, 2000, from $2.8 million for the nine months ended September 30, 1999. The increase in data communications and telecommunications expense was driven by increases in platform equipment depreciation and purchased minute costs associated with the buildout of the SpeechPort platform and the increase in traffic described above. Depreciation costs increased to $0.6 million for the nine months ended
September 30, 2000, from $0.3 million for the nine months ended September 30, 1999. Purchased minute costs increased to $1.4 million for the nine months ended September 30, 2000, from $1.3 million for the nine months ended September 30, 1999. Equipment expenses directly related to equipment sales increased to $0.3 million for the nine months ended September 30, 2000, from approximately $0 for the nine months ended September 30, 1999. Other data communications and telecommunications expenses, data processing, public circuit-switched network access, and data processing fees, decreased slightly to $1.0 million for the nine months ended September 30, 2000, from $1.2 million for September 30, 1999. As a percentage of total revenue, data communications and telecommunications expenses decreased to approximately 28% for the nine months ended September 30, 2000, from approximately 33% for the nine months ended September 30, 1999. This reflects both lower total communications costs per minute and the increase in professional services revenue.

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
    RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses include the expense of operating and supporting our platforms and consist mainly of salary and payroll taxes and benefits paid for employees directly involved in operating and supporting our platforms and our software applications.

    Research and development expenses increased by $1.2 million to $2.7 million for the nine months ended September 30, 2000, from $1.5 million for the nine months ended September 30, 1999. This increase is due principally to the increase in personnel needed to operate and support the platforms. As a percentage of total revenue, research and development expenses increased to approximately 23% for the nine months ended September 30, 2000, from approximately 18% for the nine months ended September 30, 1999.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

    Selling, general and administrative expenses consist of sales and marketing expenses, general and administrative expenses, and depreciation and amortization expenses. Selling, general and administrative expenses increased by $1.6 million to $5.4 million for the nine months ended September 30, 2000 from $3.8 million for the nine months ended September 30, 1999. This increase was the result of a $0.5 million increase in sales and marketing expenses, a $1.0 million increase in general and administrative expenses and a $0.1 million increase in depreciation and amortization expenses as discussed below.

    SALES AND MARKETING EXPENSES. Selling and marketing expenses include expenses relating to the salaries, payroll taxes and benefits that PriceInteractive pays for sales and marketing personnel and the expenses associated with the development and implementation of our promotion and marketing campaigns, including expenses relating to our outside public relations firm and industry analysts.

    Sales and marketing expenses increased by $0.5 million to $1.3 million for the nine months ended September 30, 2000, from $0.8 million for the nine months ended September 30, 1999. This increase is attributable to an increase in the number of personnel and increased marketing expenses, particularly in connection with public relations campaigns. As a percentage of total revenue, sales and marketing expenses increased to approximately 11% from approximately 9% for the nine months ended September 30, 2000, and 1999, respectively.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses include salary, payroll tax and benefit expenses and related costs for general corporate functions, including executive management, administration, information technology and human resources.

    General and administrative expenses. General and administrative expenses increased by $1.0 million to $3.6 million for the nine months ended
September 30, 2000, from $2.6 million for the nine months ended September 30, 1999. General and administrative expenses increased primarily due to an increase in the number of personnel, and the associated rent, recruiting, travel and training costs, offset by a decline in the allowance for doubtful accounts. As a percentage of total revenue, general and administrative expenses remained constant at approximately 30% for the nine months ended September 30, 2000 and 1999.

    DEPRECIATION AND AMORTIZATION EXPENSES. Depreciation and amortization expenses increased by $0.1 to $0.5 million for the nine months ended
September 30, 2000, from $0.4 million for the nine months ended September 30, 1999. This increase resulted primarily from additional purchases of capital equipment and software that were needed to support our expanded headcount. As a percentage of total revenue, depreciation and amortization expense decreased to approximately 4% from approximately 5% for the nine months ended September 30, 2000 and 1999, respectively.

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INTEREST INCOME AND INTEREST EXPENSE

    INTEREST INCOME AND INTEREST EXPENSE. Interest expense is primarily comprised of interest on PriceInteractive's LIBOR plus 2.50% floating
$4.5 million bank equipment facility and various capital leases pursuant to which PriceInteractive has financed an additional portion of the hardware and software components of our platforms. Interest income is primarily composed of income earned on cash, cash equivalents and marketable securities.

    Interest income increased slightly to $0.1 million for the nine months ended September 30, 2000. This increase was primarily attributable to increased interest earnings on our cash, cash equivalents and marketable securities as a result of a $5.0 million equity investment received from a strategic partner in August, 2000. Interest expense increased slightly to $0.1 million for the nine months ended September 30, 2000. This increase was attributable to capital equipment financing.

YEARS ENDED DECEMBER 31, 1999 AND 1998

REVENUES

    REVENUES. Revenue increased by $1.8 million to $11.8 million for the year ended December 31, 1999, from $10.0 million for the year ended December 31, 1998. This increase was primarily driven by an increase in revenue from hosting services of $1.0 million to $7.8 million for the year ended December 31, 1999 from $6.8 million for the year ending December 31, 1998. This increase was the result of an increase in the amount of traffic carried over PriceInteractive's IPort platform to 57.8 million minutes for the year ended December 31, 1999, from 31.8 million minutes for the year ended December 31, 1998. The remaining $0.8 million increase in revenue was primarily attributable to PriceInteractive's professional services group. The increase in professional service revenue was the result of the expansion of PriceInteractive's professional services division to 32 employees as of December 31, 1999 from 16 as of December 31, 1998.

COST OF REVENUES

    Cost of revenues includes data communications and telecommunication expenses and R&D expenses. Cost of revenues increased by $1.4 million to $5.6 million for the year ended December 31, 1999 from $4.2 million for the year ended
December 31, 1998. This increase was the result of a $0.7 million increase in data communication and telecommunications expenses and a $0.7 million increase in research and development expenses as discussed below.

    DATA COMMUNICATIONS AND TELECOMMUNICATIONS EXPENSES. Data communications and telecommunications expenses increased by $0.7 million to $3.5 million for the year ended December 31, 1999, from $2.8 million for the year ended
December 31, 1998. The increase in data communications and telecommunications expense was driven by increases in platform equipment depreciation and purchased minute costs associated with the buildout of the SpeechPort platform and the increase in traffic described above. Depreciation costs increased to $0.4 million for the year ended December 31, 1999, from $0.1 million for the year ended December 31, 1998. Purchased minute costs increased to $1.7 million for the year ended December 31, 1999, from $1.5 million for the year ended December 31, 1998. There were no equipment expenses directly related to equipment sales for the years ended December 31, 1999 and 1998. Other data communications and telecommunications expenses, data processing, public circuit-switched network access, and data processing fees, increased to $1.5 million for the year ended December 31, 1999 from $1.2 million at December 31, 1998. As a percentage of total revenue, data communications and telecommunications expenses increased to approximately 30% for the year ended December 31, 1999, from approximately 28% for the year ended December 31, 1998.

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
    RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses increased by $0.7 million to $2.1 million for the year ended December 31, 1999, from $1.4 million for the year ended December 31, 1998. This increase in research and development expenses is due principally to the increase in personnel needed to operate and support the IPort platform. As a percentage of total revenue, research and development expenses increased to approximately 17% for the year ended December 31, 1999, from approximately 14% for the year ended December 31, 1998.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

    Selling, general and administrative expenses consist of sales and marketing expenses, general and administrative expenses, and depreciation and amortization expenses. Selling, general and administrative expenses increased by $1.7 million to $5.2 million for the year ended December 31, 1999 from $3.5 million for the year ended December 31, 1998. This increase was the result of a $0.5 million increase in sales and marketing expenses, a $1.1 increase in general and administrative expenses and a $0.1 million increase in depreciation and amortization expenses discussed below.

    Sales and marketing expenses increased by $0.5 million to $1.2 million for the year ended December 31, 1999, from $0.7 million for the year ended
December 31, 1998. This increase is attributable to an increase in the number of personnel and increased marketing expenses, particularly in connection with public relations campaigns. As a percentage of total revenue, sales and marketing expenses increased to approximately 10% from approximately 7% for the years ended December 31, 1999, and 1998, respectively.

    General and administrative expenses. General and administrative expenses increased by $1.0 million to $3.4 million for the year ended December 31, 1999, from $2.4 million for the year ended December 31, 1998. General and administrative expenses increased primarily due to an increase in the number of personnel, and the associated rent, recruiting, travel and training costs and a $0.5 million increase in the allowance for doubtful accounts related to a single client. As a percentage of total revenue, general and administrative expenses increased to approximately 29% for the year ended December 31, 1999, from approximately 24% for the year ended December 31, 1998.

    DEPRECIATION AND AMORTIZATION EXPENSES. Depreciation and amortization expenses increased by $0.1 million to $0.5 million for the year ended
December 31, 1999, from $0.4 million for the year ended December 31, 1998. This increase primarily resulted from additional purchases of capital equipment and software that were needed to support PriceInteractive's expanded headcount. As a percentage of total revenue, depreciation and amortization expense remained constant at approximately 4% for the years ended December 31, 1999 and 1998.

INTEREST INCOME AND INTEREST EXPENSE

    Interest income and interest expenses remained constant at less than $0.1 million. Interest income is primarily attributable to interest earnings on our cash, cash equivalents and short term investments. Interest expense is primarily attributable to capital equipment financing.

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE

    In 1999, PriceInteractive changed to the straight-line method of depreciation from the double declining balance method. The change resulted in a $55,000 increase in income after tax. PriceInteractive believes that the straight-line method of depreciation more appropriately measures the economic benefits received from its assets and that the change will increase the comparability of its results with those of its competitors.

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LIQUIDITY AND CAPITAL RESOURCES

    PriceInteractive's principal capital and liquidity needs historically have related to the development of its platform, sales and marketing activities and research and development expenses. PriceInteractive's capital needs have in large part been financed through cashflow from operations and the net proceeds from its initial equity investment. As PriceInteractive has placed greater emphasis on expanding and enhancing its platform infrastructure, it has also sought to meet its capital needs through bank equipment financing and vendor capital leases. PriceInteractive also has an unused line of credit with the same bank that provides the majority of its equipment financing. As of September 30, 2000, approximately $1.0 million was available under that facility. As of the same date PriceInteractive's cash and cash equivalents were $3.9 million.

    During 2000, PriceInteractive concluded that it would be necessary to raise additional equity capital of at least $25.0 million and perhaps as much as $50.0 million, to fund the construction of the SpeechPort platform and PriceInteractive's continued growth. In August 2000, PriceInteractive concluded a $5.0 million strategic investment from MicroStrategy, Incorporated. PriceInteractive was engaged in preliminary efforts to raise additional capital when discussions of a possible acquisition by iBasis commenced. If for any reason the proposed merger with iBasis does not close, PriceInteractive will need to reinitiate efforts to raise additional equity capital.

    Net cash used in operating activities was $0.1 million for the nine months ended September 30, 2000, as compared to cash provided by operations of $0.7 million for the nine months ended September 30, 1999.

    For the nine months ended September 30, 2000, cash used in operating activities was primarily attributable to increases in accounts receivable and prepaid expenses associated with the growth of the business and, for accounts receivable, two large pre-bills totaling $1.7 million to two major telecom carriers. For the nine months ended September 30, 1999, the amount was primarily attributable to net income and an increase in the deferred tax liability.

    Net cash used in investing activities was $5.4 million for the nine months ended September 30, 2000, as compared to $1.5 million for the nine months ended September 30, 1999. For the nine months ended September 30, 2000 and 1999, cash used in investing activities was primarily attributable to the purchases of equipment.

    Net cash provided by financing activities was $6.0 million for the nine months ended September 30, 2000, as compared to net cash provided by financing activities of $0.3 million for the nine months ended September 30, 1999. For the nine months ended September 30, 2000, the increase was primarily attributable to the $5.0 million strategic investment by MicroStrategy, Incorporated and financing of equipment purchases. For the nine months ended September 30, 1999, the increase was primarily attributable to financing of equipment purchases.

    PriceInteractive believes that inflation does not have a significant impact on its financial results.

DISCLOSURES ABOUT MARKET RISK

    PriceInteractive does not enter in to hedging or derivative securities transactions that would subject it to market risk. PriceInteractive does not enter into transactions in foreign denominated currencies and does not have any material obligations that are subject to volatility in foreign currency exchange rates or in interest rates.

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
                    INFORMATION CONCERNING PRICEINTERACTIVE

OVERVIEW

    Founded in 1997, PriceInteractive is a recognized speech application service provider to Fortune 500 enterprises, telecommunications carriers and operators of e-commerce sites and portals. PriceInteractive's mission is to voice enable the Internet economy by rapidly extending Web-based applications to telephones and wireless devices.

    PriceInteractive recently announced its high capacity flagship service, SpeechPort, which makes available "Web-bound" content, customer relationship management applications and e-commerce opportunities to wireless and fixed telephones through an advanced speech recognition interface. PriceInteractive believes that SpeechPort is one of the first application service provider services specifically focused on bringing Web content to telephones and wireless devices. Initial customers include AT&T, Worldcom and MicroStrategy. PriceInteractive believes that SpeechPort enables ubiquitous access for a business' information in support of its e-business, e-commerce, e-customer relationship management, or ERP initiatives. Although the service is designed primarily to extend Web-based applications, it also provides the ability to extend legacy applications to the telephone. PriceInteractive also provides a line of interactive voice response services under the name IPort. IPort services accounted for approximately 87% of PriceInteractive's total revenue during the nine months ended September 30, 2000.

    Since 1999, PriceInteractive has doubled in both organization size, to approximately 138 employees, and infrastructure capacity, to 8,000 IPort and 5,500 SpeechPort ports, while remaining profitable.

    In August 2000, PriceInteractive purchased substantially all of the assets of FusionTec, an established e-business technology consulting firm in Northern Virginia, adding depth to technology development for SpeechPort. Later in August, PriceInteractive secured a $5.0 million strategic investment from MicroStrategy Incorporated. Additional terms provide that PriceInteractive became the voice portal ASP for MicroStrategy, Strategy.com, Angel.com and related speech-enabled businesses.

SPEECHPORT SERVICES

    The convergence of wireless, Internet and automated speech recognition technologies has created a new market for "voice-enabled Web services" encompassing a broad range of voice-directed applications for accessing content, commerce and customer service over the telephone. It has become increasingly clear that telecommunications carriers and e-commerce companies will seek to leverage their software infrastructure investments by providing customers with inbound and outbound telephone access to Web information, e-commerce and customer relationship management capabilities. Recognizing these technology and business trends, PriceInteractive developed SpeechPort, which enables businesses to rapidly extend their Web-based applications to any person with a telephone or wireless device. The SpeechPort service delivers Web site content and applications to telephones and wireless devices through advanced speech recognition. By leveraging the existing Web infrastructure, end-users are ensured access to uniform content across all media.

    The centerpiece of the service offering is the SpeechPort platform, an advanced communications infrastructure, scheduled to be placed into service in the first quarter of 2001, that is based on industry standards such as Java and is designed to easily integrate emerging standards such as VoiceXML. The platform utilizes an advanced speech recognition interface as its primary mechanism for allowing end-users to "browse" the Web-based content or application over the telephone. Through this speech interface, it is possible for the end-user to direct the Web content to other devices, such as wireless application protocol-enabled telephones and handheld computing devices.

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    The SpeechPort service is designed to support both "push" and "pull"
environments. For example, inbound callers can interact with a Web-based application using speech commands and request delivery of content through a number of options, including speech, wireless, email and fax. Alternately, applications such as narrowcasting--which are "notification" or "push" based--can cause the service to initiate an outbound call which can then establish an interactive session.

PROFESSIONAL SERVICES

    PriceInteractive also offers a broad array of professional services, designed to ensure that its products are integrated into the customer's network to meet its specific needs and that PriceInteractive customers realize the maximum value from their networking technology investments. PriceInteractive's professional services practices and competencies are focused on providing design, implementation, integration, testing and support to its service provider customers directly or in partnership with other strategic network equipment providers. The range of professional services offered can vary, depending on the nature of the customer's requirements, and could include consultation on the initial design of an application, the development of the software application, and integration into PriceInteractive's products. Historically, the initial design and software development phases of a project have been significant, depending on the level of customization required.

COMPETITION

    PriceInteractive's primary competitors are traditional interactive voice response companies that are attempting to enter the speech recognition arena, new speech application service provider, or ASP, entrants and business-to-consumer portals attempting to provide speech-enabled application service provider services.

    In addition to the direct competitors described above, PriceInteractive faces potential competition from--as well as partnering opportunities with--several other types of businesses that may enter or border on the speech ASP space. These include:

    - mainstream application service providers that may forward integrate into the communications or Speech ASP space; and

    - other specialized ASPs, such as Internet telephony ASPs, like iBasis, or application roll-up ASPs, that may enter the speech market.

Internet data center companies as well as hosting companies could either forward integrate by incorporating Speech ASP offerings similar to PriceInteractive's or form strategic alliances with competitive entities.

    Recently, large communications carriers have increasingly emphasized value-added, enhanced services, such as complex hosting. In addition, integrated communications providers may increasingly focus on hosting to more tightly bind themselves to customers and to create higher profit margins.

    Finally, there are a number of startup companies offering voice portals. These companies do not compete with PriceInteractive directly, but rather with some of its customers, as they provide a focused and integrated speech plus content and e-commerce service. AudioPoint, a Washington, D.C. based voice portal to popular Web functions, is now offering service. This development stage company is approximately 10% owned by PriceInteractive.

    PriceInteractive believes that customers focus on the following elements when selecting a Speech ASP:

    - references,

    - integration capabilities, and

    - a vendor with the staying power to be a long-term strategic partner.

PriceInteractive believes that it is positioned to respond favorably to these criteria and that its client base, expertise in developing hundreds of applications, and high capacity platform are key competitive differentiators.

SALES AND MARKETING

    During the 9 months ended September 30, 2000, interactive voice response services utilizing the IPort platform accounted for approximately 87% of PriceInteractive's revenues. PriceInteractive has marketed such services, including related professional services, to carriers desiring to offer such services to their customers and directly to end users. End user customers with long-term agreements include Vicinity, Kelly Services, Home Shopping Network, Western Union and Sabre. The three major U.S.-based telecommunications carriers, AT&T, Worldcom, and Sprint, represented approximately 41% of all revenues during the nine months ended September 30, 2000.

    With respect to SpeechPort services, including related professional services, PriceInteractive's marketing strategy is to leverage its market position and establish the SpeechPort brand by promoting the brand with early market success through PriceInteractive's direct sales organization; extensive public relations, tradeshow and seminar participation; and cooperative marketing with strategic channel partners. SpeechPort customers include AT&T, MicroStrategy and Sprint.

INTELLECTUAL PROPERTY

    PriceInteractive regards its copyrights, service marks, trademarks, trade dress, trade secrets and similar intellectual property as critical to its success and they rely on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with its employees, customers, partners and others to protect its proprietary rights.

EMPLOYEES

    As of December 31, 2000, PriceInteractive had 138 full time employees and 4 part time employees, with approximately 18 in sales and marketing, 37 in engineering and operations, 68 in professional services, and 19 in general and administrative. As of December 31, 2000, PriceInteractive engaged approximately 6 independent contractor firms and employed a limited number of temporary employees. PriceInteractive's employees are not represented by a labor union.

FACILITIES

    PriceInteractive leases 42,000 square feet in Reston, Virginia, where its primary business offices and the main service platform are located. In addition, PriceInteractive leases space in St. Louis, Missouri, providing platform back-up to its Reston facility. In the third quarter of 2000, PriceInteractive occupied an Equinix outsource data center facility located in nearby Ashburn, Virginia, to host the planned expansion of the SpeechPort platform.

LEGAL PROCEEDINGS

    PriceInteractive is not presently party to any pending legal proceedings that it believes are material to its business.

                        PRINCIPAL STOCKHOLDERS OF IBASIS

    The following table sets forth certain information regarding beneficial ownership of common stock as of December 31, 2000, by:

    - each person or entity we know owns beneficially more than 5% of our common stock;

    - each of our directors;

    - each of our executive officers; and

    - all executive officers and directors as a group.

    Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of December 31, 2000 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. Unless otherwise indicated, the address for each of the following stockholders is c/o iBasis, Inc., 20 Second Avenue, Burlington, Massachusetts 01803.

                                                                       SHARES
                                                                 BENEFICIALLY OWNED
                                                              ------------------------
NAME OF BENEFICIAL OWNER                                        NUMBER        PERCENT
------------------------                                      ----------      --------
Ofer Gneezy(1)..............................................   3,689,438       10.77%
Menlo Ventures VII, L.P. and affiliated entities(2).........   3,430,351       10.03%
John Jarve(2)...............................................   3,430,351       10.03%
Gordon J. VanderBrug(3).....................................   1,800,876        5.26%
Charles N. Corfield(4)......................................   1,314,416        3.84%
Charles Giambalvo(5)........................................      46,874        *
Charles S. Houser(6)........................................     200,400        *
Michael J. Hughes(7)........................................     135,513        *
Carl Redfield...............................................      41,800        *
Charles M. Skibo............................................           0        *
All directors and executive officers as a group (9
  persons)(8)...............................................  10,659,668       30.95%

------------------------

*    Represents less than 1% of the outstanding shares of common stock.

 (1) Includes 47,499 shares of common stock issuable upon exercise of options within 60 days of December 31, 2000. Also includes 50,000 shares held by The Ofer Gneezy 1999 Family Trust for the benefit of Mr. Gneezy's children. Mr. Gneezy disclaims beneficial ownership of the shares held by The Ofer Gneezy 1999 Family Trust. Mr. Gneezy is our President, CEO and one of our directors.

 (2) Consists of 3,657,869 shares held by Menlo Ventures VII, L.P. and 153,631 shares held by Menlo Entrepreneurs Fund VII, L.P. Mr. Jarve, one of our directors, is managing director of MV Management VII, LLC, the general partner of Menlo Ventures VII, L.P. and Menlo Entrepreneurs Fund VII, L.P. Mr. Jarve disclaims beneficial ownership of the shares held by the entities affiliated with Menlo Ventures, except to the extent of his pecuniary interest therein. The address for Mr. Jarve and Menlo Ventures is 3000 Sand Hill Road, Building 4, Suite 100, Menlo Park, California 94025.

 (3) Includes 35,625 shares of common stock issuable upon exercise of options within 60 days of December 31, 2000. Also includes 1,317,345 shares held by the G.J. & C.E. VanderBrug Family Limited Partnership. Dr. VanderBrug disclaims beneficial ownership of the shares held by the G.J. & C.E. VanderBrug Family Limited Partnership, except to the extent of his pecuniary interest therein. Does not include 37,865 shares of common stock held by Dr. VanderBrug's spouse. Dr. VanderBrug disclaims beneficial ownership of the shares held by his spouse. Dr. VanderBrug is our Executive Vice President and one of our directors.

 (4) Consists of 1,114,416 shares held by the Charles N. Corfield Trust u/a/d 12/19/91, a revocable trust of which Mr. Corfield is the sole trustee and 200,000 shares held by Mr. Corfield, individually. Mr. Corfield is one of our directors.

 (5) Consists entirely of 46,874 shares of common stock issuable upon exercise of options within 60 days of December 31, 2000.

 (6) Mr. Houser is one of our directors.

 (7) Includes 43,436 shares of common stock issuable upon the exercise of options within 60 days of December 31 2000. Mr. Hughes is our Vice President, Finance and our Chief Financial Officer.

 (8) Includes 243,434 shares of common stock issuable upon exercise of options within 60 days of December 31, 2000 and certain shares held by affiliates of such directors and executive officers.

                   PRINCIPAL STOCKHOLDERS OF PRICEINTERACTIVE

    As of December 31, 2000, there were 10,955,500 shares of PriceInteractive Class A and Class B common stock, 2,428,000 shares of PriceInteractive convertible preferred stock, and 6,500 shares of PriceInteractive Redeemable Preferred stock issued and outstanding. Each share of Class A common stock is entitled to one vote per share, and each share of Class B common stock is entitled to 10 votes per share. The 2,428,000 shares of PriceInteractive convertible preferred stock is presently convertible into 9,327,144 shares of Class B common stock.

    The following table sets forth information with respect to beneficial ownership of PriceInteractive common stock and preferred stock, including the percent of the total voting power, as of December 31, 2000 by

    - each holder of more than 5% of either class of common stock;

    - Daniel J. Price, the only director or executive officer of PriceInteractive who will be a director or executive officer of iBasis after consummation of the merger;

    - each of PriceInteractive's directors; and

    - all of PriceInteractive's executive officers and directors as a group.

    Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

    In computing the number of shares beneficially owned by a person named in the following table and the percentage ownership of that person, shares of PriceInteractive common stock that are subject to options held by that person that are currently exercisable or exercisable within 60 days of November 30, 2000 are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.

    For the purposes of the table below, shares of PriceInteractive Convertible Preferred stock are presented on an as converted to PriceInteractive common stock basis.

    Unless otherwise indicated below, the address of each listed stockholder is care of PriceInteractive, Inc., 11800 Sunrise Valley Drive, Reston, Virginia.

                        SHARES BENEFICIALLY OWNED AS OF
                               DECEMBER 31, 2000

                                                        COMMON
                                                ----------------------   PERCENTAGE OF     REDEEMABLE
NAME OF BENEFICIAL OWNER                         CLASS A     CLASS B         VOTES       PREFERRED STOCK
------------------------                        ---------   ----------   -------------   ---------------
                                                                                                 --
Daniel J. Price(1)............................         --    4,760,000        25.0%              --
Timothy M. Price(2)...........................         --    4,760,000        25.0%              --
Entities affiliated with Summit Partners(3)...         --    9,327,144        49.1%           6,500
Scott C. Collins(4)...........................         --           --          --               --
MicroStrategy(5)..............................  1,266,000           --           *               --
Stephen S. Trundle(6).........................         --           --          --               --
All directors and executive officers as a
  group
  (6 persons)(7)..............................  3,200,000    9,520,000        51.8%              --

--------------------------

* Represents less than 1% of the voting power of PriceInteractive's capital stock.

(1) Daniel J. Price is the President and CEO of PriceInteractive, a member of the Board of Directors, and the brother of Timothy M. Price.

(2) Timothy M. Price is the Executive Vice President, Chief Architect and Secretary of PriceInteractive, a member of the Board of Directors, and the brother of Daniel J. Price.

(3) Summit Partners is the name used to refer to a group of investment partnerships. The sole general partner for Summit Ventures IV, L.P. is Summit Partners IV, L.P., the sole general partner of which is Stamps, Woodsum & Co. IV. The general partner for each of Summit Ventures V, L.P., Summit V Companion Fund, L.P., Summit V Advisors Fund, L.P., and Summit V Advisors Fund (QP), L.P. is Summit Partners V, L.P., the general partner of which is Summit Partners LLC. Summit Partners LLC, through an investment committee, exercises sole voting and investment power with respect to the shares owned by these entities, Summit Investors III, L.P. and Summit Ventures IV, L.P.; individually no member of Summit Partners LLC is deemed to have or share such voting or investment power and such members expressly disclaim beneficial ownership of these shares, except to the extent of their respective pecuniary interests therein.

    The following Summit entities own in the aggregate 2,428,000 shares of PriceInteractive Series A Convertible Preferred Stock, which are presently convertible into 9,327,144 shares of PriceInteractive Class B Common Stock, and 6,500 shares of 1998 Redeemable Preferred Stock, as follows:

                                                                CONVERTIBLE       REDEEMABLE
SUMMIT PARTNERSHIP                                            PREFERRED STOCK   PREFERRED STOCK
------------------                                            ---------------   ---------------
Summit Ventures V, L.P......................................       965,696          2585.6
Summit Ventures IV, L.P.....................................     1,127,174          3017.6
Summit V Companion Fund, L.P................................       161,478             432
Summit V Advisors Fund, L.P.................................        19,739            52.8
Summit V Advisors Fund (QP), L.P............................        64,592           172.9
Summit Investors III, L.P...................................        89,321           239.1
                                                                 ---------          ------
Totals......................................................     2,428,000           6,500

    The address of the Summit partnerships is 600 Atlantic Avenue, Suite 2800, Boston, Massachusetts 02210.

(4) Mr. Collins is a member of the Board of Directors of PriceInteractive designated by the Summit partnerships. He disclaims beneficial ownership of the PriceInteractive securities owned by the Summit partnerships. His address is the same as the Summit partnerships.

(5) The address of MicroStrategy Incorporated is 8000 Towers Crescent Drive, Vienna, Virginia 22182.

(6) Mr. Trundle is a member of the Board of Directors of PriceInteractive designated by MicroStrategy Incorporated. He disclaims beneficial ownership of the PriceInteractive securities owned by MicroStrategy Incorporated. His address is the same as MicroStrategy Incorporated.

(7) Includes Messrs. D. Price, T. Price, S. Collins (see note 4 above),
    S. Trundle (see note 6 above), Dana Skaddan (2,400,000 options to purchase Class A Common Stock) and Daniel Moore (1,015,000 options to purchase Class A Common Stock of which 800,000 are exercisable within 60 days).

    THE BOARD OF DIRECTORS OF IBASIS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF IBASIS AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF. Unless authority to do so is withheld, the persons named in each proxy will vote the shares represented thereby "FOR" the approval of the merger agreement.

                                 PROPOSAL NO. 2

                    RATIFICATION OF ADOPTION AND APPROVAL OF
                     AMENDMENT TO 1997 STOCK INCENTIVE PLAN

    On December 12, 2000, our board of directors, subject to stockholder approval, adopted and approved an amendment to the 1997 Stock Incentive Plan for the purpose of increasing the number of shares of common stock authorized for issuance under the plan from 5,700,000 shares to 9,000,000 shares.

    iBasis expects to increase its employee base by at least 140 employees upon the closing of the acquisition of PriceInteractive. In addition, the board of directors believes that an increase in the number of shares available for issuance under the plan will enable iBasis to continue its general practice of making annual grants of stock options to key employees, officers and directors, thereby encouraging stock ownership by key employees, officers and directors of iBasis and its subsidiaries and providing additional incentives for them to promote the success of iBasis' business. As a result, the board of directors has determined that it is necessary and in the best interest of iBasis to increase the number of shares of common stock authorized for issuance pursuant to the 1997 Stock Incentive Plan.

    The discussion below provides a summary description of certain provisions of the 1997 Stock Incentive plan, as amended. We have attached a copy of the plan as APPENDIX E to this proxy statement and incorporate the plan in its entirety into this proxy statement by reference. The summary of the plan we provide below is qualified in its entirety by reference to the plan. We encourage you to read the plan for a complete understanding of its terms.

1997 STOCK INCENTIVE PLAN

    In August 1997, our board of directors approved our 1997 Stock Incentive Plan, which was amended in December 1998 and in September 1999. The initial adoption of the plan and each of its amendments were subsequently approved by our stockholders. Our stock incentive plan provides for the grant of incentive stock options, nonqualified stock options and restricted stock awards. Employees, including officers and employee directors, directors, consultants and advisors are eligible for all awards except incentive stock options. Only employees are eligible for incentive stock options. A maximum of 5,700,000 shares of common stock have been authorized for issuance under our stock incentive plan. Under our stock incentive plan, as of December 31, 2000:

    - options for the purchase of 5,734,900 shares of common stock had been granted;

    - 4,247,096 options for shares of common stock were outstanding under the plan;

    - 717,827 shares had been issued upon exercise of options granted under the plan;

    - grants of 0 shares of restricted stock had been made under the plan; and

    - options for the purchase of 769,977 shares that were granted under the plan had been cancelled.

    735,077 shares of common stock remained available for the grant of awards under the plan as of December 31, 2000. No participant in our stock incentive plan may, in any year, be granted options or restricted stock awards with respect to more than 100,000 shares of common stock.

    The iBasis compensation committee, which is composed of members appointed by the board of directors, administers our stock incentive plan and has the authority to make all determinations required under our stock incentive plan, including the eligible persons to whom, and the time or times at which, options or restricted stock awards may be granted, the exercise price or purchase price, if any, of each option or restricted stock award, whether each option is intended to qualify as an incentive stock option or a nonqualified stock option, and the number of shares subject to each option or restricted stock award. The compensation committee also has authority to:

    - interpret our stock incentive plan;

    - determine the terms and provisions of the option or restricted stock award instruments; and

    - make all other determinations necessary or advisable for administration of our stock incentive plan.

    The committee has authority to prescribe, amend, and rescind rules and regulations relating to our stock incentive plan. The exercise price of options granted under our stock incentive plan shall not be less than 100% of the fair market value of the common stock on the date of grant, or 110% in the case of incentive stock options issued to an employee who at the time of grant owns more than 10% of the total combined voting power of all classes of iBasis stock. The options become exercisable at such time or times, during such periods, and for such numbers of shares as shall be determined by the compensation committee and expire after a specified period that may not exceed ten years from the date of grant.

    The compensation committee may, in its discretion, provide for the acceleration of one or more outstanding options and the vesting of unvested shares held as restricted stock awards upon occurrence of a change of control of iBasis.

    In the event of a merger, consolidation, or sale, transfer, or other disposition of all or substantially all of our assets, the compensation committee may, in its discretion, provide for the automatic acceleration of one or more outstanding options that are assumed or replaced and do not otherwise accelerate by reason of the transaction. In addition, the compensation committee may similarly provide for the termination of any of our repurchase rights that may be assigned in connection with the merger, consolidation, or sale, transfer, or other disposition of all or substantially all of our assets, in the event that a holder of restricted stock's employment, directorship or consulting or advising relationship should subsequently terminate following the transaction.

    The board of directors may amend, modify, suspend or terminate our stock incentive plan at any time, subject to applicable law and the rights of holders of outstanding options and restricted rights awards. Our stock incentive plan will terminate on August 11, 2007, unless the board of directors terminates it prior to that time.

    The stock incentive plan provides for grants of stock options intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, nonstatutory stock options that do not qualify for such treatment and grants of restricted stock. All of our employees are eligible for stock options or grants under the plan in amounts and at prices determined by the compensation committee, provided that, in the case of incentive stock options, the price will not be less than 100% of the fair market value of the common stock on the date of grant, or not less than 110% of the fair market value of the stock on the grant date if the optionee owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock.

    The stock incentive plan is administered by the compensation committee. The compensation committee selects participants and, in a manner consistent with the terms of the 1997 plan, determine the number and duration of the options to be granted and the terms and conditions of the option agreements. The compensation committee has the right to alter, amend or revoke the 1997 plan.

    Incentive stock options granted under the plan are not transferable except by will or the laws of descent and distribution and may be exercised during the life of the optionee only by the optionee. Nonstatutory stock options granted under the 1997 plan are not transferable except by will of the laws of descent and distribution and except that nonstatutory stock options may be transferred if and to the extent authorized by the compensation committee.

    The following table sets forth information as of December 31, 2000 with respect to stock options which have been received since the 1997 plan was adopted by iBasis by (i) each of our Chief Executive Officer and the other executive officers of iBasis required to be named in a Summary Compensation Table in an annual meeting proxy statement, (ii) all current executive officers as a group, (iii) all current directors, (iv) all current directors, other than those who are executive officers, as a group, and (v) all employees and consultants, excluding executive officers, as a group since the 1997 plan was adopted.

                 OPTION GRANTS UNDER 1997 STOCK INCENTIVE PLAN

NAME                                                          OPTIONS (SHARES)
----                                                          ----------------
Ofer Gneezy.................................................        120,000
Gordon J. VanderBrug........................................         90,000
Charles V. Giambalvo........................................        150,000
Michael J. Hughes...........................................        275,000
Charles N. Corfield.........................................         40,000
Charles S. Houser...........................................         40,000
John Jarve..................................................         40,000
Carl Redfield...............................................         80,000
Charles M. Skibo............................................         80,000
All executive officers as a group...........................        635,000
All directors as a group....................................        490,000
All directors, excluding executive officers, as a group.....        280,000
All employees and consultants, excluding executive officers,
  as a group(1).............................................      4,049,923

------------------------

(1) Does not include 769,977 shares subject to stock options previously granted to former employees that were forfeited upon termination of their employment.

    The affirmative vote of the holders of a majority of the shares of iBasis common stock voted on the issue at the meeting, in person or by proxy, is required to ratify the adoption and approval by the board of directors of the amendment to the 1997 plan. If the proposal to ratify the amendment to the 1997 plan is not approved at the meeting, the 1997 plan, as previously adopted by the board of directors and ratified by the stockholders, will remain in full force and effect.

    THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF IBASIS AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF. Unless authority to do so is withheld, the persons named in each proxy will vote the shares represented thereby "FOR"the ratification of the adoption and approval by the board of directors of the amendment to the 1997 Stock Incentive plan.

                              THE SPECIAL MEETING

    This proxy statement is furnished in connection with the solicitation of proxies from iBasis stockholders by the board of directors for use at the iBasis special meeting. This proxy statement and accompanying form of proxy are first
being mailed to iBasis stockholders on or about               , 2001.

    TIME AND PLACE; PURPOSES

    The special meeting will be held on               , 2001, at 9:00 a.m., at
iBasis offices at 20 Second Ave., Burlington, MA. At that meeting, iBasis stockholders will be asked to vote on:

1. The approval of the issuance of shares of iBasis common stock pursuant to an Agreement and Plan of Merger and Reorganization among iBasis, Inc., PriceInteractive, Inc., a majority of PriceInteractive's stockholders and Penguin Acquisition Corp., a wholly owned subsidiary of iBasis, whereby (i) PriceInteractive will be merged with and into Penguin Acquisition Corp.,
    (ii) iBasis will issue an aggregate of approximately 10,232,974 shares of iBasis common stock, such number subject to increase on a proportional basis if the number of outstanding shares of iBasis common stock on a fully-diluted basis, as provided in the merger agreement, increases between the date of this proxy statement and the effective time of the merger or, in the sole discretion of iBasis' board of directors, if it determines that it is necessary to do so to obtain "reorganization" tax treatment for the transaction, and approximately $46.0 million in cash to the holders of the issued and outstanding capital stock of PriceInteractive and "vested" options to acquire PriceInteractive Stock, with such cash and stock issued in respect of options being distributed upon the exercise of these options,
    (iii) iBasis will assume up to a maximum number of outstanding unvested options to purchase PriceInteractive stock, which will become options to purchase iBasis common stock and cash in the same ratio as the outstanding shares of PriceInteractive convert into iBasis common stock and cash, and
    (iv) Daniel J. Price will be appointed to the Board of Directors of iBasis to fill a vacancy;

2. The approval of an increase in the aggregate number of shares of iBasis common stock that may be issued or transferred pursuant to options or restricted stock awards under iBasis' 1997 Stock Incentive Plan from 5,700,000 shares to 9,000,000 shares; and

3. Such other business as may properly come before the iBasis special meeting or any adjournments or postponements, including potential postponements or adjournments for the purpose of soliciting additional proxies in order to approve the above proposals.

      INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Combined Balance Sheet as of
  September 30, 2000........................................     F-3
Unaudited Pro Forma Condensed Combined Statement of
  Operations for the nine months ended September 30, 2000...     F-4
Unaudited Pro Forma Condensed Combined Statement of
  Operations for the year ended December 31, 1999...........     F-5
Notes to Unaudited Pro Forma Condensed Combined Financial
  Statements................................................     F-6

 INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF PRICEINTERACTIVE, INC.
                            AND SUBSIDIARY

                          DECEMBER 31, 1999

Independent Auditors' Report................................     F-9
Consolidated Balance Sheet..................................    F-10
Consolidated Statement of Operations........................    F-11
Consolidated Statement of Stockholders' Deficit.............    F-12
Consolidated Statement of Cash Flows........................    F-13
Notes to Consolidated Financial Statements..................    F-14

  INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF
                        PRICEINTERACTIVE, INC.
                            AND SUBSIDIARY

                          SEPTEMBER 30, 2000

Consolidated Balance Sheet..................................    F-24
Consolidated Statements of Operations.......................    F-25
Consolidated Statements of Cash Flows.......................    F-26
Notes to Condensed Consolidated Financial Statements........    F-27

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

    The following Unaudited Pro Forma Condensed Combined Balance Sheet (the "Pro Forma Balance Sheet") has been prepared based upon the historical condensed consolidated balance sheets of iBasis, Inc. and PriceInteractive, Inc. as of September 30, 2000. The Pro Forma Balance Sheet gives effect to the acquisition of PriceInteractive, Inc. as if the acquisition had occurred as of September 30, 2000.

    The following Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2000 (the "2000 Pro Forma Statement of Operations") is based upon the historical condensed consolidated statements of operations of iBasis, Inc. and PriceInteractive, Inc. for the nine months ended September 30, 2000. The 2000 Pro Forma Statement of Operations gives effect to
(a) the acquisition of PriceInteractive, Inc., (b) the sale of 2,026,637 shares of iBasis, Inc.'s common stock in an underwritten public offering which was completed in March 2000 and the use of the net proceeds from such offering, and
(c) the use of the net proceeds from the sale of 150.0 million 5 3/4% convertible subordinated notes also completed in March 2000 as if each had occurred as of January 1, 2000.

    The following Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1999 (the "1999 Pro Forma Statement of Operations") is based upon the historical condensed consolidated statements of operations of iBasis, Inc. and PriceInteractive, Inc. for the year ended December 31, 1999. The 1999 Pro Forma Statement of Operations gives effect to
(a) the acquisition of PriceInteractive, Inc., (b) the sale of 2,026,637 shares of iBasis, Inc.'s common stock in an underwritten public offering which was completed in March 2000 and the use of the net proceeds from such offering,
(c) the use of the net proceeds from the sale of 150.0 million 5 3/4% convertible subordinated notes also completed in March 2000, and
(d) iBasis, Inc.'s initial public offering of 7,820,000 shares completed in November 1999 as if each had occurred as of January 1, 1999.

    Pro forma adjustments are described in the accompanying footnotes and are calculated using iBasis, Inc.'s January 5, 2001 closing stock price of $4.56 per share. In addition to the purchase price reflected in these pro forma financial statements, iBasis will pay a maximum of approximately $4 million in cash upon the conversion, vesting and exercise of PriceInteractive options. Any amounts paid to these option holders in the future will be recorded by iBasis as compensation expense. The Unaudited Pro Forma Statements of Operations presented herein do not include any adjustment for compensation expense related to the amounts up to $4 million that may be paid for the future or the amortization of approximately $2.4 million of deferred compensation related to iBasis options issued in exchange for PriceInteractive options.

    The 1999 and 2000 Pro Forma Statements of Operations do not necessarily indicate the actual results of operations that iBasis, Inc. would have reported if the events described above had occurred as of January 1, 1999 and 2000, respectively nor do they necessarily indicate the results of iBasis, Inc.'s future operations. Furthermore, the pro forma results do not give effect to cost savings or incremental costs that may occur as a result of the integration and consolidation of iBasis, Inc. and PriceInteractive, Inc. In the opinion of management, all adjustments necessary to fairly present these pro forma financial statements have been made.

    The acquisition of PriceInteractive, Inc. has been accounted for using the purchase method of accounting.

    The pro forma condensed combined financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with the financial statements and footnotes thereto of PriceInteractive, Inc. included elsewhere in this proxy statement.

    Certain reclassifications have been made to the PriceInteractive Statement of Operations in order to conform to iBasis' presentation.

                                  IBASIS, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2000

                                                                          PRO FORMA
                                          IBASIS      PRICEINTERACTIVE   ADJUSTMENTS        PRO FORMA
                                       ------------   ----------------   ------------      ------------
ASSETS
Cash, Cash Equivalents and Short Term
  Investments........................  $340,494,810      $ 3,861,775     $(48,122,209)(1)  $296,234,376
Other Current Assets.................    17,361,495        7,093,450               --        24,454,945
Property and Equipment, net..........    84,813,176        6,700,666               --        91,513,842
Goodwill and other purchased
  intangibles, net...................            --          406,641       65,812,969 (2)    66,219,610
Other Long Term Assets...............    12,427,323           80,810               --        12,508,133
                                       ------------      -----------     ------------      ------------
  Total Assets.......................  $455,096,804      $18,143,342     $ 17,690,760      $490,930,906
                                       ============      ===========     ============      ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities..................  $ 40,266,639      $ 5,732,871     $         --      $ 45,999,510
Long term Debt.......................   187,658,500        1,287,174               --       188,945,674
Stockholders' Equity.................   227,171,665       11,123,297       17,690,760 (3)   255,985,722
                                       ------------      -----------     ------------      ------------
  Total Liabilities and Stockholders
    Equity...........................  $455,096,804      $18,143,342     $ 17,690,760      $490,930,906
                                       ============      ===========     ============      ============

------------------------

(1) To record the aggregate cash consideration for the acquisition.

(2) To record goodwill and other purchased intangibles to be amortized over an estimated useful life of 5 years.

(3) To record the common stock consideration paid for the acquisition at the January 5, 2001 fair value of $4.56; remove PriceInteractive's equity and record acquired in-process research and development costs ($19.7 million) based on a preliminary estimate provided by a third party appraisal.

    The accompanying notes are an integral part of these pro forma financial statements.

                                  IBASIS, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000

                                                                          PRO FORMA
                                          IBASIS      PRICEINTERACTIVE   ADJUSTMENTS        PRO FORMA
                                       ------------   ----------------   ------------      ------------
Net Revenue..........................  $ 40,546,097      $12,032,858     $         --      $ 52,578,955

Operating Expenses:
  Data communications and
    telecommunications...............    40,916,783        2,582,011                         43,498,794
  Research and development...........    10,231,462        4,483,642                         14,715,104
  Selling and marketing..............    13,278,069        1,825,322                         15,103,391
  General and administrative.........    13,504,784        1,477,060                         14,981,844
  Depreciation and amortization......    10,011,294        1,091,463        9,871,945 (1)    20,974,702
  Acquired in-process research and
    development......................            --               --       19,658,419 (2)    19,658,419
                                       ------------      -----------     ------------      ------------
Total operating expenses.............    87,942,392       11,459,498       29,530,364       128,932,254
                                       ------------      -----------     ------------      ------------
(Loss) income from operations........   (47,396,295)         573,360      (29,530,364)      (76,353,299)

Interest income......................    14,440,202          124,049        2,185,085 (3)    16,749,336
Interest expense.....................    (8,504,811)        (100,729)      (1,852,528)(4)   (10,458,068)
                                       ------------      -----------     ------------      ------------
(Loss) income before provision for
  income taxes.......................   (41,460,904)         596,680      (29,197,807)      (70,062,031)
Provision for income taxes...........            --         (245,000)              --          (245,000)
                                       ------------      -----------     ------------      ------------
  Net (loss) income..................  $(41,460,904)     $   351,680     $(29,197,807)     $(70,307,031)
                                       ============      ===========     ============      ============

Net loss per share:
  Basic and diluted net loss per
    share............................  $      (1.24)                     $         --      $      (1.59)
                                       ============                      ============      ============
  Basic and diluted weighted average
    common shares outstanding........    33,416,437                        10,758,398 (5)    44,174,835
                                       ============                      ============      ============

------------------------

(1) To record the amortization of goodwill and other purchased intangibles, using an estimated useful life of 5 years.

(2) To record the acquired in-process research and development expense as estimated by a third party appraisal.

(3) To record the net effect of the reduction in interest income as a result of a decrease in cash and the effects of the issuance of shares of common stock related to the Secondary Public Offering and the issuance of the 5 3/4% Convertible Subordinated Notes.

(4) To record the interest expense related to the issuance of the 5 3/4% Convertible Subordinated Notes.

(5) To record the shares to be issued in connection with the acquisition and record the effect of the Company's secondary offering.

    The accompanying notes are an integral part of these pro forma financial statements.

                                  IBASIS, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                                           PRO FORMA
                                           IBASIS      PRICEINTERACTIVE   ADJUSTMENTS        PRO FORMA
                                        ------------   ----------------   ------------      ------------
Net Revenue...........................  $ 19,417,102      $11,837,663     $         --      $ 31,254,765
Operating Expenses:
  Data communications and
    telecommunications................    21,006,774        2,852,288               --        23,859,062
  Research and development............     6,183,391        3,353,985               --         9,537,376
  Selling and marketing...............     5,568,399        1,556,275               --         7,124,674
  General and administrative..........     5,308,465        2,232,462               --         7,540,927
  Depreciation and amortization.......     2,997,355          797,752       13,162,594 (1)    16,957,701
  Gain on disposal of property and
    equipment.........................       (15,297)              --               --           (15,297)
  Acquired in-process research and
    development.......................            --               --       19,658,419 (2)    19,658,419
                                        ------------      -----------     ------------      ------------
Total operating expenses..............    41,049,087       10,792,762       32,821,013        84,662,862
                                        ------------      -----------     ------------      ------------
(Loss) income from operations.........   (21,631,985)       1,044,901      (32,821,013)      (53,408,097)
Interest income.......................     1,329,237          108,897       23,270,054 (3)    24,708,188
Interest expense......................      (835,593)         (46,906)      (9,659,611)(4)   (10,542,110)
Other Income..........................         2,826               --               --             2,826
Minority interest in loss of joint
  venture.............................        49,000               --               --            49,000
                                        ------------      -----------     ------------      ------------
Income before provision for income
  taxes...............................   (21,086,515)       1,106,892      (19,210,570)      (39,190,193)
Provision for income taxes............            --         (454,945)              --          (454,945)
                                        ------------      -----------     ------------      ------------
(Loss) income before cumulative effect
  of change in accounting principle...   (21,086,515)         651,947      (19,210,570)      (39,645,138)
Cumulative effect of change in
  accounting principle................            --           55,512               --            55,512
                                        ------------      -----------     ------------      ------------
  Net (loss) income...................   (21,086,515)         707,459      (19,210,570)      (39,589,626)
Accretion of dividends on redeemable
  convertible preferred stock.........    (1,020,366)        (906,867)              --        (1,927,233)
                                        ------------      -----------     ------------      ------------
  Net loss applicable to common
    stockholders......................  $(22,106,881)     $  (199,408)    $(19,210,570)     $(41,516,859)
                                        ============      ===========     ============      ============
Net loss per share:
  Basic and diluted net loss per
    share.............................  $      (2.29)                     $         --      $      (1.45)
                                        ============                      ============      ============
  Basic and diluted weighted average
    common shares outstanding.........     9,655,253                        19,042,844 (5)    28,698,097
                                        ============                      ============      ============

------------------------

(1) To record the amortization of goodwill and other purchased intangibles, using an estimated useful life of 5 years.

(2) To record the acquired in-process research and development expense as estimated by a third party appraisal.

(3) To record the net effect of the reduction in interest income as a result of a decrease in cash and the effects of the issuance of shares of common stock related to the Secondary Public Offering and the issuance of the 5 3/4% Convertible Subordinated Notes.

(4) To record the interest expense related to the issuance of the 5 3/4% Convertible Subordinated Notes.

(5) To record the shares to be issued in connection with the acquisition and record the effect of the Company's secondary offering.

    The accompanying notes are an integral part of these pro forma financial statements.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

BALANCE SHEET

    Based upon the closing price of iBasis, Inc.'s stock of $4.56 per share as of January, 5, 2001, iBasis, Inc. will pay approximately $96.6 million in aggregate consideration to acquire PriceInteractive, Inc. The purchase price will be allocated to tangible and intangible assets, based on the estimate of the fair value of the net assets acquired to be determined by an independent appraisal. The following allocation of the aggregate purchase price is preliminary and subject to adjustment, based on the final determination of the fair value of the net assets acquired and does not consider any deferred income taxes which may be required for the non-goodwill purchased intangibles as the independent appraisal is not complete at this time.

                                                              (IN MILLIONS)
                                                              -------------
Cash, Cash Equivalents and Short Term Investments...........      $ 3.9
Other Current Assets........................................        7.1
Property and Equipment......................................        6.7
Goodwill and Other Purchased Intangibles....................       66.2
Other Assets................................................        0.1
Current Liabilities.........................................       (5.7)
Long Term Debt..............................................       (1.3)
In-process Research and Development.........................       19.6
                                                                  -----
Total Purchase Price........................................      $96.6
                                                                  =====

    Pro forma adjustments to the balance sheet consist of the following:

                                   CASH, CASH EQUIVALENTS         GOODWILL AND OTHER
                                 AND SHORT TERM INVESTMENTS   PURCHASED INTANGIBLES, NET   STOCKHOLDERS' EQUITY
                                 --------------------------   --------------------------   --------------------
Record the aggregate
  consideration paid for the
  acquisition..................         $(48,122,209)                $        --               $48,472,476
Record goodwill and other
  purchased intangibles related
  to the acquisition...........                   --                  65,812,969                        --
Remove PriceInteractive's
  equity not assumed in
  acquisition..................                   --                          --               (11,123,297)
Write off acquired in-process
  research and development
  costs........................                   --                          --               (19,658,419)
                                        ------------                 -----------               -----------
Total Pro Forma Adjustments to
  Balance Sheet................         $(48,122,209)                $65,812,969               $17,690,760
                                        ============                 ===========               ===========

STATEMENTS OF OPERATIONS

    Pro forma adjustments to the statement of operations for the nine months ended September 30, 2000 consist of the following:

                                   DEPRECIATION     ACQUIRED IN-                                   WEIGHTED
                                       AND        PROCESS RESEARCH    INTEREST      INTEREST    AVERAGE SHARES
                                   AMORTIZATION   AND DEVELOPMENT      INCOME       EXPENSE      OUTSTANDING
                                   ------------   ----------------   -----------   ----------   --------------
Write off of acquired
  in-process research and
  development costs..........       $       --      $19,658,419      $        --   $       --    $        --
Amortization of goodwill and
  other purchased
  intangibles................        9,871,945               --               --           --             --
Reduction in interest income
  as a result of a decrease
  in cash....................               --               --       (2,297,475)          --             --
Shares issued in connection
  with this acquisition......               --               --               --           --     10,232,974
Record effects of the
  issuance of shares of
  common stock relating to
  the Secondary Public
  Offering...................               --               --        2,205,999           --        525,424
Record effects of the
  issuance of the 5 3/4%
  Convertible Subordinated
  Notes......................               --               --        2,276,561    1,852,528             --
                                    ----------      -----------      -----------   ----------    -----------
Total Pro Forma Adjustments
  to 2000 Statement of
  Operations.................       $9,871,945      $19,658,419      $ 2,185,085   $1,852,528     10,758,398
                                    ==========      ===========      ===========   ==========    ===========

    Pro forma adjustments to the statement of operations for the year ended December 31, 1999 consist of the following:

                              DEPRECIATION     ACQUIRED IN-                                   WEIGHTED
                                  AND        PROCESS RESEARCH    INTEREST      INTEREST    AVERAGE SHARES
                              AMORTIZATION   AND DEVELOPMENT      INCOME       EXPENSE      OUTSTANDING
                              ------------   ----------------   -----------   ----------   --------------
Write off of acquired in-
  process research and
  development costs.........  $        --      $19,658,419      $        --   $       --             --
Amortization of goodwill and
  other purchased
  intangibles...............   13,162,594               --               --           --             --
Reduction in interest income
  as a result of a decrease
  in cash...................           --               --       (3,063,299)          --             --
Shares issued in connection
  with this acquisition.....           --               --               --           --     10,232,974
Record effects of the
  initial public offering...           --               --        7,084,714           --      6,783,233
Record effects of the
  issuance of shares of
  common stock relating to
  the Secondary Public
  Offering..................           --               --        9,472,820           --      2,026,637
Record effects of the
  issuance of the 5 3/4%
  Convertible Subordinated
  Notes.....................           --               --        9,775,819    9,659,611             --
                              -----------      -----------      -----------   ----------     ----------
Total Pro Forma Adjustments
  to 1999 Statement of
  Operations................  $13,162,594      $19,658,419      $23,270,054   $9,659,611     19,042,844
                              ===========      ===========      ===========   ==========     ==========

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
PriceInteractive, Inc.:

    We have audited the accompanying consolidated balance sheet of PriceInteractive, Inc. and subsidiary as of December 31, 1999 and the related consolidated statements of operations, stockholders' deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PriceInteractive, Inc. and subsidiary as of December 31, 1999 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

    As discussed in note 9 to the consolidated financial statements, the Company changed its method of computing depreciation in 1999.

KPMG LLP

McLean, VA

January 31, 2000

                     PRICEINTERACTIVE, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1999

                                                                 1999
                                                              ----------
                                 ASSETS

Current assets:
  Cash and cash equivalents.................................  $2,582,385
  Short-term investments, at market.........................     772,646
  Accounts receivable, net of allowance for doubtful
    accounts of $540,000....................................   2,677,874
  Prepaid expenses and other assets.........................     184,515
                                                              ----------
    Total current assets....................................   6,217,420
Property and equipment, at cost, less accumulated
  depreciation and amortization of $1,074,615...............   2,355,168
Goodwill, less accumulated amortization of $374,686.........     530,627
                                                              ----------
                                                              $9,103,215
                                                              ==========

   LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable..........................................  $  881,057
  Accrued expenses..........................................     411,937
  Accrued employee compensation and benefits................     154,925
  Income taxes payable......................................     424,421
  Deferred revenue..........................................     203,016
  Deferred tax liability....................................      36,030
  Notes payable, current portion............................     561,903
                                                              ----------
    Total current liabilities...............................   2,673,289
Deferred tax liability, net of current portion..............      67,271
Notes payable, net of current portion.......................     620,390
                                                              ----------
    Total liabilities.......................................   3,360,950
                                                              ----------

Redeemable preferred stock:
  Redeemable preferred stock, par value $0.01:
    8% cumulative, redeemable, non-voting preferred stock,
    6,500 shares issued and outstanding (entitled first in
    liquidation to $7,348,000)..............................   7,043,837
                                                              ----------
    Total redeemable preferred stock........................   7,043,837

Stockholder's deficit:
  Preferred stock, par value $0.01:
    Series A, 8% cumulative, voting, convertible preferred
     stock, 2,428,000 shares issued and outstanding
     (entitled second in liquidation to $3,956,000).........      24,280
  Common stock, Class B, par value $0.01, 10,000,000 shares
    authorized, 4,760,000 shares issued and outstanding.....      47,600
  Common stock, Class A, par value $0.01, 13,000,000 shares
    authorized, 0 shares issued and outstanding.............          --
  Accumulated deficit.......................................  (1,373,452)
                                                              ----------
    Total stockholders' deficit.............................  (1,301,572)
Commitments and contingencies
                                                              ----------
                                                              $9,103,215
                                                              ==========

          See accompanying notes to consolidated financial statements.

                 PRICEINTERACTIVE, INCORPORATED AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999

                                                                 1999
                                                              -----------
Revenue.....................................................  $11,837,663
Cost of revenues............................................    5,610,338
                                                              -----------
    Gross profit............................................    6,227,325
Selling, general and administrative expenses................    5,182,424
                                                              -----------
    Income from operations..................................    1,044,901
Other income (expense):
  Interest expense..........................................      (46,906)
  Interest income...........................................      108,897
                                                              -----------
    Income before provision for income taxes................    1,106,892
Provision for income taxes..................................      454,945
                                                              -----------
    Income before cumulative effect of change in accounting
      principle.............................................      651,947
Cumulative effect of change in accounting principle, net of
  tax effect of $34,024.....................................       55,512
                                                              -----------
    Net income..............................................  $   707,459
Preferred stock dividends and accretion.....................     (906,867)
                                                              -----------
    Net loss applicable to common stockholders..............  $  (199,408)
                                                              ===========

          See accompanying notes to consolidated financial statements.

                     PRICEINTERACTIVE, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                          YEAR ENDED DECEMBER 31, 1999

                                            SERIES A
                                          CONVERTIBLE
                                        PREFERRED STOCK          COMMON STOCK                         TOTAL
                                      --------------------   --------------------   ACCUMULATED   STOCKHOLDERS'
                                       SHARES      AMOUNT     SHARES      AMOUNT      DEFICIT        DEFICIT
                                      ---------   --------   ---------   --------   -----------   -------------
Balance at December 31, 1998........  2,428,000   $24,280    2,380,000   $ 2,380    $(1,421,824)   $(1,395,164)

Increase in par value of common
  stock from $0.001 per share to
  $0.01 per share...................         --        --           --    21,420        (21,420)            --
Two-for-one stock split.............         --        --    2,380,000    23,800        (23,800)            --
Redeemable preferred stock dividends
  and accretion.....................         --        --           --        --       (613,867)      (613,867)
Net income..........................         --        --           --        --        707,459        707,459
                                      ---------   -------    ---------   -------    -----------    -----------
Balance at December 31, 1999........  2,428,000   $24,280    4,760,000   $47,600    $(1,373,452)   $(1,301,572)
                                      =========   =======    =========   =======    ===========    ===========

          See accompanying notes to consolidated financial statements.

                 PRICEINTERACTIVE, INCORPORATED AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1999

                                                                 1999
                                                              -----------
Cash flows from operating activities:
  Net income................................................  $   707,459
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization...........................      887,237
    Deferred tax expense....................................       30,523
    Cumulative effect of change in account principle, net of
      tax...................................................      (55,512)
    Change in assets and liabilities:
      Increase in accounts receivable.......................     (247,180)
      Increase in prepaid expenses and other assets.........     (142,360)
      Increase in accounts payable, accrued expenses,
        deferred revenue and other liabilities..............      565,280
                                                              -----------
        Net cash provided by operating activities...........    1,745,447
                                                              -----------

Cash flows from investing activities:
  Purchase of available-for-sale securities.................   (1,574,993)
  Sale of available-for-sale securities.....................    1,002,044
  Purchase of property and equipment........................   (1,233,680)
                                                              -----------
        Net cash used in investing activities...............   (1,806,629)
                                                              -----------

Cash flows from financing activities:
  Proceeds from note payable................................      852,043
  Principal repayments on notes payable.....................     (157,200)
                                                              -----------
        Net cash provided by financing activities...........      694,843
                                                              -----------
        Net increase in cash and cash equivalents...........      633,661

Cash and cash equivalents, beginning of year................    1,948,724
                                                              -----------
Cash and cash equivalents, end of year......................  $ 2,582,385
                                                              ===========

          See accompanying notes to consolidated financial statements.

                     PRICEINTERACTIVE, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A)  ORGANIZATION AND NATURE OF BUSINESS

           PriceInteractive, Inc. (together with its subsidiary, the "Company") was incorporated in November 1996. Headquartered in Reston, Virginia, the Company provides outsourced services that enable its customers to quickly and cost effectively deploy leading-edge interactive voice and Web applications. The Company operates a high volume interactive call processing platform that is capable of voice enabling Web content for telephone users.

    (B)  PRINCIPLES OF CONSOLIDATION

           The consolidated financial statements include the accounts of PriceInteractive, Inc. and its subsidiary. All material intercompany accounts and transactions have been eliminated in consolidation.

    (C)  CASH AND CASH EQUIVALENTS

           The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At December 31, 1999, cash equivalents consisted of a money market account carried at cost, which approximates fair value.

    (D)  PROPERTY, EQUIPMENT, AND LEASEHOLD IMPROVEMENTS

           Depreciation and amortization are provided for using the straight-line method as follows:

Furniture and fixtures..............................  5 years
Computer equipment and software.....................  3 years
Interactive voice response system components and
  software..........................................  5 years
Leasehold improvements..............................  shorter of estimated life or lease term

    (E)  EXCESS PURCHASE PRICE OVER NET ASSETS ACQUIRED

           Excess purchase price (goodwill) over tangible net assets acquired resulting from the Company's acquisition of substantially all of the assets and liabilities of Send-A-Song Corporation is being amortized on a straight-line basis over its estimated useful life of 5 years. Amortization expense for 1999 was $265,313. The Company periodically assesses and evaluates the recoverability of such assets based on current facts and circumstances and the operational performance of the acquired business.

    (F)  SHORT-TERM INVESTMENTS

           The Company classifies all investments as available-for-sale securities as defined by Statement of Financial Accounting Standards
       No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES ("SFAS 115"). Accordingly, such investments are recorded at market value with any unrealized holding gains and losses being recognized as a separate component of stockholders' equity. As of December 31, 1999, there were no holding gains or losses on

                     PRICEINTERACTIVE, INC. AND SUBSIDIARY

                               DECEMBER 31, 1999

       the Company's investments, nor were there any reclassifications from holding gains or losses to net income.

    (G)  INCOME TAXES

           The Company recognizes income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a tax rate change on deferred tax assets and liabilities is recognized as income in the period that includes the enactment date.

    (H)  PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS

           The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (I)  STOCK-BASED COMPENSATION

           The Company accounts for stock-based compensation under Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("SFAS 123"), which requires companies to (i) recognize as expense the fair value of all stock-based awards on the date of grant, or
       (ii) continue to apply the provisions of Accounting Principles Board Opinion 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25") and provide pro forma net income disclosures for employee stock option grants as if the fair value based method defined in SFAS 123 had been applied. The Company has elected to continue to apply the provisions of APB 25 in accounting for its stock option incentive plan.

    (J)  REVENUE RECOGNITION

           The Company provides professional services to design, develop, and test speech applications under time-and-materials and fixed-fee contracts. Revenue on time-and-materials contracts is recognized as services are performed. Revenue on fixed-fee contracts is recognized using the percentage of completion method measured by labor hours incurred to total estimated hours required. Estimates of costs to complete are reviewed periodically and revised as required. Provisions are made for the full amount of anticipated losses, if any, on all contracts in the period in which the losses are first determinable. Changes in estimates are also reflected in the period they become known.

           Revenue for traffic carried over the Company's interactive call processing platform, measured in minutes, is recognized at the contractual rates in the period the services are provided and the related call is completed.

           Revenues related to additional services are recognized as services are performed and costs are incurred.

                     PRICEINTERACTIVE, INC. AND SUBSIDIARY

                               DECEMBER 31, 1999

           Billings in advance of completing engagements are recorded as deferred revenue and recognized as income in the period in which the services are provided.

    (K)  COST OF REVENUES

           Cost of revenues to provide professional services to design, develop, and test speech applications consist of cash compensation and related costs for program management, development, and voice recording personnel and materials and research and development expenses. Cost of revenues to carry traffic over the Company's interactive call processing platform consists of data communications and telephone expenses and depreciation on the interactive voice response system components and software.

    (L)  ADVERTISING

           The Company expenses the production costs of advertising the first time the advertising takes place, except for costs of direct-response advertising, which are capitalized and amortized over the expected period of future benefits. There were no direct-response advertising costs during 1999.

    (M)  CAPITALIZED SOFTWARE COSTS

           The Company capitalizes eligible software development and installation costs in connection with its interactive call processing platform in accordance with Statement of Position 98-1 ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE. Capitalized software costs are amortized on a straight line basis over a useful life of 5 years and are included in the accompanying balance sheet as a component of interactive voice response system components and software. For the year ended December 31, 1999, $241,434 of such costs were capitalized. Amortization expense for the year ended December 31, 1999 was approximately $4,000.

    (N)  IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

           The Company accounts for the impairment of long-lived assets under the provisions of SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

    (O)  COMPREHENSIVE INCOME

           The Company does not have any components of other comprehensive income as defined by SFAS No. 130, REPORTING COMPREHENSIVE INCOME.

                     PRICEINTERACTIVE, INC. AND SUBSIDIARY

                               DECEMBER 31, 1999

    (P)  RECENT ACCOUNTING PRONOUNCEMENTS

           In June 1998, the FASB issued SFAS No. 133, ACCOUNTING FOR DERIVATIVES AND HEDGING ACTIVITIES, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. SFAS No. 133, as amended by SFAS No. 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. As the Company does not currently engage in derivatives or hedging transactions, there will be no current impact to the Company's results of operations, financial position or cash flows upon the adoption of SFAS No. 133.

           In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 101 REVENUE RECOGNITION IN FINANCIAL STATEMENTS. This SAB expresses the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. Registrants can apply the accounting and disclosure requirements of this SAB retrospectively, or registrants may report a change in accounting principle no later than the first quarter of the fiscal year beginning after December 15, 1999. The Company is unable to determine the impact on its financial statements, if any, upon application of this SAB.

(2) RETIREMENT PLAN

    The Company maintains a defined contribution plan qualified under
Section 401(k) of the Internal Revenue Code of 1986, as amended. The Plan covers substantially all employees with 6 months of eligible service. Under the Plan, employees may make elective salary deferrals and the Company provides for a 50 percent matching of qualified deferrals. During the year ended December 31, 1999, the Company made matching contributions of approximately $51,200.

(3) LEASING ARRANGEMENTS

    The Company occupies office space in facilities that are leased under a 6-year operating lease that expires in May 2004. The Company also has operating leases for office equipment that expire in February 2000.

    The following is a schedule of future minimum lease payments, net of sublease rental income, for all operating leases as of December 31, 1999:

                                                                MINIMUM
                                                                 LEASE
YEAR ENDING DECEMBER 31,                                      COMMITMENTS
------------------------                                      -----------
2000........................................................  $  440,000
2001........................................................     473,000
2002........................................................     487,000
2003........................................................     502,000
2004........................................................     212,000
                                                              ----------
    Total...................................................  $2,114,000
                                                              ==========

    Rent expense, net of sublease rental income of approximately $36,000, was approximately $442,000 for the year ended December 31, 1999.

                     PRICEINTERACTIVE, INC. AND SUBSIDIARY

                               DECEMBER 31, 1999

(4) INCOME TAXES

    Effective January 1, 1999, the Company converted from a cash basis taxpayer to an accrual basis taxpayer.

    The provision for income taxes from operations for the year ended December 31, 1999, consists of the following:

                                                                1999
                                                              --------
Current:
  U.S. federal..............................................  $357,338
  State and local...........................................    67,084
                                                              --------
    Total current...........................................   424,422
                                                              --------
Deferred:
  U.S. federal..............................................    25,704
  State and local...........................................     4,819
                                                              --------
    Total deferred..........................................    30,523
                                                              --------
    Total tax provision.....................................  $454,945
                                                              ========

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1999, are presented below:

                                                                1999
                                                              --------
Deferred tax assets:
  Accrued compensation......................................  $ 19,001
  Goodwill..................................................    91,225
                                                              --------
                                                               110,226
Deferred tax liabilities:
  Change in tax accounting method...........................   165,094
  Depreciation method.......................................    48,433
                                                              --------
                                                               213,527
                                                              --------
    Net deferred tax liability..............................  $103,301
                                                              ========

    During the year ended December 31, 1999 the Company did not pay any income taxes.

    A reconciliation of the U.S. federal statutory tax rate to the actual tax rate for the year ended December 31, 1999 is as follows:

Statutory U.S. federal income tax rate......................    34.0%
State income taxes, net of federal benefit..................     4.3
Nondeductible expenses......................................     0.8
Other.......................................................     2.0
                                                                ----
Effective income tax rate...................................    44.1%
                                                                ====

                     PRICEINTERACTIVE, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

(5) NOTES PAYABLE

    The Company's existing credit facility consists of a term loan, a working capital line of credit and an equipment line of credit. Advances under the working capital line of credit and the equipment line of credit are limited to 80 percent of the underlying assets. At the end of six months, advances under the equipment line of credit must be converted to a 30 month term loan at the Lender's Prime Rate plus 2.25 percent. The line of credit is secured by substantially all assets of the Company. The Company's credit facility contains financial covenants which have debt service ratio and tangible net worth requirements, among others. As of December 31, 1999, the Company was in compliance with all covenants. Outstanding borrowings under the credit facility at December 31, 1999 were as follows:

                                                                 1999
                                                              ----------
Note payable, interest accrues at 6.85% per annum. Due
  October 22, 2001. Payable in monthly installments of
  $15,404. Secured by all fixed assets and accounts
  receivable................................................  $  331,140
Line of credit, interest accrues at lenders LIBOR plus 2%
  (8.5% at December 31, 1999) per annum, due July 31, 2000.
  Secured by all fixed assets and accounts receivable.......     200,000
Note payable, interest accrues at 8.81% per annum, due
  July 1, 2002. Payable in monthly installments of $14,355
  beginning February 1, 2000. Secured by underlying
  equipment.................................................     385,250
Note payable, interest accrues at 8.99% per annum, due
  December 1, 2002. Payable in monthly installments of
  $9,930, beginning July1, 2000. Secured by underlying
  equipment.................................................     265,903
                                                              ----------
  Total.....................................................  $1,182,293
                                                              ==========

    Future minimum principal payments as of December 31, 1999 are as follows:

YEAR ENDING DECEMBER 31,
------------------------
2000........................................................  $  561,903
2001........................................................     395,739
2002........................................................     224,651
                                                              ----------
                                                               1,182,293
Less, current portion.......................................     561,903
                                                              ----------
  Total long-term debt......................................  $  620,390
                                                              ==========

    During the year ended December 31, 1999, the Company paid $44,133 in interest.

(6) STOCK OPTIONS

    The Company's Stock Incentive Plan (the "Plan") provides for awards of incentive or non-qualified stock options and restricted stock to employees, directors, and consultants of the Company and its subsidiary. Under the terms of the Plan, options may not be issued at less than 100 percent of the fair market value of the Company's Class A Common Stock on the date of grant. Options under the Plan vest at a rate set forth by the Board of Directors in each individual option agreement, generally over a

                     PRICEINTERACTIVE, INC. AND SUBSIDIARY

                               DECEMBER 31, 1999

5-year period following the date of grant, subject to accelerated vesting events. Options expire no more than 10 years following the grant date. The Board of Directors may grant options to purchase up to 4,000,000 shares of its Class A Common Stock. At December 31, 1999, there were 1,145,750 shares available for grant under the Plan.

    Stock option activity for the Plan during the period indicated is as follows:

                                                     NUMBER OF   WEIGHTED-AVERAGE
                                                      SHARES      EXERCISE PRICE
                                                     ---------   ----------------
December 31, 1998..................................  2,525,000          0.84
  Granted..........................................    398,250         1.875
  Exercised........................................         --            --
  Forfeited/canceled...............................    (69,000)         1.20
  Expired..........................................         --            --
                                                     ---------        ------
December 31, 1999..................................  2,854,250        $ 0.97
                                                     =========        ======

    At December 31, 1999, the range of exercise prices for the options granted under the Plan was $0.25 to $1.875 and the weighted-average remaining contractual life of those options was 8.16 years. At December 31, 1999, the number of options exercisable under the Plan totaled 1,724,000 and the weighted-average exercise price of those options was $0.83.

    The Company applies APB Opinion No. 25 in accounting for the Plan and, accordingly, no compensation cost has been recognized for its stock options in the accompanying consolidated financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net income for the year ended December 31, 1999 would have decreased to the pro forma amount indicated below:

Net income--as reported.....................................  $707,459
                                                              ========
Net income--pro forma.......................................  $570,276
                                                              ========

    The per share weighted-average fair value of the options granted in 1999 was $0.60 on the grant date using the Black-Scholes option pricing model with the following weighted-average assumptions: expected dividend yield of 0.0 percent, risk free rate of return of 5.64 percent, expected volatility of 0.0 percent, and an expected life of 7 years.

(7) PREFERRED STOCK

    The Company is authorized to issue 5,000,000 shares of preferred stock amongst the following two classes:

    (A)  1998 8% CUMULATIVE, REDEEMABLE, NON-VOTING PREFERRED STOCK

           On June 2, 1998, the Company issued 6,500 shares of its 8 percent Cumulative, Redeemable, Non-voting Preferred Stock ("redeemable preferred stock") having a par value of $0.01 per share, for $6,500,000, less issuance costs of approximately $413,000. The shares have a redemption price of $1,000 per share, together with accrued and unpaid dividends thereon. At any time before June 2, 2003, the Company, at its option, may redeem some or all of the outstanding shares. On June 2, 2003, the Company must then redeem one-half of the

                     PRICEINTERACTIVE, INC. AND SUBSIDIARY

                               DECEMBER 31, 1999

       then outstanding shares and on June 2, 2004, the Company must redeem all of the remaining outstanding shares. In the event of any liquidation, dissolution, or winding up of the affairs of the Company, holders of the redeemable preferred stock shall be paid the redemption price plus all accrued and unpaid dividends to the date of liquidation, dissolution, or winding up of affairs before any payment to other stockholders. No shares were redeemed during 1999. To date, no dividends have been declared on the redeemable preferred stock. The accumulated unpaid dividends are approximately $848,000 at December 31, 1999.

    (B)  SERIES A, 8% CUMULATIVE, VOTING, CONVERTIBLE PREFERRED STOCK

           On June 2, 1998, the Company issued 2,428,000 shares of its
       8 percent Cumulative, Voting, Convertible Preferred Stock ("convertible preferred stock") having a par value of $0.01 per share, for $3,500,000, less issuance costs of approximately $222,000. At any time, the holder of the convertible preferred stock may convert all or some shares of convertible stock into Class B common stock, par value $0.01. Initially, the conversion rate was such that each share of convertible preferred stock could be converted into one share of Class B common stock. On January 2, 1999, in accordance with the original terms of the agreement, the conversion rate was adjusted so that the number of shares of common stock issued upon conversion would equal 40 percent of the fully diluted common shares. On December 31, 1999, the convertible preferred stock was convertible into 4,663,572 shares of Class B common stock.

           The holders of the convertible preferred stock are entitled to vote together with the holders of common stock. The total number of votes is equal to the number of common shares that could be acquired upon conversion into common stock at the conversion rate in effect at that date. In the event of any liquidation, dissolution, or winding up of the affairs of the Company, holders of the convertible preferred stock shall be paid the liquidation price of $1.442 per share plus all accrued and unpaid dividends to the date of liquidation, dissolution, or winding up of affairs, after full payment to holders of the redeemable preferred stock but before any payment is made to other stockholders. No shares were converted to common stock during 1999. To date, no dividends have been declared on the convertible preferred stock. The accumulated unpaid dividends are approximately $456,000 at December 31, 1999.

(8) STOCK SPLIT

    In September 1999, the shareholders approved an increase of the authorized Class B common stock shares to 10,000,000. In addition, the Board of Directors authorized a 2-for-1 stock split. The distribution of the additional shares to effect the stock split in September 1999 increased the number of shares outstanding from 2,380,000 to 4,760,000. The stock split has been recorded by a transfer of $23,800 from accumulated deficit to common stock, representing a $0.01 par value for each additional share issued.

    In addition, the number of stock options granted before the stock splits were increased and the exercise prices of those options were decreased to effect the 2-for-1 stock split. As such, all stock option disclosures in the consolidated financial statements have been retroactively restated to reflect the stock split.

                     PRICEINTERACTIVE, INC. AND SUBSIDIARY

                               DECEMBER 31, 1999

(9) PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following at December 31, 1999:

                                                                 1999
                                                              -----------
Furniture and fixtures......................................  $   296,018
Computer equipment and software.............................      556,526
Interactive voice response system components and software...    2,411,806
Leasehold improvements......................................      165,433
                                                              -----------
                                                                3,429,783
Accumulated depreciation and amortization...................   (1,074,615)
                                                              -----------
                                                              $ 2,355,168
                                                              ===========

    Depreciation of property and equipment has been computed using the straight-line method in 1999. Depreciation of property and equipment in prior years, beginning in 1997, was computed using the double declining balance method. The Company believes that the straight-line method of depreciation more appropriately measures the economic benefits received from these assets and since the straight-line method is the predominant method used in the industry in which it operates, this change increases the comparability of the Company's results with those of its competitors. The new method of depreciation has been applied retroactively to property and equipment acquisitions of prior years. The effect of the change in 1999 was to increase income before provision for income taxes by $37,918. The adjustment of $55,512 (after reduction for income taxes of $34,024) to apply the new method retroactively to 1998 and 1997 is included in income for 1999.

(10) MAJOR CUSTOMERS

    For the year ended December 31, 1999, 43 percent of the Company's reported revenue is from two customers.

(11) COMMITMENTS

    The Company is obligated under various contracts with major telecommunications carriers for the use of a minimum amount of service on a monthly basis over the terms of the underlying contracts which expire at various dates through 2002. The total commitments due under these contracts are as follows:

                                                              MINIMUM
                                                              CONTRACT
YEAR ENDING DECEMBER 31,                                      COMMITMENTS
------------------------                                      -----------
2000........................................................  $1,334,000
2001........................................................   1,284,000
2002........................................................      28,000
                                                              ----------
                                                              $2,646,000

           The Company has historically processed revenue generating traffic over its interactive call processing platform sufficient to satisfy its monthly commitment levels with the telecommunications carriers. The Company believes that it will be able to continue to generate sufficient revenue generating call traffic in order to satisfy its monthly commitments.

                     PRICEINTERACTIVE, INC. AND SUBSIDIARY
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                                                              SEPTEMBER 30, 2000
                                                              ------------------
                                     ASSETS
Current assets:
  Cash and cash equivalents.................................      $ 3,033,869
  Short-term investments, at market.........................          827,906
  Accounts receivable, net of allowance for doubtful
    accounts of $565,000....................................        6,026,167
  Prepaid expenses and other assets.........................        1,067,283
                                                                  -----------
    Total current assets....................................       10,955,225
Property and equipment, net of accumulated depreciation and
  amortization of $1,995,718................................        6,700,666
Goodwill, less accumulated amortization of $573,671.........          406,641
Other assets................................................           80,810
                                                                  -----------
                                                                  $18,143,342
                                                                  ===========
   LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..........................................      $ 1,581,139
  Accrued expenses and other liabilities....................          798,123
  Deferred revenue..........................................        2,441,090
  Deferred tax liability....................................           61,707
  Notes payable, current portion............................          850,812
                                                                  -----------
    Total current liabilities...............................        5,732,871
Notes payable, net of current portion.......................        1,287,174
                                                                  -----------
    Total liabilities.......................................        7,020,045
                                                                  -----------
Commitments and contingencies
Redeemable Preferred Stock:
  Redeemable Preferred stock, par value $0.01, 1998, 8%
    cumulative, redeemable, non-voting preferred stock,
    6,500 shares issued and outstanding (entitled first in
    liquidation to $7,784,000)..............................        7,531,263
                                                                  -----------
    Total redeemable preferred stock........................        7,531,263
Stockholders' Equity:
  Preferred stock, par value $0.01,
    Series A, 8% cumulative, voting, convertible preferred
    stock, 2,428,000 shares issued and outstanding (entitled
    second in liquidation to $4,191,000)....................           24,280
  Common stock, Class B, par value $0.01 30,000,000 shares
    authorized, 9,520,000 shares issued and outstanding.....           95,200
  Common stock, Class A, par value $0.01 40,000,000 shares
    authorized, 1,426,000 shares issued and outstanding.....           14,260
                                                                  -----------
  Additional paid-in capital................................        4,527,666
  Accumulated deficit.......................................       (1,069,372)
                                                                  -----------
    Total stockholders' equity..............................        3,592,034
                                                                  -----------
                                                                  $18,143,342
                                                                  ===========

  See accompanying notes to unaudited condensed consolidated interim financial statements.

                     PRICEINTERACTIVE, INC. AND SUBSIDIARY
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                              SEPTEMBER 30, 2000   SEPTEMBER 30, 1999
                                                              ------------------   ------------------
                                                                 (UNAUDITED)          (UNAUDITED)
Revenue.....................................................      $12,032,858          $ 8,531,431
Cost of revenues............................................        6,001,473            4,281,982
                                                                  -----------          -----------
    Gross profit............................................        6,031,385            4,249,449
Selling, general and administrative expenses................        5,458,025            3,814,006
                                                                  -----------          -----------
    Income from operations..................................          573,360              435,443
Other income (expense):
  Interest expense..........................................         (100,729)             (27,905)
  Interest and other income.................................          124,049               71,685
                                                                  -----------          -----------
    Income before provision for income taxes................          596,680              479,223
Provision for income taxes..................................          245,000              196,481
                                                                  -----------          -----------
    Income before cumulative effect of change in accounting
      principle.............................................          351,680              282,742
                                                                  -----------          -----------
Cumulative effect of change in accounting principle net of
  tax effect of $34,024.....................................               --               55,512
                                                                  -----------          -----------
    Net income..............................................      $   351,680          $   338,254
                                                                  ===========          ===========
Preferred stock accretion and accrued dividends.............         (722,690)            (680,150)
                                                                  -----------          -----------
    Net loss applicable to common stockholders..............      $  (371,010)         $  (341,896)
                                                                  ===========          ===========

  See accompanying notes to unaudited condensed consolidated interim financial statements.

                 PRICEINTERACTIVE, INCORPORATED AND SUBSIDIARY
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              SEPTEMBER 30, 2000   SEPTEMBER 30, 1999
                                                              ------------------   ------------------
                                                                 (UNAUDITED)          (UNAUDITED)
Cash flows from operating activities:
  Net income................................................      $   351,680          $  338,254
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization...........................        1,120,088             651,026
    Cumulative effect of change in accounting principle.....               --             (89,536)
    Non-cash compensation expense related to stock options
      issued to consultants.................................           14,135                  --
      Provision (benefit) for deferred taxes................          (41,594)            197,730
    Change in operating assets and liabilities, net of
      effect of business combinations:
      Increase in accounts receivable.......................       (3,348,293)           (400,384)
      Increase in prepaid expenses and other assets.........         (963,578)            (27,354)
      Increase in accounts payable, accrued expenses,
        deferred revenue and other liabilities..............        2,744,996              57,358
                                                                  -----------          ----------
        Net cash (used in) provided by operating
          activities........................................         (122,566)            727,094
                                                                  -----------          ----------

Cash flows from investing activities:
  Purchase of available-for-sale securities.................       (1,320,380)         (1,355,710)
  Sale of available-for-sale securities.....................        1,265,120             955,060
  Purchase of property and equipment........................       (5,241,603)         (1,056,423)
  Cash paid in connection with business combination.........         (100,000)                 --
                                                                  -----------          ----------
        Net cash used in investing activities...............       (5,396,863)         (1,457,073)
                                                                  -----------          ----------

Cash flows from financing activities:
  Proceeds from note payable................................          955,693             390,020
  Principal repayments of notes payable.....................               --            (129,555)
  Proceeds from issuance of common stock, net of issuance
    costs...................................................        5,015,220                  --
                                                                  -----------          ----------
        Net cash provided by financing activities...........        5,970,913             260,465
                                                                  -----------          ----------
        Net increase (decrease) in cash and cash
          equivalents.......................................          451,484            (469,514)
Cash and cash equivalents, beginning of period..............        2,582,385           1,948,724
                                                                  -----------          ----------
Cash and cash equivalents, end of period....................      $ 3,033,869          $1,479,210
                                                                  ===========          ==========

  See accompanying notes to unaudited condensed consolidated interim financial statements.

                     PRICEINTERACTIVE, INC. AND SUBSIDIARY

     NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2000

(1) GENERAL

    The interim condensed consolidated financial statements presented herein have been prepared by PriceInteractive, Inc. ("PriceInteractive" or the "Company") without audit and, in the opinion of management, reflect all adjustments of a normal recurring nature necessary for a fair presentation. Interim results are not necessarily indicative of results for a full year.

    The unaudited financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the annual financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to those rules and regulations, but the Company believes that the disclosures are adequate to make the information presented not misleading. The condensed consolidated financial statements and notes included herein should be read in conjunction with the consolidated financial statements and notes for the year ended December 31, 1999.

(2) LETTER OF INTENT WITH IBASIS

    In December 2000, management entered into a letter of intent for the sale of the Company's common stock to iBasis, Inc., a Massachusetts company. The terms of the letter of intent include $50 million in cash and 10.1 million shares of iBasis common stock to be distributed among the selling shareholders of the Company.

(3) CREDIT FACILITY

    In May 2000, the Company entered into an amended credit facility, consisting of a working capital line of credit and an equipment line of credit. The working capital line of credit and equipment line of credit permit borrowings of up to $1.0 million and $2.0 million, respectively. At the end of 6 and 12 months from the date of closing, advances under the equipment line of credit must be converted to a 30-month term loan at LIBOR plus 2.5%. The credit facility is secured by substantially all assets of the Company. The Company had $0 and $2.1 million outstanding under the working capital and equipment lines of credit, respectively, as of September 30, 2000.

    In October 2000, the terms of the credit facility were revised. The amended credit facility permits borrowings of up to $1.5 million for the working capital line of credit and an additional $2.0 million under the equipment line of credit. Pursuant to the terms of the credit facility, the equipment line of credit matures on May 1, 2004. However, the unpaid balance on the term loans shall be due in full on January 21, 2002, January 31, 2002, January 31, 2003 and January 31, 2004, unless each such payment is waived by the bank.

(4) STOCK OPTIONS

    For the nine months ended September 30, 2000, the Company granted 1,166,000 options to employees at an exercise price of $1.25.

    In July 2000, the Company also issued 50,000 options to a consultant for services related to the issuance of Class A Common Stock (Note 5). The options were measured using the Black-Scholes option pricing model pursuant to SFAS
No. 123. The fair value of these options equals approximately $29,000, which has treated as issuance costs and netted against the proceeds received from the third party investor.

                     PRICEINTERACTIVE, INC. AND SUBSIDIARY

     NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                  (CONTINUED)

                               SEPTEMBER 30, 2000

    In June 2000, the Company issued 25,000 options to two consultants related to services performed in conjunction with updating the Company's business plan. The fair value of these options equals $14,135, which has been expensed as incurred.

    As of September 30, 2000, 6,329,500 options were issued and outstanding.

(5) SALE OF COMMON STOCK

    In August 2000, the Company sold 1,266,000 shares of Class A Common Stock for $5 million in cash to a third party investor.

(6) ACQUISITION OF FUSIONTEC

    In August 2000, the Company purchased substantially all of the assets of FusionTec, Inc., a software consulting firm, for $100,000 in cash. As part of the agreement the Company entered into long term employment agreements with the two principals of FusionTec.

(7) CAPITALIZED SOFTWARE COSTS

    For the 9 months ended September 30, 2000, the Company capitalized costs related to internally developed software totaling $650,000. These costs are being amortized on a straight-line basis over a useful life of 3 years.

                                                                      APPENDIX A

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

    This Agreement and Plan of Merger and Reorganization (this "AGREEMENT"), dated as of December 12, 2000, is by and among iBasis, Inc., a Delaware corporation ("BUYER"); Penguin Acquisition Corp. ("MERGER SUB"), a Delaware corporation that is a wholly owned subsidiary of Buyer; PriceInteractive, Inc., a Delaware corporation, (the "COMPANY"); the Stockholders listed on EXHIBIT A-1 attached hereto (the "PRINCIPAL COMPANY STOCKHOLDERS"); and Daniel J. Price and Summit Ventures IV, L.P. in their capacity as the Stockholder Representatives (as defined in Section 20.3).

    WHEREAS, the parties desire that the Company be merged with and into Merger Sub, subject to the terms and conditions set forth in this Agreement;

    WHEREAS, the Board of Directors and stockholders of the Company have authorized and approved (i) the execution and delivery of this Agreement by and on behalf of the Company, and (ii) the transactions contemplated hereby, including the Merger;

    WHEREAS, the Boards of Directors of the Buyer and Merger Sub have authorized and approved (i) the execution and delivery of this Agreement by and on behalf of the Buyer and Merger Sub, and (ii) the transactions contemplated hereby, including the Merger;

    WHEREAS, the Company has entered into a Voting Agreement with those stockholders of the Buyer named therein (the "PRINCIPAL BUYER STOCKHOLDERS"), as of the date hereof (the "BUYER STOCKHOLDER VOTING AGREEMENT"), pursuant to which such Principal Buyer Stockholders have agreed to vote in favor of the transactions contemplated hereby at any stockholder meeting of the Buyer called to consider such transactions or by written consent;

    WHEREAS, Buyer, the Company and the Principal Company Stockholders have entered into a Registration Rights Agreement, dated as of the date hereof (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which Buyer has agreed to register the shares of the Buyer's Common Stock, $0.001 par value per share ("BUYER COMMON STOCK"), issuable in the Merger for resale by the Company Stockholders pursuant to a registration statement on Form S-3 (the "REGISTRATION STATEMENT") filed under the Securities Act; and

    WHEREAS, in connection with the bridge loan contemplated by Section 5 below, the existing stockholders of the Company and the Buyer have entered into an amendment to the Amended and Restated Stockholders Agreement, dated as of August 24, 2000, by and among the Company and the stockholders of the Company named therein, providing for the Chief Executive Officer of Buyer to be elected as a director of the Company upon the happening of certain events; and an amendment to the Amended and Restated Registration Rights Agreement, dated as of August 24, 2000, by and among the same parties.

    NOW, THEREFORE, in consideration of the mutual promises and agreements set forth in this Agreement, the parties hereto hereby agree as follows:

    Certain terms used in this Agreement are defined in Section 19.

    1. CLOSING. Subject to the other provisions of this Agreement, a closing (the "CLOSING") will be held at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110, as soon as is reasonably practicable on or after January 1, 2001 and following satisfaction or waiver of the conditions set forth in Sections 12 through 14 (the date on which the Closing actually occurs shall be referred to as the "CLOSING DATE"). On the Closing Date, Merger Sub and the Company will execute a Certificate of Merger (the "MERGER CERTIFICATE") substantially in the form of the attached EXHIBIT 1(A) and file the Merger Certificate with the Delaware Secretary of State and the Recorder for the County of New Castle, Delaware, in order to cause the merger of the Company with and into Merger Sub (the "MERGER") to be effected in accordance with the laws of the State of Delaware. The Merger will be effective under the Delaware General Corporation Law ("DGCL") upon the filing of the Merger Certificate with the Secretary of State of the State of Delaware (or such later time as may be agreed by each of the parties hereto, as specified in the Merger Certificate and in accordance with the provisions of the applicable law of Delaware) (the "EFFECTIVE TIME"). For all purposes, all of the document deliveries and other actions to occur at the Closing will be conclusively presumed to have occurred at the same time, immediately before the Effective Time.

    2. EFFECT OF MERGER. At the Effective Time, automatically and without further action:

        2.1. SURVIVING CORPORATION. The Company will be merged with and into Merger Sub and the separate existence of the Company will cease. Merger Sub will continue in existence as the surviving corporation in the Merger (the "SURVIVING CORPORATION"). The Merger shall have further effects as set forth in the DGCL.

        2.2. CERTIFICATE OF INCORPORATION. At the Effective Time, the Certificate of Incorporation of the Merger Sub shall be the Certificate of Incorporation of the Surviving Corporation.

        2.3. BY-LAWS. At the Effective Time, the by-laws of the Merger Sub shall be the by-laws of the Surviving Corporation.

        2.4. DIRECTORS AND OFFICERS. From and after the Effective Time, the respective officers and members of the Board of Directors of the Surviving Corporation will consist of the respective officers and members of the Board of Directors of Merger Sub as of immediately prior to the Merger, each such person to hold office, subject to the applicable provisions of the Certificate of Incorporation and the by-laws of the Surviving Corporation, until the next annual meeting of directors or stockholders, as the case may be, of the Surviving Corporation and until his or her successor will be duly elected or appointed and will duly qualify.

        2.5.  CONVERSION OF COMPANY COMMON STOCK AND PREFERRED STOCK.

        (a) REDEEMABLE PREFERRED STOCK. Each share of the Company's 1998 Redeemable Preferred Stock, $0.01 par value per share (the "COMPANY REDEEMABLE PREFERRED STOCK"), issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares (as defined in
    Section 2.7), and other than any shares of Company Redeemable Preferred Stock held directly or indirectly by Buyer or the Company or any of their respective Subsidiaries), will be converted at the Effective Time into the right to receive (i) an amount in cash equal to the RPS Cash Amount Per Share (as defined in Section 19.1) and (ii) such number of shares of Buyer Common Stock or portion thereof equal to one (1) multiplied by the Redeemable Preferred Exchange Ratio (as defined in Section 19.1).

        (b) COMPANY COMMON STOCK. Each share of the Company's Class A Common Stock and Class B Common Stock, par value $0.01 per share (collectively, the "COMPANY COMMON STOCK"), issued and outstanding immediately before the Effective Time (other than any Dissenting Shares, any Company Restricted Shares (as defined in Section 10.4(b)), and other than any shares held directly or indirectly by Buyer or the Company or any of their respective Subsidiaries), will be converted at the Effective Time into the right to receive:

        (i) such number of shares of Buyer Common Stock or portion thereof as is equal to one (1) multiplied by the Common Stock Exchange Ratio (as defined in Section 19.1);

        (ii) cash in an amount equal to the Cash Payment Per Share (as defined in Section 19.1); and

       (iii) the payment of cash adjustments in lieu of the issuance of fractional shares as provided in Section 3.6.

        (c) COMPANY RESTRICTED SHARES. Each of the Company Restricted Shares issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares) will be converted at the Effective Time into a number of shares of Buyer Common Stock or portion thereof equal to one
    (1) multiplied by the Common Stock Exchange Ratio, and shall continue to be subject to the same restrictions, terms and conditions of the Restricted Stock Award Agreement applicable to such Company Restricted Share.

        (d)  CONVERTIBLE PREFERRED STOCK.

        (i) Each share of the Company's Series A Convertible Preferred Stock, $0.01 par value per share (the "COMPANY CONVERTIBLE PREFERRED STOCK"), issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares, and other than any shares of Company Convertible Preferred Stock held directly by Buyer or the Company or any of their respective Subsidiaries), will be converted at the Effective Time into such number of shares of Buyer Common Stock or portion thereof and such amount of cash as would have been issued pursuant to paragraph (b) above if such share of Company Convertible Preferred Stock had been converted into Company Common Stock immediately prior to the Effective Time.

        (ii) In addition to the number of shares of Buyer Common Stock and amount of cash issuable in respect of the Merger with respect to each share of Company Convertible Preferred Stock as set forth in paragraph (d)(i) above, the right to accrued dividends provided by the Company's Certificate of Incorporation with respect to each share of the Company Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time will be converted at the Effective Time into the right to receive such number of shares of Buyer Common Stock having a value (based on the Closing Date Price Per Share) equal to such accrued dividend right. The aggregate number of such shares of Buyer Common Stock issued with respect to such accrued dividend rights shall be referred to herein as the "CPS DIVIDEND EQUIVALENT SHARE NUMBER".

        2.6. CANCELLATION OF TREASURY STOCK, ETC. At the Effective Time, each share of Company Common Stock held directly or indirectly by Buyer or the Company or any of their respective Subsidiaries will be canceled and will cease to exist, and no payment will be made with respect thereto.

        2.7. DISSENTING SHARES. Each share of Company Common Stock, Company Redeemable Preferred Stock or Company Convertible Preferred Stock that, immediately before the Effective Time, was held by any person who has duly exercised the appraisal rights afforded to dissenting stockholders pursuant to DGCL (such shares, collectively, "DISSENTING SHARES") will be converted into the right to receive the fair value of such shares as determined in accordance with the provisions of the DGCL and shall not be converted into the right to receive shares of Buyer Common Stock and cash in accordance with Section 2.5.

        2.8. OPTIONAL INCREASE IN CONSIDERATION. Notwithstanding anything to the contrary in this Agreement, the Buyer shall be entitled, in the exercise of its sole discretion, by notice delivered to the Stockholder Representatives and the Company on or prior to the Effective Time, to increase (but not decrease) the Closing Buyer Common Stock Consideration Number above the number determined by the calculation included in the definition of such amount set forth in Section 19.1. Subject to Buyer's obligations under Section 16, in no event shall the Buyer be required to increase the Closing Buyer Common Stock Consideration Number above the number determined immediately prior to the Effective Time pursuant to the definition thereof whether on account of the amount of the Closing Date Price Per Share pursuant to this Section 2.8 or for any other reason. Any increase in the Closing Buyer Common Stock Consideration Number pursuant to this Section 2.8 will increase (and not decrease) the consideration payable to the shareholders of the Company in the Merger in accordance with the terms hereof.

    3.  PROCEDURES; ESCROWED MERGER CONSIDERATION.

        3.1. CERTIFICATES. Immediately after the Effective Time, stock certificates (each, a "CERTIFICATE," and collectively, the "CERTIFICATES") representing shares of Company Common Stock, Company Convertible Preferred Stock or Company Redeemable Preferred Stock that have been converted into the right to receive shares of Buyer Common Stock in the Merger will be conclusively deemed to represent such shares of Buyer Common Stock until validly exchanged pursuant to Section 3.2.

        3.2. EXCHANGE OF CERTIFICATES. As promptly as practicable after the Effective Time, Buyer or its transfer agent for the Buyer Common Stock will send to each Company Stockholder transmittal materials for use in exchanging its Certificates for certificates for the shares of Buyer Common Stock and Cash Payment Per Share into which such shares of Company Common Stock have been converted. Upon surrender of a Certificate to Buyer or its transfer agent, as the case may be, together with a duly executed letter of transmittal and any other documents reasonably required by the Buyer, the holder of such Certificate will be entitled to receive, in exchange therefor, a certificate for the number of shares of Buyer Common Stock to which such holder is entitled (subject to the escrow arrangements referred to in Section 3.3), and an amount of cash equal to the aggregate Cash Payment Per Share for the shares represented by such Certificate, together with any cash payments required under Section 3.6, and such Certificate will be canceled.

        3.3. ESCROWED MERGER CONSIDERATION. (a) Notwithstanding any other provision of this Agreement, at the Closing, Buyer, the Principal Company Stockholders named therein, the Stockholders' Representatives, the Escrow Agent named therein (the "ESCROW AGENT"), and the holders of Company Options or Company Restricted Shares named therein (the "ADDITIONAL ESCROW PARTIES") will execute and deliver an Escrow Agreement in the form of the attached
    EXHIBIT 3.3 (the "ESCROW AGREEMENT") (with such additional revisions, prior to the Closing, as Buyer, the Company and the Stockholder Representatives may mutually agree after consultation with the Escrow Agent). A number of the shares of Buyer Common Stock that would otherwise be issuable in the Merger at the Effective Time to the Principal Company Stockholders and the Additional Escrow Parties equal to the Indemnification Stock Number shall not be distributable to the Principal Company Stockholders or the Additional Escrow Parties but shall instead be deposited with the Escrow Agent in accordance with the terms of the Escrow Agreement. The Shares of Buyer Common Stock issued into escrow pursuant to this Section 3.3(a), shall be referred to herein as the "ESCROWED MERGER CONSIDERATION." Twenty percent (20%) of the Escrowed Merger Consideration (the "SCHEDULE 16.2 ESCROWED SHARES") shall be used solely in respect of Schedule 16.2 Costs (as hereinafter defined). The remaining portion of the Escrowed Merger Consideration which is not Schedule 16.2 Escrowed Shares shall hereinafter be referred to as the "OTHER ESCROWED MERGER CONSIDERATION". The Escrowed Merger Consideration shall be subtracted from the shares of Buyer Common Stock otherwise issuable to the Principal Company Stockholders and the Additional Escrow Parties pursuant to the terms of this Agreement in accordance with the respective amounts of merger consideration (without regard to that received by the Summit Parties in respect of Company Redeemable Preferred Stock or pursuant to Section 2.5(d)(ii)) received at the Closing, measured by value with any shares of Buyer Common Stock being valued at the Closing Date Price Per Share. Attached as SCHEDULE 3.3 hereto, for illustrative purposes only, is a model calculation of the allocation of the Escrowed Merger Consideration among the Principal Company Stockholders and Additional Escrow Parties, which model is based on the assumptions set forth therein. The Other Escrowed Merger Consideration and Third Party License Escrowed Shares shall be held by the Escrow Agent pursuant to the Escrow Agreement and distributed in accordance therewith.

        (b) Notwithstanding the terms of paragraph (a) of this Section 3.3, the Buyer shall be entitled, in the exercise of its sole discretion, by notice delivered to the Stockholder Representatives, the Company and the Escrow Agent on or prior to the Effective Time, to decrease (but not increase) the number of shares of Buyer Common Stock included in the Escrowed Merger Consideration from that determined pursuant to such paragraph (a). Such decrease shall be applied first to the Other Escrowed Merger Consideration. In no event shall the

    Buyer be required to decrease pursuant to this paragraph (b) the number of shares of Buyer Common Stock included in the Escrowed Merger Consideration below the amount determined pursuant to such paragraph (a), regardless of the amount of the Closing Date Price Per Share.

        3.4. DISTRIBUTIONS. No dividend or other distribution payable after the Effective Time with respect to Buyer Common Stock will be paid to the holder of any unsurrendered Certificate until the holder thereof surrenders such Certificate, at which time such holder will receive all dividends and distributions, without interest thereon, previously payable but withheld from such holder pursuant hereto.

        3.5. NO TRANSFERS. Immediately after the Effective Time, no transfers of shares of Company Common Stock, Company Convertible Preferred Stock or Company Redeemable Preferred Stock will be made in the stock transfer books of the Company. If, after the Effective Time, Certificates are presented (for transfer or otherwise) to the Surviving Corporation or its transfer agent for Company Common Stock, Company Convertible Preferred Stock or Company Redeemable Preferred Stock, they will be canceled and exchanged for the shares of Buyer Common Stock and cash consideration deliverable in respect thereof as determined in accordance with this Agreement (or returned to the presenting person, if such Certificate represents Dissenting Shares).

        3.6. NO FRACTIONAL SHARES. In lieu of the issuance of fractional shares of Buyer Common Stock, cash adjustments will be paid (without interest) to the Company Stockholders in respect of any fractional share of Buyer Common Stock that would otherwise be issuable to them and the amount of such cash adjustments will be determined by multiplying each relevant holder's fractional interest by the Closing Date Price Per Share. For purposes of determining whether, and in what amounts, a particular Company Stockholder would be entitled to receive cash adjustments under this section, all of the shares of record held by such holder will be aggregated.

        3.7. TERMINATION OF RIGHTS. After the Effective Time, holders of Company Common Stock, Company Convertible Preferred Stock and Company Redeemable Preferred Stock will cease to be, and will have no rights as, stockholders of the Company or the Surviving Corporation, other than (i) in the case of shares of Company Common Stock and Company Convertible Preferred Stock, other than Dissenting Shares, the rights to receive shares of Buyer Common Stock into which such shares have been converted and/or payments in lieu of fractional shares, as provided in this Agreement, and, except in the case of any Company Restricted Shares, the right to receive the Cash Payment Per Share attributable to such shares; (ii) in the case of Dissenting Shares, the rights afforded to the holders thereof under Section 262 of the DGCL; (iii) in the case of shares of the Company Redeemable Preferred Stock, the right to receive the cash and stock referred to in Section 2.5(a); and
    (iv) rights under this Agreement and the Escrow Agreement.

        3.8. ABANDONED PROPERTY. Neither Buyer nor the Company nor any other person will be liable to any holder or former holder of shares of Company Common Stock, Company Convertible Preferred Stock or Company Redeemable Preferred Stock for any shares, or any dividends or other distributions with respect thereto, properly delivered to a public official pursuant to applicable abandoned property, escheat, or similar laws.

        3.9. LOST CERTIFICATES, ETC. In the event that any Certificate has been lost, stolen, or destroyed, then upon receipt of appropriate evidence as to such loss, theft, or destruction, and to the ownership of such Certificate by the person claiming such Certificate to be lost, stolen, or destroyed, and the receipt by Buyer or its transfer agent for Buyer Common Stock of an appropriate and customary affidavit of loss or personal indemnification undertaking documentation, Buyer or such transfer agent will issue in exchange for such lost, stolen, or destroyed Certificate the shares of Buyer Common Stock, the Cash Payment Per Share or other cash payment and the fractional share payment, if any, deliverable in respect thereof as determined in accordance with this Agreement.

        3.10. EXAMPLE CALCULATION OF MERGER CONSIDERATION AND ESCROWED MERGER CONSIDERATION. Set forth on SCHEDULE 3.10 hereto, for illustrative purposes only, is a model calculation of (a) the number of shares of Buyer Common Stock and amount of cash issuable in the Merger with respect to the Company Redeemable Preferred Stock, Company Common Stock, Company Restricted Shares and Company Convertible Preferred Stock, as the case may be and (b) the amount of Escrowed Merger Consideration, which model is based on the assumptions included therein.

    4. COMPANY COMMON STOCK OPTIONS. (a) Immediately after the Effective Time, the Company's Stock Incentive Plan (the "COMPANY OPTION PLAN") and the Company Restricted Stock Plan (as defined in Section 10.20 hereof) shall be assumed by the Buyer. Each option to purchase shares of Company Common Stock granted under the Company Option Plan (a "COMPANY OPTION") and outstanding at the Effective Time shall be assumed by Buyer and be converted into (x) an option (each, a "REPLACEMENT OPTION") to receive, on the terms set forth below, a number of shares of Buyer Common Stock equal to the number of shares of Company Common Stock that such option holder had a right to receive pursuant to such Company Option ("FORMER SHARES"), multiplied by the Common Stock Exchange Ratio; and
(y) a right to receive, upon exercise of the Replacement Option, cash on the terms set forth below (each, a "REPLACEMENT CASH RIGHT"). Each Replacement Cash Right shall be a right to receive the excess of (a) the product of the
(i) number of Former Shares and (ii) the Cash Payment Per Share over (b) the product of (i) the aggregate exercise price with respect to the correlative Company Option and (ii) the Cash Ratio (as defined herein), subject to the same vesting, expiration and other terms as such Company Option, all in accordance with the terms of the applicable Company Option Plan and stock option agreement governing such Company Option. The Cash Ratio shall be the ratio of (i) the Cash Payment Per Share to (ii) the sum of (x) the Cash Payment Per Share and (y) the product of (a) Closing Date Price Per Share and (b) the Common Stock Exchange Ratio. For purposes of this Section 4, the "STOCK RATIO" shall be the difference between one (1) and the Cash Ratio. Each Replacement Option and the related Replacement Cash Right must be exercised together and may not be exercised separately, PROVIDED that any Replacement Option may be exercised in part and not in whole to the extent that the terms of the option grant and the Company Option Plan so permit. Each such Replacement Option shall (i) have an exercise price per share of Buyer Common Stock (a "REPLACEMENT EXERCISE PRICE PER SHARE") equal to the quotient obtained by dividing (1) the product of the Stock Ratio and the exercise price per share of Company Common Stock in effect at the Effective Time of the Company Option of which such Replacement Option is a replacement, by (2) the Common Stock Exchange Ratio (and rounding the result up to the nearest whole cent), and (ii) have the same vesting, expiration and other terms as such Company Option, all in accordance with the terms of the applicable Company Option Plan and stock option agreement governing such Company Option, PROVIDED, that in the event that clause (a) minus clause (b) in the calculation of the Replacement Cash Right associated with a Replacement Option would yield a negative amount upon exercise, the Replacement Exercise Price Per Share for the Replacement Option associated with such Replacement Cash Right shall be increased by an amount equal to (x) the amount (expressed as a positive number) by which such negative amount is less than zero DIVIDED BY (y) the number of shares of Buyer Common Stock that the holder has the right to receive pursuant to the Replacement Option. In the event that a holder holds more than one Company Option, each such Company Option shall be converted into a Replacement Cash Right and a Replacement Option for purposes of implementing the assumption and conversion provisions of this Section 4. Set forth on SCHEDULE 4(A) hereto, for illustrative purposes only, is a model calculation of a Replacement Option and Replacement Cash Right, and the related Stock Ratio and Replacement Exercise Price Per Share, which is based on the assumptions included therein.

        (b) Immediately after the Effective Time, the Compensation Committee of the Board of Directors of Buyer shall take such actions as may be reasonably required to provide that (i) the holders of Replacement Options shall be permitted to exercise such Replacement Options and the related Replacement Cash Rights on a "net" basis, whereby the holder of each Replacement Option and the related Replacement Cash Right shall be entitled to reduce the cash amount of the exercise price of such Replacement Option by the amount of any cash issuable upon exercise of such Replacement Cash Right in lieu of receiving such cash consideration; and (ii) the holders of Replacement Options shall be permitted to exercise such Replacement Options on a "cash-less" basis whereby the holder of a Replacement Option shall be entitled to surrender the Replacement Option to a securities broker selected by the Buyer who shall sell on a "same-day" basis some or all of the shares of Buyer Common Stock issuable upon exercise of the Replacement Option and use the proceeds therefrom to satisfy some or all of the exercise price of such Replacement Option, PROVIDED, that the Buyer shall not be required to take any such action with respect to a particular Replacement Option to the extent that it could adversely affect the characterization of such option as an "Incentive Stock Option" for purposes of Code Section 422, if applicable.

        (c) The Buyer agrees to use its reasonable best efforts to file with the SEC, no later than the Closing Date, a registration statement on Form S-8 or other appropriate form under the Securities Act to register the maximum number of shares of Buyer Common Stock issuable upon exercise of the Replacement Options and to use its reasonable best efforts to cause such registration statement to remain effective until the exercise or expiration of such Replacement Options.

        (d) Prior to the Effective Time, the Board of Directors of Buyer and the Company, or an appropriate committee of non-employee directors thereof, shall adopt a resolution providing that the acquisition of Replacement Options and Buyer Common Stock pursuant to this Agreement shall be an exempt transaction for purposes of Section 16 of the Exchange Act by any officer or director of the Company who may become a covered person of Buyer for purposes of such Section 16.

    5.  BRIDGE FINANCING.

        5.1. INITIAL BRIDGE LOAN. Immediately after the execution of this Agreement, the Buyer shall make a loan of $10,000,000 in cash (the "INITIAL BRIDGE LOAN") to the Company. The Initial Bridge Loan (and any Second Bridge Loan, each as defined below) shall be represented by a Non-Negotiable Subordinated Convertible Promissory Note in the form of EXHIBIT 5.1 hereto (the "BRIDGE NOTE"). In accordance with the terms of the Bridge Note, the Company shall, until such time as the Bridge Note may mature or be converted into shares of Company Common Stock, in accordance with the terms thereof, use the proceeds of the Initial Bridge Loan only for the purposes set forth on SCHEDULE 5.1 hereto, which SCHEDULE 5.1 contains the Company's cost projections through March 31, 2001 (the "PERMITTED USES"). The Bridge Note shall mature or convert into shares of Company Common Stock in accordance with the terms thereof.

        5.2. SECOND BRIDGE LOAN. (a) In the event that (i) the Effective Time has not occurred prior to February 28, 2001 (the "SECOND LOAN DATE"),
    (ii) the Termination Date (as defined in Section 18(b) hereof) has been extended by the Buyer to a date beyond the Second Loan Date, and (iii) this Agreement has not been terminated pursuant to Section 18, the Buyer shall, at the request of the Company, make an additional loan of $5,000,000 in cash (the "SECOND BRIDGE LOAN" and, collectively with the Initial Bridge Loan, the "BRIDGE LOANS") to the Company on the Second Loan Date. The Second Bridge Loan shall be represented by the Bridge Note. In accordance with the terms of the Bridge Note, the Company shall, until such time as the Bridge Note may mature or be converted into shares of Company Common Stock, use the proceeds of the Second Bridge Loan only for the Permitted Uses.

        (b) Notwithstanding anything to the contrary in paragraph 5.2(a) above, in no event shall the Buyer be required to make the Second Bridge Loan unless, at the time the Second Bridge Loan is to be made:

           (i) The Company is not in material default or material breach of the Bridge Note, this Agreement or the Escrow Agreement, which default or breach, if not a payment default or breach, has not been cured within ten days after notice thereof to the Company;

           (ii) The Company has applied the proceeds of the Initial Bridge Loan only to the Permitted Uses; and

          (iii) The Company shall not have (A) made an assignment for the benefit of creditors, (B) been adjudicated bankrupt or insolvent,
       (C) sought the appointment of, or be the subject of an order appointing, a trustee, liquidator or receiver as to all or part of its assets,
       (D) commenced, approved or consented to, any case or proceeding under any bankruptcy, reorganization or similar law and, in the case of an involuntary case or proceeding, such case or proceeding has not been dismissed within forty-five (45) days following the commencement thereof,
       (E) been the subject of an order for relief in an involuntary case under federal bankruptcy law; (F) become unable to pay its debts as they mature; or (G) have permitted to remain undischarged for more than thirty
       (30) days any final judgment or execution action against the Company that, together with other outstanding claims and execution actions against the Company exceeds $500,000 in the aggregate.

    6.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

    Each of the Principal Company Stockholders and the Company hereby represents and warrants, severally but not jointly, to Buyer and Merger Sub as follows, subject in each case to such exceptions as are specifically contemplated by this Agreement or as are set forth in the attached Disclosure Schedule of the Company (the "COMPANY DISCLOSURE SCHEDULE"). Notwithstanding any other provision of this Agreement or the Company Disclosure Schedule, each exception set forth in the Company Disclosure Schedule will be deemed to qualify each representation and warranty set forth in this Agreement (i) that is specifically identified (by cross-reference or otherwise) in the Company Disclosure Schedule as being qualified by such exception, or (ii) with respect to which the relevance of such exception is reasonably apparent on the face of the disclosure of such exception set forth in the Company Disclosure Schedule, PROVIDED, in either case, that the relevant facts are set forth in reasonable detail in the Company Disclosure Schedule.

        6.1. INCORPORATION; AUTHORITY. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted. The Company has delivered to Buyer complete and correct copies of its Amended Certificate of Incorporation and by-laws, in each case with all amendments thereto.

        6.2. AUTHORIZATION AND ENFORCEABILITY. (a) The Company has all requisite power and full legal right and authority (including due approval of its Board of Directors and its stockholders, respectively) to enter into this Agreement, to perform all of its agreements and obligations hereunder, and to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws relating to or affecting the rights of creditors generally.

        (b) On or prior to the date of this Agreement, the Board of Directors of the Company, by resolutions duly adopted by vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of the Company and the Company Stockholders and
    (ii) approved this Agreement and the Merger, and determined that the execution, delivery and performance of this Agreement is advisable.

        (c) On or prior to the date of this Agreement, the Company Stockholders of the Company, by resolutions duly adopted by vote of those voting at a meeting duly called and held, or by written consent, and not subsequently rescinded or modified in any way, has duly approved this Agreement and the Merger.

        6.3. GOVERNMENTAL AND OTHER THIRD-PARTY CONSENTS, NON-CONTRAVENTION, ETC. No consent, approval, or authorization of or registration, designation, declaration, or filing with any governmental authority, federal or other, or any other person, is required on the part of the Company in connection with the execution, delivery, and performance of this Agreement or the consummation of the Merger and the other transactions contemplated hereby, except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, state securities or "blue sky" laws and state takeover laws, the HSR Act (each as defined in Section 19.1), and filing and recordation of appropriate merger documents as required by the DGCL,
    (ii) as specified in Section 6.3 or Section 6.20 of the Company Disclosure Schedule and (iii) such consents, approvals, authorizations, registrations, designations, declarations, and filings) the failure of which to obtain or make would not, individually or in the aggregate, result in a Material Adverse Effect on the Company or the Surviving Corporation. Except as set forth in Section 6.3 of the Company Disclosure Schedule, the execution, delivery, and performance of this Agreement and the consummation of such transactions will not violate (a) any provision of the Company's Amended Certificate of Incorporation or by-laws, (b) any judgment, decree, order, statute, rule or regulation to which the Company is a party or by or to which it or any of its assets is bound, subject to or applicable, or
    (c) any agreement, instrument or other obligation to which the Company is a party or by or to which it or any of its assets is bound or subject, except in the case of clause (c), where such violation would not cause a Material Adverse Effect on the Company or the Surviving Corporation.

        6.4. CAPITALIZATION. The authorized and outstanding capital stock and other securities of the Company are as set forth in Section 6.4 of the Company Disclosure Schedule. All of such outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, and non-assessable, and all of such outstanding shares and other securities are owned of record as set forth in Section 6.4 of the Company Disclosure Schedule, and were issued in compliance with all applicable laws, including securities laws, and all applicable preemptive or similar rights of any person. No person has any valid right to rescind any purchase of any shares of the Company's capital stock or other securities.

        There are no agreements or other obligations on the part of the Company to purchase or sell, and other than as set forth in Section 6.4 of the Company Disclosure Schedule, there are no convertible or exchangeable securities, options, warrants, or other rights to acquire from the Company any shares of its capital stock or other securities. Section 6.4 of the Company Disclosure Schedule sets forth the name of each person who holds any option, warrant or other right to acquire shares of the Company's capital stock, the number and type of shares subject to such option, warrant or right, the per-share exercise price payable therefor, how many of the shares subject to such option, warrant or other right were "vested"
    (i.e., exercisable) as of the date of this Agreement, how many will vest or become exercisable upon a "change of control" and whether the holder of such option, warrant or other right is an employee of the Company.

        6.5. QUALIFICATION. The Company is duly qualified and in good standing as a foreign corporation in all jurisdictions in which the character of its owned or leased properties or the nature of its activities makes such qualification necessary, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

        6.6. SUBSIDIARIES. Except as set forth in Section 6.6 of the Company Disclosure Schedule, the Company does not have any Subsidiaries (as defined in Section 19.1) or own any legal and/or beneficial interests in any person.

        6.7. FINANCIAL STATEMENTS. Included in Section 6.7 of the Company Disclosure Schedule are copies of (i) the audited balance sheets of the Company as of December 31, 1997 and 1998, and the related audited statements of operations, shareholders' equity and cash flows of the Company, for the fiscal years ended on such dates, accompanied by an audit report of KPMG LLP, (ii) the audited balance sheet of the Company as of December 31, 1999 (the "MOST RECENT AUDITED BALANCE SHEET"), and the related audited statements of operations, shareholders' equity and cash flows of the Company, for the fiscal year ended on such date, accompanied by an audit report of KPMG LLP, and (iii) the unaudited balance sheet of the Company as of October 31, 2000 (the "MOST RECENT UNAUDITED BALANCE SHEET"), and the related unaudited statements of operations and cash flows, respectively, of the Company, for the ten-month period ended on such date. Except as set forth in Section 6.7 of the Company Disclosure Schedule, each of such financial statements has been prepared in accordance with GAAP applied on a basis consistent with prior periods; each of such balance sheets fairly presents in all material respects the financial condition of the Company as of its respective date; and each of such statements of operations, shareholders' equity and cash flows, respectively, fairly presents in all material respects the results of operations and Shareholders' equity, or cash flows, as the case may be, of the Company for the period covered thereby; in each case, subject, with respect to the unaudited financial statements referred to in clause (iii) of this section, to the absence of footnote disclosure and to normal, recurring end-of-period adjustments which shall, in the aggregate, not be material.

        6.8. ABSENCE OF CERTAIN CHANGES. Except as set forth in Section 6.8 of the Company Disclosure Schedule, since the Most Recent Audited Balance Sheet Date, there has not been: (i) any change in the assets, liabilities, sales, income, or business of the Company or in its relationships with suppliers, customers, or lessors, other than changes that were both in the ordinary course of business or have not had or could not reasonably be expected to have, either in any case or in the aggregate, a Material Adverse Effect on the Company; (ii) any acquisition or disposition by the Company of any material asset or property other than in the ordinary course of business;
    (iii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting, either in any case or in the aggregate, the property or business of the Company; (iv) any declaration, setting aside or payment of any dividend or any other distributions in respect of any shares of capital stock of the Company; (v) any direct or indirect redemption, purchase, or other acquisition by the Company of any such capital stock or rights to acquire capital stock; (vi) any increase in the compensation, pension, or other benefits payable or to become payable by the Company to any of its officers or key employees or consultants, or any bonus or incentive compensation payments or arrangements made to or with any of them; (vii) any forgiveness or cancellation of any debt or claim by the Company or any waiver of any right of material value, other than compromises of accounts receivable in the ordinary course of business; (viii) any entry by the Company into any transaction with any of its Affiliates (as defined in Section 19.1); (ix) any incurrence or imposition of any Lien other than any Permitted Lien (each as defined in Section 19.1) on any of the material assets, tangible or intangible, of the Company; or (x) any discharge or satisfaction by the Company of any Lien or payment by the Company of any obligation or liability (fixed or contingent) other than (A) current liabilities included in the Most Recent Audited Balance Sheet, (B) current liabilities to persons other than Affiliates of the Company incurred since the date of the Most Recent Audited Balance Sheet in the ordinary course of business, and (C) current liabilities incurred in connection with the transactions contemplated hereby and disclosed in Section 6.8 of the Company Disclosure Schedule.

        6.9. PROPERTIES AND ASSETS. (a) The assets and properties of the Company are, and as of the Closing Date will be, adequate and sufficient to conduct the business of the Company as currently conducted. The Company has good title to all of its assets and properties, including without limitation all those reflected in the Most Recent Unaudited Balance Sheet (except for properties or assets sold, consumed, or otherwise disposed of in the ordinary course of business since the date of the Most Recent Unaudited Balance Sheet), all free and clear of Liens other than Permitted

    Liens. All such properties and assets, in the aggregate, are in normal condition and repair, reasonable wear-and-tear and normal maintenance excepted, and, subject to the Company's need to continue to make capital expenditures consistent with those reflected in SECTION 5.1 of the Company Disclosure Schedule, are adequate and sufficient to carry on the business of the Company as presently conducted. Section 6.9(a) of the Company Disclosure Schedule sets forth a complete and correct list of all capital assets of the Company having a net book value in excess of $10,000. To the Company's knowledge (as defined in Section 19.1), there are no material defects, other than Permitted Liens, in any such capital assets as to title or condition. The Company owns all licenses required by law to use all software used by the Company and its employees in the operation of the business of the Company.

        (b) The Company does not own, and has never owned, any real property. The Company has not received any notice that either the whole or any portion of any real property leased by it is to be condemned, requisitioned, or otherwise taken by any public authority or is to be the subject of any public improvements that may result in special assessments against or otherwise affect such real property. Section 6.9(b) of the Company Disclosure Schedule sets forth a complete and correct description of all leases of real property to which the Company is a party. Complete and correct copies of all such leases have been delivered to Buyer. Each such lease is valid and subsisting and no event or condition exists that constitutes, or after notice or lapse of time or both could constitute, a default thereunder that would permit the landlord to exercise any remedies. The leasehold interests of the Company are subject to no Lien, except for Permitted Liens, and the Company is in quiet possession of the properties covered by such leases.

        6.10.  INTELLECTUAL PROPERTIES.

        (a) As used herein: "INTELLECTUAL PROPERTIES" means intellectual property or proprietary rights of any description including without limitation (i) rights in any patent, patent application, copyright, industrial design, URL, domain name, trademark, service mark, logo, trade dress or trade name, (ii) related registrations and applications for registration, (iii) trade secrets, moral rights or publicity rights, (iv) inventions, discoveries, or improvements, modification, know-how, technique, methodology, writing, work of authorship, design or data that are necessary or useful to operate the business of the Company as currently conducted and proposed by the Company to be conducted or to market, sell, design, make, have made, service, maintain, install, operate, use or test the Product(s) and develop enhanced or new products, whether or not patented, patentable, copyrightable or reduced to practice, including but not limited to any inventions, discoveries, improvements, modification, know-how, technique, methodology, writing, work of authorship, design or data embodied or disclosed in any: (1) computer source codes (human readable format) and object codes (machine readable format); (2) specifications; (3) manufacturing, assembly, test, installation, service and inspection instructions and procedures; (4) engineering, programming, service and maintenance notes and logs; (5) technical, operating and service and maintenance manuals and data; (6) hardware reference manuals; and (7) user documentation, help files or training materials, and (v) good will related to any of the foregoing. "PRODUCTS" means all products and services, including all related software, now being provided by the Company, and those products, services and software actively proposed to be provided by the Company.

        (b) Section 6.10(b) of the Company Disclosure Schedule lists the major service categories of Company, and the patent, trademark, copyright and domain name Intellectual Properties (other than off-the-shelf software programs that have not been customized for its use) material to and used in or necessary to the business of the Company as now being conducted and proposed by the Company to be conducted (the "MAJOR INTELLECTUAL PROPERTIES"). The Company owns, or is licensed or otherwise has the right to use, all Major Intellectual Properties other than off-the-shelf software programs that have not been customized for its use (the "COMPANY INTELLECTUAL PROPERTIES"), free and clear of all liens, claims and encumbrances, except for such liens, claims and encumbrances as do not materially impair the Company's ability to use, exploit, license and distribute such Company

    Intellectual Properties. Except as otherwise indicated in Section 6.10(b) of the Company Disclosure Schedule, the Company is not required to pay any royalties or further consideration for the use of any Company Intellectual Properties that the Company has licensed from other Persons. The Company possesses previous versions of any software (other than off-the-shelf software that has not been customized for its use), whenever a previous version exists, that are purchased or licensed from third parties and that are used to provide Products such that the Company can recreate the current and next most recent versions of any Company Intellectual Properties.

        (c) The Company's Products, including all related software, are free from material defects and perform in substantial accordance with all published specifications (if any).

        (d) Except as set forth in Section 6.10(d) of the Company Disclosure Schedule, the Company has not granted any third party any right to manufacture, reproduce, distribute or market any of the Company's Products or any adaptations, translations, or derivative works based on the Company Products or any portion thereof.

        (e) Except as set forth in Section 6.10(d) of the Company Disclosure Schedule, the Company has not granted any third party any right to license any of the Company's Products except under valid and binding written software license agreements.

        (f) Except as set forth in Sections 6.10(d) and 6.10(f) of the Company Disclosure Schedule, no third party has been licensed to use, or has lawful access to any source code developed in respect of the Company's Products.

        (g) Except as set forth in Section 6.10(g) of the Company Disclosure Schedule, all of which have been resolved prior to the date of this Agreement, no product liability or product warranty claims have been communicated in writing to or threatened in writing against the Company.

        (h) In any instance where the Company's rights to Company Intellectual Properties arise under a license or similar agreement (other than for off-the-shelf software programs that have not been customized for its use), this is indicated in Section 6.10(b) of the Company Disclosure Schedule. No other person has an interest in or right or license to use any of the Company Intellectual Properties owned by the Company, except as set forth in
    Section 6.10(d) of the Company Disclosure Schedule. To the Company's knowledge, there is and has been no material unauthorized use, disclosure, infringement or misappropriation of any Company Intellectual Properties owned by the Company by any third party. To the Company's knowledge, none of the Company Intellectual Properties owned by the Company or licensed to the Company on an exclusive basis is being infringed by others, or is subject to any outstanding order, decree, judgment, or stipulation. Except as set forth in section 6.10(i) of the Company Disclosure Schedules, no litigation (or other proceedings in or before any court or other governmental, adjudicatory, arbitral, or administrative body) relating to the Company Intellectual Properties owned by the Company or licensed to the Company on an exclusive basis is pending, or to the Company's knowledge, threatened against the Company, nor, to the Company's knowledge, is there any valid basis for any such litigation or proceeding. None of the Company Intellectual Properties owned by the Company or licensed to the Company on an exclusive basis is subject to any outstanding order, decree, judgment, or stipulation. The Company maintains reasonable security measures for the preservation of the secrecy and proprietary nature of such of its Company Intellectual Properties that constitute trade secrets or other confidential information.

        (i) Except as set forth in Section 6.10(i) of the Company Disclosure Schedule, to the Company's knowledge, the Company has not infringed or made unlawful use of, and is not infringing or making unlawful use of, any Intellectual Properties of any other person. Except as set forth in Section 6.10(i) of the Company Disclosure Schedule, no litigation (or other proceedings in or before any court or other governmental, adjudicatory, arbitratory, or administrative body) charging the Company with infringement or unlawful use of any Intellectual Properties is pending, or to the Company's knowledge, threatened against the Company, nor, to the Company's knowledge, is there any valid basis for any such litigation or proceeding.

        (j) Each person presently or previously employed by the Company (including independent contractors, if any) with access authorized by the Company to confidential information relating to the Company Intellectual Properties has executed a confidentiality and non-disclosure agreement pursuant to an agreement substantially in the form of agreement previously provided to Buyer or its representatives and such confidentiality and non-disclosure agreements constitute valid and binding obligations of the Company and, to the Company's knowledge, of such person, enforceable in accordance with their respective terms. All Company Intellectual Properties that are owned by the Company were written, developed and created solely and exclusively by employees of the Company (and all rights in and to all Company Intellectual Properties are owned by the Company) without the assistance of any third party or entity or were created by or with the assistance of third parties who assigned ownership of their rights (including all intellectual property rights) in such Company Intellectual Properties to the Company by means of valid and enforceable consultant confidentiality and invention assignment agreements, copies of which have been delivered to Buyer. All Company Intellectual Properties that are licensed to the Company (other than off-the-shelf software programs that have not been customized for its use) are identified in Schedule 6.10(b), and copies of such license agreements have been made available to Buyer.

        (k) All use, disclosure or appropriation by the Company (or its employees or agents) of confidential information relating to Intellectual Properties not otherwise protected by patents, patent applications or copyright ("CONFIDENTIAL INFORMATION") owned by the Company and licensed to a third party has been pursuant to the terms of a written agreement between the Company and such third party. All use, disclosure or appropriation by the Company (or its employees or agents) of Confidential Information not owned by the Company has been made pursuant to the terms of a written agreement between the Company and the owner of such Confidential Information, or is otherwise lawful.

        (l) Section 6.10(b) of the Company Disclosure Schedule contains an accurate and complete description of all patents and patent applications, trademarks (with separate listings of registered and unregistered trademarks), trade names, major Internet Domain Names and registered or unregistered copyrights in or related to the Company Products or otherwise included in the Company Intellectual Properties and all applications and registrations therefor. To the knowledge of Company, all of Company's patents, patent rights, copyrights, trademark, trade name or Internet domain name registrations related to or in the Company Products are valid and in full force and effect; and consummation of the transactions contemplated by this Agreement will not alter or impair any such rights.

        (m) To the Company's knowledge, all of the Company's material information technology systems and material non information technology embedded systems (including systems or technology currently under development) will record, store, process, calculate and present calendar dates falling on or after (and, if applicable, during spans of time including) January 1, 2000, and will calculate all information dependant on or relating to such date in the same manner, and with the same functionality, data integrity and performance, as the information technology systems and non information technology embedded systems record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate and information dependent on or relating to such date.

        6.11. INDEBTEDNESS. At the date hereof, the Company has no Indebtedness (as defined in Section 19.1) outstanding except as set forth in
    Section 6.11 of the Company Disclosure Schedule or the Most Recent Audited Balance Sheet. The Company is not in default with respect to any outstanding Indebtedness or any agreement, instrument, or other obligation relating thereto and no such Indebtedness or any agreement, instrument, or other obligation relating thereto purports to limit the issuance of any securities by the Company or the operation of its businesses. Complete and correct copies of all agreements, instruments, and other obligations (including all amendments, supplements, waivers, and consents) relating to any Indebtedness of the Company have been furnished to Buyer.

        6.12. ABSENCE OF UNDISCLOSED LIABILITIES. Except (a) to the extent (i) set forth in Section 6.12 of the Company Disclosure Schedule or reflected or reserved against in the Most Recent Audited Balance Sheet, or (ii) incurred with persons other than any Affiliate of the Company in the ordinary course of business after the date of the Most Recent Audited Balance Sheet, and (b) either to be discharged before the Closing or described in Section 6.12 of the Company Disclosure Schedule, the Company does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise (including without limitation liabilities, as guarantor or otherwise, in respect of obligations of others) other than liabilities and obligations with respect to the contracts that would not be required to be reflected or reserved against in a balance sheet prepared in accordance with GAAP or referred to in the footnotes thereto, except any such liabilities and obligations which, individually or in the aggregate, would not have a Material Adverse Effect on the Company or the Surviving Corporation.

        6.13. TAXES. Except as set forth in Section 6.13 of the Company Disclosure Schedule:

        (a) TAX ATTRIBUTES, ETC. Set forth in Section 6.13(a) of the Company Disclosure Schedule are the net operating loss, net capital loss, credit, minimum Tax (as defined in Section 19.1), charitable contribution, and other Tax carryforwards (by type of carryforward and expiration date, if any) of the Company.

        (b) ELECTIONS. All material elections with respect to Taxes affecting the Company are described in Section 6.13(b) of the Company Disclosure Schedule.

        (c) FILING OF TAX RETURNS AND PAYMENT OF TAXES. The Company has timely filed all material Tax Returns (as defined in Section 19.1) required to be filed by it, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true, accurate and complete in all respects. All Taxes due and payable by the Company on such Tax Returns have been paid, and the Company will not be liable for any additional Taxes in respect of any taxable period or any portion thereof ending on or before the Closing Date in an amount that exceeds the corresponding reserve therefor, if any, reflected in the accounting records of the Company (assuming that the parties' intended tax treatment as set forth in Section 9.7 hereof is correct). The Company has delivered to Buyer true, correct and complete copies of all Tax Returns with respect to income taxes filed by or with respect to it with respect to taxable periods ended on or after December 31, 1996, and all relevant documents and information with respect thereto, including without limitation work papers, records, examination reports, and statements of deficiencies assessed against or agreed to by the Company.

        (d) AUDIT HISTORY. With respect to each taxable period of the Company ended on or before December 31, 1996, each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authorities.

        (e) DEFICIENCIES. No deficiency or proposed adjustment in respect of Taxes that has not been settled or otherwise resolved has been asserted or assessed by any taxing authority against the Company.

        (f) LIENS. There are no Liens for Taxes (other than current Taxes not yet due and payable) on the assets of the Company.

        (g) EXTENSIONS TO STATUTE OF LIMITATIONS FOR ASSESSMENT OF TAXES. The Company has not consented to extend the time in which any Tax may be assessed or collected by any taxing authority.

        (h) EXTENSIONS OF THE TIME FOR FILING TAX RETURNS. The Company has not requested or been granted an extension of the time for filing any Tax Return to a date on or after the date hereof.

        (i) PENDING PROCEEDINGS. There is no action, suit, taxing authority proceeding, or audit with respect to any Tax now in progress, pending, or to the Company's knowledge, threatened, against or with respect to the Company.

        (j) NO FAILURES TO FILE TAX RETURNS. To the Company's knowledge, no claim has ever been made by a taxing authority in a jurisdiction where the Company does not pay Tax or file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction.

        (k) MEMBERSHIP IN AFFILIATED GROUPS, ETC. The Company has never been a member of any affiliated group of corporations (as defined in Section 1504(a) of the Code), or filed or been included in a combined, consolidated, or unitary Tax Return.

        (l) ADJUSTMENTS UNDER SECTION 481. The Company will not be required, as a result of a change in method of accounting for any period ending on or before the Closing Date, to include any adjustment under Section 481(c) of the Code (or any similar or corresponding provision or requirement under any Tax law) in taxable income for any period ending on or after the Closing Date.

        (l) TAX SHARING, ALLOCATION, OR INDEMNITY AGREEMENTS. The Company is not a party to or bound by any Tax sharing or allocation agreement or has any current or potential contractual obligation to indemnify any other person with respect to Taxes.

        (n) WITHHOLDING TAXES. The Company has withheld and paid all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, creditor or other person.

        (o) FOREIGN PERMANENT ESTABLISHMENTS AND BRANCHES. The Company does not have a permanent establishment in any foreign country with which the United States of America has a relevant tax treaty, as defined in such relevant tax treaty, and does not otherwise operate or conduct business through any branch in any foreign country.

        (p) U.S. REAL PROPERTY HOLDING CORPORATION. The Company is not and has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2), during the applicable period specified in Code Section 897(c)(1)(A)(ii).

        (q) SAFE HARBOR LEASE PROPERTY. None of the property owned or used by the Company is subject to a tax benefit transfer lease executed in accordance with Section 168(f)(8) of the Internal Revenue Code of 1954, as amended by the Economic Recovery Tax Act of 1981.

        (r) TAX-EXEMPT USE PROPERTY. None of the property owned by the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

        (s) SECURITY FOR TAX-EXEMPT OBLIGATIONS. None of the assets of the Company directly or indirectly secures any indebtedness, the interest on which is tax-exempt under Section 103(a) of the Code, and the Company is not directly or indirectly an obligor or a guarantor with respect to any such indebtedness.

        (t) SECTION 341(F) CONSENT. The Company has not filed a consent under Code Section 341(f) concerning collapsible corporations.

        (u) PARACHUTE PAYMENTS. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments, that will not be deductible under Code Sections 162(m) or 280G.

        (v) OTHER PERSONS. The Company is not presently liable for the Taxes of another person (i) under Treasury Regulation Section 1.1502-6 (or comparable provision of state, local or foreign law), (ii) as transferee or successor or (iii) by contract or indemnity or otherwise.

        (w) RULINGS. There are no outstanding rulings of, or requests for rulings by, any taxing authority addressed to the Company that are, or if issued would be, binding on the Company.

        (x) DIVISIVE TRANSACTIONS. The Company has never been either a "distributing corporation" or a "controlled corporation" in connection with a distribution of stock qualifying for tax-free treatment, in whole or in part, pursuant to Section 355 of the Code.

        (y) DISTRIBUTIONS AND REDEMPTIONS. Other than regular, normal dividends, the Company has not made and will not make any distributions with respect to or in redemption of its stock in contemplation of the Merger or during the period beginning with the commencement of negotiations (whether formal or informal) regarding the Merger and ending at the Effective Time (the "Pre-Merger Period").

        (z) ACQUISITION OF SUBSTANTIALLY ALL OF THE COMPANY'S ASSETS. As a result of the Merger, Merger Sub will acquire at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger. For purposes of this representation, amounts paid by the Company to dissenters, amount paid by the Company to stockholders who receive cash or other property, amounts used by the Company to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company in contemplation of the Merger or during the Pre-Merger Period will be included as assets of the Company held immediately prior to the Merger.

        (aa) LIABILITIES INCURRED IN THE ORDINARY COURSE. The liabilities of the Company, if any, assumed by Merger Sub and the liabilities to which the transferred assets of the Company are subject were incurred by the Company in the ordinary course of business.

        (bb) TRANSFERS OF ASSETS. Other than regular, normal dividends and dispositions in the ordinary course of business, the Company has made no transfer of any of its assets in contemplation of the Merger or during the Pre-Merger Period.

        (cc) REORGANIZATION EXPENSES. The Company and the stockholders of the Company will each pay their respective expenses, if any, incurred in connection with the Merger.

        (dd) NO INTERCORPORATE INDEBTEDNESS. Other than loans made by Buyer to the Company pursuant to Section 5 of this Agreement, there is, and at the Effective Time there will be, no intercorporate indebtedness existing between Buyer and the Company or between Merger Sub and the Company that was issued, acquired or will be settled at a discount.

        (ee) ASSETS EXCEED LIABILITIES. The fair market value of the assets of the Company transferred to Merger Sub will equal or exceed the sum of the liabilities assumed by Merger Sub, plus the amount of liabilities, if any, to which the transferred assets are subject.

        (ff) INVESTMENT COMPANY. The Company is not and will not be at the Effective Time an "investment company" within the meaning of Section 368(a)(2)(F)(iii) of the Code.

        (gg) BANKRUPTCY PROCEEDINGS. The Company is not and will not be at the Effective Time under the jurisdiction of a court in a case under title 11 of the United States Code or a receivership, foreclosure, or similar proceeding in a federal or state court.

        (hh) SHAREHOLDER COMPENSATION. None of the compensation received by any stockholder employees of the Company will be separate consideration for, or allocable to, any of their shares of Company stock, and the compensation paid to any stockholder employees of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services. None of the Merger consideration received by any shareholder-employees of the Company will be separate consideration for, or allocable to, an employment agreement, and no part of the consideration received by any Company shareholder in the Merger will be received by such shareholder as a creditor, employee, independent contractor or in any capacity other than that of a shareholder of the Company.

        6.14.  EMPLOYEE BENEFIT PLANS.

        (a) IDENTIFICATION OF PLANS. Except as set forth in Section 6.14 of the Company Disclosure Schedule, the Company does not now maintain or contribute to, and does not have any outstanding liability to or in respect of or obligation under, any pension, profit-sharing, deferred compensation, bonus, stock option, employment, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy, arrangement or agreement, whether formal or informal, written or oral, for the benefit of any director, officer, consultant or employee, whether active or terminated, of the Company. Each of the arrangements set forth on Section 6.14(a) of the Company Disclosure Schedule is here referred as an "Employee Benefit Plan", except that any such arrangement which is a multi-employer plan shall be treated as an Employee Benefit Plan only for purposes of Sections 6.14(d)(ii), (vi) and (viii) and 6.14(g) below.

        (b) DELIVERY OF DOCUMENTS. The Company has heretofore delivered to Buyer true, correct and complete copies of each Employee Benefit Plan, and with respect to each such Plan true, correct and complete copies of (i) any associated trust, custodial, insurance or service agreements, (ii) any annual report, actuarial report, or disclosure materials (including specifically any summary plan descriptions) submitted to any governmental agency or distributed to participants or beneficiaries thereunder in the current or any of the three (3) preceding calendar years and (iii) the most recently received IRS determination letters, if any, and any governmental advisory opinions, rulings, compliance statements, closing agreements, or similar materials specific to such Plan.

        (c) COMPLIANCE WITH TERMS AND LAW. Each Employee Benefit Plan is and has heretofore been maintained and operated in compliance with the terms of such Plan and in compliance, in all material respects, with the requirements prescribed (whether as a matter of substantive law or as necessary to secure favorable tax treatment) by any and all applicable statutes, governmental or court orders, or governmental rules or regulations in effect from time to time, including but not limited to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code and applicable to such Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code and each trust or other entity intended to qualify as a "voluntary employee benefit association" within the meaning of Section 501(c)(9) of the Code and associated with any Employee Benefit Plan is expressly identified as such on Section 6.14(a) of the Company Disclosure Schedule and has been determined to be so qualified by the IRS and, to the knowledge of the Company, nothing has occurred as to each which has resulted or is likely to result in the revocation of such determination or which requires or could, to the knowledge of the Company, reasonably be expected to require action under the compliance resolution programs of the Internal Revenue Service to preserve such qualification.

        (d)  ABSENCE OF CERTAIN EVENTS AND ARRANGEMENTS.  Except as set forth on
    Section 6.14(d) of the Company Disclosure Schedule,

           (i) there is no pending or, to the knowledge of the Company, threatened legal action, proceeding or investigation, other than routine claims for benefits, concerning any Employee Benefit Plan or to the knowledge of the Company any fiduciary or service provider thereof and, to the knowledge of the Company, there is no basis for any such legal action or proceeding;

           (ii) no liability (contingent or otherwise) to the Pension Benefit Guaranty Corporation ("PBGC") or any multi-employer plan has been incurred by the Company or any of its Affiliates (other than insurance premiums satisfied in due course);

          (iii) no reportable event, or event or condition which presents a material risk of termination by the PBGC, has occurred with respect to any Employee Benefit Plan, or any retirement plan of an Affiliate of the Company, which is subject to Title IV of ERISA;

           (iv) neither the Company nor, to the Company's knowledge, any other party in interest with respect to any Employee Benefit Plan, has engaged in a prohibited transaction known to the Company which could subject the Company directly or indirectly to liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code;

           (v) no Employee Benefit Plan provides welfare benefits subsequent to termination of employment to employees or their beneficiaries except to the extent required by applicable state insurance laws and Title I, Part 6 of ERISA;

           (vi) the Company has not announced its intention to modify or terminate any Employee Benefit Plan or adopt any arrangement or program which, once established, would come within the definition of an Employee Benefit Plan; and

          (vii) the Company has not undertaken to maintain any Employee Benefit Plan for any period of time and each such Plan is terminable at the sole discretion of the sponsor thereof, subject only to such constraints as may imposed by applicable law.

        (e) FUNDING OF CERTAIN PLANS. With respect to each Employee Benefit Plan for which a separate fund of assets is or is required to be maintained, full and timely payment has been made of all amounts required of the Company, under the terms of each such Plan or applicable law, as applied through the Closing Date, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any such Plan. The current value of the assets of each such Employee Benefit Plan, as of the end of the most recently ended plan year of that Plan, equals or exceeded the current value of all benefits liabilities under that Plan.

        (f) EFFECT OF TRANSACTIONS. Except as set forth in Section 6.14(f) of the Company Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated herein will not, by itself or in combination in any other event (regardless of whether that other event has or will occur), result in any payment (whether of severance pay or otherwise) becoming due from or under any Employee Benefit Plan (including any employment agreement) to any current or former director, officer, consultant or employee of the Company or result in the vesting, acceleration of payment or increases in the amount of any benefit payable to or in respect of any such current or former director, officer, consultant or employee.

        (g) MULTI-EMPLOYER PLANS. No Employee Benefit Plan is a multi-employer plan.

        (h) DEFINITIONS. For purposes of this Section 6.14, "multi-employer plan", "party in interest" "current value", "reportable event" and "benefit liability" have the same meaning assigned such terms under Sections 3, 4043(b) or 4001(a) of ERISA, and "affiliate" means any entity which under
    Section 414 of the Code is treated as a single employer with the Company.

        6.15.  SAFETY AND ENVIRONMENTAL MATTERS.

        (a) ZONING, HEALTH, AND SAFETY. None of the plants, offices, or properties occupied by the Company are in material violation of any zoning, health, or safety law or regulation, including without limitation the Occupational Safety and Health Act of 1970, as amended.

        (b) COMPLIANCE. The Company is not in violation or, to the knowledge of the Company, alleged violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, and applicable federal, state, foreign, and local statutes, regulations, ordinances, orders, and decrees relating to health, safety, or the environment (all of the foregoing, collectively, "ENVIRONMENTAL LAWS").

        (c) NOTICES. Except as set forth in Section 6.15 of the Company Disclosure Schedule, the Company has not received written notice from any third party, including without limitation any federal, state, foreign, or local governmental authority, that (i) the Company has been identified by the United States Environmental Protection Agency (the "EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) any hazardous waste as defined by 42 U.S.C. Section 6903(5), any hazardous substance as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substance, oil, or hazardous material or other chemical or substance regulated by any Environmental Laws (collectively, "HAZARDOUS SUBSTANCES") that the Company has generated, transported, handled, used, or disposed of has been found in violation of Environmental Laws at any site at which a federal, state, foreign, or local agency or other third party has conducted or has ordered that the Company conduct a remedial investigation, removal, or other response action pursuant to any Environmental Law; or (iii) the Company is or will be a named party to any claim, action, cause of action, complaint (contingent or otherwise), or legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses, or damages of any kind whatsoever in connection with the release of Hazardous Substances.

        (d) HAZARDOUS SUBSTANCES; PERMITS. Except as set forth in Section 6.15 of the Company Disclosure Schedule, (i) no portion of any real property presently owned, leased, or operated by the Company (the "COMPANY PROPERTY") has been used by the Company, or to the Company's knowledge, by any other person, for the handling, usage, manufacturing, processing, storage, or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any real property presently owned, leased, or operated by the Company, (ii) in the course of the activities conducted by the Company and to the Company's knowledge, those of any other operators of any real property presently owned, leased, or operated by the Company, no Hazardous Substances have been generated, stored, or used on such properties except in accordance with applicable Environmental Laws; (iii) to the Company's knowledge, there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing, or dumping) or threatened releases of Hazardous Substances on, upon, into, or from any real property presently owned, leased, or operated by the Company;
    (iv) to the Company's knowledge, there have been no releases on, upon, from, or into any real property in the vicinity of any real property presently owned, leased, or operated by the Company that, through soil or groundwater contamination, may have come to be located on, any of the real property presently owned, leased, or operated by the Company; and (v) any Hazardous Substances that have been generated by the Company, or to the Company's knowledge, any other person, on any real property presently owned, leased, or operated by the Company, have been transported offsite only by carriers having an identification number issued by the EPA and treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities, to the Company's knowledge, have been and are operating in compliance with such permits and applicable Environmental Laws. The Company has never owned, leased or occupied any real property or premises other than the Company Property.

        (e) CLEANUP RESPONSIBILITY. Except as set forth in Section 6.15 of the Company Disclosure Schedule, the Company Property is not, and to the knowledge of the Company will not be, subject to any environmental cleanup responsibility law or regulation or environmental restrictive transfer law or regulation by reason of the Merger or the other transactions contemplated hereby.

        6.16. LABOR RELATIONS. The Company is and has been in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, nondiscrimination in employment, and unfair labor practices. There is no charge or proceeding pending, or to the Company's knowledge, threatened, against the Company alleging unlawful discrimination in employment practices or unfair labor practice before any court or agency, including without limitation the National Labor Relations Board. There is no labor strike, work slow-down, or work stoppage pending or to the Company's knowledge threatened against or involving the Company. No one has petitioned within the last five years or, to the Company's knowledge, is now petitioning for union representation of any of the employees of the Company. None of the employees of the Company is covered by any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by the Company. The Company has not experienced any labor strike, work slowdown, work stoppage or other material labor difficulty during the last five years.

        6.17. LITIGATION. Except as set forth in Section 6.17 of the Company Disclosure Schedule, no litigation, arbitration, action, suit, proceeding, or to the Company's knowledge investigation (whether conducted by any judicial or regulatory body, arbitrator, or other person) is pending or, to the Company's knowledge, threatened, against the Company.

        6.18. ACCOUNTS RECEIVABLE AND OTHER RECEIVABLES. The accounts receivable and other receivables recorded in the records and books of account of the Company as due to the Company as of the Closing Date, represent all of the receivables that have arisen from bona fide transactions in the ordinary course of business in connection with the Company, consistent with past practice and the extensions of credit reflected by such receivables have been extended, or will be extended, in the manner consistent with past trade and credit practices of the Company. Said receivables, less the amount of any reserve therefore, have been recorded in the records and books of account of the Company in accordance with GAAP (as defined in Section 19.1), consistent with past business practices, and, except as set forth in Section 6.18 of the Company Disclosure Schedule, shall be collectible in the ordinary course of business (net of such reserves). Except as set forth on Section 6.18 of the Company Disclosure Schedule, none of such accounts receivable or other credits is or will at the Closing Date, be subject to any valid counterclaim or set off, except to the extent of any such provision for reserve.

        6.19. ACCOUNTS PAYABLE. Accounts payable recorded in the records and books of account of the Company, represent all of the payables that have arisen from bona fide transactions in the ordinary course of business in connection with the Company, consistent with past practice and the payment of such payables have been made in the manner consistent with past trade and credit practices of the Company. Except as set forth in Section 6.19 of the Company Disclosure Schedule, (a) said payables have been recorded in the records and books of account of the Company in accordance with GAAP, consistent with past business practices, and (b) no material account payable is or will at the Closing Date, be payable for a period in excess of 90 days.

        6.20. CONTRACTS. Section 6.20 of the Company Disclosure Schedule sets forth a complete and accurate list of all material contracts to which the Company is a party or by or to which it or any of its assets or properties is bound or subject. As used in this Agreement, the word "contract" includes every agreement or understanding of any kind, written or oral, that is legally enforceable by or against or otherwise binding on the Company, and specifically includes without limitation: (a) agreements with any current or former officer, director, employee, consultant, or stockholder, or any partnership, corporation, joint venture, or any other entity in which any such person has an interest and the Company has knowledge of such person's interest (whether or not material); (b) agreements with any labor union or association representing any employee; (c) agreements for the provision of services by or to the Company; (d) bonds or other security agreements provided by any party in connection with the business of the Company; (e) agreements for the purchase or other acquisition or the sale or other disposition of assets or properties, in each case other than in the ordinary course of business, or for the grant to any person of any preferential rights to purchase any of such assets or properties; (f) joint venture agreements relating to the assets, properties, or business of the Company or by or to which it or any of its assets or properties is bound or subject; (g) agreements under which the Company agrees to indemnify any party (other than customer contracts entered into in the ordinary course of business), to share tax liability of any party, or to refrain from competing with any party; (h) agreements with regard to Indebtedness; (i) any other contract or other agreement, whether or not made in the ordinary course of business, or (j) any other contract or other agreement which represents commitments in excess of $100,000 in the aggregate. All of the contracts listed in Section 6.20 of the Company Disclosure Schedule are in full force and effect, and (A) the Company is not in material default under or material breach of any of them, and (B) to the Company's knowledge, no other party thereto, is in material default under or material breach of any of them, nor to the Company's knowledge, does any event or condition exist that after notice or lapse of time or both could constitute a material default thereunder or material breach thereof on the part of the Company, or to the Company's knowledge, any other party thereto. Except as specifically set forth in Section 6.20 of the Company Disclosure Schedule, no approval or consent of any person is needed in order that the contracts listed in
    Section 6.20 of the Company Disclosure Schedule continue in full force and effect following the consummation of the Merger and the other transactions contemplated hereby, and except as set forth in Section 6.20 of the Disclosure Schedule, no such contract includes any provision, the effect of which may be to terminate (or give rise to a right of termination under) such contract, to enlarge or accelerate any obligations of the Company thereunder, or to give additional rights to any other person, upon consummation of the Merger or the other transactions contemplated hereby. All of the contracts referred to in Section 6.20 are embodied in written agreements, true, correct and complete copies of which, including all amendments, modifications and supplements thereto, have been made available or delivered to Buyer.

        6.21.  POTENTIAL CONFLICTS OF INTEREST.  Except as set forth on Section
    6.21 of the Company Disclosure Schedule, no officer, director, or stockholder of the Company (a) owns, directly or indirectly, any interest (excepting not more than 1% stock holdings for investment purposes in securities of publicly held and traded companies) in, or is an officer, director, employee, or consultant of, any person that is a material competitor, lessor, lessee, or supplier of the Company; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company is using or the use of which is necessary for the business of the Company; or (c) to the Company's knowledge, has any cause of action or other claim whatsoever against, or owes any amount to, the Company, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under Employee Benefit Plans, and similar matters and agreements. Except as set forth on Section 6.21 of the Company Disclosure Schedule, no officer, director, employee or stockholder of the Company has been party to any transaction with the Company, other than those relating to employment in the ordinary course of business that have not been, individually or in the aggregate, material.

        6.22. INSURANCE. Section 6.22 of the Company Disclosure Schedule lists the policies of theft, fire, liability, workmen's compensation, life, property and casualty, and other insurance owned or held by the Company, and describes for each such policy the annual premiums due thereunder, the deductibles, if any, the coverage amounts and the expiration dates thereof. Such policies of insurance are maintained with financially sound and reputable insurance companies, funds, or underwriters, and are of the kinds, cover such risks, and are in such amounts and with such deductibles and exclusions, as are consistent, in the reasonable judgment of the Company, with prudent business practice. In all material respects: all such policies are in full force and effect, are sufficient for compliance by the Company with all requirements of law and of all agreements to which the Company is a party, are valid, outstanding, and enforceable policies and provide that they will remain in full force and effect through the respective dates set forth in the Company Disclosure Schedule, and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

        6.23.  BANK ACCOUNTS, SIGNING AUTHORITY, POWERS OF ATTORNEY.  Section
    6.23 of the Company Disclosure Schedule sets forth a complete and accurate list of all bank, brokerage, and other accounts, and all safe-deposit boxes, of the Company and the persons with signing or other authority to act with respect thereto. Except as so listed, the Company does not have any account or safe deposit box in any bank, and no person has any power, whether singly or jointly, to sign any checks on behalf of the Company, to withdraw any money or other property from any bank, brokerage, or other account of the Company, or to act under any agency or power of attorney granted by the Company at any time for any purpose. Section 6.23 of the Company Disclosure Schedule also sets forth, the names of all persons authorized to borrow money or sign notes on behalf of the Company.

        6.24. SUPPLIERS AND CUSTOMERS. Section 6.24(a) of the Company Disclosure Schedule lists the fifteen (15) largest suppliers of the Company during the twelve calendar month period immediately preceding the date of this Agreement. Except as set forth in Section 6.24 (a) and (b) of the Company Disclosure Schedule, the relationships of the Company with its suppliers and customers (as a whole) are good commercial working relationships, and no supplier or customer of material importance to the Company or material number of Company customers has canceled or otherwise terminated, or threatened in writing to cancel or terminate, its relationship with the Company or has during the last such twelve months decreased materially, or threatened in writing to decrease or limit materially, its services, supplies, or materials to the Company or its usage or purchase of the services or products of the Company, except for normal cyclical changes related to customers' businesses and changes in their business needs. Except as set forth in Section 6.24 (a) and (b) of the Company Disclosure Schedule, the Company has no knowledge that any such supplier or any of the customers listed in Section 6.24(b) of the Company Disclosure Schedule intends to cancel or otherwise substantially modify its relationship with the Company or to decrease materially or limit its services, supplies, or materials to the Company, or its usage or purchase of the Company's services or products, except for normal cyclical changes related to customers' or suppliers' businesses, and the consummation of the transactions contemplated hereby will not, to the Company's knowledge, adversely affect the relationship of the Company with any such supplier or customers.

        6.25. EMPLOYMENT OF OFFICERS, EMPLOYEES. Section 6.25 of the Company Disclosure Schedule lists the name, positions, date of hire, current annual salary and other compensation (including but not limited to wages, salary, commissions, normal bonus, deferred compensation, and other extra compensation) payable by the Company to each exempt non-hourly employee of the Company, including the date and amount of the last raise received by such employee. Section 6.25 of the Company Disclosure Schedule also lists the amount of any incentive compensation paid to any employee of the Company during 1999 and 2000. Except as set forth on Section 6.25 of the Company Disclosure Schedule, no employee of the Company with base compensation in excess of $60,000 has informed the Company in writing of his or her intention to terminate employment with the Company.

        6.26. MINUTE BOOKS. Except for meetings of the Board of Directors since November 1, 2000, the minute books of the Company made available to Buyer for inspection accurately record therein all material actions taken by its Board of Directors, all committees thereof, and its stockholders.

        6.27. BROKERS. Except for Broadview, no finder, broker, agent, or other intermediary has acted for or on behalf of the Company in connection with the negotiation, preparation, execution, or delivery of this Agreement or the consummation of the Merger or the other transactions contemplated hereby.

        6.28. COMPLIANCE WITH OTHER AGREEMENTS, LAWS, ETC. The Company has complied with, and is in compliance with, (i) all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to its business, and (ii) its Amended Certificate of Incorporation and by-laws, respectively, each as amended to date; in the case of the preceding clause
    (i), excepting only any such noncompliances that, both individually and in the aggregate, have not resulted, and are not reasonably anticipated to result, in a Material Adverse Effect on the Company or the Surviving Corporation. The Company has not been charged with, or to its knowledge, been under investigation with respect to, any violation of any provision of any federal, state, or local law or administrative regulation. Section 6.28 of the Company Disclosure Schedule sets forth a complete and correct list of, all material licenses, permits, and other authorizations of governmental authorities as are necessary or desirable for the conduct of its businesses or in connection with the ownership or use of its properties, all of which are in full force and effect, true and complete copies of all of which have previously been delivered to Buyer. Except as set forth in Section 6.28 of the Company Disclosure Schedule, none of such licenses, permits and authorizations will be affected by the consummation of the Merger and the other transactions contemplated hereby.

        6.29. REGISTRATION RIGHTS. Except as set forth in Section 6.29 of the Company Disclosure Schedule, no person has any right to cause the Company to effect the registration under the Securities Act of any shares of Company Common Stock or any other securities of the Company.

        6.30. STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by any Company or any Affiliate thereof for inclusion in the Registration Statement (as defined in Section 9.4) to be filed by Buyer with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by the Company or any Affiliate thereof for inclusion in any documents to be filed by the Buyer or the Company or any Affiliate thereof with any regulatory authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that the Company or any Affiliate thereof is responsible for filing with any regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law.

    7.  REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL COMPANY STOCKHOLDERS.

    In addition to the representations and warranties made by the Principal Company Stockholders in Section 6, each of the Principal Company Stockholders hereby further represents and warrants to Buyer, severally and not jointly, with respect to him-, her-, or itself only, as follows:

        7.1. AUTHORIZATION AND ENFORCEABILITY. Such Principal Company Stockholder has all requisite power and full legal right and authority (including, in the case of a Principal Company Stockholder who is not a natural person, due approval of its Board of Directors, stockholders, managers, and/or other persons exercising similar powers) to enter into this Agreement, to perform all of such Principal Company Stockholder's agreements and obligations hereunder, and to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by such Principal Company Stockholder and constitutes a legal, valid, and binding obligation of such Principal Company Stockholder, enforceable against such Principal Company Stockholder in accordance with its terms, except as such enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws relating to or affecting the rights of creditors generally.

        7.2. GOVERNMENTAL AND OTHER THIRD-PARTY CONSENTS, NON-CONTRAVENTION, ETC. No consent, approval, or authorization of or registration, designation, declaration, or filing with any governmental authority, federal or other, or any other person is required on the part of such Principal Company Stockholder in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby which has not been, or will be at Closing, obtained. The execution, delivery, and performance of this Agreement and the consummation of such transactions will not violate (a) in the case of any Principal Company Stockholder who is not a natural person, any provision of its Certificate of Incorporation, by-laws, partnership or operating agreement, and/or other constituting documents, (b) any order, judgment, injunction, award or decree of any court or state or federal governmental or regulatory body applicable to such Principal Company Stockholder, or (c) any judgment, decree, order, statute, rule, regulation, agreement, instrument, or other obligation to which such Principal Company Stockholder is a party or by or to which it or any of such Principal Company Stockholder's assets is bound or subject, except where any such violations would not, individually or in the aggregate, have a Material Adverse Effect on the Company or the Surviving Corporation.

        7.3. TITLE TO SHARES, ETC. Such Principal Company Stockholder owns, as of the date hereof, and will own, as of the Closing, in each case both of record and beneficially, the shares of the Company's capital stock and other securities of the Company, if any, indicated with respect to such Stockholder in Section 6.4 of the Company Disclosure Schedule, all free and clear of Liens. Such Principal Company Stockholder does not own, either legally or beneficially, any other shares of capital stock or other securities of the Company.

        7.4. INVESTMENT INTENT. Such Principal Company Stockholder has been advised that the Buyer Common Stock being offered and sold pursuant to this Agreement has not been registered under the Securities Act or any relevant state securities laws, but is being offered and sold pursuant to exemptions from such laws and that the Buyer's reliance upon such exemptions is predicated in part on such Principal Company Stockholder's representations to the Buyer as contained herein. Such Principal Company Stockholder represents, warrants, covenants and agrees that (a) he, she or it is an "accredited investor" as such term is defined in Rule 501 of SEC promulgated under the Securities Act with respect to the transaction, (b) the shares of Buyer Common Stock being acquired hereby are being acquired, for his, her or its own account and for investment purposes only and without the intention of reselling or redistributing such shares in a manner inconsistent with the Securities Act, (c) he, she or it has made no agreement with others regarding the sale or redistribution of such securities, and (d) his, her or its financial condition is such that it is not likely that it will be necessary to dispose of such shares, in the foreseeable future. Such Principal Company Stockholder further represents, warrants, covenants and agrees that if, contrary to his, her or its foregoing intentions, he, she or it should later desire to sell, assign, pledge, transfer or otherwise dispose of the shares of Buyer Common Stock acquired pursuant to this Agreement, in any manner, he, she or it shall not do so without first obtaining (i) the opinion of counsel satisfactory to the Buyer that such proposed disposition or transfer lawfully may be made without the registration of such securities pursuant to the Securities Act, and applicable state securities laws or (ii) the registration of the shares of Buyer Common Stock received pursuant hereto under the Securities Act. Such Principal Company Stockholder further agrees that, until registered and sold under the Securities Act, or transferred pursuant to the provisions of Rule 144 thereunder, or any similar provision as promulgated by the SEC, the shares of Buyer Common Stock acquired pursuant to this Agreement, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading as set forth in the Registration Rights Agreement and the Lock Up Agreements (each as defined herein).

    8.  REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB.

    Buyer and Merger Sub, jointly and severally, hereby represent and warrant to the Company and the Principal Company Stockholders as follows, subject in each case to such exceptions as are specifically contemplated by this Agreement or as are set forth in the attached Disclosure Schedule of the Buyer and Merger Sub (the "BUYER DISCLOSURE SCHEDULE"). Notwithstanding any other provision of this Agreement or the Buyer Disclosure Schedule, each exception set forth in the Buyer Disclosure Schedule will be deemed to qualify each representation and warranty set forth in this Agreement (i) that is specifically identified (by cross-reference or otherwise) in the Buyer Disclosure Schedule as being qualified by such exception, or (ii) with respect to which the relevance of such exception is reasonably apparent on the face of the disclosure of such exception set forth in the Buyer Disclosure Schedule PROVIDED, in either case, that the relevant facts are set forth in reasonable detail in the Buyer Disclosure Schedule.

        8.1. INCORPORATION; AUTHORITY. Each of Buyer and Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted. Buyer has delivered to the Company complete and correct copies of its Amended and Restated Certificate of Incorporation and Amended and Restated By-laws of Buyer and the Certificate of Incorporation and by-laws of the Merger Sub, in each case with all amendments thereto.

        8.2. AUTHORIZATION AND ENFORCEABILITY. (A) Each of Buyer and Merger Sub has all requisite power and full legal right and authority (including due approval of their respective Boards of Directors and in the case of Merger Sub, its sole stockholder) to enter into this Agreement, to perform all of its agreements and obligations hereunder, and to consummate the Merger and the other transactions contemplated hereby, subject to approval of Buyer's shareholders. This Agreement has been duly executed and delivered by each of Buyer and Merger Sub and constitutes a legal, valid, and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws relating to or affecting the rights of creditors generally.

        (b) On or prior to the date of this Agreement, the Board of Directors of Buyer, by resolutions duly adopted by vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of Buyer and its stockholders and approved this Agreement and the Merger, and determined that the execution, delivery and performance of this Agreement is advisable, (ii) recommended that the stockholders of Buyer approve the issuance of Buyer Common Stock pursuant to this Agreement, and (iii) directed that this Agreement, the Merger and the issuance of such shares be submitted for consideration by Buyer's stockholders.

        8.3. GOVERNMENTAL AND OTHER THIRD-PARTY CONSENTS, NON-CONTRAVENTION, ETC. No consent, approval, or authorization of or registration, designation, declaration, or filing with any governmental authority, federal or other, or any other person, is required on the part of Buyer or Merger Sub in connection with the execution, delivery, and performance of this Agreement or the consummation of the Merger and the other transactions contemplated hereby, except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, state securities or "blue sky" laws and state takeover laws, the HSR Act (each as defined in Section 19.1), regulations of the Nasdaq National Market and the filing and recordation of appropriate merger documents as required by the DGCL, (ii) as specified in Section 8.3 of the Buyer Disclosure Schedule and (iii) such consents, approvals, authorizations, registrations, designations, declarations, and filings) the failure of which to obtain or make would not, individually or in the aggregate, result in a Material Adverse Effect on Buyer or Merger Sub. The execution, delivery, and performance of this Agreement and the consummation of such transactions will not violate (a) any provision of Buyer's and Merger Sub's Certificate of Incorporation or by-laws, (b) any order, judgment, injunction, award or decree of any court or state or federal governmental or regulatory body applicable to Buyer or Merger Sub, or (c) any judgment, decree, order, statute, rule, regulation, agreement, instrument or other obligation to which Buyer or Merger Sub is a party or by or to which either of them or any of their respective assets is bound, subject to or applicable except, in the case of clause (c), where such violation would not have a Material Adverse Effect on the Buyer.

        8.4. MERGER SUB. Merger Sub has been organized for the specific purpose of engaging in the Merger and the other transactions contemplated hereby and has not incurred any material liabilities, conducted any material business, or entered into any material contracts or commitments, in each case except such as are in furtherance of or incidental to such transactions. The capitalization of Merger Sub consists of 100 shares of common stock, all of which shares are owned directly by Buyer. At all times prior to the Merger, Buyer has been, and will continue to be, in Control (as defined in the next sentence) of Merger Sub. As used in this Section 8.4, "Control" means control within the meaning of Section 368(c) of the Code.

        8.5. BUYER'S SEC STATEMENTS, REPORTS AND DOCUMENTS. Since November 11, 1999, Buyer has timely filed with the SEC all forms, reports, registration statements, and documents required to be filed by it under the Securities Act or Exchange Act. Buyer has delivered to the Company true and complete copies of (i) the Buyer's Annual Report on Form 10-K for its fiscal year ended December 31, 1999, (ii) its Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 2000 (the "SEPTEMBER 2000 10-Q"), and
    (iii) all other forms, reports, registration statements, and documents filed by Buyer with the SEC since November 11, 1999 (collectively, all of the foregoing documents, "BUYER'S SEC REPORTS"). As of their respective dates, Buyer's SEC Reports complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Buyer's SEC Reports is required to be amended or supplemented as of the date hereof. The financial statements (including any related notes) of Buyer included in Buyer's SEC Reports were prepared in conformity with generally accepted accounting principles applied on a consistent basis (except as otherwise stated in the financial statements or, in the case of audited statements, the related report of Buyer's independent certified public accountants) and present fairly, in all material respects, the consolidated financial position, results of operations, changes in stockholders' equity, and cash flows, as applicable, of Buyer and its consolidated Subsidiaries as of the dates and for the periods indicated; subject, in the case of unaudited interim consolidated financial statements included in the September 2000 10-Q, to condensation, the absence of footnote disclosure, and normal, recurring end-of-period adjustments.

        8.6. CAPITALIZATION. The authorized capital stock of Buyer consists of 85,000,000 shares of Buyer Common Stock, with one vote per share on all matters on which shareholders are entitled to vote under the DGCL, and 15,000,000 shares of Preferred Stock, $0.001 par value per share. No shares of such Preferred Stock are issued and outstanding. All of the outstanding shares of Buyer

    Common Stock were issued in compliance with all applicable laws, including securities laws and all applicable preemptive and similar rights of any person. No person has the right to rescind any purchase of any shares of Buyer's capital stock or other securities.

        As of December 12, 2000 (i) 34,200,458 shares of Buyer Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and non-assessable, and (ii) outstanding options granted pursuant to the Buyer's 1997 Stock Incentive Plan (the "BUYER STOCK PLAN") are 3,928,547. Since December 12, 2000, no shares of Buyer Common Stock have been issued except upon the exercise of options granted under the Buyer Stock Plan.

        Except (i) as set forth in Section 8.6 of the Buyer Disclosure Schedule,
    (ii) as set forth in Buyer's SEC Reports filed prior to the date hereof, and
    (iii) for up to 668,499 shares exercisable under stock options issued or to be issued pursuant to the Buyer Stock Plan, there are no agreements or other obligations on the part of Buyer to purchase or sell, no convertible or exchangeable securities, options, warrants or other rights to acquire from Buyer any shares of its capital stock or other securities.

        8.7. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent (a) reflected or reserved against in the balance sheet set forth in September 2000 10-Q, or (b) incurred with persons other than any Affiliate of Buyer in the ordinary course of business after the filing date of the September 2000 10-Q, Buyer does not have any liabilities or obligations of any nature (including obligations or liabilities relating to any violation of law), whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities, as guarantor or otherwise, in respect of obligations of others) other than performance obligations with respect to the contracts that would not be required to be reflected or reserved against in a balance sheet prepared in accordance with GAAP or referred to in the footnotes thereto, except such liabilities and obligations which, individually or in the aggregate, would not have a Material Adverse Effect on Buyer.

        8.8. REGISTRATION RIGHTS. Except as set forth in Section 8.8 of the Buyer Disclosure Schedule or as provided by the Registration Rights Agreement, no person has any right to cause Buyer to effect the registration under the Securities Act of any shares of Buyer Common Stock or any other securities of Buyer.

        8.9. STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument or other writing furnished or to be furnished by Buyer or Merger Sub or any Affiliate thereof to Company pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by Buyer or Merger Sub or any Affiliate thereof for inclusion in any documents to be filed by Buyer or Merger Sub or any Affiliate thereof with the SEC or any other regulatory authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that Buyer of Merger Sub or any Affiliate thereof is responsible for filing with any regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law.

        8.10. LITIGATION. Except as set forth in Section 8.10 of the Buyer Disclosure Schedule, no litigation, arbitration, action, suit, proceeding, or to Buyer's knowledge investigation (whether conducted by any judicial or regulatory body, arbitrator, or other person) is pending or, to Buyer's knowledge, threatened, against Buyer or Merger Sub.

        8.11. BROKERS. Except for Robertson Stephens, no finder, broker, agent, or other intermediary has acted for or on behalf of Buyer in connection with the negotiation, preparation, execution, or delivery of this Agreement or the consummation of the Merger or the other transactions contemplated hereby.

        8.12. ABSENCE OF CERTAIN CHANGES. Since the date of filing of the September 10-Q, except as set forth in Section 8.12 of the Buyer Disclosure Schedules there has not been: (i) any change in the assets, liabilities, sales, income, or business of the Buyer or in its relationships with suppliers, customers, or lessors, other than changes that (A) were both in the ordinary course of business and would not have been required to be disclosed pursuant to the Exchange Act or (B) have not had or could not reasonably be expected to have, either in any case or in the aggregate, a Material Adverse Effect on Buyer; (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting, either in any case or in the aggregate, the property or business of Buyer;
    (iii) any declaration, setting aside or payment of any dividend or any other distributions in respect of any shares of capital stock of Buyer; (iv) any direct or indirect redemption, purchase, or other acquisition by Buyer of any such capital stock or rights to acquire capital stock; or (v) any forgiveness or cancellation of any debt or claim by Buyer or any waiver of any right of material value, other than compromises of accounts receivable in the ordinary course of business.

        8.13.  EMPLOYEE BENEFIT PLANS.

        (a) IDENTIFICATION OF PLANS. Except as set forth in Section 8.13 of the Buyer Disclosure Schedule, Buyer does not now maintain or contribute to, and does not have any outstanding liability to or in respect of or obligation under, any pension, profit-sharing, deferred compensation, bonus, stock option, employment, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy, arrangement or agreement, whether formal or informal, written or oral, for the benefit of any director, officer, consultant or employee, whether active or terminated, of Buyer. Each of the arrangements set forth on Section 8.13(a) of the Buyer Disclosure Schedule is here referred as a "BUYER BENEFIT PLAN", except that any such arrangement which is a multi-employer plan shall be treated as a Buyer Benefit Plan only for purposes of Sections 8.13(d)(ii), (vi) and (viii) and 8.13(g) below.

        (b) DELIVERY OF DOCUMENTS. Prior to the Effective Time, Buyer will deliver to the Company true, correct and complete copies of each Buyer Benefit Plan, and with respect to each such Plan true, correct and complete copies of (i) any associated trust, custodial, insurance or service agreements, (ii) any annual report, actuarial report, or disclosure materials (including specifically any summary plan descriptions) submitted to any governmental agency or distributed to participants or beneficiaries thereunder in the current or any of the three (3) preceding calendar years and (iii) the most recently received IRS determination letters, if any, and any governmental advisory opinions, rulings, compliance statements, closing agreements, or similar materials specific to such Plan.

        (c) COMPLIANCE WITH TERMS AND LAW. Each Buyer Benefit Plan is and has heretofore been maintained and operated in compliance with the terms of such Plan and in compliance, in all material respects, with the requirements prescribed (whether as a matter of substantive law or as necessary to secure favorable tax treatment) by any and all applicable statutes, governmental or court orders, or governmental rules or regulations in effect from time to time, including but not limited to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code and applicable to such Plan. Each Buyer Benefit Plan which is intended to qualify under Section 401(a) of the Code and each trust or other entity intended to qualify as a "voluntary employee benefit association" within the meaning of Section 501(c)(9) of the Code and associated with any Buyer Benefit Plan is expressly identified as such on Section 8.13(a) of the Buyer

    Disclosure Schedule and has been determined to be so qualified by the IRS and, to the knowledge of Buyer, nothing has occurred as to each which has resulted or is likely to result in the revocation of such determination or which requires or could, to the knowledge of Buyer, reasonably be expected to require action under the compliance resolution programs of the Internal Revenue Service to preserve such qualification.

        (d)  ABSENCE OF CERTAIN EVENTS AND ARRANGEMENTS.  Except as set forth on
    Section 8.13(d) of the Buyer Disclosure Schedule,

           (i) there is no pending or, to the knowledge of Buyer, threatened legal action, proceeding or investigation, other than routine claims for benefits, concerning any Buyer Benefit Plan or to the knowledge of Buyer any fiduciary or service provider thereof and, to the knowledge of Buyer, there is no basis for any such legal action or proceeding;

           (ii) no liability (contingent or otherwise) to the Pension Benefit Guaranty Corporation ("PBGC") or any multi-employer plan has been incurred by Buyer or any of its Affiliates (other than insurance premiums satisfied in due course);

          (iii) no reportable event, or event or condition which presents a material risk of termination by the PBGC, has occurred with respect to any Buyer Benefit Plan, or any retirement plan of an Affiliate of Buyer, which is subject to Title IV of ERISA;

           (iv) neither Buyer, nor, to Buyer's knowledge, any other party in interest with respect to any Buyer Benefit Plan, has engaged in a prohibited transaction known to Buyer which could subject Buyer directly or indirectly to liability under Section 409 or 502(i) of ERISA or
       Section 4975 of the Code;

           (v) no Buyer Benefit Plan provides welfare benefits subsequent to termination of employment to employees or their beneficiaries except to the extent required by applicable state insurance laws and Title I, Part 6 of ERISA;

           (vi) Buyer has not announced its intention to modify or terminate any Buyer Benefit Plan or adopt any arrangement or program which, once established, would come within the definition of an Buyer Benefit Plan; and

          (vii) Buyer has not undertaken to maintain any Buyer Benefit Plan for any period of time and each such Plan is terminable at the sole discretion of the sponsor thereof, subject only to such constraints as may imposed by applicable law.

        (e) FUNDING OF CERTAIN PLANS. With respect to each Buyer Benefit Plan for which a separate fund of assets is or is required to be maintained, full and timely payment has been made of all amounts required of Buyer, under the terms of each such Plan or applicable law, as applied through the Closing Date, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any such Plan. The current value of the assets of each such Buyer Benefit Plan, as of the end of the most recently ended plan year of that Plan, equals or exceeded the current value of all benefits liabilities under that Plan.

        (f) EFFECT OF TRANSACTIONS. Except as set forth in Section 8.13(f) of the Buyer Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated herein will not, by itself or in combination in any other event (regardless of whether that other event has or will occur), result in any payment (whether of severance pay or otherwise) becoming due from or under any Buyer Benefit Plan (including any employment agreement) to any current or former director, officer, consultant or employee of Buyer or result in the vesting, acceleration of payment or increases in the amount of any benefit payable to or in respect of any such current or former director, officer, consultant or employee.

        (g) MULTI-EMPLOYER PLANS. No Buyer Benefit Plan is a multi-employer plan.

        (h) DEFINITIONS. For purposes of this Section 8.13, "multi-employer plan", "party in interest" "current value", "reportable event" and "benefit liability" have the same meaning assigned such terms under Sections 3, 4043(b) or 4001(a) of ERISA, and "affiliate" means any entity which under
    Section 414 of the Code is treated as a single employer with Buyer.

    8.14.  INTELLECTUAL PROPERTY

        (a) As used herein: "INTELLECTUAL PROPERTIES" means intellectual property or proprietary rights of any description including without limitation (i) rights in any patent, patent application, copyright, industrial design, URL, domain name, trademark, service mark, logo, trade dress or trade name, (ii) related registrations and applications for registration, (iii) trade secrets, moral rights or publicity rights, (iv) inventions, discoveries, or improvements, modification, know-how, technique, methodology, writing, work of authorship, design or data that are necessary or useful to operate the business of the Buyer as currently conducted and proposed by the Buyer to be conducted or to market, sell, design, make, have made, service, maintain, install, operate, use or test the Product(s) and develop enhanced or new products, whether or not patented, patentable, copyrightable or reduced to practice, including but not limited to any inventions, discoveries, improvements, modification, know-how, technique, methodology, writing, work of authorship, design or data embodied or disclosed in any: (1) computer source codes (human readable format) and object codes (machine readable format); (2) specifications; (3) manufacturing, assembly, test, installation, service and inspection instructions and procedures; (4) engineering, programming, service and maintenance notes and logs; (5) technical, operating and service and maintenance manuals and data; (6) hardware reference manuals; and (7) user documentation, help files or training materials, and (v) good will related to any of the foregoing. "PRODUCTS" means all products and services, including all related software, now being provided by the Buyer, and those products, services and software actively proposed to be provided by the Buyer.

        (b) Section 8.14(b) of the Buyer Disclosure Schedule lists the major service categories of Buyer, and the patent, trademark, copyright and domain name Intellectual Properties (other than off-the-shelf software programs that have not been customized for its use) material to and used in or necessary to the business of the Buyer as now being conducted and proposed by the Buyer to be conducted (the "MAJOR INTELLECTUAL PROPERTIES"). The Buyer owns, or is licensed or otherwise has the right to use, all Major Intellectual Properties other than off-the-shelf software programs that have not been customized for its use (the "BUYER INTELLECTUAL PROPERTIES"), free and clear of all liens, claims and encumbrances, except for such liens, claims and encumbrances as do not materially impair the Buyer's ability to use, exploit, license and distribute such Buyer Intellectual Properties. Except as otherwise indicated in Section 8.14(b) of the Buyer Disclosure Schedule, the Buyer is not required to pay any royalties or further consideration for the use of any Buyer Intellectual Properties that the Buyer has licensed from other Persons. The Buyer possesses previous versions of any software (other than off-the-shelf software that has not been customized for its use), whenever a previous version exists, that are purchased or licensed from third parties and that are used to provide Products such that the Buyer can recreate the current and next most recent versions of any Buyer Intellectual Properties.

        (c) The Buyer's Products, including all related software, are free from material defects and perform in substantial accordance with all published specifications (if any).

        (d) Except as set forth in Section 8.14(d) of the Buyer Disclosure Schedule, the Buyer has not granted any third party any right to manufacture, reproduce, distribute or market any of the Buyer's Products or any adaptations, translations, or derivative works based on the Buyer's Products or any portion thereof.

        (e) Except as set forth in Section 8.14(e) of the Buyer Disclosure Schedule, the Buyer has not granted any third party any right to license any of the Buyer's Products except under valid and binding written software license agreements.

        (f) Except as set forth in Sections 8.14(d) and 8.14(f) of the Buyer Disclosure Schedule, no third party has been licensed to use, or has lawful access to any source code developed in respect of the Buyer's Products.

        (g) Except as set forth in Section 8.14(g) of the Buyer Disclosure Schedule, all of which have been resolved prior to the date of this Agreement, no product liability or product warranty claims have been communicated in writing to or threatened in writing against the Buyer.

        (h) In any instance where the Buyer's rights to Buyer Intellectual Properties arise under a license or similar agreement (other than for off-the-shelf software programs that have not been customized for its use), this is indicated in Section 8.14(b) of the Buyer Disclosure Schedule. No other person has an interest in or right or license to use any of the Buyer Intellectual Properties owned by the Buyer, except as set forth in Section 8.14(d) of the Buyer Disclosure Schedule. To the Buyer's knowledge, there is and has been no material unauthorized use, disclosure, infringement or misappropriation of any Buyer Intellectual Properties owned by the Buyer by any third party. To the Buyer's knowledge, none of the Buyer Intellectual Properties owned by the Buyer or licensed to the Buyer on an exclusive basis is being infringed by others, or is subject to any outstanding order, decree, judgment, or stipulation. Except as set forth in section 8.14(i) of the Buyer Disclosure Schedules, no litigation (or other proceedings in or before any court or other governmental, adjudicatory, arbitral, or administrative body) relating to the Buyer Intellectual Properties owned by the Buyer or licensed to the Buyer on an exclusive basis is pending, or to the Buyer's knowledge, threatened against the Buyer, nor, to the Buyer's knowledge, is there any valid basis for any such litigation or proceeding. None of the Buyer Intellectual Properties owned by the Buyer or licensed to the Buyer on an exclusive basis is subject to any outstanding order, decree, judgment, or stipulation. The Buyer maintains reasonable security measures for the preservation of the secrecy and proprietary nature of such of its Buyer Intellectual Properties that constitute trade secrets or other confidential information.

        (i) Except as set forth in Section 8.14(i) of the Buyer Disclosure Schedule, to the Buyer's knowledge, the Buyer has not infringed or made unlawful use of, and is not infringing or making unlawful use of, any Intellectual Properties of any other person. Except as set forth in Section 8.14(i) of the Buyer Disclosure Schedule, no litigation (or other proceedings in or before any court or other governmental, adjudicatory, arbitratory, or administrative body) charging the Buyer with infringement or unlawful use of any Intellectual Properties is pending, or to the Buyer's knowledge, threatened against the Buyer, nor, to the Buyer's knowledge, is there any valid basis for any such litigation or proceeding.

        (j) Each person presently or previously employed by the Buyer (including independent contractors, if any) with access authorized by the Buyer to confidential information relating to the Buyer Intellectual Properties has executed a confidentiality and non-disclosure agreement pursuant to an agreement substantially in the form of agreement previously provided to Buyer or its representatives and such confidentiality and non-disclosure agreements constitute valid and binding obligations of the Buyer and, to the Buyer's knowledge, of such person, enforceable in accordance with their respective terms. All Buyer Intellectual Properties that are owned by the Buyer were written, developed and created solely and exclusively by employees of the Buyer (and all rights in and to all Buyer Intellectual Properties are owned by the Buyer) without the assistance of any third party or entity OR were created by or with the assistance of third parties who assigned ownership of their rights (including all intellectual property rights) in such Buyer Intellectual Properties to the Buyer by means of valid and enforceable consultant confidentiality and invention assignment agreements, copies of which have been delivered to Buyer. All Buyer Intellectual

    Properties that are licensed to the Buyer (other than off-the-shelf software programs that have not been customized for its use) are identified in
    Schedule 8.14(b), and copies of such license agreements have been made available to Buyer.

        (k) All use, disclosure or appropriation by the Buyer (or its employees or agents) of confidential information relating to Intellectual Properties not otherwise protected by patents, patent applications or copyright ("CONFIDENTIAL INFORMATION") owned by the Buyer and licensed to a third party has been pursuant to the terms of a written agreement between the Buyer and such third party. All use, disclosure or appropriation by the Buyer (or its employees or agents) of Confidential Information not owned by the Buyer has been made pursuant to the terms of a written agreement between the Buyer and the owner of such Confidential Information, or is otherwise lawful.

        (l) Section 8.14(b) of the Buyer Disclosure Schedule contains an accurate and complete description of all patents and patent applications, trademarks (with separate listings of registered and unregistered trademarks), trade names, major Internet Domain Names and registered or unregistered copyrights in or related to the Buyer Products or otherwise included in the Buyer Intellectual Properties and all applications and registrations therefor. To the knowledge of Buyer, all of Buyer's patents, patent rights, copyrights, trademark, trade name or Internet domain name registrations related to or in the Buyer Products are valid and in full force and effect; and consummation of the transactions contemplated by this Agreement will not alter or impair any such rights.

        (m) To the Buyer's knowledge, all of the Buyer's material information technology systems and material non information technology embedded systems (including systems or technology currently under development) will record, store, process, calculate and present calendar dates falling on or after (and, if applicable, during spans of time including) January 1, 2000, and will calculate all information dependant on or relating to such date in the same manner, and with the same functionality, data integrity and performance, as the information technology systems and non information technology embedded systems record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate and information dependent on or relating to such date.

        8.15 TAX-FREE REORGANIZATION. It is the present intention of Buyer to continue at least one significant historic business line of the Company, or to use at least a significant portion of the Company's historic business assets in a business, in each case within the meaning of Treas.
    Reg. Section 1.368-1(d).

    9.  MUTUAL COVENANTS; ADDITIONAL AGREEMENTS.

        9.1. SATISFACTION OF CONDITIONS. Each of the parties will use its reasonable best efforts to cause the satisfaction on or before January 30, 2001, of the conditions contained in Sections 12 through 14 of this Agreement that impose obligations on it or require action on its part or the part of any of its stockholders or Affiliates.

        9.2. FURTHER ASSURANCES. Subject to the terms and conditions set forth in this Agreement, from time to time both before and after the Effective Time, each of the parties will use his or its reasonable best efforts, as promptly as is practicable to take or cause to be taken all actions, and to do or cause to be done all other things, as are necessary, proper, or advisable to consummate and make effective the Merger and the other transactions contemplated hereby. In the event the Secretary of State of the State of Delaware raises any technical objection to the terms of this Agreement as part of the Certificate of Merger, the parties hereto agree to restate and amend this Agreement to eliminate such objection so long as such amendment does not adversely affect any party hereto.

        9.3.  HSR ACT.  Each of the parties will:

        (a) as promptly as is practicable, but in any event within ten (10) business days following the execution of this Agreement, make its required filings under the HSR Act;

        (b) as promptly as is practicable after receiving any governmental request under the HSR Act for additional information, documents, or other materials, use its best reasonable efforts to comply with such request;

        (c) cooperate with the other in connection with resolving any governmental inquiry or investigation relating to their respective HSR Act filings, the Merger, or any related inquiry or investigation;

        (d) promptly inform the other of any communication with, and any proposed understanding, agreement, or undertaking with any governmental entity relating to their respective HSR Act filings, the Merger, or any related inquiry or investigation; and

        (e) to the extent reasonably practicable, give the other reasonable advance notice of, and the opportunity to participate in (directly or through its representatives), any meeting or conference with any governmental entity relating to their respective HSR Act filings, the Merger, or any related inquiry or investigation.

        9.4. BUYER STOCKHOLDER MEETING; PROXY STATEMENT. Buyer shall call a meeting of its stockholders, to be held as soon as reasonably practicable after the date of this Agreement, for the purpose of voting upon adoption of this Agreement and the Merger and such other related matters as it deems appropriate, including the election, subject to the consummation of the transactions contemplated hereby, of Daniel J. Price as a Class I Director of Buyer. In connection with such meeting, (i) Buyer shall prepare mail to its stockholders, a proxy statement and (ii) Company shall furnish to Buyer all information concerning Company and its stockholders that Buyer may reasonably request in connection with the preparation of such proxy statement.

        9.5. SECURITIES LAWS FILINGS. Buyer and Company shall make all necessary filings with respect to the Merger under the Securities Laws.

        9.6. FUNDING OF MERGER SUB OBLIGATIONS. Buyer shall provide Merger Sub with the funding necessary to satisfy its obligations under this Agreement.

        9.7. REORGANIZATION TREATMENT. Each of Buyer, Merger Sub, the Company and the Company Stockholders shall (i) make all reasonable efforts to cause the Merger to be treated as a reorganization described in Section 368(a) of the Code and not take any action materially adverse to such treatment, (ii) not file any return or take any position inconsistent with the treatment of the Merger as a reorganization described in Section 368(a) of the Code,
    (iii) comply with the record-keeping and information reporting requirements set forth in Treas. Reg. Section 1.368-3 and (iv) not, to the extent not inconsistent with any applicable law, rule, or regulation, file any return or take any position inconsistent with the Company's prior position that the Company Options designated on the Company's books and records as "INCENTIVE STOCK OPTIONS" qualify as such under Code Section 422.

        9.8. TREATMENT OF BRIDGE LOANS. Each of Buyer, Merger Sub and the Company (i) acknowledges and agrees that the Bridge Loans are indebtedness of the Company to Buyer, (ii) will treat the Bridge Loans as indebtedness of the Company for all purposes, and (iii) will reflect the Bridge Loans on their respective books, records, and tax returns in a manner consistent with such treatment.

    10. CONDUCT OF THE COMPANY'S BUSINESS PENDING THE CLOSING. The Company covenants and agrees that, from and after the date of this Agreement and until the Closing, except as otherwise specifically consented to or approved by Buyer in writing:

        10.1. FULL ACCESS. The Company will afford to Buyer and its authorized representatives, upon reasonable notice, full access during normal business hours to all properties, books, records, contracts, and documents of the Company and a full opportunity to make such investigations as they will desire to make of the Company, and the Company will furnish or cause to be furnished to Buyer and its authorized representatives all such information with respect to the affairs and businesses of the Company as Buyer may reasonably request, except to the extent that such access and opportunity cannot be provided and such information can be furnished without unreasonably interfering with the business of the Company.

        10.2. CARRY ON IN REGULAR COURSE. The Company will maintain its owned and leased properties in good operating condition and repair, will make all necessary renewals, additions, and replacements thereto, will carry on its businesses diligently and substantially in the same manner as heretofore, and will not make or institute any material new, unusual, or novel methods of manufacture, purchase, sale, lease, management, accounting, or operation or take or permit to occur or exist any action or circumstance referred to in Section 6.8 hereof, except to the extent necessary to comply with outstanding contractual obligations otherwise disclosed in this Agreement or as contemplated by this Agreement. The Company will not incur any material additional Indebtedness (as defined in Section 19.1).

        10.3. NO DIVIDENDS, ISSUANCES, REPURCHASES, ETC. Except pursuant to the exercise of Company Options in accordance with the terms thereof, and as required by the terms of those agreements listed on Schedule 10.3 of the Company Disclosure Schedule, the Company will not declare, set aside, or pay any dividends (whether in cash, shares of stock, other property, or otherwise) on, or make any other distribution in respect of, any shares of its capital stock or other securities, or issue, purchase, redeem, or otherwise acquire for value any shares of its capital stock or other securities.

        10.4. NO COMPENSATION CHANGES OR ADDITIONAL PAYMENTS. (a) The Company will not increase the compensation payable or to become payable to any of its officers or directors or (except for increases made in the usual and ordinary course of business and consistent with past practices) any of its key employees or agents, or pay or commit to pay at any time in the future any bonus, insurance, pension, or other benefit plan payment, or arrangement made to, for, or with any such officers, directors, key employees or agents other than those payments set forth in Section 10.4 of the Company Disclosure Schedule, which Section 10.4 describes in reasonable detail the circumstances under which such payments may be made, nor will it effect any general or uniform increase in the compensation payable or to become payable to its employees, including without limitation any increase in the benefits under any bonus or pension plan or other contract or commitment.

        (b) The Company shall not issue any options, warrants or other securities exercisable for or convertible into shares of Company Common Stock, or any other security of the Company, except that the Company may,
    (i) immediately prior to the Effective Time, pursuant to the Company Restricted Stock Plan (as defined in Section 10.20), issue up to 2,750,000 shares of Class A Common Stock of the Company to certain Company employees in the respective amounts for such employees listed in Section 10.4(b) of the Company Disclosure Schedule (the "COMPANY RESTRICTED SHARES"), and (ii) from time to time prior to the Effective Time, issue options to purchase a number of shares of Company Common Stock that, when added to the number of shares of Company Common Stock issuable upon the exercise of Company Stock Options issued on or after November 1, 2000, does not exceed 384,500 shares of Company Common Stock (the "NEW OPTION NUMBER"), to new hires of the Company pursuant to the Company Stock Plan, PROVIDED, that, in the event the Termination Date is extended past February 28, 2001, the Company may issue additional Company Options to new hires in excess of the New Option Number upon the consent of the Buyer, such consent not to be unreasonably withheld, and PROVIDED, FURTHER, (i) any grant or grants of options to purchase in excess of 40,000 shares of the Company Common Stock in the aggregate to any single individual may be made only after consultation with, and receipt of approval from, the Chief Executive Officer of Buyer, which approval may be withheld by such Chief Executive Officer for any reason or no reason in his sole discretion; (ii) such option grants are made within the guidelines (including exercise price, number of shares and vesting period) set forth in Section 10.4(b) of the Buyer Disclosure Schedule, and (iii) such option grants are made with exercise or "strike" prices equal to the fair market value of the underlying shares of Company Common Stock (giving due consideration to the execution and delivery of this Agreement and the transactions contemplated hereby). Any grants of Restricted Shares shall be made pursuant to Restricted Stock Award Agreements in a form mutually acceptable to Buyer and the Company (each, a "RESTRICTED STOCK AWARD AGREEMENT").

        10.5. CONTRACTS AND COMMITMENTS. Except for those contracts, commitments or transactions for which the Company has received the prior written consent of Buyer, the Company will not enter into any material contract or commitment, or engage in any other transaction, with any of its Affiliates, other than in the usual and ordinary course of business and consistent with its normal past business practices.

        10.6. PURCHASE AND SALE OF CAPITAL ASSETS. The Company will not purchase, lease as lessee, license as licensee, or otherwise acquire any interest in, or sell, lease as lessor, license as licensee, or otherwise dispose of any interest in, any capital asset(s) other than (i) in the ordinary course of business, (ii) with respect to dispositions, having a market value of less than $10,000 in any instance, or less than $50,000 in the aggregate, or (iii) in the case of acquisitions, as set forth in Section 10.6(iii) of the Company Disclosure Schedule, or (iv) to the extent necessary in order to comply with outstanding contractual obligations under agreements specified in Section 6.20 of the Company Disclosure Schedule or as contemplated by this Agreement or the transactions contemplated hereby.

        10.7. NO INVESTMENTS. The Company will not establish any subsidiary or make or commit to make any investment in any subsidiary or other person.

        10.8. INSURANCE. The Company will maintain with reputable insurance companies, funds or underwriters adequate insurance (including without limitation the insurance referred to on Section 6.22 of the Company Disclosure Schedule) of the kinds, covering such risks, in such amounts, and with such deductibles and exclusions, as are consistent, in the reasonable judgment of the Company, with prudent business practice.

        10.9. PRESERVATION OF ORGANIZATION. The Company will use its reasonable best efforts to preserve its business organization intact, to keep available for the benefit of the Surviving Corporation its present officers and key employees and consultants, and to preserve for the benefit of the Surviving Corporation its present business relationships with its material suppliers and customers and others having business relationships with it.

        10.10. NO DEFAULT. The Company will not take or omit to take any action, or permit any action or omission to act, within the Company's reasonable control, that would cause a material default under or a material breach of any of its contracts, commitments, or obligations.

        10.11. COMPLIANCE WITH LAWS. The Company will duly comply in all material respects with all applicable laws, regulations, and orders.

        10.12. ADVICE OF CHANGE. The Company will promptly advise Buyer in writing of any material adverse change in the business, assets, condition (financial or otherwise), or operations of the Company.

        10.13. NO SOLICITATION OF TRANSACTIONS. (a) The Company shall not, directly or indirectly, through any representative or otherwise, initiate, solicit or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its representatives to take any such action.

        (b) For purposes of this Agreement, "COMPETING TRANSACTION" shall mean any of the following involving the Company (other than the Merger and the other transactions contemplated in this Agreement): (i) any merger, consolidation, share exchange, business combination, issuance or purchase of securities or other similar transaction , (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of the Company in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for the Company's securities or the filing of a registration statement under the Securities Act in connection with any such exchange offer; in the case of clause (i), (ii) or (iii) above, which transaction would result in a third party (or its shareholders) or affiliates acquiring, individually or in the aggregate, more than 15% of the voting securities of the Company then outstanding or more than 15% of the assets of the Company and its subsidiaries, taken as a whole; (iv) any solicitation in opposition to adoption by the Company's stockholders of this Agreement; or (v) any announcement of an agreement, proposal, plan or intention to do any of the foregoing, either during the effectiveness of this Agreement or at any time thereafter.

        10.14. CONSENT OF THIRD PARTIES. The Company shall employ its reasonable best efforts to secure, before the Closing, the consent, in form and substance reasonably satisfactory to Buyer and Buyer's counsel, to the consummations of the transactions contemplated by the Agreement by each party to the contracts, commitments or obligations of the Company listed in
    Section 10.14 of the Company Disclosure Schedule.

        10.15. SATISFACTION OF CONDITIONS PRECEDENT. The Company shall use its reasonable best efforts to cause the satisfaction of the conditions precedent contained in Sections 12 and 14 hereof.

        10.16. DISCLOSURE SUPPLEMENTS. From time to time before the Closing, and in any event immediately before the Closing, the Company will promptly advise Buyer in writing of any matter hereafter arising or becoming known to it that, if existing, occurring, or known at or before the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Schedule, or that is necessary to correct any information in the Company Disclosure Schedule that is or has become inaccurate (collectively, the "COMPANY SUPPLEMENTAL DISCLOSURES"), and such Company Supplemental Disclosures shall be deemed to update the information set forth in the Company's and Principal Company Stockholders' representations and warranties and Company Disclosure Schedule only for purposes of determining the accuracy of such representations and warranties as of the Closing Date.

        10.17. TAX ELECTIONS. The Company will not make any election with respect to Taxes or adopt any change in any method of accounting for federal income tax purposes without the written consent of Buyer.

        10.18. 401(k) PLAN. If requested by the Buyer prior to the Effective Time, the Company shall take all actions reasonably necessary or appropriate, including any actions required to be taken by the Board of Directors of the Company, to cause the termination, or other modification as contemplated by Section 11.8 hereof, of the Company's 401(k) plan, effective as of the Effective Time.

        10.19. AUDIT ROLL-FORWARD. The Company shall use its reasonable best efforts to cause KPMG, LLP to conduct such procedures as KPMG, LLP deems reasonably necessary and appropriate as of a preliminary date to allow the Company and Buyer to prepare, as soon as reasonably practicable after the Effective Time, financial statements of the Company for the Company's fiscal year ended December 31, 2000, and an opening balance sheet as of the Effective Time, each to be prepared in accordance with GAAP.

        10.20. COMPANY RESTRICTED STOCK PLAN. As soon as practicable following the date of this Agreement, the Company shall adopt the Company's 2000 Restricted Stock Plan (the "COMPANY RESTRICTED STOCK PLAN") in the form attached hereto as Exhibit 10.20.

    11. BUYER'S AND MERGER SUB'S COVENANTS. Buyer and Merger Sub covenant and agree that, except as otherwise specifically consented to or approved by the Company in writing:

        11.1. COMPLIANCE WITH LAWS. Buyer and each of its Subsidiaries will duly comply in all material respects with all applicable laws, regulations, and orders.

        11.2. ADVICE OF CHANGE. Buyer will promptly advise the Company in writing of any material adverse effect in the business, assets, condition (financial or otherwise) or operations of Buyer.

        11.3. CONSENT OF THIRD PARTIES. Buyer shall employ its reasonable best efforts to secure, before the Closing, the consent, in form and substance reasonably satisfactory to the Company and the Company's counsel, to the consummation of the transactions contemplated by the Agreement, by each party to any material contract, commitment or obligation of Buyer, in each case under which such consent is required and the failure of which to obtain such consent would be materially adverse to Buyer.

        11.4. SATISFACTION OF CONDITIONS PRECEDENT. Buyer shall use its reasonable best efforts to cause satisfaction of the conditions precedent contained in Sections 12 and 13 hereof.

        11.5. DISCLOSURE SUPPLEMENTS. From time to time before the Closing, and in any event immediately before the Closing, Buyer will promptly advise the Company in writing of any matter hereinafter arising or becoming known to Buyer that, if occurring, or known to Buyer at or before the date of this Agreement, would have been required to be set forth or described in the Buyer Disclosure Schedule, or that is necessary to correct any information in the Buyer Disclosure Schedule that is or has become inaccurate. (collectively, the "BUYER SUPPLEMENTAL DISCLOSURES"), and such Buyer Supplemental Disclosures shall be deemed to update the information set forth in the Buyer's and Principal Buyer Stockholders' representations and warranties and Buyer Disclosure Schedule only for purposes of determining the accuracy of such representations and warranties as of the Closing Date.

        11.6. STOCKHOLDERS MEETING. Buyer shall call a special meeting of Buyer's stockholders, to be held as soon as reasonably practicable after the date of this Agreement, to consider and vote upon the approval of this Agreement and the Merger and the other transactions contemplated hereby, including the election of Daniel J. Price as a Class I Director of the Buyer. Buyer shall recommend to its stockholders the approval of this Agreement and the Merger and the other transactions contemplated hereby and shall use its reasonable best efforts to solicit and obtain the requisite vote of approval. Nothing in this Section 11.6 shall be deemed to amend or modify the obligations of any of the Principal Buyer Stockholders under any separate agreement between the Company and such Principal Buyer Stockholders, including but not limited to the Buyer Stockholder Voting Agreement, requiring such Principal Buyer Stockholders to approve this Agreement and the Merger.

        11.7. DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE. (a) The By-Laws of the Surviving Corporation shall contain the respective provisions that are set forth, as of the date of this Agreement, in Article Sixth of the Company's Amended Certificate of Incorporation, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees, fiduciaries or agents of the Company.

        (b) After the Effective Time, Buyer and the Surviving Corporation shall, to the extent set forth under Article Sixth of the Company's Amended Certificate of Incorporation, indemnify and hold harmless each current and former director or officer of the Company and each Subsidiary of the Company and each such person who served at the request of the Company or any Subsidiary of the Company as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, for purposes of this Section 11.7 only, the "INDEMNIFIED PARTIES") against all costs and expenses (including reasonable attorneys'
    fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative, criminal or investigative, arising out of or pertaining to any action or omission in their capacities as officers or directors, in each case occurring before the Effective Time. Without limiting the foregoing, in the event of any such claim, action, suit, proceeding or investigation, (i) the Buyer and the Surviving Corporation, as the case may be, shall pay the reasonable fees and expenses of one counsel selected by any Indemnified Party, which counsel shall be reasonably satisfactory to the Buyer and the Surviving Corporation, as the case may be, promptly after statements therefor are received (unless the Surviving Corporation shall elect to defend such action) and (ii) the Buyer and the Surviving Corporation shall reasonably cooperate in the defense of any such matter; provided, however, that neither the Buyer nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). In the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims.

        (c) For a period of six years after the Effective Time, Buyer shall cause to be maintained in effect the current directors and officers liability insurance policies maintained by the Company (provided that coverage limits in the aggregate for the entire six year period are not less than the current annual limits, and provided further that Buyer, with consent of the Indemnified Parties, which consent shall not be unreasonably withheld, may substitute policies of at least the same coverage with other terms and conditions that are no less advantageous to the Indemnified Parties) with respect to claims arising from facts or events that occurred prior to the Effective Time; PROVIDED, HOWEVER, that in no event shall Buyer be required to expend, pursuant to this Section 11.7(c), more than an amount per year equal to 150% of current annual premiums paid by the Company for such insurance; provided, further, however, that if the premiums for such coverage exceed such amount, Buyer or the Surviving Corporation shall purchase a policy with the greatest coverage available for such 150% of the current annual premiums spent by the Company for its fiscal year ending December 31, 2000.

        (d) In the event Buyer or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each case, proper provision shall be made so that the successors and assigns of Buyer or the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this Section 11.7.

        (e) Notwithstanding the foregoing, nothing in Section 11.7 shall limit the Buyer's and the Merger Sub's remedies under Section 16.1 and 16.2 of this Agreement or otherwise and arising in connection with this Agreement.

        11.8.  CERTAIN EMPLOYEE BENEFITS MATTERS.

        (a) In the event the Merger is consummated, for a period of one year following the Effective Time and effective upon the Effective Time, Buyer shall, or shall cause the Surviving Corporation to, provide medical, 401(k), life and disability benefits, and other employee benefit plans, generally, to employees of the Surviving Corporation and its subsidiaries that, in the aggregate, are substantially comparable to the medical, 401(k), life and disability benefits and other benefits that were provided to such Surviving Corporation employees under the employee benefit plans of the Company as in effect immediately prior to the Effective Time and that have been disclosed in the Company Disclosure Schedule. Without limiting the generality of the foregoing:

    (i) Buyer shall take such action or actions as may be necessary or appropriate so that, under the iBasis, Inc. 401(k) Retirement Plan (the "IBASIS PLAN"):

        (A) Surviving Corporation employees who were participants in the Company's 401(k) Retirement Plan (the "COMPANY PLAN") on the day before the Effective Time shall become eligible to participate in the iBasis Plan as of the Effective Time; and

        (B) Surviving Corporation employees who were participants in the PriceInteractive Plan on the day before the Effective Time shall, with respect to their participation thereafter under the iBasis Plan, receive an employer matching contribution approximating 50% of their pre-tax savings contributions, to the extent not in excess of 6% of compensation; and

    (ii) Buyer shall, or shall cause Surviving Corporation to, use its reasonable best efforts to cause its medical insurance coverage to provide that, for the plan year in which the Effective Time occurs, amounts incurred by Surviving Corporation employees who were participants in the Company medical plan as of the Effective Time will be recognized by the Buyer or Surviving Corporation's medical plan for purposes of determining applicable out-of-pocket deductibles, co-pays and maximums.

Nothing herein shall limit Buyer's authority under the iBasis Plan or Buyer's medical insurance coverage to modify, amend or terminate either such program at any time following the Effective Time. Any such modifications, amendments or terminations within the initial year following the Effective Time shall be considered in determining whether Buyer is in compliance with the initial sentence of this Section 11.8(a), however.

        (b)  OPTION GRANTS.  Notwithstanding anything to the contrary in this
    Section 11.8, nothing in this Section 11.8 shall be deemed to require the Buyer to make any option grants under the Buyer's Stock Plan or any other stock-based plan of the Buyer (including the Company Option Plan, to the extent assumed by the Buyer), PROVIDED, that the employees of the Surviving Corporation shall be made eligible for grants of awards under the Buyer's 1999 Employee Stock Purchase Plan in accordance with the terms thereof; and provided further that employees of the Surviving Corporation shall be deemed to be employees of the Buyer for purposes of eligibility to receive stock options pursuant to the Buyer Stock Plan.

    12. MUTUAL CONDITIONS TO THE PARTIES' OBLIGATIONS. The parties' obligations to consummate the Merger are subject to the satisfaction (or waiver by the Company or Buyer, each in its sole discretion) of each of the conditions set forth in this section on or before the Closing Date. If the Merger is consummated, such conditions will conclusively be deemed to have been satisfied or waived.

        12.1. NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction, or other legal restraint or prohibition preventing the consummation of the Merger, will be in effect, and no petition or request for any such injunction or other order will be pending.

        12.2. PROCEEDINGS AND DOCUMENTS SATISFACTORY. All proceedings in connection with the transactions contemplated by this Agreement and all certificates and other documents delivered to such party pursuant to this Agreement or in connection with the Closing will be reasonably satisfactory to such party and his or its counsel.

        12.3. ESCROW AGREEMENT. Buyer, the Stockholder Representatives, the Principal Company Stockholders named therein, the Escrow Agent and the Additional Escrow Parties shall have entered into the Escrow Agreement substantially in the form attached as EXHIBIT 3.3 hereto.

        12.4. GOVERNMENTAL CONSENTS. All consents, approvals, orders or clearances of any governmental authority (including any approvals or clearances under the HSR Act), the granting of which is required for the consummation of the transactions contemplated by this Agreement, shall have been obtained, and all waiting periods specified under applicable law, the expiration of which is necessary for such consummation, shall have passed.

        12.5. NASDAQ NATIONAL MARKET LISTING. The shares of Buyer Common Stock into which shares of Company Common Stock will be converted in the Merger will have been authorized for listing, subject to official notice of issuance, on the Nasdaq National Market or such other exchange or automated quotation system on which the Buyer Common Stock is then listed or quoted.

    13. CONDITIONS TO THE COMPANY'S AND THE PRINCIPAL COMPANY STOCKHOLDERS' OBLIGATIONS. The obligations of the Company and each of the Principal Company Stockholders, respectively, to consummate the Merger are subject to the satisfaction (or waiver by the Company, in its sole discretion) of each of the conditions set forth in this section on or before the Closing Date. If the Merger is consummated, such conditions will conclusively be deemed to have been satisfied or waived.

        13.1. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Buyer and/or Merger Sub in or pursuant to this Agreement or in any statement, certificate, or other document delivered to the Company or the Principal Company Stockholders in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby will have been true and correct in all material respects (or in the case of matters qualified either by materiality or Material Adverse Effect, in all respects) when made and (after taking into account any supplement to or amendment of this Agreement or any such statement, certificate or other document required to correct any information therein that is or has become inaccurate) will be true and correct in all material respects at and as of the Closing.

        13.2. COMPLIANCE WITH AGREEMENT. Buyer and Merger Sub will have performed and complied in all material respects with all of their respective obligations under this Agreement to be performed or complied with by them before or at the Closing, including without limitation the execution and delivery of all documents to be executed and delivered by any of them in connection with this Agreement and/or the consummation of the Merger and the other transactions contemplated hereby.

        13.3. CLOSING CERTIFICATE. Buyer and Merger Sub will have executed and delivered to the Company, at and as of the Closing, a certificate (without qualification as to knowledge or materiality) certifying that the conditions referred to in Sections 13.1 and 13.2 have been satisfied.

        13.4. OPINION OF COUNSEL. Bingham Dana LLP, counsel to Buyer and Merger Sub, will have delivered to the Company a written legal opinion, dated on and as of the Closing Date, and substantially in the form of the attached EXHIBIT 13.4.

        13.5. NO MATERIAL CHANGE. There shall not have been any material adverse change in the financial condition, business or assets of Buyer, PROVIDED, HOWEVER, for the purposes of this Section 13.5, a decrease in the trading price of Buyer Common Stock as reported on the Nasdaq National Market or such other exchange or automated quotation system on which the Buyer Common Stock is then listed or quoted, shall not, in and of itself be deemed to constitute, a material adverse change.

        13.6. REGISTRATION STATEMENT. The Registration Statement shall be effective under the Securities Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities law or the Securities Act or Exchange Act relating to the issuance or trading of the shares of Buyer Common Stock issuable pursuant to the Merger shall have been received.

        13.7. TAX OPINION. The Company shall have received an opinion of Crowell & Moring LLP, dated the Closing Date, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering its opinion, such counsel shall be entitled to require and rely upon customary representations contained in certificates of the officers of the Company, Buyer and Merger Sub. The parties agree that it would be reasonable for tax counsel not to give such opinion in the event that the equity component of the consideration in the transaction fell below 45% for purposes of the continuity of business interest test under
    Section 368 of the Code and the regulations and cases thereunder.

        13.8. ELECTION OF DANIEL J. PRICE. Daniel J. Price shall have been elected, subject to the consummation of the transactions contemplated hereby, as a Class I Director of Buyer.

        13.9. MICROSTRATEGY ASSURANCE LETTER. The Buyer shall have entered into a letter agreement with MicroStrategy Incorporated in the form of
    EXHIBIT 13.9 hereto (the "MICROSTRATEGY ASSURANCE LETTER"), and the MicroStrategy Assurance Letter shall be in full force and effect.

        13.10.  EMPLOYEE BENEFITS DOCUMENTS.

        (a) For each Buyer Benefit Plan that is an "employee benefit plan" within the meaning of Section 3(3) of ERISA, the Company shall have received true, correct and complete copies of the following documents: (i) plan document, and (ii) the three most recent Form 5500s filed by the Buyer Benefit Plan.

        (b) For each Buyer Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA, the Company shall have received true, correct and complete copies of the following documents: (i) summary annual reports for the current or any of the three (3) preceding calendar years, (ii) the latest summary plan description, and (iii) the most recently received IRS determination letter.

        (c) For each Buyer Benefit Plan that is an "employee benefit plan" within the meaning of Section 3(3) of ERISA, the Company shall have received true, correct and complete copies of the following documents or written confirmation that such documents do not exist: (i) summaries of material modifications to the latest summary plan description, (ii) any actuarial report submitted to any governmental agency or distributed to participants or beneficiaries thereunder in the current or any of the three (3) preceding calendar years, (iii) any governmental advisory opinions, rulings, compliance statements, closing agreements, or similar materials specific to such Buyer Benefit Plan, and (iv) any trust agreement or insurance agreements associated with a Buyer Benefit Plan.

        (d) For each Buyer Benefit Plan that is an "employee welfare benefit plan" within the meaning of Section 3(3) of ERISA, the Company shall have received true, correct and complete copies of the following documents or written confirmation that such documents do not exist: (i) the latest summary plan description, and (ii) the most recently received IRS determination letter.

        13.11. TERMINATION OF 401(K) PLAN. Provided satisfactory arrangements have been made to avoid the acceleration of outstanding plan loans (including through acceptance of such loans as part of a rollover to Buyer's 401(k) Plan), on request of Buyer, the Company shall have terminated its 401(k) Plan immediately prior to the Effective Time.

        13.12. MODIFICATIONS OF CERTAIN EMPLOYMENT AGREEMENTS. At the Effective Time, the Buyer and each of the employees referred to on
    Section 14.13 of the Buyer Disclosure Schedule shall have entered into employment agreements as contemplated by Section 14.13 of the Buyer Disclosure Schedule and such employment agreements shall be in full force and effect.

    14. CONDITIONS TO BUYER'S AND MERGER SUB'S OBLIGATIONS. The obligations of each of Buyer and Merger Sub, respectively, to consummate the Merger are subject to the satisfaction (or waiver by Buyer, in its sole discretion) of each of the conditions set forth in this section on or before the Closing Date. If the Merger is consummated, such conditions will conclusively be deemed to have been satisfied or waived.

        14.1. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Company and/or any of the Principal Company Stockholders in or pursuant to this Agreement or in any statement, certificate, or other document delivered to Buyer in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby will have been true and correct in all material respects (or in the case of matters qualified either by materiality or Material Adverse Effect, in all respects) when made and (after taking into account any supplement to or amendment of this Agreement or any such statement, certificate or other document required to correct any information therein that is or has become inaccurate) will be true and correct in all material respects at and as of the Closing.

        14.2. COMPLIANCE WITH AGREEMENT. The Company and each of the Principal Company Stockholders will have performed and complied in all material respects with all of their respective obligations under this Agreement to be performed or complied with by them before or at the Closing, including without limitation the execution and delivery of all documents to be executed and delivered by any of them in connection with this Agreement and/or the consummation of the Merger and the other transactions contemplated hereby.

        14.3. CLOSING CERTIFICATE. The Company will have executed and delivered to Buyer, at and as of the Closing, a certificate (without qualification as to knowledge or materiality or otherwise) certifying that the conditions referred to in Sections 14.1 and 14.2 have been satisfied.

        14.4. NO MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change in the financial condition, business or assets of the Company.

        14.5. OPINION OF COUNSEL. Squire, Sanders & Dempsey L.L.P, counsel to the Company, will have delivered to Buyer a written legal opinion addressed to Buyer, dated on and as of the Closing Date, and substantially in the form of the attached EXHIBIT 14.5.

        14.6. NON-COMPETITION AGREEMENTS. The employees of the Company referred to on Section 14.13 of the Buyer Disclosure Schedule shall have executed and delivered to Buyer a Non-Competition Agreement in the form of the attached EXHIBIT 14.6, with the respective terms referred to on
    Section 14.13 of the Buyer Disclosure Schedule.

        14.7. LOCK-UP AGREEMENTS. (i) Each Company Stockholder, and each person owning the right to acquire more than 50,000 shares of Company Common Stock, other than Dana Skaddan, shall have executed and delivered to Buyer a Lock-Up Agreement in the form of the attached

    EXHIBIT 14.7(A) and (ii) Dana Skaddan shall have executed and delivered to Buyer a Lock-Up Agreement in the form of the attached EXHIBIT 14.7(B).

        14.8. DISSENTING STOCKHOLDERS. Holders of no more than 5% of the issued and outstanding Company Common Stock as of the Effective Time shall have elected to, or continue to have contingent rights to, exercise dissenters rights under the DGCL as to such shares.

        14.9. APPROVAL BY BUYER STOCKHOLDERS. The Buyer Stockholders shall have authorized and approved this Agreement, the Merger and the transactions contemplated hereby as required by the DGCL, the Buyer's certificate of incorporation and by-laws, and the Nasdaq National Market.

        14.10. TAX OPINION. Buyer shall have received an opinion of Bingham Dana LLP, dated the Closing Date, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering its opinion, such counsel shall be entitled to require and rely upon customary representations contained in certificates of the officers of the Company, Buyer and Merger Sub. The parties agree that it would be reasonable for tax counsel not to give such opinion in the event that the equity component of the consideration in the transaction fell below 45% for purposes of the continuity of business interest test under Section 368 of the Code and the regulations and cases thereunder.

        14.11. FIRPTA CERTIFICATE. On the Closing Date, the Company shall deliver to Buyer a properly executed statement in a form reasonably acceptable to Buyer conforming to the requirements of Treas. Reg. Section 1.1445-2(c)(3).

        14.12. MODIFICATION OF CERTAIN OPTIONS. Each holder of Company Options that would not have vested (i.e., become exercisable) on or prior to the Effective Time, but for the Merger, shall agree that that such Company Options shall be modified such that such Company Options shall not accelerate as a result of the Merger or the consummation of the other transactions contemplated hereby.

        14.13. MODIFICATIONS OF CERTAIN EMPLOYMENT AGREEMENTS. Contemporaneous with and contingent upon the occurrence of the Effective Time, the Company and each of the employees referred to on Section 14.13 of the Buyer Disclosure Schedule shall have terminated their existing employment agreements and entered into new employment agreements as contemplated by
    Section 14.13 of the Buyer Disclosure Schedule.

    15. OTHER COVENANTS. In order to induce Buyer and Merger Sub to enter into this Agreement and to consummate the Merger and the other transactions contemplated hereby, each of the Principal Company Stockholders hereby severally agrees and covenants (and such covenants will be in addition and without prejudice to any other confidentiality, inventions, noncompetition, nonsolicitation, and/or other agreements and covenants to which any of the Principal Company Stockholders may be subject from time to time) that, unless Buyer otherwise agrees in writing prior to such action, such Principal Company Stockholder shall take such actions or refrain from taking such actions as are set forth below.

        15.1. CONFIDENTIAL INFORMATION. Whether or not the Merger is consummated, such Principal Company Stockholder will maintain the confidentiality of all confidential, sensitive, or proprietary information of the Buyer or the Surviving Corporation, including without limitation with respect to its businesses, finances, affairs, and technology, which will be and remain the exclusive property of the Buyer or the Surviving Corporation, as the case may be; and unless previously authorized in writing by Buyer, and except with respect to information that (a) has otherwise become public through no action or omission on the part of such Principal Company Stockholder, (b) was known by such Principal Company Stockholder prior to disclosure, (c) is independently developed by such Principal Company Stockholder without reference to any Buyer information, or (d) required to be disclosed by such Principal Company Stockholder by law, will not disclose any such information to any third party, or use it for any purpose other than (if applicable) in the discharge of such

    Principal Company Stockholder's employment responsibilities in the ordinary course of the Surviving Corporation's business or to consummate the transactions contemplated hereby.

        15.2. EQUITABLE REMEDIES. Such Principal Company Stockholder hereby acknowledges that any breach by him or her of his or her obligations under this Section 15 could cause substantial and irreparable damage to Buyer and the Surviving Corporation, and that money damages could be an inadequate remedy therefor, and accordingly, acknowledges and agrees that each of Buyer and the Surviving Corporation may be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations (in addition to all other rights and remedies to which they may be entitled in respect of any such breach).

    16.  INDEMNIFICATION.

        16.1. INDEMNIFICATION BY BUYER AND MERGER SUB. Subject to the limitations set forth in Section 16.5 hereof, if the Merger is consummated, Buyer and the Surviving Corporation, jointly and severally, will indemnify, defend, and hold harmless each of the Company Stockholders, and each of their respective directors, officers, employees, representatives, and other Affiliates, from and against any and all Damages (as defined in Section 19.1) related to or arising out of or in connection with any breach by Buyer and/or Merger Sub of any representation, warranty, covenant, agreement, obligation, or undertaking made by Buyer and/or Merger Sub in this Agreement (including any schedule or exhibit hereto), or any other agreement, instrument, certificate, or other document delivered by or on behalf of Buyer and/or Merger Sub in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby.

        16.2. INDEMNIFICATION BY EACH PRINCIPAL COMPANY STOCKHOLDER. Subject to the limitations set forth in Section 16.5 hereof, if the Merger is consummated, the Principal Company Stockholders, severally and not jointly, will indemnify, defend and hold harmless Buyer, the Surviving Corporation, and each of their respective directors, officers, employees, representatives and other Affiliates, from and against, any and all Damages related to or arising out of or in connection with any breach by the Company of any representation, warranty, covenant, agreement, obligation or undertaking made by the Company or such Principal Company Stockholder in this Agreement (including any schedule or exhibit hereto), or any other agreement, instrument, certificate or other document delivered by or on behalf of the Company or such Principal Company Stockholder at or prior to the Closing to effect the transactions contemplated by this Agreement. The costs set forth on SCHEDULE 16.2 hereto (the "SCHEDULE 16.2 COSTS") shall be indemnifiable pursuant to this Section 16.2.

        16.3.  CLAIMS.

        (a) In the event that any party hereto (the "INDEMNIFIED PARTY") desires to make a claim against another party hereto (the "INDEMNIFYING PARTY", which term includes all indemnifying parties if more than one) in connection with any third-party litigation, arbitration, action, suit, proceeding, claim or demand at any time instituted against or made upon it for which it may seek indemnification hereunder (a "THIRD-PARTY CLAIM"), the Indemnified Party will promptly notify the Indemnifying Party of such Third-Party Claim and of its claims of indemnification with respect thereto; PROVIDED, that failure to promptly give such notice will not relieve the Indemnifying Party of its indemnification obligations under this Section except to the extent, if any, that the Indemnifying Party has actually been prejudiced thereby.

        In the event that any Indemnified Party desires to make an indemnity claim (other than a Third-Party Claim) against an Indemnified Party, the Indemnified Party will promptly notify the Indemnifying Party of its claims of indemnification with respect thereto; PROVIDED, that failure to promptly give such notice will not relieve the Indemnifying Party of its indemnification obligations

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
    under this section except to the extent, if any, that the Indemnifying Party has actually been prejudiced thereby.

        (b) The Indemnifying Party will have the right to assume the defense of the Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party by written notice to the Indemnified Party within twenty days after the Indemnifying Party has received notice of the Third-Party Claim; PROVIDED, HOWEVER, that the Indemnifying Party must conduct the defense of the Third-Party Claim actively and diligently thereafter in order to preserve its rights in this regard; and, PROVIDED, FURTHER, that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third-Party Claim.

        (c) The Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior consent of the Indemnified Party (which will not be unreasonably withheld or delayed) unless the judgment or proposed settlement (i) includes an unconditional release of all liability of each Indemnified Party with respect to such Third-Party Claim and (ii) involves only the payment of money damages by the Indemnifying Party and does not impose an injunction or other equitable relief upon the Indemnified Party. So long as the Indemnifying Party has assumed and is conducting the defense of the Third-Party Claim in accordance with Section 16.3(b) above the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party (which will not be unreasonably withheld or delayed).

        (d) In the event the Indemnifying Party fails to assume the defense of the Third-Party Claim in accordance with Section 16.3(b) above, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter in any settlement with respect to, the Third-Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith) and (ii) the Indemnifying Party will remain responsible for any Damages the Indemnified Party may suffer as a result of such Third-Party Claim to the extent provided in this Article 16.

        16.4. PAYMENT OF CLAIMS. In the event of any bona fide claim for indemnification hereunder, the Indemnified Party will advise the Indemnifying Party that is required to provide indemnification therefor in writing with reasonable specificity of the amount and circumstances surrounding such claim. With respect to liquidated claims, if within thirty
    (30) days the Indemnifying Party has not contested such claim in writing, the Indemnifying Party will pay and/or the Escrow Agent shall pay, as applicable, the full amount thereof, subject to the limitations set forth in
    Section 16.5, within ten (10) days after the expiration of such period. Any indemnification obligations pursuant to this Section 16 of the Buyer or Merger Sub shall be paid, at such party's option (i) in cash, (ii) by issuing Buyer Common Stock (each share of which shall be valued for such purpose at the Closing Price Per Share on the date of issuance), or (iii) through a combination of the methods specified in clauses (i) and (ii).

        Subject to the limitations set forth in Section 16.5, any indemnification obligations pursuant to this Section 16 of any Principal Company Stockholder who is an Indemnifying Party (other than indemnification obligations for Unlimited Claims) shall be satisfied solely (a) through the terms and provisions of the Escrow Agreement and (b) if Buyer elects to reduce the number of shares of Buyer Common Stock included in the Escrowed Merger Consideration pursuant to Section 3.3(b) and the amount of Damages for which such Principal Company Stockholder is liable under Section 16 exceeds the value of the Escrowed Merger Consideration then held by the Escrow Agent on behalf of such Principal Company Stockholder, the amount of such excess shall be settled in cash. Subject to the limitations set forth in Section 16.5, indemnification obligations for Unlimited Claims pursuant to this Section 16 of any Principal Company Stockholder who is an

    Indemnifying Party shall be satisfied (x) first, through the terms and provisions of the Escrow Agreement and (y) second, to the extent not satisfied through the terms and provisions of the Escrow Agreement, at the option of such Principal Company Stockholder: (i) in cash, or (ii) by delivery of a combination of cash and Buyer Common Stock (each share of which shall be valued for such purpose at the Closing Price Per Share on the date of delivery), PROVIDED, that in the event that any Principal Stockholder elects to deliver a combination of cash and shares of Buyer Common Stock, the portion of such delivery made up of Buyer Common Stock shall not be more than, on a percentage basis, the portion of the merger consideration received by such Principal Company Stockholder that was not subject to the escrow in the form of Buyer Common Stock with any Buyer Common Stock delivered in the Merger or pursuant to this Section 16.4 being valued solely for purposes of this proviso at the Closing Date Price Per Share (but not for any other purpose). Notwithstanding clause (y) of the previous sentence, a Principal Company Stockholder may not use Buyer Common Stock to satisfy an indemnification obligation for an Unlimited Claim if it could reasonably be expected that satisfaction of such indemnification obligation with Buyer Common Stock could disqualify the transactions contemplated hereby as a reorganization within the meaning of
    Section 368(a) of the Code. The parties agree that to the greatest extent possible the payment of any indemnity hereunder shall be treated as an adjustment to the merger consideration paid by Buyer hereunder for tax purposes.

    16.5.  LIMITATIONS OF LIABILITY.

        (a) BASKET. No Indemnifying Party will be required to indemnify an Indemnified Party hereunder until such time as the aggregate amount of Damages for which (i) Buyer, the Surviving Corporation, and their respective directors, officers, employees, representatives, and other Affiliates, on the one hand, or (ii) the Principal Company Stockholders and their respective directors, officers, employees, representatives, and other Affiliates, as the case may be, on the other, are otherwise entitled to indemnification pursuant to this Agreement exceeds $1,000,000, but only to the extent of such excess, PROVIDED, that in the event that a single claim is made for Damages in excess of $200,000 by an Indemnified Party pursuant to this Section 16, such claim may be pursued to the extent of the excess of such claim over $200,000, regardless of this Section 16.5. Notwithstanding anything to the contrary in this Section 16.5, the limits imposed by
    Section 16.5(a) shall not apply to the Schedule 16.2 Costs or any Damages arising out of or in connection with any breach of Buyer, Merger Sub, the Company or the Principal Company Stockholders of any of their respective warranties, representations, covenants, agreement or obligations under Sections 6.4, 6.13, 6.27, 7, 8.6, or 8.11 of this Agreement (collectively, the "UNLIMITED CLAIMS").

        (b) MAXIMUM LIABILITY. If the Merger is consummated, the maximum aggregate liability of each Principal Company Stockholder (other than with respect to Unlimited Claims) will not exceed such Principal Company Stockholder's portion of (i) the Escrowed Merger Consideration (which escrow shall be reduced on the first anniversary of the Closing, as further provided in the Escrow Agreement) plus (ii) if Buyer releases shares of Buyer Common Stock from the Escrowed Merger Consideration pursuant to
    Section 3.3(b) (the "RELEASED SHARES"), as of any date that Escrowed Merger Consideration is delivered (or would be required to be delivered) to Buyer in accordance with the terms of the Escrow Agreement, the amount of cash equal to such Principal Company Stockholder's portion of the Released Shares then held by such Principal Company Stockholder multiplied by the Closing Price Per Share on such date; PROVIDED, that in the event that such Principal Company Stockholder elects to sell such Principal Company Stockholder's portion of the Released Shares as of such date, the Principal Company Stockholder shall not be required to pay cash in respect of such indemnity claim in excess of the amount of cash proceeds actually received by the Principal Company Stockholder, net of reasonable and customary brokerage commissions actually incurred, as a result of such sale or sales of the Released Shares. In addition to the limitations set forth in the previous sentence, no Principal Company Stockholder will be liable in the aggregate for any indemnity claim or claims (other than claims in respect of Unlimited Claims and Section 16.2 Costs) in excess of such Principal Company Stockholder's portion of the Other Escrowed Merger Consideration. Notwithstanding anything to the contrary contained herein, as of a given date that an indemnity claim is paid to Buyer, no Principal Company Stockholder will be liable in the aggregate for any indemnity claim or claims made under this Merger Agreement (including without limitation any indemnity claims made in respect of the Unlimited Claims and the Schedule 16.2 Costs) in excess of (x) the aggregate cash proceeds received by such Principal Company Stockholder pursuant to the Merger plus (y) the aggregate cash proceeds received from the sale of any shares of Buyer Common Stock received by such Principal Company Stockholder as a result of the Merger, net of reasonable and customary brokerage commissions actually incurred by such Principal Company Stockholder in connection with such sale or sales, and (z) the amount of shares of Buyer Common Stock, if any, held by such Principal Company as of such date, multiplied by the Closing Price Per Share.

        If the Merger is consummated, the maximum aggregate liability of the Surviving Corporation, Merger Sub and the Buyer for indemnification hereunder (other than with respect to any Unlimited Claims) will not exceed the Maximum Indemnification Value (as defined in Section 19.1).

        (c) TIME LIMIT. All representations and warranties in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of an Indemnified Party and shall expire on the first anniversary of the Effective Time, and no Indemnifying Party will be liable for any Damages hereunder after the first anniversary of the Effective Time unless a written claim for indemnification is given by the Indemnified Party to the Indemnifying Party with respect thereto prior to the first anniversary of the Effective Time (the "CUT-OFF DATE"). Notwithstanding the foregoing, liability for (i) Damages resulting from a breach of the representations and warranties contained in Section 6.13 shall continue until the expiration of all applicable statute of limitations relating to any Taxes owed as a result of such breach, and (ii) Damages resulting from a breach of the representations and warranties contained in Sections 6.4, 6.27, 8.6 and 8.11 shall not expire. In addition, a written claim by an Indemnified Party with respect to Schedule 16.2 Costs may be delivered at any time prior to the 18 month anniversary of the Closing Date).

        (d) EFFECT OF KNOWLEDGE. Notwithstanding any other provisions contained in this Agreement, in the event that the Merger is consummated, no party shall be entitled to any indemnification under this Agreement with respect to any fact or circumstances which was disclosed after the signing of this Agreement pursuant to Section 10.16 to the extent that such disclosure would have resulted in either of the conditions set forth in Sections 13.1 or 14.1 not being satisfied, the satisfaction of which condition is waived by such party prior to the Effective Time, and any claims for indemnification any party may have hereunder with respect to any breach of any representation, warranty, agreement or covenant arising from such facts or circumstances shall be deemed to be waived.

        (e) INITIAL RECOURSE OF BUYER AND SURVIVING CORPORATION. Without adversely affecting the limits on indemnification set forth in the other paragraphs of this Section 16.5, any claims for indemnification by the Buyer or the Surviving Corporation must first be pursued in accordance with the terms of the Escrow Agreement against the Escrowed Merger Consideration, before being pursued against the Principal Stockholders directly. Notwithstanding anything to the contrary in this Agreement, including but not limited to the several and not joint nature of the obligations of the Principal Company Stockholders under Section 6 and Section 16.2, the Buyer shall be entitled to make a claim for the full amount of any Damages for which the Buyer is entitled to be indemnified pursuant to Section 16.1 in accordance with the terms of the Escrow Agreement, without having to join any or all of the Principal Company Stockholders to such action to seek such Damages from the Escrowed Merger Consideration.

        16.6.  EXCLUSIVITY; NO WAIVER.

        (a) Other than in the case of fraud, in the event that the Merger is consummated, the rights and remedies provided in this Section 16 and the Escrow Agreement shall be the exclusive rights and remedies of the parties hereto after the Closing in connection with the transactions contemplated by this Agreement, and each of the parties hereto agrees to indemnify and hold harmless each of the other parties hereto against any claims made by or on behalf of such party other than pursuant to this Section 16 in connection with or related to such transactions, regardless of the source of such claim or cause of action.

        (b) No party under this contract shall have any claims under this Agreement in the event that this Agreement is terminated prior to the Effective Time, except for claims arising out of fraud or an intentional breach by the Company, on the one hand, or the Buyer, on the other hand, of this Agreement, and except for any claim to enforce against the Company, and not the Principal Company Stockholders, the provisions of the Bridge Note and Section 5 hereof.

    17. RELEASES. If the Merger is consummated, then effective as of the Effective Time, each of the Principal Company Stockholders, for himself or itself and his or its heirs, legatees, successors, and assigns, hereby fully and irrevocably releases, remises, and discharges the Surviving Corporation and its officers, directors, employees, agents, representatives, successors, and assigns from any and all Damages, regardless of whether known, unknown, or unknowable, and regardless of whether absolute, contingent, or otherwise, and regardless of whether at law, in equity, or otherwise, without limitation, whether now existing or arising in the future, in each case to the extent based on actions, omissions, and/or events occurring at or before the Effective Time, including without limitation all rights to indemnification and/or contribution, but excluding Damages arising expressly under this Agreement; provided, however, that notwithstanding any statement to the contrary in this Section 17, each Principal Company Stockholder who, as of the date of this Agreement, is entitled to indemnification from the Company for any actions taken by such Principal Company Stockholder in his capacity as an officer and/or director of the Company shall continue from and after the Effective Time to be entitled to indemnification by the Surviving Corporation to the same extent to which such Principal Company Stockholder would be entitled to indemnification therefor as of the date of this Agreement. Furthermore, each of such releasing persons hereby irrevocably agrees not to sue, or to commence, maintain, or aid in the prosecution of any litigation, arbitration, or other action or proceeding against or adverse to any of such released persons, or otherwise to seek any recourse against any of such released persons, in respect of any matter hereby released or purported or attempted to be released; except with respect to such person's rights under this Agreement or any other transaction document contemplated hereby.

    18.  TERMINATION.

    (a) This Agreement may be terminated at any time before the Effective Time:

        (i) by agreement of Buyer and the Company;

        (ii) by Buyer, in the event of a willful breach by the Company of any representation, warranty or agreement contained herein which has not been cured or is not curable within fifteen (15) days after notice thereof to the breaching party; or

       (iii) by the Company, in the event of a material breach by Buyer of any representation, warranty or agreement contained herein which has not been cured or is not curable within fifteen (15) days after notice thereof to the breaching party.

    (b) If (i) any temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction, or other binding legal restraint or prohibition preventing the consummation of the Merger or the other transactions contemplated hereby is at any time in effect for a period of more than 20 consecutive days, or (ii) the Closing does not occur on or before January 31, 2001 (the "TERMINATION DATE") then either Buyer or the Company may terminate this Agreement by delivering written notice to the other at any time after the close of business on the date such termination right arises hereunder, PROVIDED that such failure to close is not the result of a breach of this Agreement by the terminating party (including, in the case of any such termination by Buyer, any breach by Merger Sub, or in the case of any such termination by the Company, any breach by any of the Principal Company Stockholders) and, PROVIDED, FURTHER, that the Buyer may extend the Termination Date beyond January 31, 2001 upon notice to the Company, in the event that the Merger has not been consummated because (i) all necessary regulatory approvals, including but not limited to those required under the HSR Act, have not been obtained; (ii) the Registration Statement has not been declared effective by the SEC; or (iii) the Buyer has not received approval of this Agreement and the Merger from its stockholders, PROVIDED, in any such case that the Buyer is continuing to use diligent efforts to obtain such approvals during any such extension of the Termination Date. In addition, the Termination Date may not be extended past February 28, 2001 unless the Buyer has complied with its obligations to make the Second Bridge Loan under Section 5.2 in accordance with the terms thereof. Notwithstanding anything else to the contrary contained herein, this Agreement shall terminate on March 31, 2001, unless otherwise extended by mutual agreement of the Buyer and the Company.

    19.  DEFINITIONS.

        19.1. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the following respective meanings:

    "AFFILIATE" means, with respect to any person or entity, any person or entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person or entity.

    "AGGREGATE CASH CONSIDERATION means the sum of (i) Fifty Million Dollars PLUS (ii) the product of (A) the quotient of (X) Fifty Million Dollars DIVIDED by (Y) the Company Fully Diluted Shares Number MINUS the number of Company Restricted Shares issued and outstanding at the Effective Time and (B) 100,000.

    "AGGREGATE COMPANY COMMON STOCK CONSIDERATION NUMBER" means the product of
(i) the Company Fully Diluted Shares Number and (ii) the Calculation Ratio.

    "AGGREGATE REDEMPTION VALUE" means the amount of cash payable to Company Stockholders with respect to the Company Redeemable Preferred Stock pursuant to
Section 2.5.

    "BRIDGE LOANS" means the Initial Bridge Loan and, in the event made by Buyer, each of the Second Bridge Loan.

    "BRIDGE NOTE CONVERSION SHARES" means the shares of Company Common Stock issuable upon the conversion of the Bridge Note.

    "BUYER FULLY DILUTED SHARE NUMBER" means, as of a particular time, the fully-diluted number of shares of Buyer Common Stock outstanding, calculated as the sum of (i) the number of shares of Buyer Common Stock issued and outstanding at such time, PLUS (ii) the number of shares of Buyer Common Stock issuable upon the exercise of all outstanding options, warrants and other rights to purchase, subscribe for or otherwise acquire shares of Buyer Common Stock, whether or not such options, warrants or other rights are exercisable for shares of Buyer Common Stock at such time or become exercisable for Buyer Common Stock immediately after such time or the Effective Time by virtue of the Merger, and the conversion into Buyer Common Stock of any securities outstanding at the Effective Time and convertible into Buyer Common Stock, whether or not such securities are then convertible into shares of Buyer Common Stock. The foregoing method of calculation shall be made on an actual basis without reference to any other method, including but not limited the treasury stock method, for calculating the fully diluted and outstanding shares of Buyer Common Stock.

    "CALCULATION RATIO" means the fraction derived by dividing (i) the Closing Buyer Common Stock Consideration Number, by (ii) the Closing Company Common Stock Consideration Number.

    "CASH CONSIDERATION" means the Aggregate Cash Consideration MINUS the Aggregate Redemption Value.

    "CASH PAYMENT PER SHARE" means the Cash Consideration, DIVIDED by the amount equal to (i) the Company Fully Diluted Shares Number MINUS (ii) the number of Company Restricted Shares issued and outstanding at the Effective Time.

    "CLOSING BUYER COMMON STOCK CONSIDERATION NUMBER" means the number of shares of Buyer Common Stock equal to (x) 10,125,642 MULTIPLIED by (y) a fraction, the numerator of which is the Buyer Fully Diluted Share Number as of the Effective Time over the Buyer Fully Diluted Share Number as of the date hereof, PROVIDED that such number shall not be less than 10,125,642.

    "CLOSING COMPANY COMMON STOCK CONSIDERATION NUMBER" means the amount equal to (i) the Company Fully Diluted Shares Number MINUS (ii) up to 2,433,250 shares of Company Common Stock issuable upon the exercise of any Company Options outstanding as of October 31, 2000 that will be converted into Unvested Replacement Options in accordance with Section 4, including any such options that, but for the modifications to such options contemplated by Section 14.12 would, by their terms, vest on or before the Effective Time, and MINUS (iii) up to 384,500 shares of Company Common Stock issuable upon the exercise of any Company Options granted after October 31, 2000 but before the Effective Time that will be converted into Unvested Replacement Options in accordance with
Section 4, PROVIDED, that the Closing Company Common Stock Consideration Number shall not include any Bridge Note Conversion Shares.

    "CLOSING DATE PRICE PER SHARE" means the Closing Price Per Share on the Closing Date.

    "CLOSING PRICE PER SHARE" means the weighted average closing sale price (in thousandths) of Buyer Common Stock on the Nasdaq National Market for the 20 trading days up to and including the day that is two trading days prior to the date for which such Closing Price Per Share is determined.

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "COMMON STOCK EXCHANGE RATIO" means (x) the Aggregate Company Common Stock Consideration Number MINUS (i) the aggregate number of shares of Buyer Common Stock issuable in respect of shares of Company Redeemable Preferred Stock and
(ii) the CPS Dividend Equivalent Share Number, DIVIDED by (y) the Company Fully Diluted Shares Number.

    "COMPANY COMMON STOCK" means, the Company's Common Shares, $0.01 par value per share.

    "COMPANY FULLY DILUTED SHARES NUMBER" means the sum of (i) the number of shares of Company Common Stock issued and outstanding at the Effective Time, PLUS (ii) the number of shares of Company Common Stock issuable upon the exercise of all Company Options, Company Warrants and other rights to purchase, subscribe for or otherwise acquire shares of Company Common Stock, whether or not such Company Options, Company Warrants or other rights are exercisable for shares of Company Common Stock at the Effective Time or become exercisable for Company Common Stock or Buyer Common Stock immediately after the Effective Time by virtue of the Merger, and the conversion into Company Common Stock of any securities outstanding at the Effective Time and convertible into Company Common Stock (including but not limited to the Company Convertible Preferred Stock, but NOT including the Bridge Note Conversion Shares), whether or not such securities are then convertible into shares of Company Common Stock. The foregoing method of calculation shall be made on an actual basis without reference to any other method, including but not limited the treasury stock method, for calculating the fully diluted and outstanding shares of Company Common Stock.

    "COMPANY STOCKHOLDER" means any stockholder of the Company other than the Principal Company Stockholders.

    "COMPANY STOCK PLAN" means the PriceInteractive, Inc. Stock Incentive Plan as established effective January 1, 1997, as amended as of the date hereof.

    "DAMAGES" means all damages, losses, claims, demands, actions, causes of action, suits, litigations, arbitrations, liabilities, costs, and expenses, including court costs and the reasonable fees and expenses of legal counsel.

    "ESCROW AGENT" means the escrow agent named in the Escrow Agreement.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, as in effect as of the relevant time of reference.

    "GAAP" means United States generally accepted accounting principles, applied on a consistent basis.

    "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

    "INDEBTEDNESS," as applied to any person, means (a) all indebtedness of such person for borrowed money, whether current or funded, or secured or unsecured,
(b) all indebtedness of such person for the deferred purchase price of property or services represented by a note or other security, (c) all indebtedness of such person created or arising under any conditional sale or other title retention agreement (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of specific property), (d) all indebtedness of such person secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of property subject to such mortgage or other Lien, (e) all obligations of such person under leases that have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such person is liable as lessee, (f) any liability of such person in respect of banker's acceptances or letters of credit, and (g) all indebtedness referred to in clauses (a), (b), (c), (d), (e), or (f) above that is directly or indirectly guaranteed by such person or which such person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which such person has otherwise assured a creditor against loss.

    "INDEMNIFICATION STOCK NUMBER" shall mean that number of shares of Buyer Common Stock equal to the 12.5% of (x) the sum of (A) the Cash Payment Per Share multiplied by the difference of the Closing Company Common Stock Consideration Number minus the number of Company Restricted Shares, PLUS (B) the Aggregate Redemption Value, PLUS (C) the CPS Dividend Equivalent Share Number multiplied by the Closing Date Price Per Share, and PLUS (D) the Closing Company Common Stock Consideration Number multiplied by the Common Stock Exchange Ratio and the Closing Date Price Per Share, PLUS (E) the Redeemable Preferred Exchange Ratio multiplied by the number of shares of Company Redeemable Preferred Stock issued and outstanding as of the Effective Time and further multiplied by the Closing Date Price Per Share, DIVIDED by (y) the Closing Date Price Per Share.

    "KNOWLEDGE," when used to qualify a representation or warranty in this Agreement, has the following meaning: Where a representation or warranty is made to the Company's knowledge, or with a similar qualification, the Company will be deemed to have knowledge of any matter with respect to which any executive officer or director of the Company has actual knowledge or would have knowledge after conducting a reasonable investigation. Where a representation is made to Buyer's or Merger Sub's knowledge or with a similar qualification, Buyer and the Merger Sub will be deemed to have knowledge of any matter with respect to which any director or executive officer of Buyer or Merger Sub has actual knowledge or would have knowledge after conducting a reasonable investigation.

    "LIENS" means any and all liens, claims, mortgages, security interests, charges, encumbrances, and restrictions on transfer of any kind, except, in the case of references to securities, those arising under applicable securities laws solely by reason of the fact that such securities were issued pursuant to exemptions from registration under such securities laws.

    "MATERIAL ADVERSE EFFECT" with respect to a person means any change or effect that is or is reasonable likely to be materially adverse to (i) the business, results of operations, assets, prospects, or financial condition of the person and any Subsidiaries, taken as a whole, or (ii) the ability of the person to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement.

    "MAXIMUM INDEMNIFICATION VALUE" shall mean with respect to the Buyer and the Merger Sub as of any day the amount equal to (x) the Closing Price Per Share as of such date multiplied by the Indemnification Stock Number, MINUS (y) the aggregate value previously paid by such Indemnifying Party, or group of Indemnifying Parties, in satisfaction of claims against such Indemnifying Party or group of Indemnifying Parties under Section 16 (with any shares of Buyer Common Stock delivered in satisfaction of indemnification obligations hereunder being valued at the Closing Price Per Share on the date of delivery, regardless of whether those shares are Escrowed Merger Consideration).

    "MERGER CONSIDERATION PER SHARE" means that number of shares of Buyer Common Stock equal to one (1) MULTIPLIED by the Common Stock Exchange Ratio PLUS an amount in cash equal to the Cash Payment Per Share.

    "PERMITTED LIENS" means (a) such imperfections of title, easements, encumbrances or restrictions which do not materially impair the current use by the Company of the assets subject thereto or the Company's ability to sell or transfer such assets without discharging any obligation, (b) materialmen's, mechanics', carriers', workmen's, warehousemen's, repairmen's, landlord's and other like liens arising in the ordinary course of business, or deposits to obtain the release of such Liens, (c) the Liens listed on Section 6.11 of the Company Disclosure Schedule, (d) Liens under Company's Senior Credit Agreement,
(e) Liens related to leased furniture and equipment, and (f) purchase money security interests incurred in the ordinary course of business.

    "PERSON" (regardless of whether capitalized) means any natural person, entity, or association, including without limitation any corporation, partnership, limited liability company, government (or agency or subdivision thereof), trust, joint venture, or proprietorship.

    "RPS CASH AMOUNT PER SHARE" means (i) $4,094,245.80 (or such amount as the Chief Executive Officer of the Company may determine in writing delivered to Buyer and the Summit Parties on or before the business day prior to Closing, but in no event more than the aggregate Redeemable Liquidation Value (as defined in the Company's Certificate of Incorporation as amended from time to time) of all shares of the Company Redeemable Preferred Stock issued and outstanding at the Effective Time and subject to conversion pursuant to Section 2.5(a) hereof (the "CONVERTED RPS SHARES")) DIVIDED BY (ii) the number of Converted RPS Shares.

    "REDEEMABLE PREFERRED EXCHANGE RATIO" means the fraction derived by dividing
(i) the amount equal to the Redeemable Liquidation Value (as defined in the Company's Amended and Restated Certificate of Incorporation, as amended to date) of one share of Company Redeemable Preferred Stock MINUS the RPS Cash Amount Per Share, by (ii) the Closing Date Price Per Share.

    "SEC" means the United States Securities and Exchange Commission.

    "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as in effect as of the relevant time of reference.

    "SECURITIES LAWS" shall mean the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any regulatory authority promulgated thereunder.

    "SEVERALLY BUT NOT JOINTLY" or "SEVERALLY AND NOT JOINTLY" shall, as among the Principal Company Stockholders, be deemed to be made for purposes of the representations, warranties, agreements, covenants and indemnification obligations made or assumed hereunder by the Principal Company Stockholders in proportion to the number of shares of Company Common Stock held by each Principal Company Stockholder (treating the holders of Company Convertible Preferred Stock and Company Options as holding the aggregate number of shares of Company Common Stock for which such shares of Company Convertible Preferred Stock are convertible into or such Company Options are exercisable for).

    "SUBSIDIARY" or "SUBSIDIARIES" means, with respect to any person, any corporation a majority (by number of votes) of the outstanding shares of any class or classes of which will at the time be owned by such person or by a Subsidiary of such person, if the holders of the shares of such class or classes
(a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

    "TAX" or "TAXES" (and with correlative meaning, "TAXABLE") means any federal, state, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee, or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.

    "TAX RETURN" means any return, declaration, report, claim for refund, information return, or other document (including any related or supporting estimates, elections, schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of any Tax or the administration of any laws, regulations, or administrative requirements relating to any Tax.

    "THE SUMMIT PARTIES" means Summit Ventures V, L.P., Summit Ventures IV, L.P., Summit V Advisors Fund, L.P, Summit V Advisors Funds (QP), L.P., Summit V Companion Fund, L.P. and Summit Investors III, L.P., collectively.

    "TREASURY REGULATION" means the Treasury Regulations promulgated under the Code, including temporary and proposed Treasury Regulations, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

    "UNVESTED REPLACEMENT OPTIONS" shall mean those options to purchase Buyer Common Stock issuable upon the conversion into options to purchase Buyer Common Stock of all Company Options that are not exercisable as of the Effective Time or immediately after the Effective Time, including any Company Options, the exercisability of which would have been accelerated at or around the Effective Time had the holder of such Company Option not waived the acceleration of such Company Option in connection with the Merger.

        19.2. TERMS DEFINED ELSEWHERE. The following terms are defined herein in the sections identified below:

TERM                                   SECTION          TERM                                   SECTION
----                                   -------          ----                                   -------
Additional Escrow Parties              3.3              Former Shares                          4(a)
Agreement                              Preamble         Hazardous Substances                   6.15(c)
Bridge Note                            5.1              iBasis Plan                            11.8(a)(i)
Buyer                                  Preamble         Indemnified Parties                    11.7(b)
Buyer Common Stock                     Preamble         Indemnified Party                      16.3(a)
Buyer Disclosure Schedule              8                Indemnifying Party                     16.3(a)
Buyer's SEC Reports                    8.5              Initial Bridge Loan                    5.1
Buyer Stock Plan                       8.6              Major Intellectual Properties          6.10(b)
Buyer Stockholder                                       Merger                                 1
Voting Agreement                       Preamble         Merger Certificate                     1
Buyer Supplemental Disclosures         11.5             Merger Sub                             Preamble
CERCLA                                 6.15(b)          MicroStrategy Assurance Letter         13.9
Certificate                            3.1              Most Recent Audited
Closing                                1                Balance Sheet                          6.7
Closing Date                           1                Most Recent Unaudited
Company                                Preamble         Balance Sheet                          6.7
Company Common                                          New Option Number                      10.4(b)
  Stock                                2.5(b)           Other Escrowed Merger
Company Convertible Preferred                           Consideration                          3.3
  Stock                                2.5(d)(i)        PBGC                                   6.14(d)(ii)
Company Disclosure                                      Permitted Uses                         5.1
Schedule 6                                              Pre-Merger Period                      6.13(y)
Company Intellectual Properties        6.10(b)          Principal Buyer Stockholders           Preamble
Company Option                         4(a)             Principal Company Stockholders         Preamble
Company Option Plan                    4(a)             RCRA                                   6.15(b)
Company Plan                           11.8(i)(A)       Registration Rights Agreement          Preamble
Company Property                       6.15(d)          Registration Statement                 Preamble
Company Redeemable Preferred                            Released Shares                        16.5(b)
  Stock                                2.5(a)           Replacement Cash Right                 4(a)
Company Restricted Shares              10.4(b)          Replacement Exercise Price
Company Restricted Stock Plan          10.20            Per Share                              4(a)
Company Stockholder                                     Replacement Option                     4(a)
  Representative                       20.3(a)          Restricted Stock Award Agreement       10.4(b)
Company Supplemental                                    SARA                                   6.15(b)
  Disclosures                          10.16            Second Bridge Loan                     5.2(a)
Confidential Information               6.10(k)          Second Loan Date                       5.2(a)
contract                               6.20             September 2000 10-Q                    8.5
Cut-off Date                           16.5(c)          Section 16.2 Costs                     16.2
DGCL                                   1                Stockholder Representatives            20.3
Dissenting Shares                      2.7              Summit Stockholder
Effective Time                         1                Representative                         20.3(a)
Employee Benefit Plan                  6.14(a)          Surviving Corporation                  2.1
Environmental Laws                     6.15(b)          Termination Date                       18(b)
EPA                                    6.15(c)          Third-Party Claim                      16.3(a)
ERISA                                  6.14(c)          Third Party License
Escrow Agreement                       3.3              Escrowed Shares                        3.3
Escrowed Merger Consideration          3.3              Unlimited Claims                       16.5(a)

    20.  GENERAL.

        20.1. COOPERATION. Each of the parties will cooperate with the others and use its reasonable best efforts to prepare all necessary documentation, to effect all necessary filings, and to obtain all necessary permits, consents, approvals, and authorizations of all governmental bodies and other third parties necessary to consummate the transactions contemplated by this Agreement.

        20.2. SURVIVAL OF PROVISIONS. The provisions of this Agreement, including without limitation the representations and warranties of the parties, and the provisions of the other documents executed and delivered in connection with this Agreement, the Merger, and the other transactions contemplated hereby will, notwithstanding any investigation by or on behalf of any other party, be deemed to have been relied on by each other party, and subject to the provisions of Section 16.5 hereof, will survive the Closing and the consummation of the Merger and the other transactions contemplated hereby.

        20.3.  STOCKHOLDER REPRESENTATIVES.

        (a) APPOINTMENT OF STOCKHOLDER REPRESENTATIVE. Upon approval of the Merger by the Company Stockholders, each of the Company Stockholders (other than Summit and any holder of Dissenting Shares) shall be deemed to have constituted and appointed, and each of the Principal Company Stockholders (other than Summit and any holder of Dissenting Shares), hereby constitutes and appoints effective from and after the date of such approval of this Agreement, Daniel J. Price, as the agent and attorney-in-fact of each of the Company Stockholders other than the Summit Parties and any holder of Dissenting Shares (the "COMPANY STOCKHOLDER REPRESENTATIVE" and, together with the Summit Stockholder Representative, the "STOCKHOLDER REPRESENTATIVES"), and each of the Summit Parties hereby constitutes and appoints, effective from and after the date of this Agreement hereof, (the "SUMMIT STOCKHOLDER REPRESENTATIVE") as the agent and attorney-in-fact of the Summit Parties, in each case to act as Stockholder Representative under this Agreement and the Escrow Agreement in accordance with the terms of this
    Section 20.3 and the Escrow Agreement. In the event of the resignation, death or incapacity of the Company Stockholder Representative, a successor Company Stockholder Representative shall thereafter be appointed by an instrument in writing signed by such successor Company Stockholder Representative and by those Principal Company Stockholders who immediately prior to the Effective Time held a majority of the shares of outstanding Company Common Stock on a fully-converted basis (other than Dissenting Shares and the Summit Parties) held by all Company Stockholders other than the Summit Parties and such appointment shall become effective as to any such successor Company Stockholders' Representative when a copy of such instrument shall have been delivered to Buyer. In the event of the resignation, death or incapacity of the Summit Stockholder Representative, a successor Summit Stockholder Representative shall thereafter be appointed by an instrument in writing signed by such successor Summit Stockholder Representative and by the Summit Parties and such appointment shall become effective as to any such successor Summit Stockholders' Representative when a copy of such instrument shall have been delivered to Buyer.

        (b) AUTHORITY. The Stockholder Representatives are hereby fully authorized by the Company Stockholders and the Summit Parties to, in each case, on behalf of the parties for whom they are representative:

        (i) execute and deliver the Escrow Agreement;

        (ii) receive all notices or other documents given or to be given to the Company Stockholders or the Summit Parties, as the case may be, by Buyer under Sections 16 of this Agreement or to the Stockholder Representatives by Buyer pursuant to the Escrow Agreement;

       (iii) receive and accept service of legal process in connection with any claim or other proceeding against the Company Stockholders arising under
    Section 16 of this Agreement or the Escrow Agreement in respect of the Escrowed Merger Consideration;

        (iv) undertake, compromise, defend and settle any such suit or proceeding;

        (v) execute and deliver all agreements, certificates and documents required or deemed appropriate by the Stockholder Representatives in connection with any of the transactions contemplated by Section 16 of this Agreement or the Escrow Agreement (including, without limitation, one or more blank stock powers relating to the transfer of any Escrowed Shares);

        (vi) engage special counsel, accountants and other advisors and incur such other expenses on behalf of the Company Stockholders in connection with any matter arising under Section 16 of this Agreement or the Escrow Agreement as the Stockholder Representatives deems appropriate on behalf of such Company Stockholders;

       (vii) retain and liquidate any Escrowed Shares to which the Company Stockholders are entitled and apply the proceeds thereof to the payment of (or reimbursement of the Stockholder Representatives for) expenses and liabilities for which the Stockholders' Representative may incur pursuant to this Section 20.3; and

      (viii) take such other action of the Company Stockholders as such Stockholder Representatives may deem appropriate, including, without limitation:

           (A) agreeing to any modification or amendment of this Agreement or the Escrow Agreement and executing and delivering an agreement of such modification or amendment;

           (B) taking any actions required or permitted under Section 16 of this Agreement or the Escrow Agreement to protect or enforce the rights of the Company Stockholders hereunder and thereunder to the Escrowed Merger Consideration; and

           (C) all such other matters as the Stockholder Representatives may deem necessary or appropriate to carry out the intents and purposes of
       Section 16 of this Agreement and the Escrow Agreement.

        (c) EXTENT AND SURVIVAL OF AUTHORITY. The appointment of each of the Stockholder Representatives is an agency coupled with an interest and is irrevocable and any action taken by a Stockholder Representative pursuant to the authority granted in this Section 20.3 or under the Escrow Agreement shall be effective and absolutely binding on each Company Stockholder notwithstanding any contrary action of or direction from such Company Stockholder for whom they serve as representative, except for actions or omissions of the Stockholder Representatives constituting willful misconduct or gross negligence. The death or incapacity, or dissolution or other termination of existence, of any Company Stockholder shall not terminate the authority and agency of the Stockholder Representatives.

        (d) RELEASE FROM LIABILITY; INDEMNIFICATION. Each Company Stockholder hereby releases the Stockholder Representatives from, and each Company Stockholder agrees to indemnify the Stockholder Representatives against, liability for any action taken or not taken by him in his capacity as such Agent (including the expenses referred to in Sections 20.3(b) and (e) hereof), except for the liability of any such Stockholder Representative to a Company Stockholder for loss which such Company Stockholder may suffer from the willful misconduct or gross negligence of such Stockholder Representative in carrying out his duties hereunder under the Escrow Agreement.

        (e) REIMBURSEMENT OF EXPENSES. The Stockholder Representatives shall receive no compensation for services as such, but shall receive reimbursement from, and be indemnified by, the Company Stockholders for whom they serve as representative, pro rata, for any and all expenses, charges and liabilities, including, but not limited to, reasonable attorneys' fees, incurred by such Stockholder Representative in the performance or discharge of his duties pursuant to this Section 20.3 and the Escrow Agreement. Unless the Company Stockholders pay all such expenses, charges and liabilities upon demand by the Stockholder Representative who represents such Company Stockholders, such Stockholder Representative shall have no obligation to incur such expenses, charges or liabilities, or to continue to perform any duties hereunder.

        20.4. EXPENSES. Each of the parties will be responsible for and will pay his or its own expenses in connection with the negotiation and preparation of this Agreement and the consummation of the Merger and the other transactions contemplated hereby.

        20.5.  BENEFITS OF AGREEMENT; NO ASSIGNMENTS; NO THIRD-PARTY
    BENEFICIARIES.

        (a) This Agreement will bind and inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns.

        (b) No party will assign any rights or delegate any obligations hereunder without the consent of the other parties, and any attempt to do so will be void.

        (c) Nothing in this Agreement is intended to or will confer any rights or remedies on any person other than the parties hereto and their respective heirs, successors, and permitted assigns.

        20.6. NOTICES. All notices, requests, payments, instructions, or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by registered or certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed as follows (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this section):

        (a) If to Buyer, Merger Sub, and/or (after the Effective Time), the Company to:

       iBasis, Inc.
       20 Second Avenue
       Burlington, Massachusetts 01803
       Attention: Ofer Gneezy
       Telecopier: (781) 505-7304

       with a copy sent at the same time and by the same means to:

       David L. Engel, Esq. and
       Johan V. Brigham, Esq.
       Bingham Dana LLP
       150 Federal Street
       Boston, Massachusetts 02110
       Telecopier No. (617) 951-8736

        (b) If to any of the Principal Company Stockholders (other than the Summit Parties) and/or (before the Effective Time) the Company, to the Company Stockholder Representative at:

       Daniel J. Price
       c/o PriceInteractive, Inc.
       11800 Sunrise Valley Drive
       Reston, Virginia 20191
       Telecopier: (703) 620-4385
       with a copy sent at the same time and by the same means to:

James J. Maiwurm, Esq.              and  Stephen M. L. Cohen, Esq.
c/o Squire, Sanders & Dempsey            Choate, Hall & Stewart
L.L.P.                                   53 State Street
1201 Pennsylvania Avenue, N.W.           Boston, MA 02109-2891
P.O. Box 407
Washington, D.C. 20044-0407

Telecopier No. (202) 626-6780            Telecopier No. (617) 248-4000

        (c) If to any of the Summit Parties, to the Summit Stockholder Representative at:

       c/o Summit Partners
       600 Atlantic Avenue
       Suite 2800
       Boston, Massachusetts 02210
       Attn: Scott C. Collins
       Telecopier No. (617) 824-1151

       with a copy sent at the same time and by the same means to:

       Stephen M. L. Cohen, Esq.
       Choate, Hall & Stewart
       53 State Street
       Boston, MA 02109-2891
       Telecopier No. (617) 248-4000

        20.7. COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same agreement. In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such counterpart.

        20.8. CAPTIONS. The captions of sections or subsections of this Agreement are for reference only and will not affect the interpretation or construction of this Agreement.

        20.9. EQUITABLE RELIEF. Each of the parties hereby acknowledges that any breach by him or it of his or its obligations under this Agreement would cause substantial and irreparable damage to the parties, and that money damages would be an inadequate remedy therefor, and accordingly, acknowledges and agrees that each other party will be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations.

        20.10. CONSTRUCTION. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

        20.11. WAIVERS. No waiver of any breach or default hereunder will be valid unless in a writing signed by the waiving party. No failure or other delay by any party exercising any right, power, or privilege hereunder will be or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

        20.12. ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto and the other agreements, instruments, certificates, and other documents referred to herein as having been or to be executed and delivered in connection with the transactions contemplated hereby, contains the entire understanding and agreement among the parties, and supersedes any prior understandings or agreements among them, or between or among any of them, with respect to the subject matter hereof. Notwithstanding the foregoing, the provisions of the Confidentiality Agreements dated as of November 9, 2000, by and between the Company and Buyer, will survive the execution and delivery of this Agreement and the consummation of the Merger.

        20.13. GOVERNING LAW. Except to the extent that the DGCL shall apply to the Merger, this Agreement will be governed by and interpreted and construed in accordance with the internal laws of the Commonwealth of Massachusetts, as applied to contracts under seal made, and entirely to be performed, within the Commonwealth of Massachusetts, and without reference to principles of conflicts or choice of laws.

        20.14. PUBLIC ANNOUNCEMENTS. Buyer, the Principal Company Stockholders and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and related transactions and shall not issue any such press release or make any such public statement prior to such consultation, except that the Buyer may make such public statements or announcements that may be required by applicable law or the rules of the Nasdaq National Market or the National Association of Securities Dealers, Inc. The parties have agreed on the text of a joint press release by which Buyer and the Company will announce the execution of this Agreement. Notwithstanding the foregoing, at any time after issuance of the press release referred to in the preceding sentence the Summit Parties may disclose (using publicly available information) to their respective partners, representatives and other interested parties the transactions contemplated by this Agreement.

        20.15. AMENDMENT. This Agreement may not be amended or modified except by an instrument in writing signed by each of the parties hereto.

              [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

    Executed and delivered under seal as of the date first above written.

BUYER:                                                      IBASIS, INC.

                                                            By:  /s/ OFER GNEEZY
                                                                 ---------------------------------------
                                                                 Name: Ofer Gneezy
                                                                 Title:  President and Chief Executive
                                                                         Officer

MERGER SUB:                                                 PENGUIN ACQUISITION CORP.

                                                            By:  /s/ GORDON J. VANDERBRUG
                                                                 ---------------------------------------
                                                                 Name: Gordon J. Vanderbrug
                                                                 Title:  Secretary

COMPANY:                                                    PRICEINTERACTIVE, INC.

                                                            By:  /s/ DANIEL J. PRICE
                                                                 ---------------------------------------
                                                                 Name: Daniel J. Price
                                                                 Title:  Chairman, President and Chief
                                                                         Executive Officer

                                                            STOCKHOLDER
                                                            REPRESENTATIVES

                                                            /s/ DANIEL J. PRICE
                                                            -------------------------------------------
                                                            Daniel J. Price
                                                            not individually but solely as
                                                            Company Stockholder Representative

                                                            -------------------------------------------
                                                            -------------------------------------------
                                                            not individually but solely as
                                                            Summit Stockholder Representative

    The undersigned Company Stockholder hereby executes and delivers under seal this Agreement and Plan of Merger and Reorganization by and among iBasis, Inc., Penguin Acquisition Corp., PriceInteractive, Inc. and the other parties hereto as of the date first above written.

                                                            By:  /s/ DANIEL J. PRICE
                                                                 ---------------------------------------
                                                                 Name: Daniel J. Price
                                                                 Title:  Stockholder

    The undersigned Company Stockholder hereby executes and delivers under seal this Agreement and Plan of Merger and Reorganization by and among iBasis, Inc., Penguin Acquisition Corp., PriceInteractive, Inc. and the other parties hereto as of the date first above written.

                                                            By:  /s/ TIMOTHY W. PRICE
                                                                 ---------------------------------------
                                                                 Name: Timothy W. Price
                                                                 Title:  Stockholder

    The undersigned Company Stockholder hereby executes and delivers under seal this Agreement and Plan of Merger and Reorganization by and among iBasis, Inc., Penguin Acquisition Corp., PriceInteractive, Inc. and the other parties hereto as of the date first above written.

                                                            SUMMIT VENTURES V, L.P.

                                                            By:  Summit Partners V, L.P
                                                                 Its General Partner

                                                                 By:  Summit Partners, LLC
                                                                      Its General Partner

                                                                      By:  /s/ BRUCE R. EVANS
                                                                           -------------------------------
                                                                           Name: Bruce R. Evans
                                                                           Title:  Member

                                                            SUMMIT VENTURES IV, L.P.,

                                                            By:  Summit Partners IV, L.P.,
                                                                 Its General Partner

                                                                 By:  Stamps, Woodsum & Co. IV, L.P.,
                                                                      Its General Partner

                                                                      By:  /s/ BRUCE R. EVANS
                                                                           -------------------------------
                                                                           Name: Bruce R. Evans
                                                                           Title:  General Partner

                                                            SUMMIT INVESTORS III, L.P.

                                                            By:  /s/ BRUCE R. EVANS
                                                                 ---------------------------------------
                                                                 Name: Bruce R. Evans
                                                                 Title:  General Partner

                                                            SUMMIT V COMPANION FUND, L.P.

                                                            By:  Summit Partners V, L.P
                                                                 Its General Partner

                                                                 By:  Summit Partners, LLC
                                                                      Its General Partner

                                                                      By:  /s/ BRUCE R. EVANS
                                                                           -------------------------------
                                                                           Name: Bruce R. Evans
                                                                           Title:  Member

                                                            SUMMIT V ADVISORS FUND, L.P.

                                                                 By:  Summit Partners, LLC
                                                                      Its General Partner

                                                                      By:  /s/ BRUCE R. EVANS
                                                                           -------------------------------
                                                                           Name: Bruce R. Evans
                                                                           Title:  Member

                                                            SUMMIT V ADVISORS FUND (QP), L.P.

                                                                 By:  Summit Partners, LLC
                                                                      Its General Partner

                                                                      By:  /s/ BRUCE R. EVANS
                                                                           -------------------------------
                                                                           Name: Bruce R. Evans
                                                                           Title:  Member

                                                                     EXHIBIT A-1

Daniel J. Price

Timothy M. Price

Summit Ventures V, L.P.

Summit Ventures IV, L.P.

Summit V Advisors Fund, L.P.

Summit V Advisors Funds (QP), L.P.

Summit V Companion Fund, L.P.

Summit Investors III, L.P.

                                                                      APPENDIX B

                                                                     EXHIBIT 3.3

                                ESCROW AGREEMENT

    This ESCROW AGREEMENT (this "ESCROW AGREEMENT"), dated as of       , 2001,
is among iBasis, Inc., a Delaware corporation (the "BUYER"), each of the individuals and entities listed on SCHEDULE 1 hereto as Principal Stockholders (each, a "PRINCIPAL STOCKHOLDER", and collectively the "PRINCIPAL STOCKHOLDERS") and each of the individuals and entities listed on Schedule 1 hereto as Additional Stockholders with respect to the securities referred to on Schedule 1 hereto (each, an "ADDITIONAL STOCKHOLDER", and collectively, the "ADDITIONAL STOCKHOLDERS" and, collectively with the Principal Stockholders, the "COMPANY STOCKHOLDERS") in their capacity as former stockholders of PriceInteractive, Inc., a Delaware corporation (the "COMPANY"), Daniel J. Price and Summit Ventures IV, L.P., in their capacities as the Stockholder Representatives under the Merger Agreement described below and this Agreement (in such capacities, each a "STOCKHOLDER REPRESENTATIVE" and collectively, the "STOCKHOLDER
REPRESENTATIVES"), and             , as escrow agent (in such capacity, the
"ESCROW AGENT". Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Merger Agreement described below.

    WHEREAS, the Buyer, the Principal Stockholders, the Stockholder Representatives and the Company have entered into an Agreement and Plan of Merger and Reorganization, dated as of December 12, 2000 (the "MERGER AGREEMENT"), pursuant to which the Company has agreed to merge (the "MERGER") with and into a wholly-owned subsidiary of the Buyer (the "MERGER SUB"), with the Merger Sub being the surviving corporation, and all of the outstanding shares of the Company's Class A Common Stock and Class B Common Stock, $0.01 par value per share, 1998 Redeemable Preferred Stock, $0.01 par value per share, and Series A Convertible Preferred Stock, $0.01 par value per share, will be exchanged into the right to receive shares of the common stock of the Buyer, par value $0.001 per share (the "BUYER COMMON STOCK"), and a specified amount of cash (the "CASH CONSIDERATION"), as set forth in the Merger Agreement; and

    WHEREAS, pursuant to the Merger Agreement, the Buyer shall deposit with the Escrow Agent stock certificates representing certain shares of Buyer Common Stock, which would otherwise be issuable to the Company Stockholders at or following the Closing if shares of Buyer Common Stock were not to be issued into escrow pursuant to Section 3.3 of the Merger Agreement, to be held and distributed by the Escrow Agreement pursuant to the terms hereof.

    NOW, THEREFORE, in consideration of the mutual promises and agreements set forth in this Escrow Agreement, the parties hereto hereby agree as follows:

    1.  DEPOSIT OF ESCROWED CONSIDERATION; ADDITIONAL STOCKHOLDERS.

    (a) ESCROWED SHARES. On the Closing Date the Buyer shall deposit with the Escrow Agent stock certificates representing the shares of Buyer Common Stock that would otherwise be issuable to the Company Stockholders at the Closing if shares of Buyer Common Stock were not to be issued into escrow pursuant to
Section 3.3 of the Merger Agreement (the "ESCROWED SHARES"), together with stock powers duly executed in blank by each Company Stockholder, as security for the indemnification obligations of the Company Stockholders arising under Section 16 of the Merger Agreement.

    (b) OWNERSHIP CERTIFICATE. Attached as Exhibit A hereto is a written certificate (as the same may be amended from time to time in accordance with this Agreement, the "OWNERSHIP CERTIFICATE") setting forth the respective ownership interests of each Company Stockholder with respect to the Escrowed Shares and any other property held by the Escrow Agent hereunder (collectively with the Escrowed Shares, the "ESCROWED CONSIDERATION"). The Escrow Agent shall establish on its books an account (the "ESCROW ACCOUNT") in which the Escrow Agent shall note the amount of Escrowed Consideration from time to time held by the Escrow Agent pursuant hereto, and the Company Stockholders to whom such Escrowed Consideration is attributable.

    2.  RELEASE OF ESCROWED CONSIDERATION AND OTHER PROPERTY.

    (a)  RELEASE AT END OF ESCROW TERM.  Subject to the provisions of paragraphs
(b) and (c) below, the Escrow Agent shall release any then-held Escrowed Consideration pursuant to this Agreement to the Company Stockholders to whom such Escrowed Consideration is allocated pursuant to the Ownership Certificate as follows: the Other Escrowed Merger Consideration (as defined in Section 3.3 of the Merger Agreement) shall be released on the first anniversary of the Closing Date and the Schedule 16.2 Escrowed Shares (as defined in Section 3.3 of the Merger Agreement) shall be released on the eighteen month anniversary of the Closing Date (such anniversaries the "RELEASE DATES"); PROVIDED, that the Escrow Agent shall not release any Escrowed Consideration on the Release Dates to the Company Stockholders to the extent that such Escrowed Consideration is subject to an Indemnification Claim, as defined below.

    (b) RELEASE IN SATISFACTION OF PRINCIPAL STOCKHOLDER INDEMNIFICATION OBLIGATIONS.

        (i) From time to time prior to the Release Dates, the Buyer may deliver to the Escrow Agent, with a copy to each of the Stockholder Representatives, a written notice (an "INDEMNIFICATION NOTICE") requesting distribution to the Buyer of Escrowed Consideration having a value equal to the amount of the Damages (as defined in the Merger Agreement) specified in such notice for which the Buyer is seeking indemnification under Section 16.2 of the Merger Agreement (an "INDEMNIFICATION CLAIM"), along with a delivery receipt or other appropriate proof of delivery to the Stockholder Representatives of a copy of such Indemnification Notice. Such Indemnification Notice shall indicate which of the Principal Company Stockholders' obligations under the Merger Agreement are the subject of such Indemnification Claim. If the Escrow Agent is not in actual receipt of a written objection from one or both of the Stockholder Representatives to such Indemnification Claim within thirty (30) days following the date of the Escrow Agent's actual receipt of such Company Indemnification Notice, then on the thirty-first (31st) day following such actual receipt (or if the thirty-first (31st) day is not a business day for the Escrow Agent, then on the first business day thereafter), the Escrow Agent shall deliver to the Buyer (i) a certificate representing the number of whole Escrowed Shares having a value, based upon the Closing Price Per Share (as defined in the Merger Agreement), on the date of delivery (or other Escrowed Consideration) equal to not less than the amount of the Damages specified in the Indemnification Notice, and thereafter, the Escrow Agent shall deduct from the Escrow Account that number of shares of Buyer Common Stock or other Escrowed Consideration so delivered to the Buyer. The Escrow Agent shall send a written confirmation of such release to the Stockholder Representatives promptly after the consummation of such release. Other than Indemnification Claims made in respect of Section 7 of the Merger Agreement, any release of Escrowed Consideration pursuant to this Section 2(b) shall be made on a PRO RATA basis with respect to the Escrowed Consideration held on behalf of all Company Shareholders based on their respective ownership percentages as set forth in the latest Ownership Certificate, as amended or supplemented from time to time. For Indemnification Claims made against a particular Principal Company Stockholder pursuant to Section 7 of the Merger Agreement, any release of Escrowed Consideration pursuant to this Section 2(b) shall not be made on a PRO RATA basis with respect to the Escrowed Consideration held on behalf of all Company Shareholders, rather the satisfaction of such Indemnity Claim shall only be made against that portion of the Escrowed Merger Consideration held on behalf of the Principal Company Stockholder that breached the applicable representation or warranty in Section 7 of the Merger Agreement. Immediately following any release pursuant to this Section 2(b), the Company and the Stockholder Representatives shall deliver to the Escrow Agent a new Ownership Certificate reflecting the revised respective ownership interests of the Company Stockholders in the Escrowed Consideration.

        (ii) If the Escrow Agent is in actual receipt of a written objection from one or both of the Stockholder Representatives to a Company Indemnification Claim made pursuant to the foregoing

    Section 2(b)(i) within thirty (30) days following the date of the Escrow Agent's actual receipt of the applicable Indemnification Notice, the Escrow Agent shall make no distribution of Escrowed Consideration subject to such Indemnification Claim until it shall have received either (A) non-conflicting written instructions from both of the Stockholder Representatives and the Buyer or (B) an order of an arbitrator or court having jurisdiction over the matter and directing distribution of such Escrowed Consideration which is final and not subject to further court proceedings or appeal. Upon receipt of any such written instructions or order, the Escrow Agent shall recalculate the number of shares of Buyer Common Stock and Related Escrowed Consideration to be delivered to the Buyer pursuant hereto based on the Closing Price Per Share on the date of delivery, shall distribute the stock certificates representing such Escrowed Shares and Related Escrowed Consideration in accordance with such written instructions or order and shall make a notation on the Escrow Account accordingly.

    3.  CONCERNING THE BUYER COMMON STOCK.

        3.1.  CONVERSIONS, DIVIDENDS, STOCK SPLITS, MERGERS, ETC.

        (a) So long as any of the Escrowed Shares are held by Escrow Agent hereunder, all dividends and distributions paid or made in respect of the Escrowed Shares paid to the Escrow Agent (including without limitation all dividends and distributions made in connection with any recapitalization, reclassification, split, combination or exchange of shares) shall be held by Escrow Agent. All stock dividends shall be issued in the name of the applicable Company Stockholder and shall be endorsed in blank for transfer and deposited with the Escrow Agent as Escrowed Shares hereunder. All cash dividends paid on or in respect of the Escrowed Shares held by the Escrow Agent shall reasonably promptly after the receipt thereof be paid to the Company Stockholders on or with respect to whose Escrowed Shares such dividends were paid.

        (b) If the Buyer shall merge or consolidate with another entity in a transaction in which the holders of Buyer Common Stock receive cash, securities or other property in exchange for Buyer Common Stock, the Escrow Agent shall deposit such cash, securities or other property into the Escrow Account as substitute Escrowed Consideration.

        3.2. VOTING RIGHTS. All voting rights of the shares of Buyer Common Stock held by the Escrow Agent shall be vested in the Company Stockholders to whom such shares are attributed, as set forth on the most recent Ownership Certificate delivered to the Escrow Agent unless and until such shares of Buyer Common Stock are released to the Buyer pursuant to Section 2 hereof.

    4. INVESTMENT OF ESCROWED FUNDS. Until the termination of this Escrow Agreement and the release of the Escrowed Consideration and other property held by the Escrow Agent pursuant hereto, the Escrow Agent shall invest and reinvest any portion of the Escrowed Consideration held by the Escrow Agent hereunder which consists of cash or cash equivalents (the "ESCROWED FUNDS") solely in (a) marketable obligations of, or obligations guaranteed by, the United States of America or (b) Federal Obligations (as defined below). The Escrow Agent shall have no liability to the Company Stockholders or the Buyer arising, directly or indirectly, from any investment made pursuant to this Section 4. As used herein, the term "FEDERAL OBLIGATIONS" means obligations of, or obligations guaranteed by, the United States or any agency thereof and to agreements to repurchase Federal Obligations that are at least one hundred percent (100%) collateralized by Federal Obligations marked to market on a daily basis.

    5.  TAX RELATED TERMS.

        5.1. TAX REPORTING. For tax reporting purposes, all interest or other income earned from the investment of the Escrowed Funds in any tax year shall be allocated to such person or entity on whose behalf such Escrowed Funds are held.

        5.2. CERTIFICATION OF TAX IDENTIFICATION NUMBER. Each of the Company Stockholders and the Buyer hereto agree to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 (or Form W-8, in case of non-U.S. persons) to the Escrow Agent prior to the date on which any income earned on the investment of the Escrow Funds is credited to the Escrow Funds. Each of the Company Stockholders and the Buyer understand that, in the event their tax identification numbers are not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Escrow Funds.

        5.3. TAX INDEMNIFICATION. Each of the Stockholder Representatives, each of the Company Stockholders and the Buyer agree: (i) to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding any other taxes, assessments or other governmental charges, and to instruct the Escrow Agent with respect to any certifications that may be required under any laws or regulations that may be applicable in connection with its acting as Escrow Agent under this Agreement, and (ii) to indemnify and hold the Escrow Agent harmless, severally and not jointly, from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with or relating to any payment made or other activities performed under the terms of this Agreement with respect to such party, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties, except for (A) taxes paid on income earned by the Escrow Agent and (B) any taxes, assessments, additions for late payment, interest penalties, expenses and other governmental charges arising from the Escrow Agent's gross negligence or willful misconduct. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

    6. RESPONSIBILITY OF ESCROW AGENT. The Escrow Agent shall not be responsible for the genuineness of any signature or document presented to it pursuant to this Escrow Agreement and may rely conclusively upon and shall be protected in acting upon any judicial order or decree, certificate, notice, request, consent, statement, instruction or other instrument believed by it in good faith to be genuine or to be signed or presented by the proper person hereunder, or duly authorized by such person or properly made. Notwithstanding anything to the contrary in this Escrow Agreement, prior to taking any action hereunder, the Escrow Agent may, if in doubt regarding its duties and obligations, seek instructions from the Buyer, the Company Stockholders, and the Stockholder Representatives, and if such instructions are in conflict, the Escrow Agent may seek instructions or other relief (including but not limited to interpleader) from a court of competent jurisdiction, and further may request such evidence, documents, certificates or opinions as it may deem appropriate. The Escrow Agent shall be entitled to retain counsel both to advise it and in connection with any court action, and such counsel's reasonable attorneys' fees shall be borne equally by the Company Stockholders as a group on the one hand and the Buyer on the other. The Escrow Agent shall be entitled to act in reliance upon the advice of counsel in all matters pertaining to this Escrow Agreement, and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice. The Escrow Agent shall not be responsible for any of the agreements contained herein except the performance of its duties as expressly set forth herein. The duties and obligations of the Escrow Agent hereunder shall be governed solely by the provisions of this Escrow Agreement, and the Escrow Agent shall have no duties other than the duties expressly imposed herein and shall not be required to take any action other than in accordance with the terms hereof. The Escrow Agent shall not be bound by any notice of, or demand with respect to, any waiver, modification, amendment, termination, cancellation, rescission or supersession of this Escrow Agreement, unless in writing and signed by the Buyer, the Company Stockholders and the Escrow Agent. In the event of any controversy or dispute hereunder or with respect to any question as to the construction of this Escrow Agreement, or any action to be taken by the Escrow Agent hereunder, the Escrow Agent shall incur no liability for any action taken or suffered in good faith, its liability hereunder to be limited solely to gross negligence or willful misconduct on its part. The Buyer and the Company Stockholders jointly and severally agree to indemnify and hold the Escrow Agent harmless, and further to protect and defend the Escrow Agent (with counsel selected by the Escrow Agent) against any losses, liabilities and damages incurred by the Escrow Agent as a consequence of any action taken or omitted to be taken by it in the performance of its obligations hereunder (including, without limitation, the reasonable fees and disbursements of counsel), with the exception of any losses, liabilities and damages arising from the Escrow Agent's gross negligence or willful misconduct. The representations and obligations of the Company Stockholders and the Buyer to the Escrow Agent in this Escrow Agreement shall survive the termination of this
Escrow Agreement and shall be applicable whether or not             is serving
as Escrow Agent.

    7. FEES OF ESCROW AGENT. For its services hereunder, the Escrow Agent shall receive fees and expenses as set forth on the SCHEDULE 7 attached hereto (prorated for partial months) until it has delivered all of the Escrowed Consideration pursuant to this Agreement. The Escrow Agent shall be reimbursed for all reasonable out-of-pocket expenses incurred by the Escrow Agent necessary to perform such services (other than taxes imposed in respect of the receipt of the fees referred to in the preceding sentence). The fees and expenses referred to in the attached schedule of fees and in the previous sentence shall be borne by the Buyer.

    8. NOTICES AND COMMUNICATIONS. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by prepaid registered or certified mail (return receipt requested) or by telecopy, cable, telegram or telex addressed as follows:

    (a) If to Company, to:

           PriceInteractive, Inc.
           11800 Sunrise Valley Drive
           Reston, Virginia 20191
           Attention: Daniel J. Price
           Telecopier: (703) 620-4385

       Copy to:

James J. Maiwurm, Esq.              and  Stephen M. L. Cohen, Esq.
c/o Squire, Sanders & Dempsey            Choate, Hall & Stewart
L.L.P.                                   53 State Street
1201 Pennsylvania Avenue, N.W.           Boston, MA 02109-2891
P.O. Box 407
Washington, D.C. 20044-0407

Telecopier No. (202) 626-6780            Telecopier No. (617) 248-4000

    (b) If to Buyer, to:

           iBasis, Inc.
           20 Second Avenue
           Burlington, Massachusetts 01803
           Attention: Ofer Gneezy
           Telecopier: (781) 505-7304

       Copy to:

           Bingham Dana LLP
           150 Federal Street
           Boston, MA 02110
           Attention: Johan V. Brigham, Esq.
           Telecopier: (617) 951-8736

    (c) If to the Company Stockholder Representative, at:

           Daniel J. Price
           c/o PriceInteractive, Inc.
           11800 Sunrise Valley Drive
           Reston, Virginia 20191
           Telecopier: (703) 620-4385

       with a copy sent at the same time and by the same means to:

           James J. Maiwurm, Esq.
           c/o Squire, Sanders & Dempsey L.L.P.
           1201 Pennsylvania Avenue, N.W.
           P.O. Box 407
           Washington, D.C. 20044-0407
           Telecopier No. (202) 626-6780

    (d) If to the Summit Stockholder Representative, at:

           c/o Summit Partners
           600 Atlantic Avenue
           Suite 2800
           Boston, Massachusetts 02210
           Attn: Scott C. Collins
           Telecopier: (617) 824-1151

       with a copy sent at the same time and by the same means to:

           Stephen M. L. Cohen, Esq.
           Choate, Hall & Stewart
           53 State Street
           Boston, MA 02109-2891
           Telecopier No. (617) 248-4000

    (e) If to Escrow Agent, to:

           _____________________
           _____________________
           _____________________
           Attention:_____________________

       Copy to:

           _____________________
           _____________________
           _____________________

           Attention:_____________________

and if to any of the Company Stockholders, to the address set forth next to his/her name on SCHEDULE 1 hereto.

    9. TERM; AMENDMENTS; SUCCESSORS. Except as otherwise provided herein, this Agreement shall continue until the later of the first anniversary of the date hereof, or if there are any unresolved or unpaid Indemnification Claims outstanding on such date, the date on which such Indemnification Claims are finally determined, settled or resolved, and the date on which all of the Escrowed Consideration has been distributed as provided in Section 2 hereof, PROVIDED that the Buyer, the Company Stockholders and the Stockholder Representatives may terminate this Agreement upon their mutual written consent. This Agreement may be amended only as provided in Section 6 hereof and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

    10. COUNTERPARTS. This Escrow Agreement may be executed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. In making proof of this Escrow Agreement it shall be necessary to produce or account for only one such counterpart signed by or on behalf of the party sought to be charged herewith.

    11. SUCCESSOR ESCROW AGENT. The Escrow Agent may resign upon thirty (30) days' prior written notice to the Buyer, the Company Stockholders and the Stockholder Representatives. Upon the resignation of the Escrow Agent, the Buyer, the Company Stockholders, and the Stockholder Representatives shall appoint a successor escrow agent or otherwise provide for the disposition of shares or other property held by the Escrow Agent by notice in writing to the Escrow Agent. The incumbent Escrow Agent shall deliver to the successor Escrow Agent the stock certificates representing the Escrowed Shares and any other property held by it in escrow hereunder, less any property sold or liquidated by it to pay its unpaid fees and expenses, as provided in said notice.

    12. ENTIRE AGREEMENT. This Escrow Agreement, except with respect to the Buyer, the Company Stockholders, and the Stockholder Representatives, contains the entire agreement and understanding of the parties with respect to the transactions contemplated hereby. No prior agreement, either written or oral, shall be construed to change, amend, alter, repeal or invalidate this Escrow Agreement.

    13. REPRESENTATIONS OF THE BUYER AND THE COMPANY STOCKHOLDERS. Each of the Buyer and each Company Stockholder represents and warrants to the Escrow Agent that it/he has the power and authority to enter into this Escrow Agreement and to carry out its/his obligations hereunder, that it/he has duly authorized, executed and delivered this Escrow Agreement, and this Escrow Agreement is its/his valid and binding obligation.

    14. GOVERNING LAW. The validity, enforceability and construction of this Escrow Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

    IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement as an instrument under seal as of the day and year first written above.

                                                       IBASIS, INC.

                                                       By:  -----------------------------------------
                                                            Name:
                                                            Title:

                                                       [ESCROW AGENT],
                                                       as Escrow Agent

                                                       By:  -----------------------------------------
                                                            Name:
                                                            Title:
                                                            Address:

                                                       STOCKHOLDER REPRESENTATIVES

                                                       ---------------------------------------------
                                                       ---------------------------------------------
                                                       not individually but solely as
                                                       Company Stockholder Representative

                                                       ---------------------------------------------
                                                       ---------------------------------------------
                                                       not individually but solely as
                                                       Summit Stockholder Representative

                                                       STOCKHOLDERS:

Attest:

-------------------------------------------            ---------------------------------------------
                                                       Name:
                                                       Address:

Attest:

-------------------------------------------            ---------------------------------------------
                                                       Name:
                                                       Address:

Attest:

-------------------------------------------            ---------------------------------------------
                                                       Name:
                                                       Address:

Attest:

-------------------------------------------            ---------------------------------------------
                                                       Name:
                                                       Address:

Attest:

-------------------------------------------            ---------------------------------------------
                                                       Name:
                                                       Address:

Attest:

-------------------------------------------            ---------------------------------------------
                                                       Name:
                                                       Address:

Attest:

-------------------------------------------            ---------------------------------------------
                                                       Name:
                                                       Address:

Attest:

-------------------------------------------            ---------------------------------------------
                                                       Name:
                                                       Address:

Attest:

-------------------------------------------            ---------------------------------------------
                                                       Name:
                                                       Address:

Attest:

-------------------------------------------            ---------------------------------------------
                                                       Name:
                                                       Address:

                                                                       EXHIBIT A

                             OWNERSHIP CERTIFICATE

    In connection with that certain Escrow Agreement, dated               ,2001
      (the "ESCROW AGREEMENT") by and among iBasis, Inc., a Delaware corporation (the "BUYER"), each of the COMPANY STOCKHOLDERS parties thereto, the Stockholder
Representatives, and             , as escrow agent (in such capacity, the
"ESCROW AGENT"), each of (i) Daniel J. Price, in his capacity as Company
Stockholder Representative and (ii)       in its capacity as Summit Stockholder
Representative, do hereby certify that following table sets forth the respective ownership interests of each Company Stockholder with respect to the Escrowed Shares and any other property held by the Escrow Agent pursuant to the Escrow
Agreement:

NAME OF COMPANY STOCKHOLDER:    NUMBER OF ESCROWED SHARES:      OTHER ESCROWED PROPERTY:
-----------------------------  -----------------------------  -----------------------------

                                                       Stockholder Representatives

                                                       ---------------------------------------------
                                                       Daniel J. Price
                                                       SUMMIT VENTURES IV, L.P.,

                                                       By:  Summit Partners IV, L.P.,
                                                            Its General Partner

                                                            By:  Stamps, Woodsum & Co. IV, L.P.,
                                                                Its General Partner

                                                            By:  ------------------------------------
                                                            Name:
                                                            Title: General Partner

                                                                      SCHEDULE 1

                              COMPANY STOCKHOLDERS

1.  PRINCIPAL STOCKHOLDERS

    Daniel Price
    Timothy Price
    MicroStrategy Incorporated
    Summit Ventures V, L.P.
    Summit Ventures IV, L.P.
    Summit V Advisors Fund, L.P.
    Summit V Advisors Funds (QP), L.P.
    Summit Investors III, L.P.
    Summit V Companion Fund, L.P.

2.  ADDITIONAL STOCKHOLDERS AND COVERED SECURITIES

    Daniel E. Moore--Company Options Vested and Exercised as of the Effective Time and Company Restricted Shares

    Dana Skaddan--Company Options Vested and Exercised as of the Effective Time

    [ADD HOLDERS OF "COMPANY RESTRICTED SHARES--[OTHER HOLDERS OF 50,000 OR MORE COMPANY RESTRICTED SHARES TO BE SUBJECT TO AGREEMENT ONLY AS TO RESTRICTED SHARES, NOT OPTIONS]]

                                                                      SCHEDULE 7

                                      FEES

                                                                      APPENDIX C

                                VOTING AGREEMENT

    VOTING AGREEMENT (this "AGREEMENT"), dated as of December 12, 2000, among PriceInteractive, Inc., a Delaware corporation (the "COMPANY"), and the individuals named on ATTACHMENT A hereto (collectively, the "STOCKHOLDERS"), beneficially owning certain shares (the "COMMON SHARES"), of common stock, $0.001 par value per share (the "BUYER COMMON STOCK"), of iBasis, Inc., a Delaware corporation (the "BUYER"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement and Plan of Merger and Reorganization (the "MERGER AGREEMENT"), dated as of the date hereof, by and among the Company, Buyer, the Principal Stockholders named therein, the Stockholder Representatives named therein and Penguin Acquisition Corp., a Delaware corporation ("MERGER SUB").

                              W I T N E S S E T H:

    WHEREAS, the Company, Buyer, Merger Sub and the other parties thereto intend to enter into the Merger Agreement providing for the Merger, on the terms and subject to the conditions set forth in the Merger Agreement;

    WHEREAS, as of the date hereof, each Stockholder beneficially owns the number of Common Shares set forth opposite such Stockholder's name on ATTACHMENT A hereto (the "OWNED SHARES");

    WHEREAS, pursuant to the terms of the Merger Agreement, the Amended and Restated Certificate of Incorporation of the Buyer, the Amended and Restated By-Laws of the Buyer, the rules of the Nasdaq Stock Market and applicable laws, the Buyer shall seek to obtain the approval of the holders of the outstanding shares of Buyer Common Stock of the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby, including the consummation of the Merger and the election of Daniel J. Price to the Board of Directors of Buyer;

    WHEREAS, the Owned Shares represent, as of the date hereof, approximately 30% of the outstanding shares of Buyer Common Stock entitled to vote on the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby, including the consummation of the Merger and the election of Daniel J. Price to the Board of Directors of Buyer;

    WHEREAS, the Stockholders desire to express their support for the Merger and the transactions contemplated by the Merger Agreement; and

    WHEREAS, as a condition to its willingness to enter into and perform its obligations under the Merger Agreement, the Company has requested that each Stockholder agree, and each Stockholder has agreed, to vote, or execute a written consent in respect of, all the Owned Shares, together with any Common Shares acquired after the date of this Agreement, whether upon the exercise of options, conversion of convertible securities or otherwise, and any other voting securities of the Buyer (whether acquired heretofore or hereafter) that are beneficially owned by such Stockholder or over which such Stockholder has, directly or indirectly, the right to vote (collectively, the "VOTING SHARES"), in favor of the Merger and any other matters submitted to the holders of Common Shares in furtherance of the Merger, including the election of Daniel J. Price to the Board of Directors of the Buyer.

    NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties agree as follows:

    1. AGREEMENT TO VOTE. Each Stockholder hereby agrees that, during the time this Agreement is in effect, at any meeting of the Stockholders of the Buyer, however called, or any adjournment thereof, or by written consent, such Stockholder shall be present (in person or by proxy) and vote (or cause to be voted), or execute a written consent in respect of, all of its Voting Shares (a) in favor of approval of the Merger Agreement and any other matter that is required to facilitate the transactions contemplated by the Merger Agreement, including the election of Daniel J. Price to the Board of Directors of the

Buyer, and (b) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Buyer under the Merger Agreement or that would otherwise prevent or materially delay the consummation of the Merger or of the other transactions contemplated by the Merger Agreement, including the election of Daniel J. Price to the Board of Directors of the Buyer.

    2.  TERMINATION.

        2.1 TERMINATION OF THIS AGREEMENT. This Agreement shall terminate on the earlier of (a) the consummation of the Merger, or (b) the termination of the Merger Agreement in accordance with its terms.

        2.2 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 2.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto.

    3. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS. Each Stockholder hereby represents and warrants to the Company, solely as to such Stockholder, as follows:

        3.1 DUE ORGANIZATION. Each such Stockholder that is not an individual has been duly organized, is validly existing and is in good standing, as applicable, under the laws of the jurisdiction of its organization.

        3.2 POWER; DUE AUTHORIZATION; BINDING AGREEMENT. Such Stockholder has full legal capacity, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by any such Stockholder that is a trust have been duly and validly authorized by all necessary action on the part of such Stockholder's trustees, and no other proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.

        3.3 OWNERSHIP OF SHARES. On the date hereof, the Owned Shares set forth opposite such Stockholder's name on ATTACHMENT A hereto are owned of record or beneficially by such Stockholder and constitute all of the Voting Shares owned of record or beneficially by such Stockholder, free and clear of any claims, liens, encumbrances and security interests, except as are specified on ATTACHMENT B hereto. As of the date hereof, each Stockholder has, and as of the date of the Stockholder meeting (or action by written consent) in connection with the Merger Agreement and the transactions contemplated thereby, such Stockholder will have (except as otherwise permitted by this Agreement or pursuant to the matters referred to in the preceding sentence), sole voting power and sole dispositive power with respect to all of the Owned Shares of such Stockholder.

        3.4 NO CONFLICTS. The execution and delivery of this Agreement by each such Stockholder does not, and the performance of the terms of this Agreement by each such Stockholder will not, (a) require such Stockholder to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (b) in the case of a Stockholder that is a trust, conflict with or violate the Declaration of Trust or other trust agreement of such Stockholder, (c) require the consent or approval of any other person pursuant to any material agreement, obligation or instrument binding on such Stockholder or its properties and assets, (d) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to such Stockholder or by which any property or asset of such Stockholder is bound or (e) violate any other agreement to which such Stockholder is a party including, without limitation, any voting agreement, stockholders agreement, irrevocable proxy or voting trust, except for any consent, approval, filing or notification which has been obtained as of the date hereof or the failure of which to obtain, make or give would not, or any conflict or violation which would not, prevent, delay or materially adversely affect the consummation of the transactions contemplated by this Agreement or the Merger Agreement.

        3.5 ACKNOWLEDGMENT. Each Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement with the Company.

    4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Stockholder as follows: The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. The Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, except that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.

    5. CERTAIN COVENANTS OF STOCKHOLDERS. Each Stockholder hereby covenants and agrees (solely as to such Stockholder) as follows:

        5.1  RESTRICTION ON TRANSFER, PROXIES AND NON-INTERFERENCE.

           (a) Except as set forth in Section 5.1(b), each Stockholder hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, or limitation on the voting rights of, any of the Voting Shares (any of such actions being referred to herein as a "TRANSFER"), (ii) grant any proxies or powers of attorney, deposit any Voting Shares into a voting trust or enter into a voting agreement with respect to any Voting Shares, (iii) take any action that would cause any representation or warranty of such Stockholder contained herein to become untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement or (iv) commit or agree to take any of the foregoing actions. Any Transfer not permitted hereby shall be null and void. Each Stockholder agrees that any such prohibited Transfer may and should be enjoined and that the Company shall not be required to recognize any such transfer on its books. If any involuntary Transfer of any of the Voting Shares shall occur (including, but not limited to, a sale by a Stockholder's trustee in bankruptcy, or a sale to a purchaser at any creditor's or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Voting Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect.

           (b) This Agreement shall not restrict any Stockholder from, during the period in which this Agreement is in effect, (i) at any time after the record date established by the Board of Directors of the Buyer for the first meeting at which the matters set forth in Section 1 are to be considered by the holders of the Buyer Common Stock (the "RECORD DATE"), making any "Transfer" of any of such Stockholder's Owned Shares, PROVIDED, that prior to consummating any such Transfer, such Stockholder delivers an irrevocable proxy relating to the matters set forth in
       Section 1 to a designee of the Company, and PROVIDED FURTHER, that Ofer Gneezy and Gordon VanderBrug shall not be entitled to Transfer during the term of this Agreement, pursuant to this clause (i), more than 5% of their respective Owned Shares as of the date hereof; (ii) at any time prior to or after the Record Date, using Owned Shares as collateral or a pledge for borrowings from a financial institution, provided such financial institution agrees in writing with the Buyer to be bound by all of the terms hereof; or (iii) at any time prior to or after the Record Date, disposing of Owned Shares to other entities controlled by such Stockholder, or in connection with tax, estate or financial planning, provided any such transferee agrees in writing with the Buyer to be bound by all of the terms of this Agreement.

        5.2 NO LIMITATIONS ON ACTIONS. No Stockholder executing this Agreement who is or becomes during the term hereof a director or officer of Buyer makes (or shall be deemed to have made) any agreement or understanding herein in such person's capacity as such director or officer, and the parties hereto acknowledge that any such Stockholder has fiduciary and other obligations to Buyer in that capacity. Without limiting the generality of the foregoing, each Stockholder signs this Agreement solely in such person's capacity as the record and/or beneficial owner, as applicable, of such Stockholder's Owned Shares, and nothing herein shall limit or affect any actions taken by such Stockholder in such person's capacity as an officer or director of Buyer or the Buyer's rights in connection with the Merger Agreement.

    6. FURTHER ASSURANCES. From time to time, at the Company's request and without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective the transactions contemplated by
Section 1 and Section 2 of this Agreement.

    7.  MISCELLANEOUS.

        7.1 NON-SURVIVAL. The representations and warranties made herein shall not survive the termination of this Agreement.

        7.2  ENTIRE AGREEMENT; ASSIGNMENT; LIMITED THIRD PARTY
    BENEFICIARIES. This Agreement (i) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (ii) shall not be assigned by operation of law or otherwise, and (iii) shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        7.3 AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

    7.4 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, by facsimile transmission or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

    If to a Stockholder, to such Stockholder's address set forth on the signature pages hereto, with a copy to:

       ---------------------------------------------
       ---------------------------------------------
       Attention:
       ------------------------------------
       Facsimile:
       ------------------------------------

    If to the Company:

       PriceInteractive, Inc.
       11800 Sunrise Valley Drive
       Reston, Virginia 20191
       Attention: Daniel J. Price
       Telecopier: (703) 620-4385

    Copy to:

James J. Maiwurm, Esq.              and  Stephen M. L. Cohen, Esq.
c/o Squire, Sanders & Dempsey            Choate, Hall & Stewart
L.L.P.                                   53 State Street
1201 Pennsylvania Avenue, N.W.           Boston, MA 02109-2891
P.O. Box 407
Washington, D.C. 20044-0407

Telecopier No. (202) 626-6780            Telecopier No. (617) 248-4000

       iBasis, Inc.
       20 Second Avenue
       Burlington, Massachusetts 01803
       Attention: Ofer Gneezy
       Telecopier: (781) 505-7304

    with a copy to:

       Bingham Dana LLP
       150 Federal Street
       Boston, Massachusetts 02110-1726
       Attention: Johan V. Brigham, Esq.
       Telecopier: (617) 951-8736

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

        7.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        7.6 REMEDIES. Each Stockholder recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the Company to sustain irreparable injury and damages, for which money damages would not provide an adequate remedy, and therefore each Stockholder agrees that in the event of any such breach the Company shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief. Notwithstanding any provision of this Agreement to the contrary, or any principle of law or of equity, the Company agrees that its sole remedy for breach of this Agreement shall be specific performance by each Stockholder of the terms of this Agreement, and that in no case shall the Company be entitled to monetary or other damages in connection with this Agreement, whether liquidated, special, consequential or punitive or in any other form whatsoever. As a condition to each Stockholder's willingness to enter into this Agreement, the Company hereby, on its behalf and on that of its affiliates, irrevocably and unconditionally waives any such claim for damages that it may have, whether in law or in equity, in any jurisdiction and forum whatsoever.

        7.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

        7.8 DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        7.9 SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

        7.10 OBLIGATIONS SEVERAL. The obligations of the Stockholders under this Agreement are several and not joint.

           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                       PRICEINTERACTIVE, INC.

                                                       By:  /s/ DANIEL J. PRICE
                                                            -----------------------------------------
                                                            Name:     Daniel J. Price
                                                            Title:    President

                                                       IBASIS, INC.

                                                       By:  /s/ OFER GNEEZY
                                                            -----------------------------------------
                                                            Name:     Ofer Gneezy
                                                            Title:    President and Chief Executive
                                                                      Officer

                                                       STOCKHOLDERS:

                                                       /s/ OFER GNEEZY
                                                       ---------------------------------------------
                                                            Name:     Ofer Gneezy
                                                            Address:  20 Second Avenue
                                                                      ---------------------------------
                                                                      Burlington, MA 01803
                                                                      ---------------------------------
                                                                      ---------------------------------

                                                       /s/ GORDON J. VANDERBRUG
                                                       ---------------------------------------------
                                                            Name:     Gordon J. VanderBrug
                                                            Address:  23 Woodpark
                                                                      ---------------------------------
                                                                      Lexington, MA 02421
                                                                      ---------------------------------

                                                       MENLO VENTURES VII, L.P.

                                                       By:            MV Management VII, L.L.C.
                                                                      Its General Partner

                                                       /s/ JOHN JARVE
                                                       ---------------------------------------------
                                                            Name:     John Jarve
                                                            Address:
                                                                      ---------------------------------
                                                                      ---------------------------------
                                                                      ---------------------------------

                                                       MENLO ENTREPRENEURS FUND VII, L.P.

                                                       By:            MV Management VII, L.L.C.
                                                                      Its General Partner

                                                       /s/ JOHN JARVE
                                                       ---------------------------------------------
                                                            Name:     John Jarve
                                                            Address:
                                                                      ---------------------------------
                                                                      ---------------------------------
                                                                      ---------------------------------

                                                       CHARLES CORFIELD TRUST U/A/D 12/19/91

                                                       /s/ CHARLES CORFIELD
                                                       ---------------------------------------------
                                                            Name:     Charles Corfield, as Trustee
                                                            Address:  1366 7th Street
                                                                      ---------------------------------
                                                                      Boulder, CO 80302
                                                                      ---------------------------------
                                                                      ---------------------------------

                                                       /s/ CARL REDFIELD
                                                       ---------------------------------------------
                                                            Name:     Carl Redfield
                                                            Address:
                                                                      ---------------------------------
                                                                      ---------------------------------
                                                                      ---------------------------------

                                  ATTACHMENT A
                                  OWNED SHARES

STOCKHOLDER                                                   OWNED SHARES
-----------                                                   ------------
Corfield, Charles...........................................   1,114,416(1)
Gneezy, Ofer................................................   3,661,939
Jarve, John.................................................   3,445,713
Redfield, Carl..............................................      66,800
VanderBrug, Gordon..........................................   1,835,001

------------------------

(1) Such shares attributable to Stockholder through the Charles Corfield Trust

                                  ATTACHMENT B
               CLAIMS, LIENS, ENCUMBRANCES AND SECURITY INTERESTS

    Mr. Charles Corfield's Shares are contained in a fluctuating margin brokerage account currently subject to margin call.

December 12, 2000

Board of Directors
iBasis, Inc.
20 Second Avenue
Burlington, Massachusetts 01803

Members of the Board:

We understand that PriceInteractive, Inc. (the "Company"), and iBasis, Inc. ("Acquiror") and PriceInteractive Acquisition Corp. (a wholly owned subsidiary of Acquiror, "Merger Sub") are proposing to enter into an Agreement and Plan of Merger and Reorganization (the "Agreement") which will provide, among other things, for the merger (the "Merger") of the Company with and into Merger Sub. Under the terms set forth in a draft of the Agreement dated December 12, 2000 (the "Draft Agreement"), at the effective time of the Merger, the outstanding shares of Class A and Class B common stock of the Company, $0.01 par value per share ("Company Common Stock"), the Company Restricted Shares (as defined in the draft Agreement) and the outstanding shares of preferred stock of the Company ("Company Preferred Stock"), in each case other than (i) shares held by shareholders who properly exercise dissenters' rights ("Dissenting Shares"),
(ii) shares owned by Acquiror or Merger Sub and (iii) shares held in the Company's treasury, will be converted into the right to receive shares of the common stock of Acquiror, par value $0.001 per share ("Acquiror Common Stock"). The maximum number of shares of Acquiror Common Stock to be issued (including Acquiror Common Stock to be reserved for issuance upon exercise of outstanding vested Company options to be assumed by Acquiror) in the Merger in exchange for all outstanding shares of Company Common Stock and outstanding vested Company Options shall be equal to 10,125,641 shares of Acquiror Common Stock and $50 million in cash (the "Purchase Price") subject to adjustment under certain circumstances as described in the Agreement. The terms and conditions of the Merger are set out more fully in the Agreement.

You have asked us whether, in our opinion, the Purchase Price is fair from a financial point of view and as of the date hereof to Acquiror.

For purposes of this opinion we have, among other things:

        (i) reviewed certain publicly available financial statements and other business and financial information of the Acquiror;

        (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company and Acquiror, prepared by the managements of the Company and Acquiror, respectively;

       (iii) reviewed certain financial forecasts and other forward looking financial information prepared by the managements of the Company and Acquiror, respectively;

        (iv) held discussions with the respective managements of the Company and Acquiror concerning the businesses, past and current operations, financial condition and future prospects of both the Company and Acquiror, independently and combined, including discussions with the management of Acquiror regarding the strategic rationale for the Merger;

        (v) reviewed the financial terms and conditions set forth in the Draft Agreement;

        (vi) reviewed the stock price and trading history of Acquiror Common Stock;

Board of Directors
iBasis, Inc.
December 12, 2000
Page 2

       (vii) compared the financial performance of the Company with that of certain publicly traded companies comparable with the Company;

      (viii) compared the financial terms of the Merger with the financial terms, to the extent publicly available, of other transactions that we deemed relevant;

        (ix) reviewed the pro forma impact of the Merger; and

        (x) made such other studies and inquiries, and reviewed such other data, as we deemed relevant.

In our review and analysis, and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us (including information furnished to us orally or otherwise discussed with us by the managements of the Company and Acquiror) or publicly available and have neither attempted to verify, nor assumed responsibility for verifying, any of such information. We have relied upon the assurances of the managements of the Company and Acquiror that they are not aware of any facts that would make such information inaccurate or misleading. Furthermore, we did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets or liabilities (contingent or otherwise) of the Company or Acquiror, nor were we furnished with any such evaluation or appraisal. With respect to the financial forecasts and projections (and the assumptions and bases therefor) for each of the Company and Acquiror that we have reviewed, upon the advice of the managements of the Company and Acquiror, we have assumed that such forecasts and projections have been reasonably prepared in good faith on the basis of reasonable assumptions and reflect the best currently available estimates and judgments as to the future financial condition and performance of the Company and Acquiror, respectively, and we have further assumed that such projections and forecasts will be realized in the amounts and in the time periods currently estimated. We have assumed that the Merger will be consummated upon the terms set forth in the Draft Agreement without material alteration thereof, including, among other things, that the Merger will be accounted for as a "purchase" business combination in accordance with U.S. generally accepted accounting principles ("GAAP") and that the Merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended. In addition, we have assumed that the historical financial statements of each of the Company and Acquiror reviewed by us have been prepared and fairly presented in accordance with U.S. GAAP consistently applied. We have relied as to all legal matters relevant to rendering our opinion on the advice of counsel.

This opinion is necessarily based upon market, economic and other conditions as in effect on, and information made available to us as of, the date hereof. It should be understood that subsequent developments may affect the conclusion expressed in this opinion and that we disclaim any undertaking or obligation to advise any person of any change in any matter affecting this opinion which may come or be brought to our attention after the date of this opinion. Our opinion is limited to the fairness, from a financial point of view and as to the date hereof, to Acquiror of the Purchase Price.

Board of Directors
iBasis, Inc.
December 12, 2000
Page 3

We do not express any opinion as to (i) the value of any employee agreement or other arrangement entered into in connection with the Merger, (ii) any tax or other consequences that might result from the Merger or (iii) what the value of Acquiror Common Stock will be when issued to the Company's shareholders pursuant to the Merger or the price at which the shares of Acquiror Common Stock may be traded in the future. Our opinion does not address the relative merits of the Merger and the other business strategies that Acquiror's Board of Directors has considered or may be considering, nor does it address the decision of Acquiror's Board of Directors to proceed with the Merger.

We are acting as financial advisor to Acquiror in connection with the Merger and will receive a fee which is payable upon the delivery of this opinion. In addition, Acquiror has agreed to indemnify us for certain liabilities that may arise out of our engagement. We maintain a market in the shares of Acquiror Common Stock. In the ordinary course of business, we may trade in Acquiror's securities for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in Acquiror's securities.

Our opinion expressed herein is provided for the information of the Board of Directors of Acquiror in connection with its evaluation of the Merger. Our opinion is not intended to be and does not constitute a recommendation to any stockholder of Acquiror or the Company as to how such stockholder should vote, or take any other action, with respect to the Merger. This opinion may not be summarized, described or referred to or furnished to any party except with our express prior written consent.

Based upon and subject to the foregoing considerations, it is our opinion that, as of the date hereof, the Purchase Price is fair to Acquiror from a financial point of view.

                                          Very truly yours,
                                          ROBERTSON STEPHENS, INC.
--------------------------------------------------------------------------------

                                  IBASIS, INC.

                                THIRD AMENDMENT
                                       TO
                           1997 STOCK INCENTIVE PLAN

    Effective as of December 12, 2000, but subject to the approval of the stockholders of iBasis, Inc., a Delaware corporation ("iBasis"), the 1997 Stock Incentive Plan of iBasis, be hereby amended as follows:

        (1) The number "5,700,000" is deleted from the fourth line of Section 3(a) and hereby replaced with the number "9,000,000."

                                  IBASIS, INC.

                                SECOND AMENDMENT
                                       TO
                           1997 STOCK INCENTIVE PLAN

    Effective as of September 1999, the 1997 Stock Incentive Plan of iBasis, Inc., a Delaware corporation, was amended as follows:

        The number "2,700,000" was deleted from the fourth line of Section 3(a) and was replaced with the number "5,700,000."

                                      and:

        The number "100,000" was deleted from the final sentence of
    Section 5(b) and was replaced with the number "1,000,000."

                               VIP CALLING, INC.

                                FIRST AMENDMENT
                                       TO
                           1997 STOCK INCENTIVE PLAN

    Effective as of December 3, 1998, the 1997 Stock Incentive Plan of VIP Calling, Inc., a Delaware corporation, was amended as follows:

        The number "400,000" was deleted from the fourth line of Section 3(a) and was replaced with the number "2,700,000."

                                                                       EXHIBIT A

                               VIP CALLING, INC.
                           1997 STOCK INCENTIVE PLAN

1.  PURPOSES OF THE PLAN.

    The purposes of this 1997 Stock Incentive Plan of VIP Calling, Inc. (the "Company") are to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract, motivate, and retain employees, directors, consultants and advisors of exceptional ability and to provide a means to encourage stock ownership and a proprietary interest in the Company to selected employees and consultants of the Company upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend.

2.  DEFINITIONS.

    (a) "Accelerate," "Accelerated," and "Acceleration," when used with respect to an Option, mean that as of the relevant time of reference, such Option shall become fully exercisable with respect to the total number of shares of Common Stock subject to such Option and may be exercised for all or any portion of such shares.

    (b) "Acquisition" means

        (i) a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons who held those securities immediately prior to such transaction, or

        (ii) the sale, transfer, or other disposition of all or substantially all of the Company's assets to one or more persons (other than any wholly owned subsidiary of the Company) in a single transaction or series of related transactions.

    (c) "Beneficial Ownership" means beneficial ownership determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the Exchange Act.

    (d) "Board" means the Board of Directors of the Company.

    (e) "Change in Control" means a change in ownership or control of the Company effected through either of the following transactions:

        (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with the Company) directly or indirectly acquires Beneficial Ownership of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders that the Board does not recommend such stockholders to accept, or

        (ii) over a period of 36 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (A) have been Board members continuously since the beginning of such period, or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (A) who were still in office at the time such election or nomination was approved by the Board.

    (f) "Committee" means the Compensation Committee of the Board; PROVIDED, that the Board by resolution duly adopted may at any time or from time to time determine to assume any or all of the functions of the Committee under the Plan, and during the period of effectiveness of any such resolution, references herein to the "Committee" shall mean the Board acting in such capacity.

    (g) "Common Stock" means the authorized Class A Common Stock of the Company, par value $0.001 per share.

    (h) "Company" means VIP Calling, Inc.

    (i) "Eligible Person" means any employee who is, at the time of the grant of an Option or Restricted Stock Award, an employee (including officers and employee directors), director, consultant or advisor of the Company or any Subsidiary.

    (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time.

    (k) "Fair Market Value" means the value of a share of Common Stock as of the relevant time of reference, as determined as follows. If the Common Stock is then publicly traded, Fair Market Value shall be (i) the last sale price of a share of Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last sale price of the Common Stock reported in the NASDAQ National Market System, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices for the Common Stock quoted by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange or reported in the NASDAQ National Market System. If the Common Stock is not then publicly traded, Fair Market Value shall be the fair value of a share of the Common Stock as determined by the Board or the Committee, taking into consideration such factors as it deems appropriate, which may include recent sale and offer prices of Common Stock in arms'-length private transactions.

    (l) "Hostile Takeover" means a change in ownership of the Company effected through the following transaction:

        (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with the Company) directly or indirectly acquires Beneficial Ownership of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders that the Board does not recommend such stockholders to accept, and

        (ii) more than 50% of the securities so acquired in such tender or exchange offer are accepted from holders other than the officers and directors of the Company who are subject to the short-swing profit restrictions of Section 16 of the Exchange Act.

    (m) "Incentive Stock Option" means an Option intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code and regulations thereunder.

    (n) "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

    (o) "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

    (p) "Participant" means any Eligible Person selected to receive an Option or Restricted Stock Award pursuant to Section 5 or any Permitted Transferee to whom an Option or restricted shares of Common Stock granted pursuant to a Restricted Stock Award have been transferred in accordance with Section 9.

    (q) "Permitted Transferee" means any immediate family member of a person to whom an Option or Restricted Stock Award has been granted pursuant to Section 5 or a trust maintained exclusively for the benefit of, or partnership all of the interests in which are held by, one or more of such immediate family members.

    (r) "Plan" means this 1997 Stock Incentive Plan as set forth herein and as amended and/or restated from time to time.

    (s) "Restricted Stock Award" means a right to the grant or purchase, at a price determined by the Committee, of Common Stock which is nontransferable, except in accordance with Section 4(e), and subject to substantial risk of forfeiture until specific conditions of continuing employment or performance are met.

    (t) "Subsidiary" means any subsidiary corporation (as defined in Section 424 of the Internal Revenue Code) of the Company.

    (u) "Takeover Price" means, with respect to any Incentive Stock Option, the Fair Market Value per share of Common Stock on the date such Option is surrendered to the Company in connection with a Hostile Takeover, or in the case of a Nonqualified Stock Option, such Fair Market Value or, if greater, the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Takeover.

3.  SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

    (a) Subject to adjustment in accordance with the provisions of Section 3(c) and Section 8 of the Plan, the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Options or Restricted Stock Awards under the Plan shall not exceed 400,000 shares.

    (b) The shares of Common Stock to be delivered under the Plan will be made available, at the discretion of the Committee, from authorized but unissued shares of Common Stock and/or from previously issued shares of Common Stock reacquired by the Company.

    (c) If shares covered by any Option cease to be issuable for any reason, and/or shares covered by Restricted Stock Awards are forfeited, such number of shares will no longer be charged against the limitation provided in
Section 3(a) and may again be made subject to Options or Restricted Stock
Awards.

4.  ADMINISTRATION OF THE PLAN.

    (a) The Plan will be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware (without reference to principles of conflicts or choice of law). The captions of sections of the Plan are for reference only and will not affect the interpretation or construction of the Plan.

    (b) The Plan will be administered by the Committee, which shall consist of two or more persons. The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee shall make all determinations required under the Plan, including the Eligible Persons to whom, and the time or times at which, Options or Restricted Stock Awards may be granted, the exercise price or purchase price (if any) of each Option or Restricted Stock Award, whether each Option is intended to qualify as an Incentive Stock Option or a Nonqualified Stock Option, and the number of shares subject to each Option or Restricted Stock Award. The Committee also has authority (i) to interpret the Plan, (ii) to determine the terms and provisions of the Option or Restricted Stock Award instruments, and (iii) to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

    (c) No member of the Committee will be liable for any action taken or determination made in good faith by the Committee with respect to the Plan or any Option or Restricted Stock Award granted under it.

5.  GRANTS.

    (a) The Committee shall determine and designate from time to time those Eligible Persons who are to be granted Options or Restricted Stock Awards, the type of each Option to be granted and the number of shares covered thereby or issuable upon exercise thereof, and the number of shares covered by each Restricted Stock Award. Each Option and Restricted Stock Award will be evidenced by a written agreement or instrument and may include any other terms and conditions consistent with the Plan, as the Committee may determine.

    (b) No person will be eligible for the grant of an Incentive Stock Option who owns or would own immediately before the grant of such Option, directly or indirectly, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any parent corporation or Subsidiary. This will not apply if, at the time such Incentive Stock Option is granted, its exercise price is at least 110% of the Fair Market Value of the Common Stock and by its terms, it is not exercisable after the expiration of five years from the date of grant. Subject to adjustment in accordance with the provisions of Section 8 of the Plan, no person may in any year be granted Options or Restricted Stock Awards with respect to more than 100,000 shares of Common Stock.

6.  TERMS AND CONDITIONS OF STOCK OPTIONS.

    (a) The price at which Common Stock may be purchased by a Participant under an Option shall be determined by the Committee; PROVIDED, HOWEVER, that the purchase price under an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of such Option.

    (b) Each Option shall be exercisable at such time or times, during such periods, and for such numbers of shares as shall be determined by the Committee and set forth in the agreement or instrument evidencing the Option grant (subject to Acceleration by the Committee, in its discretion). The Option shall expire no later than three months following termination of the optionee's employment or consulting relationship with the Company or a Subsidiary, except in the event that such termination is due to death or disability, in which case the Option may be exercisable for a maximum of twelve months after such termination. In any event, the Option shall expire no later than the tenth anniversary of the date of grant.

    (c) Unless the Compensation Committee otherwise determines (whether at the time the Option is granted or, if the Option is a Nonqualified Stock Option, thereafter), upon the exercise of an Option, the purchase price will be payable in full in cash.

    (d) Incentive Stock Options may be granted under the Plan only to employees of the Company or one of its Subsidiaries, and the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed one hundred thousand dollars ($100,000) or such other limit as may be required by the Internal Revenue Code. Any Options that purport to be Incentive Stock Options but which are granted to employees other than employees of the Company or one of its Subsidiaries shall be, and any Options that purport to be Incentive Stock Options but are granted in amounts in excess of those specified in this
Section 6(d), shall to the extent of such excess be, Nonqualified Stock Option.

    (e) Subject to the short-swing profit restrictions of the Federal securities laws, if applicable, each Option granted to any officer of the Company may provide that upon the occurrence of a Hostile Takeover, such Option will automatically be canceled in exchange for a cash distribution from the Company in an amount equal to the excess of (i) the aggregate Takeover Price of the shares of Common Stock at the time subject to the canceled Option (regardless of whether the Option is otherwise then exercisable for such shares) over (ii) the aggregate Option price payable for such shares. Such cash distribution shall be made within five days after the consummation of the Hostile Takeover. No subsequent approval of the Committee or of the Board shall be required in connection with such Option cancellation and cash distribution.

7.  TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.

    (a) All shares of Common Stock subject to Restricted Stock Awards granted or sold pursuant to the Plan may be issued or transferred for such consideration (which may consist wholly of services) as the Committee may determine, and will be subject to the following conditions:

        (i) Unless the Committee determines otherwise in accordance with
    Section 9(e), the shares may not be sold, transferred, or otherwise alienated or hypothecated, except to the Company, until the restrictions thereon, if any, are removed or expire, unless the Committee determines otherwise.

        (ii) The Committee shall provide in the agreement or instrument evidencing the grant of the Restricted Stock Awards that the certificates representing shares subject to Restricted Stock Awards granted or sold pursuant to the Plan will be held in escrow by the Company until the restrictions on the shares lapse in accordance with the provisions of subsection (b) of this Section 7.

        (iii) Each certificate representing shares subject to Restricted Stock Awards granted or sold pursuant to the Plan will bear a legend making appropriate reference to the restrictions thereon, if any.

        (iv) The Committee may impose other conditions on any shares subject to Restricted Stock Awards granted or sold pursuant to the Plan as it may deem advisable, including without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange or securities quotations system upon which such shares or shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

    (b) Any restrictions imposed under subparagraph (a) above upon Restricted Stock Awards will lapse at such time or times, and/or upon the achievement of such predetermined performance objectives, as shall be determined by the Committee and set forth in the agreement or instrument evidencing the Restricted Stock Award. In the event a holder of a Restricted Stock Award ceases to be an employee, director, consultant or advisor of the Company, all shares under the Restricted Stock Award that remain subject to restrictions at the time his or her employment, directorship or consulting or advising relationship terminates will be returned to or repurchased by the Company unless the Committee determines otherwise.

    (c) Subject to the provisions of subparagraphs (a) and (b) above, the holder will have all rights of a shareholder with respect to the shares covered by Restricted Stock Awards granted or sold, including the right to receive all dividends and other distributions paid or made with respect thereto; PROVIDED, HOWEVER, that, if requested by the Company, he or she shall execute an irrevocable proxy or enter into a voting agreement with the Company as determined by the Committee for the purpose of granting the Company or its nominee the right to vote all shares that remain subject to restrictions under this Section 7 in the same proportions (for and against) as the outstanding voting shares of the Company that are not subject to such restrictions are voted by the other shareholders of the Company on any matter, unless the Committee determines otherwise.

8.  ADJUSTMENT PROVISIONS.

    (a) All of the share numbers set forth in the Plan reflect the capital structure of the Company at the time of the effectiveness of the Plan. Subject to Section 8(b), if subsequent to such date the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment shall be made in
(i) the maximum numbers and kinds of shares provided in Sections 3 and 5,
(ii) the numbers and kinds of shares or other securities subject to the then outstanding Options and Restricted Stock Awards, and (iii) the price for each share or other unit of any other securities subject to then outstanding Options (without change in the aggregate purchase price as to which such Options remain exercisable).

    (b) The Committee shall have discretion to provide for the Acceleration of one or more outstanding Options and the vesting of unvested shares held as Restricted Stock Awards upon the occurrence of a Change in Control of the Company. Such Accelerated vesting may be conditioned on the subsequent termination of the affected optionee's employment, directorship or consulting or advising relationship. Any Options Accelerated in connection with a Change in Control shall remain fully exercisable until the expiration or sooner termination of the Option Term.

    (c) In the event of an Acquisition, the unvested shares of Common Stock held as Restricted Stock Awards shall immediately vest in full, except to the extent that the Company determines that the Company's repurchase rights with respect to those shares are to be assigned to the acquiring entity; and all outstanding Options will Accelerate to the extent not assumed by the acquiring entity or replaced by comparable options to purchase shares of the capital stock of the successor or acquiring entity or parent thereof (the determination of comparability to be made by the Committee, which determination shall be final, binding, and conclusive). The Committee shall have discretion, exercisable either in advance of an Acquisition or at the time thereof, to provide (upon such terms as it may deem appropriate) for (i) the automatic Acceleration of one or more outstanding Options that are assumed or replaced and do not otherwise Accelerate by reason of the Acquisition, and/or (ii) the subsequent termination of one or more of the Company's repurchase rights with respect to shares as Restricted Stock Awards that are assigned in connection with the Acquisition and do not otherwise terminate at that time, in the event that the employment, directorship or consulting or advising relationship of the respective grantees of such Options or Restricted Stock Awards should subsequently terminate following such Acquisition.

    (d) Each outstanding Option that is assumed in connection with an Acquisition, or is otherwise to continue in effect subsequent to such Acquisition, shall be appropriately adjusted, immediately after such Acquisition, to apply to the number and class of securities that would have been issued to the Option holder, upon consummation of such Acquisition, had such holder exercised such Option immediately prior to such Acquisition. Appropriate adjustments shall also be made to the Option price payable per share, PROVIDED, that the aggregate Option price payable for such securities shall remain the same. The class and number of securities available for issuance under the Plan following the consummation of such Acquisition shall be appropriately adjusted.

    (e) Adjustments under this Section 8 will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof so as to effectuate the intent of this Section 8 will be final, binding, and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

9.  GENERAL PROVISIONS.

    (a) Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue in the employ of or as a director, consultant or adviser to the Company or any of its Subsidiaries or affect the right of the Company or any Subsidiary to terminate the employment, directorship or consulting or advising relationship of any Participant at any time, with or without cause.

    (b) No shares of Common Stock will be issued or transferred pursuant to an Option or Restricted Stock Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges or securities quotations systems upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Option or Restricted Stock Award, the Company may require the Participant to take any reasonable action to meet such requirements.

    (c) No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option, except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

    (d) Except as set forth in paragraph (e) below, no Option and no right under the Plan, contingent or otherwise, will be transferable or assignable or subject to any encumbrance, pledge, or charge of any nature except that, under such rules and regulations as the Committee may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Option in the event of death of a Participant. If such beneficiary is the executor or administrator of the estate of the Participant, any rights with respect to such Option may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Option.

    (e) The Committee may, upon the grant of a Nonqualified Stock Option or a Restricted Stock Award or by amendment to any written agreement or instrument evidencing such Nonqualified Stock Option or Restricted Stock Award, provide that such Nonqualified Stock Option or Restricted Stock Award be transferable by the person to whom such Nonqualified Stock Option or Restricted Stock Award was granted, without payment of consideration, to a Permitted Transferee of such person; PROVIDED, HOWEVER, that no transfer of a Nonqualified Stock Option or Restricted Stock Award shall be valid unless first approved by the Committee, acting in its sole discretion.

    (f) The written agreements or instruments evidencing Restricted Stock Awards or Options granted under the Plan may contain such other provisions as the Committee may deem advisable. Without limiting the foregoing, and if so authorized by the Committee, the Company may, with the consent of the Participant and at any time or from time to time, cancel all or a portion of any Option granted under the Plan then subject to exercise and discharge its obligation with respect to the Option either by payment to the Participant of an amount of cash equal to the excess, if any, of the Fair Market Value, at such time, of the shares subject to the portion of the Option so canceled over the aggregate purchase price specified in the Option covering such shares, or by issuance or transfer to the Participant of shares of Common Stock with a Fair Market Value at such time, equal to any such excess, or by a combination of cash and shares. Upon any such payment of cash or issuance of shares, (i) there shall be charged against the aggregate limitations set forth in Section 3(a) a number of shares equal to the number of shares so issued plus the number of shares purchasable with the amount of any cash paid to the Participant on the basis of the Fair Market Value as of the date of payment, and (ii) the number of shares subject to the portion of the Option so canceled, less the number of shares so charged against such limitations, shall thereafter be available for other grants.

10. AMENDMENT AND TERMINATION.

    (a) The Board shall have the power, in its discretion, to amend, modify, suspend, or terminate the Plan at any time, subject to applicable law and the rights of holders of outstanding Options and Restricted Stock Awards on the date of such action.

    (b) The Committee may, with the consent of a Participant, make such modifications in the terms and conditions of an Option or Restricted Stock Award held by such Participant as it deems advisable.

    (c) No amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair, or adversely affect any right or obligation under any Option or Restricted Stock Award previously granted to such Participant under the Plan.

11. EFFECTIVE DATE OF PLAN AND DURATION OF PLAN.

    The Plan became effective upon its adoption by the Board and by the Company's stockholders on August 11, 1997. Unless previously terminated, the Plan will terminate on August 11, 2007.

                               VIP CALLING, INC.
                        INCENTIVE STOCK OPTION AGREEMENT
                      UNDER THE 1997 STOCK INCENTIVE PLAN

    VIP Calling, Inc. (the "Company"), a Delaware corporation, hereby grants,
effective as of             , 199  (the "Effective Date"), to             (the
"Optionee") the right and option (the "Option") to purchase up to
shares of its Common Stock, $0.001 par value, at a price of $            per
share [NOTE: MUST BE AT LEAST 100% OF FAIR MARKET VALUE AS OF THE DATE OF GRANT (110%, IN THE CASE OF A GREATER-THAN-10% STOCKHOLDER)], subject to the following terms and conditions.

    1. RELATIONSHIP TO PLAN. The Option is granted pursuant to the Company's 1997 Stock Incentive Plan (the "Plan"), and is in all respects subject to the terms and conditions of the Plan, a copy of which has been provided to the Optionee (the receipt of which the Optionee hereby acknowledges). Capitalized terms used and not otherwise defined in this Agreement are used as defined in the Plan. The Optionee hereby accepts the Option subject to all the terms and provisions of the Plan (including without limitation provisions relating to expiration and termination of the Option and adjustment of the number of shares subject to the Option and the exercise price therefor). The Optionee further agrees that all decisions under and interpretations of the Plan by the Company shall be final, binding, and conclusive upon the Optionee and his or her successors, permitted assigns, heirs, and legal representatives.

    2. EXERCISE. The Option shall become exercisable only as follows, PROVIDED, in each case, that the Optionee continues to be employed by the Company or a Subsidiary (as defined in the Plan) of the Company on each applicable date:

                                               NUMBER (OR PERCENTAGE) OF SHARES
                  DATE                           FOR WHICH OPTION EXERCISABLE
                  ----                     -----------------------------------------
--------------------------------------     --------------------------------------
--------------------------------------     --------------------------------------
--------------------------------------     --------------------------------------
--------------------------------------     --------------------------------------

    3.  TERMINATION OF OPTION. The Option shall terminate on the earlier of
(a) , 20 [NOTE: CANNOT BE LATER THAN THE TENTH ANNIVERSARY OF THE DATE OF GRANT (FIFTH ANNIVERSARY, IN THE CASE OF A GREATER-THAN-10% STOCKHOLDER)], and (b) if the Optionee's employment with the Company terminates for any reason, the applicable date determined from the following table:

                   REASON FOR TERMINATION
                       OF EMPLOYMENT                       OPTION TERMINATION DATE(1)
          ----------------------------------------  ----------------------------------------
     (i)  death of employee                         Twelve months thereafter
    (ii)  total and permanent disability of         Twelve months thereafter
          employee (as defined in Section 22(e)(3)
          of the Internal Revenue Code of 1986, as
          amended)
   (iii)  termination of employment for any other   Three months thereafter
          reason

------------------------

(1) These are the maximum post-termination exercise periods allowable for incentive stock option treatment under applicable federal income tax laws. They can be shortened (generally, or in any particular instance), if the Company so desires.

    Military or sick leave shall not be deemed a termination of employment provided that it does not exceed the longer of 90 days or the period during which the absent employee's reemployment rights are guaranteed by statute or by contract.

    4. "LOCK-UP" AGREEMENT. The Optionee agrees that upon the Company's request at any time, whether before or after the exercise of the Option, the Optionee shall enter into an agreement pursuant to which, if the Company deems it necessary or desirable to make any public offering of shares of Common Stock, then without the prior written consent of the Company or the managing underwriter, if any, of any such offering, the Optionee shall not sell, make any short sale of, loan, grant any option for the purchase of, pledge, or otherwise encumber or otherwise dispose of any shares of Common Stock issued or issuable pursuant to the Option, during such period (not to exceed 180 days) commencing on the effective date of the registration statement relating to such offering as the Company may request.

    5. METHODS OF EXERCISE. The Option shall be exercisable only by a written notice in form and substance acceptable to the Company, specifying the number of shares to be purchased and accompanied by payment in cash of the aggregate purchase price for the shares for which the Option is being exercised.

    6. CHARACTERIZATION OF OPTION FOR TAX PURPOSES. Although the Option is intended to qualify as an "incentive stock option" under the Internal Revenue Code of 1986, as amended, the Company makes no representation or warranty as to the tax treatment to the Optionee upon receipt or exercise of the Option or sale or other disposition of the shares covered by the Option. In addition, options granted to the Optionee under the Plan and any and all other plans of the Company and its affiliates shall not be treated as incentive stock options for tax purposes to the extent that options covering in excess of $100,000 of stock (based upon fair market value of the stock as of the respective dates of grant of such options) become exercisable in any calendar year; and such options shall be subject to different tax treatment (including the possibility of income tax withholding in accordance with the Plan).

    7. COMPLIANCE WITH LAWS. The obligations of the Company to sell and deliver Shares upon exercise of the Option are subject to all applicable laws, rules, and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by government agencies as may be deemed necessary or appropriate by the Board or the relevant committee of the Board. If so required by the Board or such committee, no shares shall be delivered upon the exercise of the Option until the Optionee has given the Company a satisfactory written statement that he is purchasing such shares for investment, and not with a view to the sale or distribution of any such shares, and with respect to such other matters as the Board may deem advisable in order to assure compliance with applicable securities laws. All shares issued upon exercise of the Option shall bear appropriate restrictive legends.

    8. GENERAL. The Optionee may not transfer, assign, or encumber any of his or her rights under this Agreement, and any attempt to do so shall be void. This Agreement shall be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware (without reference to principles of conflicts or choice of law). The captions of the sections of this Agreement are for reference only and shall not affect the interpretation or construction of this Agreement. This Agreement shall bind and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, devisees, and legal representatives.

    IN WITNESS WHEREOF, the Company and the Optionee have executed and delivered this Agreement as an agreement under seal as of the Effective Date.

                                                       VIP CALLING, INC.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       ---------------------------------------------
                                                       Optionee

                               VIP CALLING, INC.
                      NONQUALIFIED STOCK OPTION AGREEMENT
                      UNDER THE 1997 STOCK INCENTIVE PLAN

    VIP Calling, Inc. (the "Company"), a Delaware corporation, hereby grants,
effective as of             , 199  (the "Effective Date"), to             (the
"Optionee") the right and option (the "Option") to purchase up to
shares of its Common Stock, $0.001 par value, at a price of $            per
share, subject to the following terms and conditions.

    1. RELATIONSHIP TO PLAN. The Option is granted pursuant to the Company's 1997 Stock Incentive Plan (the "Plan"), and is in all respects subject to the terms and conditions of the Plan, a copy of which has been provided to the Optionee (the receipt of which the Optionee hereby acknowledges). Capitalized terms used and not otherwise defined in this Agreement are used as defined in the Plan. The Optionee hereby accepts the Option subject to all the terms and provisions of the Plan (including without limitation provisions relating to expiration and termination of the Option and adjustment of the number of shares subject to the Option and the exercise price therefor). The Optionee further agrees that all decisions under and interpretations of the Plan by the Company shall be final, binding, and conclusive upon the Optionee and his or her successors, permitted assigns, heirs, and legal representatives.

    2. EXERCISE. The Option shall become exercisable only as follows, PROVIDED, in each case, that the Optionee continues to be employed by the Company or a Subsidiary (as defined in the Plan) of the Company on each applicable date:

                                               NUMBER (OR PERCENTAGE) OF SHARES
                  DATE                           FOR WHICH OPTION EXERCISABLE
                  ----                     -----------------------------------------
--------------------------------------     --------------------------------------
--------------------------------------     --------------------------------------
--------------------------------------     --------------------------------------
--------------------------------------     --------------------------------------

    3.  TERMINATION OF OPTION. The Option shall terminate on the earlier of
(a) , 20 , and (b) if the Optionee's employment, directorship or consulting or advising relationship with the Company terminates for any reason, the applicable date determined from the following table:

                    REASON FOR TERMINATION                  OPTION TERMINATION DATE(2)
           ----------------------------------------  ----------------------------------------
      (i)  death of Optionee                         Twelve months thereafter
     (ii)  total and permanent disability of         Twelve months thereafter
           Optionee (as defined in Section 22(e)(3)
           of the Internal Revenue Code of 1986, as
           amended)
    (iii)  termination for any other reason          Three months thereafter

------------------------

(2) These are the maximum post-termination exercise periods allowable for incentive stock option treatment under applicable federal income tax laws. They do not apply to nonqualified stock options, and are shown here only for purposes of comparison with the Company's (new) standard form of incentive stock option agreement. Nonqualified options may be made to terminate before or after the illustrative dates shown.

    Military or sick leave shall not be deemed a termination provided that it does not exceed the longer of 90 days or the period during which the absent Optionee's reemployment (or similar) rights are guaranteed by statute or by contract.

    4. "LOCK-UP" AGREEMENT. The Optionee agrees that upon the Company's request at any time, whether before or after the exercise of the Option, the Optionee shall enter into an agreement pursuant to which, if the Company deems it necessary or desirable to make any public offering of shares of Common Stock, then without the prior written consent of the Company or the managing underwriter, if any, of any such offering, the Optionee shall not sell, make any short sale of, loan, grant any option for the purchase of, pledge, or otherwise encumber or otherwise dispose of any shares of Common Stock issued or issuable pursuant to the Option, during such period (not to exceed 180 days) commencing on the effective date of the registration statement relating to such offering as the Company may request.

    5. METHODS OF EXERCISE. Except as may otherwise be agreed by the Optionee and the Company, the Option shall be exercisable only by a written notice in form and substance acceptable to the Company, specifying the number of shares to be purchased and accompanied by payment in cash of the aggregate purchase price for the shares for which the Option is being exercised.

    6. CHARACTERIZATION OF OPTION FOR TAX PURPOSES. The Option is intended not to qualify as an "incentive stock option" under the Internal Revenue Code of 1986, as amended, and shall be subject to different tax treatment than that accorded incentive stock options (including the possibility of income tax withholding in accordance with the Plan).

    7. COMPLIANCE WITH LAWS. The obligations of the Company to sell and deliver Shares upon exercise of the Option are subject to all applicable laws, rules, and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by government agencies as may be deemed necessary or appropriate by the Board or the relevant committee of the Board. If so required by the Board or such committee, no shares shall be delivered upon the exercise of the Option until the Optionee has given the Company a satisfactory written statement that he is purchasing such shares for investment, and not with a view to the sale or distribution of any such shares, and with respect to such other matters as the Board may deem advisable in order to assure compliance with applicable securities laws. All shares issued upon exercise of the Option shall bear appropriate restrictive legends.

    8. GENERAL. The Optionee may not transfer, assign, or encumber any of his or her rights under this Agreement without the prior written consent of the Company, and any attempt to do so shall be void. This Agreement shall be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware (without reference to principles of conflicts or choice of law). The captions of the sections of this Agreement are for reference only and shall not affect the interpretation or construction of this Agreement. This Agreement shall bind and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, devisees, and legal representatives.

    IN WITNESS WHEREOF, the Company and the Optionee have executed and delivered this Agreement as an agreement under seal as of the Effective Date.

                                                       VIP CALLING, INC.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       ---------------------------------------------
                                                       Optionee

      iBasis, Inc.        PROXY                PROXY SOLICITED BY THE BOARD OF DIRECTORS
20 SECOND AVE.                                 FOR
BURLINGTON, MASSACHUSETTS                      SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
---------------------------------------------  [            ], 2001, 9:00 A.M., LOCAL TIME.
                                               The undersigned hereby appoints Johnathan Draluck, with
                                               full power of substitution, as proxy to vote at the
                                               Special Meeting of Stockholders of iBasis, Inc., to be
                                               held on [            ], 2001 (including any adjournments
                                               or postponements thereof), with all the powers the
                                               undersigned would possess if personally present as
                                               specified on the reverse side and, in accordance with
                                               their discretion, on any other business that may come
                                               before the meeting, and revokes all proxies previously
                                               given by the undersigned with respect to the shares
                                               covered hereby.
                                               This proxy when properly executed will be voted in the
                                               manner directed herein by the stockholder. If no
                                               contrary specification is made, this proxy will be voted
                                               FOR the approval of the issuance of shares of iBasis
                                               common stock pursuant to agreement and plan of merger
                                               and amendment to iBasis' 1997 Stock Incentive Plan
                                               referred to below.

THE BOARD OF DIRECTORS OF iBASIS, INC.                        /X/ Please mark your votes as in this
RECOMMENDS A VOTE FOR THE FOLLOWING:                          example using dark ink only.

1. The approval of the issuance of shares of iBasis common stock pursuant to an Agreement and Plan of Merger and Reorganization among iBasis, Inc., PriceInteractive, Inc., a majority of PriceInteractive's stockholders and Penguin Acquisition Corp., a wholly owned subsidiary of iBasis, whereby (i) PriceInteractive will be merged with and into Penguin Acquisition Corp.,
    (ii) iBasis will issue an aggregate of approximately 10,232,974 shares of iBasis common stock, such number subject to increase on a proportional basis if the number of outstanding shares of iBasis common stock on a fully-diluted basis, as provided in the merger agreement, increases between the date of this proxy statement and the effective time of the merger or, in the sole discretion of iBasis' board of directors, if it determines that it is necessary to do so to obtain "reorganization" tax treatment for the transaction, and approximately $46.0 million in cash to the holders of the issued and outstanding capital stock of PriceInteractive and "vested" options to acquire PriceInteractive Stock, with such cash and stock issued in respect of options being distributed upon the exercise of these options,
    (iii) iBasis will assume up to a maximum number of outstanding unvested options to purchase PriceInteractive stock, which will become options to purchase iBasis common stock and cash in the same ratio as the outstanding shares of PriceInteractive convert into iBasis common stock and cash, and
    (iv) Daniel J. Price will be appointed to the Board of Directors of iBasis to fill a vacancy;

         / / FOR                / / AGAINST                / / ABSTAIN

2. The approval of an increase in the aggregate number of shares of iBasis common stock that may be issued or transferred pursuant to options or restricted stock awards under iBasis' 1997 Stock Incentive Plan from 5,700,000 shares to 9,000,000 shares; and

         / / FOR                / / AGAINST                / / ABSTAIN

3. Such other business as may properly come before the iBasis special meeting or any adjournments or postponements, including potential postponements or adjournments for the purpose of soliciting additional proxies in order to approve the above proposals.

                          (CONTINUED ON REVERSE SIDE)

--------------------------------------------------------------------------------
        Please date, sign and mail your Proxy card as soon as possible!
                          Special Meeting of Stockholders
                                   iBasis, Inc.

                             [             ], 2001
                               9:00 a.m., local time
                                  20 Second Ave.
                               Burlington, MA 01803

   The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting and related proxy statement/prospectus.

   NOTE: (EXECUTORS, ADMINISTRATORS, TRUSTEES, CUSTODIANS, ETC., SHOULD INDICATE CAPACITY IN WHICH SIGNING. WHEN STOCK IS HELD IN THE NAME OF MORE THAN ONE PERSON, EACH PERSON SHOULD SIGN THE PROXY).

    DATED ---------------- , 2001                        ------------------------------------------------------------
                                                         Please Sign Here
       PLEASE MARK SIGN DATE AND RETURN THE PROXY        ------------------------------------------------------------
       CARD PROMPTLY USING THE ENCLOSED ENVELOPE         Signature, if held jointly